As filed with the Securities and Exchange Commission on May 31 , 2019
Registration No. 333-230202

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Amendment No. 4 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
BrightSphere Investment Group Inc.

(Exact name of registrant as specified in its charter)
_____________________

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	47-1121020 (I.R.S. Employer Identification Number)
_____________________
Guang Yang
Chief Executive Officer
BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617)-369-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________
With a copy to:
Christina Edling Melendi
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Telephone: (212) 309-6000
_____________________
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.             ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)         ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐
_____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is subject to completion and amendment. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.
PRELIMINARY—SUBJECT TO COMPLETION, DATED MAY 31, 2019

BRIGHTSPHERE Investment Group plc
PROXY STATEMENT/PROSPECTUS
PROPOSED REDOMESTICATION—YOUR VOTE IS IMPORTANT

As we previously announced in November 2018, the Board of Directors of BrightSphere Investment Group plc (“BrightSphere-United Kingdom” and such board, the “Board”) has decided to restructure our corporate group, which consists of BrightSphere-United Kingdom and its operating subsidiaries (such operating subsidiaries and the holding company collectively, the “BrightSphere Group”), and to change the jurisdiction of incorporation of the holding company of the BrightSphere Group from the United Kingdom to Delaware (the “Redomestication”). The Board is seeking approval from the holders of BrightSphere-United Kingdom ordinary shares, nominal value $0.001 per share (the “Ordinary Shares”), to effect the Redomestication.

The Board believes that the Redomestication, combined with other changes in the structure through which such subsidiaries are held, should deliver a number of benefits to the business conducted thereby and to the shareholders of BrightSphere-United Kingdom. The Redomestication is expected to allow us to reduce expenses and to provide improved clarity to shareholders around our legal, governance and regulatory framework. Through our existing subsidiaries, we already have a substantial presence in the United States and a majority of the BrightSphere Group’s employees and operating assets are in the U.S.

For holders of BrightSphere-United Kingdom Ordinary Shares, much will remain unchanged following the Redomestication. There will be some differences in your shareholder rights, given the differences between the laws of England and Wales and Delaware law. The attached proxy statement/prospectus includes a detailed chart outlining these differences in the section titled “Comparison of Rights of U.K. Ordinary Shareholders and Delaware Stockholders,” which begins on page 44. If the Redomestication is completed, BrightSphere-United Kingdom shareholders will have their Ordinary Shares exchanged on a one-for-one basis for shares of common stock, par value $0.001 per share (“Common Stock”), of BrightSphere Investment Group Inc., a Delaware corporation (“BrightSphere-Delaware”). Certain holders of Ordinary Shares may be required to recognize gain on the exchange if they do not elect to include certain amounts as a deemed dividend. The registration statement of which this proxy statement/prospectus forms a part is registering the exchange of BrightSphere-United Kingdom Ordinary Shares for BrightSphere-Delaware Common Stock on a one-for-one basis. The shares of Common Stock are expected to be listed on the New York Stock Exchange (“NYSE”) under the same ticker symbol under which the Ordinary Shares are currently traded (BSIG), and is expected to begin trading on the NYSE on or promptly following the effective date of the Redomestication.

The Board will hold two consecutive meetings of holders of Ordinary Shares, with the first meeting beginning at 10:00 a.m. U.S. Eastern Time, on July 2, 2019 at 101 Park Avenue, 39th Floor, New York, NY 10178. You will be asked to vote on one proposal at each meeting, as described in more detail below. At the first meeting (the “Court Meeting”), which is required to be held pursuant to the laws of England and Wales, shareholders will be asked to approve the scheme of arrangement under the laws of England and Wales among BrightSphere-United Kingdom and its shareholders (the “Scheme of Arrangement,” and such proposal to approve the Scheme of Arrangement, the “Scheme of Arrangement Proposal”) substantially in the form attached as Appendix A hereto, which is also subject to approval of the High Court of Justice of England and Wales (the “Court”). At the second meeting, which will occur immediately after the Court Meeting (the “General Meeting,” and together with the Court Meeting, the “Meetings”), shareholders will be asked to (i) approve an amendment to BrightSphere-United Kingdom’s articles of association (the “Articles of Association”) that will enable BrightSphere-United Kingdom to effectuate the Scheme of Arrangement; (ii) approve BrightSphere-Delaware’s adoption and assumption of the BrightSphere Investment Group plc 2017 Equity Incentive Plan (the “2017 Employee Plan”) and the BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan (the “NED Plan” and, together with the 2017 Employee Plan, the “Equity Plans”), and the amendment and restatement of the Equity Plans (the “Restated Employee Plan” and the “Restated NED Plan,” respectively, and together the “Restated Equity Plans”), substantially in the forms attached as Appendix B and Appendix C hereto, respectively; and (iii) authorize the directors of BrightSphere-United Kingdom to take all such action as they may consider necessary or appropriate for putting the Scheme of Arrangement into effect (the “General Meeting Proposal”). At each of the Meetings, each BrightSphere-United Kingdom shareholder will have one vote for each Ordinary Share they hold.

Due to the requirements of English law relating to schemes of arrangement, we have established two record dates for determining the owners of Ordinary Shares entitled to vote at the Meetings. May 28, 2019 is the record date for determining those beneficial owners of Ordinary Shares held in “street name” and not as record owners (i.e. shareholders whose Ordinary Shares are held through DTC (as defined below)) on the books and records of the BrightSphere-United Kingdom’s transfer agent (the “ Underlying Shareholder Voting Record Date ”). June 26, 2019 is the record date for determining those record owners of Ordinary Shares (i.e. shareholders whose Ordinary Shares are held directly in their name on the books and records of BrightSphere-United Kingdom’s transfer agent) entitled to vote at the Meetings (the “ Record Shareholder Voting Record Date ” and each of the Underlying Shareholder Voting Record Date and the Record Shareholder Voting Record Date, a “ Voting Record Date ”). A list of shareholders of record will be available at each of the Meetings and during the 10 days prior to the Meetings at our registered office. Pursuant to a voting agreement described in more detail below, BrightSphere-United Kingdom’s largest shareholder, Paulson & Co. Inc. (“ Paulson & Co. ”), which owned approximately 21.8% of the Ordinary Shares outstanding as of the Notice Record Date (as defined below), has agreed to vote all of its Ordinary Shares “ FOR ” the Scheme of Arrangement Proposal and “ FOR ” the General Meeting Proposal, provided that the terms of the Redomestication submitted for the consideration and vote of the shareholders of BrightSphere-United Kingdom are not materially different from the terms provided in the attached proxy statement/prospectus.

If BrightSphere-United Kingdom’s shareholders approve the proposals at the Court Meeting and the General Meeting, and the Court sanctions the Scheme of Arrangement, the Scheme of Arrangement and the Redomestication are expected to become effective on July 2, 2019 (the “Effective Date”).

This proxy statement/prospectus is being first sent on June 3, 2019 to record owners of Ordinary Shares on the books and records of BrightSphere-United Kingdom’s transfer agent or beneficial owners of Ordinary Shares held in “street name”, in each case as of May 28, 2019 (the “ Notice Record Date ”).

_______________
We urge you to read this proxy statement/prospectus and the documents incorporated by reference therein carefully and in their entirety. In particular, you should consider the matters discussed in the section entitled “Risk Factors,” beginning on page 19 of this proxy statement/prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about BrightSphere-United Kingdom and the BrightSphere Group that is not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from BrightSphere-United Kingdom at the following address and telephone number: BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, +44-20-7002-7000.
If you would like to request any documents, please do so by June 25, 2019, to receive them before the Court Meeting and the General Meeting.
For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see the section entitled “Incorporation of Certain Documents by Reference.”

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE                         CR-2019-001130
BUSINESS AND PROPERTY COURTS
OF ENGLAND AND WALES
COMPANIES COURT (ChD)
MR JUSTICE SCHAFFER
IN THE MATTER OF BRIGHTSPHERE INVESTMENT GROUP PLC
- and -
IN THE MATTER OF THE COMPANIES ACT 2006
NOTICE IS HEREBY GIVEN that by an Order dated 30 May 2019 made in the above matter the Court has given permission for a meeting (the “ Court Meeting ”) to be convened of the shareholders of BrightSphere Investment Group plc (the “ Company ”) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “ Scheme of Arrangement ”) proposed to be made between the Company and the shareholders, and that such meeting shall be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10:00 a.m. U.S. Eastern Time, on July 2, 2019, at which place and time all shareholders are requested to attend.
A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to section 897 of the Companies Act 2006 are included as Appendix A and Appendix D, respectively, to the accompanying proxy statement.
Capitalized terms not otherwise defined in this Notice have the meanings given to them in the accompanying proxy statement.
Shareholders entitled to attend and vote at the Court Meeting may vote in person or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead.
Only holders of Ordinary Shares on the Register (or their duly appointed representatives), rather than holders of a beneficial entitlement to Ordinary Shares are entitled to attend and to speak and to vote at the Court Meeting.

In the case of Ordinary Shares held in the system operated by the Depositary Trust Company (“DTC”), such Ordinary Shares are currently registered in the name of Cede & Co. (the “DTC Nominee”), as nominee for DTC, on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the registered holder of such BrightSphere Shares for the purposes of the Court Meeting. Underlying shareholders of such Ordinary Shares may provide the DTC Nominee with voting instructions or either directly or, if any such underlying shareholder's interest in such Ordinary Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting in person in respect of the Ordinary Shares in which such underlying shareholder is interested. If you are such an underlying shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the Ordinary Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any Ordinary Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

Shareholders can only appoint a proxy using the procedures set out in the blue proxy card. A shareholder may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different Ordinary Shares. A shareholder may not appoint more than one proxy to exercise rights attached to any one Ordinary Share.
A proxy given in the form of a power of attorney or similar authorization granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.
A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing shareholder’s rights to attend and to speak and vote at the Court Meeting. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the Court Meeting as well as for the Court Meeting.
In the case of joint holders of Ordinary Shares, where more than one of the joint holders completes a blue proxy card, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Register in respect of the joint holding (the first-named being the most senior).
Appointment of a proxy does not preclude a shareholder from attending the Court Meeting and voting in person. Attending the Court Meeting in person will not in and of itself revoke a previously submitted proxy. To terminate a proxy appointment, the shareholder must deliver a notice of termination to us at least 24 hours before the start of the Court Meeting. The notice of termination may be (i) delivered by mail or by hand in hard copy form to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) received in electronic form at info@bsig.com with a subject title "Revocation of Previous Proxy Appointment-Attention: Company Secretary."
Whether or not a shareholder intends to be present in person at the Court Meeting, shareholders are requested to complete the blue form of proxy and return it in accordance with the instructions printed on it and as set out in this Notice.
As an alternative to completing and returning the forms of proxy in hard copy, shareholders may submit their blue forms of proxy electronically at www.investorvote.com/BSIG-Special. For security purposes, such shareholders will need their Control Number, which is given on their blue forms of proxy. Electronic proxies must be received no later than 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting (or, if the Court Meeting is adjourned, 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned Court Meeting). Shareholders entitled to attend the Court Meeting who wish to appoint more than one proxy in respect of their shareholding should write to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or email info@bsig.com with a subject title “Additional Proxy Cards-Attention: Company Secretary,” or (ii) photocopy the blue form of proxy as required. Such shareholders should also read the information regarding the appointment of multiple proxies set out in the accompanying proxy statement and in the blue form of proxy.

A corporation that is a shareholder of the Company can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder, provided that no more than one corporate representative exercises powers over the same Ordinary Share. Only one corporate representative is to be counted in determining whether under section 899(1) of the U.K. Companies Act a majority in number of the shareholders approved the Scheme of Arrangement. The Chairman of the Court Meeting may require a corporate representative to produce to the Company’s Registrars his or her written authority to attend and vote at the Court Meeting at any time before the start of the Court Meeting. The representative shall not be entitled to exercise the powers conferred on them by the shareholder until any such demand has been satisfied.
Telephone and Internet proxy appointment facilities for shareholders will be available 24 hours a day. If a shareholder gives instructions as to its proxy appointment by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting. If a shareholder mails its signed blue proxy card, such blue proxy card must be received by July 1, 2019 (or, if the Court Meeting is adjourned, the day immediately prior to the date fixed for the adjourned Court Meeting). If a shareholder properly gives instructions as to its proxy appointment by telephone, through the Internet or by executing and returning a physical blue proxy card, and its proxy appointment is not subsequently revoked, its Ordinary Shares will be voted in accordance with such shareholder’s instructions. If a shareholder executes and returns a blue proxy card but does not give instructions, its proxy will be voted in accordance with the Board’s recommendations set out in the accompanying proxy statement.
The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the shareholder by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
It is requested that blue forms of proxy and any power of attorney or other authority under which they are executed (or a duly certified copy of any such power or authority), be lodged with Computershare at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom by no later than July 1, 2019, the day before the Court Meeting (if the forms of proxy are being returned in hard copy), or 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting (if the forms of proxy are being submitted electronically) (or, if the Court Meeting is adjourned, the day before the date fixed for the adjourned Court Meeting (if the blue forms of proxy are being returned in hard copy) or 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned Court Meeting (if the blue forms of proxy are being submitted electronically), but if blue forms of proxy are not so lodged or submitted, they may be handed to the Chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court Meeting.
Voting on the resolution to approve the Scheme of Arrangement will be by poll, which shall be conducted as the Chairman of the Court Meeting may determine.
In the case of joint holders of Ordinary Shares, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority shall be determined by the order in which the names stand in the Register of the Company in respect of the joint holding.
Entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat shall be determined by reference to the Register of the Company as at 6.00 p.m. U.S. Eastern Time, on June 26, 2019 or, if the Court Meeting is adjourned, 6.00 p.m. U.S. Eastern Time, on the day which is four business days before the date of the adjourned Court Meeting. In each case, changes to the Register of the Company after such time shall be disregarded.
By the said Order, the Court has appointed Guang Yang or, failing him, Robert Chersi or, failing him, any other director of the Company, to act as Chairman of the Court Meeting and has directed the Chairman to report the result thereof to the Court.
The Scheme of Arrangement shall be subject to the subsequent sanction of the Court.

Dated June 3, 2019
MORGAN LEWIS & BOCKIUS UK LLP
Condor House
5-10 St Paul’s Churchyard
London EC4M 8AL
Solicitors for the Company

NOTICE OF GENERAL MEETING
BRIGHTSPHERE INVESTMENT GROUP PLC
(incorporated in England and Wales with registered number 9062478)
NOTICE IS HEREBY GIVEN that a GENERAL MEETING of the BrightSphere Investment Group plc (the “Company”) shall be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10:00 a.m. U.S. Eastern Time, on July 2, 2019 (or as soon thereafter as the Court Meeting (as defined in the accompanying proxy statement) has concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which shall be proposed as a special resolution:
SPECIAL RESOLUTION

1.
That for the purpose of giving effect to the scheme of arrangement dated 3 June 2019, between the Company and the holders of the Company’s shares expressed to be subject to that scheme of arrangement in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (the “ Scheme of Arrangement ”);

(a)	the directors of the Company be authorized to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect;

(b)	the articles of association of the Company be hereby amended by the adoption and inclusion of the following new Article 296:
“SHARES NOT OTHERWISE SUBJECT TO THE SCHEME

296(a)
In this article 296 only (i) the “Scheme” means the Scheme of Arrangement dated 3 June 2019 proposed between the Company and its members subject to that scheme of arrangement each under Part 26 of the Companies Act 2006, in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and BrightSphere US, and (ii) “BrightSphere US” means BrightSphere Investment Group Inc., a company incorporated under the laws of the state of Delaware.

296(b)
Notwithstanding any other provision of the articles, if the Company issues any ordinary shares after the time at which this article becomes effective and on or prior to the Scheme Record Time (as defined in the Scheme), such ordinary shares shall be allotted and issued subject to the terms of the Scheme and the holders of such ordinary shares shall be bound by the Scheme accordingly.

296(c)
Subject to the Scheme becoming effective, if any ordinary shares are issued to any person (a “new member”) (other than to BrightSphere US or any person nominated by BrightSphere US (including Computershare DR Nominees Limited, acting in its capacity as nominee for Computershare Trustees (Jersey) Limited, acting as depositary) (a “BrightSphere US Nominee”)) at or after the Scheme Record Time they will, provided that the Scheme has become effective and that BrightSphere US or a BrightSphere US Nominee is a member of the Company, be immediately transferred to BrightSphere US and/or (if BrightSphere US shall so elect) a BrightSphere US Nominee (which shall be obliged to buy such shares) in consideration of and conditional upon the issue to the new member of the same number (subject to any adjustment pursuant to article 296(e)) of shares of common stock in BrightSphere US (“BrightSphere US Common Stock”), provided that if in respect of any new member with a registered address in a jurisdiction outside the United Kingdom or the United States or whom the Company reasonably believes to be a citizen, resident or national of a jurisdiction outside the United Kingdom or United States, the Company is advised that the allotment and/or issue or transfer of BrightSphere US Common Stock pursuant to this article would or may infringe the laws of such jurisdiction or would or may require the Company and/or BrightSphere US to comply with governmental or other consent or any registration, filing or other formality, the Company and/or BrightSphere US may, in their sole discretion, determine that the BrightSphere US Common Stock shall be sold and a cash amount equal to the value of the BrightSphere US Common Stock be delivered to the new member. In the event that the BrightSphere US Common Stock is to be sold the Company shall appoint a person to act as agent for the new member pursuant to this article and such person shall be authorized on behalf of such new member to procure that any BrightSphere US Common Stock in respect of which the Company and/or BrightSphere US have made such determination shall, as soon as practicable following the allotment, issue or transfer of such BrightSphere US Common Stock, be sold at the best price which can be reasonably be obtained in the market at the time of sale, including being authorized to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the new member and the net proceeds of sale (after the deduction of all expenses and commissions, including any value added tax thereon incurred in connection with such sale) shall be paid to the persons entitled thereto in due proportions as soon as practicable, save that fractional cash entitlements shall be rounded down to the nearest whole cent.

296(d)
The BrightSphere US Common Stock issued pursuant to paragraph 296(c) of this article shall be credited as fully paid and shall rank pari passu in all respects with all other shares of common stock in BrightSphere US of the same class in issue at the time (other than as regards any dividend or other distribution payable, or return of capital made, by reference to a record time preceding the date of exchange) and be subject to the amended and restated certificate of incorporation and bylaws of BrightSphere US from time to time.

296(e)
The number of shares of common stock in BrightSphere US to be issued under article 296(c) may be adjusted by the board following any variation in the share capital of either the Company or BrightSphere US or such other event as the board considers fair and reasonable on such adjusted terms as the board may determine provided that no such adjustment may be made unless the auditors have confirmed in writing to the board that, in their opinion, such adjustment is fair and reasonable. Fractions of new shares of common stock of BrightSphere US will not be allotted, issued or transferred to new members pursuant to this article. Instead, new members shall receive in lieu of such fractional entitlements, cash in an amount in US dollars (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of BrightSphere US Shares on the New York Stock Exchange (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by BrightSphere US) on the last trading day prior to the date on which the transfer of the ordinary shares in the Company is transferred to BrightSphere US or a BrightSphere US Nominee pursuant to this article.

296(f)
To give effect to any transfer of shares pursuant to this article, the Company may appoint any person as attorney and agent for the new member (the “agent”) to transfer such shares to BrightSphere US and/or a BrightSphere US Nominee as BrightSphere US may direct and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest such shares in BrightSphere US and/or a BrightSphere US Nominee, and pending such vesting to exercise all such rights attaching to such shares as BrightSphere US may direct. If an agent is so appointed, the new member shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of BrightSphere US) be entitled to exercise any rights attaching to such shares unless so agreed by BrightSphere US. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the new member (or any subsequent holder) in favour of BrightSphere US and/or a BrightSphere US Nominee and the Company may give a good receipt for the consideration for such shares and may register BrightSphere US and/or a BrightSphere US Nominee as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the new member for such shares. BrightSphere US shall, subject to article 296(e) above, settle the consideration due to the new member within 14 days of the issue of such shares to the new member.

296(g)	If the Scheme shall not have become effective by the date referred to in paragraph 2.7(b) of the Scheme, this article 296 shall be of no effect.”

(c)
there be approved the adoption and assumption of the sponsorship of the BrightSphere Investment Group plc 2017 Equity Incentive Plan and the BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan (together, the “Equity Plans”) by BrightSphere US, effective as of the effective date of the Scheme of Arrangement; the amendment and restatement of the Equity Plans, as so assumed by BrightSphere US, substantially in the forms attached as Appendix B and Appendix C, respectively, to the accompanying proxy statement (the “Restated Equity Plans”), effective as of the effective date of the Scheme of Arrangement; and the substitution of BrightSphere US for the Company as the granting corporation under the Restated Equity Plans.

Registered Office:	By Order of the Board
Millennium Bridge House 2 Lambeth Hill London EC4V 4GG	Richard J Hart Company Secretary June 3, 2019

Notes:

1.	Capitalised terms not otherwise defined in this Notice have the meanings given to them in the Form of Scheme of Arrangement included as Appendix A to the accompanying proxy statement.

2.
BrightSphere Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and to vote on their behalf at the General Meeting. A BrightSphere Shareholder may appoint more than one proxy in relation to the General Meeting, provided that each proxy is appointed to exercise the rights attached to a different BrightSphere Share or BrightSphere Shares held by that BrightSphere Shareholder. A proxy need not be a member of the Company. If an BrightSphere Share is held by joint Holders, any one BrightSphere Shareholder may vote. If more than one joint Holder is present at the General Meeting, or purports to appoint a proxy, the only vote that will be accepted is the vote of the senior Holder of the BrightSphere Share (seniority being determined by the order in which the names appear on the relevant Register). If you are an BrightSphere Shareholder, a white Form of Proxy, which may be used to appoint a proxy and give proxy instructions, accompanies this document. Alternatively, BrightSphere Shareholders may obtain such a form by contacting the Company Secretary, at BrightSphere, Millennium

Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or by email at info@bsig.com with a subject title “Additional Proxy Cards-Attention: Company Secretary.

3.
Only BrightSphere Shareholders on the Register (or their duly appointed representatives), rather than holders of a beneficial entitlement to BrightSphere Shares, are entitled to attend and to speak and to vote at the General Meeting. In the case of BrightSphere Shares held in DTC, such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the registered holder of such BrightSphere Shares for the purposes of the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

4.
The white Form of Proxy: (i) in the case of an individual must either be signed by the appointor or his/her attorney or authenticated in accordance with the Company’s articles of association; and (ii) in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with the Company’s articles of association. Any signature on or authentication of such appointment need not be witnessed. With respect to the white Form of Proxy, where such appointment is signed on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the directors must (unless previously registered with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

5.
To be valid, the white Form of Proxy and any power of attorney or other authority under which it is executed (or duly certified copy of any such power of authority) must either be: (i) sent (or delivered by hand during normal business hours) to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom, so as to arrive no later than July 1, 2019 (or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting); or (ii) submitted electronically, so as to arrive no later than 2.00 a.m. (US Eastern time) on July 2, 2019 (or, if the General Meeting is adjourned, 2.00 a.m. on the date fixed for the adjourned General Meeting).

6.
The return of a completed white Form of Proxy will not prevent a BrightSphere Shareholder from attending the General Meeting and voting in person if he or she wishes to do so and is so entitled. If a BrightSphere Shareholder appoints a proxy or proxies and then decides to attend the General Meeting in person and vote on a poll using his/her poll card, then the vote in person will override the proxy vote(s). If the vote in person is in respect of the BrightSphere Shareholder’s entire holding of BrightSphere Shares, then all proxy votes will be disregarded. If, however, the BrightSphere Shareholder votes at the General Meeting in respect of less than the BrightSphere Shareholder’s entire holding of BrightSphere Shares, and the BrightSphere Shareholder indicates on his/her polling card that all proxies are to be disregarded, that shall be the case; but if the BrightSphere Shareholder does not specifically revoke proxies, then the vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding the BrightSphere Shareholder’s entire holding of BrightSphere Shares.

7.
Telephone and Internet proxy appointment facilities for BrightSphere Shareholders will be available 24 hours a day. If a BrightSphere Shareholder gives instructions as to its proxy appointment by telephone or through the Internet, such instructions must be received by 2.00 a.m. (U.S. Eastern Time) on July 2, 2019, the day of the General Meeting (or, if the General Meeting is adjourned, 2.00 a.m. on the date fixed for the adjourned General Meeting). If a BrightSphere Shareholder mails its signed white Form of Proxy, such Form of Proxy must be received by July 1, 2019 (or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting). If a BrightSphere Shareholder properly give instructions as to its proxy appointment by telephone, through the Internet or by executing and returning a paper white Form of Proxy, and its proxy appointment is not subsequently revoked, its BrightSphere Shares will be voted in accordance with such BrightSphere Shareholder’s instructions. If a BrightSphere Shareholder executes and returns a white Form of Proxy but does not give instructions, its proxy will be voted in accordance with the Board’s recommendations set out in Part I of the Form of Scheme of Arrangement included as Appendix A to the accompanying proxy statement.

8.
White Forms of Proxy being returned in hard copy form should be sent to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom. As an alternative to completing and returning the white Form of Proxy in hard copy, BrightSphere Shareholders may submit their Forms of Proxy electronically at www.investorvote.com/BSIG-Special. For security purposes, such BrightSphere Shareholders will need their Control Number, which is given on their Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on July 2, 2019 (or, if the General Meeting is adjourned, the date fixed for the adjourned General Meeting).

9.
Any corporation which is a Holder of BrightSphere Shares may appoint one or more representatives who may exercise on its behalf all of its powers as an BrightSphere Shareholder at the General Meeting in accordance with the Companies Act 2006. Each such representative may exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual BrightSphere Shareholder, provided that it does not do so in relation to the same BrightSphere Shares. BrightSphere Shareholders considering the appointment of a representative should check their own legal position, the Company’s articles of association and the relevant provision of the Companies Act 2006.

10.
Neither the death nor the insanity of a BrightSphere Shareholder who has appointed a proxy, nor the revocation or termination by a BrightSphere Shareholder of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination has been received not less than 24 hours before the commencement of the General Meeting (or any adjournment thereof). if delivered by post or by hand in hard copy form at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) if delivered in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment-Attention: Company Secretary.

11.
To be entitled to attend and vote at the General Meeting (and for the purpose of determination by the Company of the votes they may cast), BrightSphere Shareholders must be registered in the Register as at 6.00 p.m. (US Eastern time) on June 26, 2019. Changes to the Register after this deadline will be disregarded in determining the rights of any person to attend and vote at the General Meeting.

12.
The white Form of Proxy includes a vote "Withheld" option against each resolution to be proposed at the General Meeting, which enables a BrightSphere Shareholder to abstain on any such resolution. However, it should be noted that a vote "Withheld" is not a vote in law and will not be counted in the calculation of the proportion of the votes "For" and "Against" the relevant resolution.

13.
Any BrightSphere Shareholder attending the General Meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the General Meeting, but no such answer need be given if: (a) to do so would interfere unduly with the preparation for the General Meeting or involve the disclosure of confidential information; (b) the answer has already been given on a website in the form of an answer to a question; or (c) it is undesirable in the interests of the Company or the good order of the General Meeting that the question be answered.

14.
BrightSphere Shareholders may not use any electronic address provided in either this Notice of General Meeting or any related documents (including the white Form of Proxy) to communicate with the Company for any purposes other than those stated.

15.
If a BrightSphere Shareholder on the Register wishes to attend the General Meeting in person, such BrightSphere Shareholder on the Register should request a poll card from the Registrar, Computershare, upon arrival.

16.	A BrightSphere Shareholder present in person or by proxy shall on a poll have one vote for every BrightSphere Share of which he or she is the holder.

17.
A BrightSphere Shareholder wishing to exercise the right to appoint more than one proxy should read the information regarding the appointment of multiple proxies set out in Part II of Form of Scheme of Arrangement included as Appendix A to the accompanying proxy statement.and contact the Company Secretary, either at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or by email at info@bsig.com with a subject title “Additional Proxy Cards - Attention: Company Secretary”.

18.
A proxy must vote in accordance with the instructions (as indicated on the white Form of Proxy) given by the BrightSphere Shareholder by whom the proxy is appointed on the resolutions to be proposed at the General Meeting. Unless otherwise instructed by the BrightSphere Shareholder who appointed the proxy, the person appointed as proxy will exercise his/her discretion as to how he/she votes or whether he/she abstains from voting on the resolutions to be proposed at the General Meeting and on any other business (including amendments to any resolution(s) and procedural business, including any resolution to adjourn) which may come before the General Meeting.

If you are a BrightSphere Shareholder, a white Form of Proxy is enclosed. The explanatory notes to the white Form of Proxy include instructions on how to appoint the chairman of the General Meeting or another person as a proxy or appointee (as applicable). You can only appoint a proxy or appointee (as applicable) using the procedures set out in these notes and in the explanatory notes to the white Form of Proxy.

i

ii

Appendix A: Form of Scheme of Arrangement
Appendix B: Form of BrightSphere Investment Group Inc. Equity Incentive Plan
Appendix C: Form of BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan
Appendix D: Explanatory Statement under the U.K. Companies Act
Appendix E: Form of Restated Certificate of Incorporation of BrightSphere Investment Group Inc.
Appendix F: Form of Bylaws of BrightSphere Investment Group Inc.
Appendix G: Amendment to Articles of Association of BrightSphere Investment Group plc

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements included in this proxy statement/prospectus and the documents incorporated by reference may include forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), in particular, statements about BrightSphere-United Kingdom’s expectations regarding the change of the holding company of our corporate group, which consists of BrightSphere-United Kingdom and its operating subsidiaries (such operating subsidiaries and the holding company collectively, the “BrightSphere Group”) from an England and Wales company to a Delaware corporation. These statements include, but are not limited to, statements that address BrightSphere-United Kingdom’s expected future business and financial performance and statements about the proposed redomestication and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of BrightSphere-United Kingdom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside BrightSphere-United Kingdom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Unless the context otherwise requires, references in this proxy statement / prospectus to “the Company,” “our Company,” “we,” “our,” “us” and similar terms are to BrightSphere-Delaware, whereas references to “BrightSphere” are to BrightSphere-United Kingdom and “Affiliates” or an “Affiliate” refer to the boutique asset management firms in which BrightSphere has an ownership interest, and references to BrightSphere’s Affiliates’ sponsored investment entities are “Funds.”
Particular uncertainties that could materially affect future results include risks associated with the proposed Redomestication, including the timing of the proposed Redomestication and its ability to obtain shareholder and English court approvals and satisfy other closing conditions to consummate the proposed Redomestication. Our future revenue, earnings and financial performance may fluctuate due to numerous factors, such as: the earnings of the Affiliates; the total value and composition of the Affiliates’ assets under management; the concentration of revenues in limited numbers of Affiliates and asset classes; the quality and autonomous nature of our relations with the Affiliates; the Affiliates’ exposure to liability; our ability to grow the Affiliates or acquire new firms; the nature of the Affiliates’ advisory agreements; market fluctuations, client investment decisions and investment returns; our or the Affiliates’ levels of debt and expenses; the Affiliates’ ability to maintain fee levels; the integrity of our and the Affiliates’ brands and reputations; our and the Affiliates’ ability to limit employee misconduct; our and the Affiliates’ ability to manage actual or potential conflicts of interest that may arise in our business; our competitors’ performance; the performance and retention of existing personnel; our or the Affiliates’ ability to recruit new personnel; our or the Affiliates' ability to launch new products; our reliance on third-party service providers; our and the Affiliates’ ability to execute strategies; our and the Affiliates’ ability to conform to compliance guidelines; potential litigation (including administrative or tax proceedings) or regulatory actions; software and insurance costs; our access to capital; modifications of relevant tax laws or interpretations thereof and potential increases in our tax liability; and the risks associated with our ownership structure.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in this proxy statement/prospectus, in particular in the section entitled “Risk Factors” and the documents that BrightSphere-United Kingdom has filed with the SEC. You may obtain copies of these documents as described under the heading “Where You Can Find More Information.”
Except as required under U.S. federal securities laws and the rules and regulations of the SEC, we do not intend and are not obligated to update publicly any forward-looking statements after the distribution of this proxy statement / prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

STRUCTURE OF THE REDOMESTICATION
If the Redomestication is completed, BrightSphere-Delaware will become the holding company of the BrightSphere Group and BrightSphere-United Kingdom shareholders will have their Ordinary Shares exchanged on a one-for-one basis for shares of BrightSphere-Delaware common stock, par value $0.001 per share (“Common Stock”).
The shares of Common Stock are being registered on the registration statement of which this proxy statement / prospectus forms a part and are expected to be listed on the New York Stock Exchange (“NYSE”) under the same ticker symbol under which the Ordinary Shares are currently traded (BSIG). It is expected that the shares of Common Stock will begin trading on the NYSE on or promptly following the Effective Date. BrightSphere-Delaware will have the same board of directors and management team as BrightSphere-United Kingdom upon the completion of the Redomestication. BrightSphere-Delaware will report its financial results and the financial results of its consolidated subsidiaries under U.S. generally accepted accounting principles (“U.S. GAAP”) in U.S. Dollars, as has been reported by BrightSphere-United Kingdom.
Certain holders of Ordinary Shares may be required to recognize gain on the exchange if they do not elect to include certain amounts as a deemed dividend.
If BrightSphere-United Kingdom’s shareholders approve each Proposal presented at the Court Meeting and at the General Meeting, and the Court sanctions the Scheme of Arrangement, the Redomestication is expected to become effective on July 12, 2019.
Effective as of December 31, 2018, BrightSphere-United Kingdom contributed interests in certain entities and certain other co-investment assets to BrightSphere-Delaware (the “Seed Capital Contribution”), in contemplation of the completion of the Redomestication.

The Redomestication involves three main steps: (i) an internal reorganization that will, together with the Seed Capital Contribution, transfer all of the material assets and liabilities of BrightSphere-United Kingdom to BrightSphere-Delaware; (ii) the effectuation of the Scheme of Arrangement, pursuant to which holders of Ordinary Shares of BrightSphere-United Kingdom will receive one share of Common Stock for each Ordinary Share held immediately before the Effective Date, and BrightSphere-United Kingdom will become a wholly-owned subsidiary of BrightSphere-Delaware; and (iii) BrightSphere-United Kingdom being re-registered as a private company under the laws of England and Wales and electing to be treated as an entity that is disregarded as separate from BrightSphere-Delaware for United States federal income tax purposes.

Internal Reorganization

The principal purpose of the internal reorganization is to transfer all of the material assets and liabilities of BrightSphere-United Kingdom (other than the shares held by BrightSphere-United Kingdom in BrightSphere-Delaware itself) to BrightSphere-Delaware. Any assets and liabilities remaining in BrightSphere-United Kingdom following implementation of the Scheme of Arrangement are not expected to be material. The internal reorganization will be conditioned upon the order of the Court sanctioning the Scheme of Arrangement (the “Court Order”).

The principal steps of the internal reorganization are:

•
BrightSphere-United Kingdom will transfer (by means of a capital contribution) the entire issued share capital of each of SCO Investment Holdings Limited and BrightSphere Holdings Limited, which are the two directly-owned subsidiaries currently owned by BrightSphere-United Kingdom that are not currently held underneath BrightSphere-Delaware, to BrightSphere-Delaware; and

•
BrightSphere-United Kingdom’s obligations under its revolving credit facility and outstanding notes, including its 4.80% Senior Notes due 2026 and 5.125% Senior Notes due 2031, and certain other obligations and liabilities of BrightSphere-United Kingdom will be transferred to BrightSphere-Delaware.

It is intended that, BrightSphere-United Kingdom will then forfeit its shares of Common Stock to BrightSphere-Delaware for no consideration immediately following BrightSphere-United Kingdom being re-registered as a private company (as described below), thereby resulting in the number of shares of Common Stock of BrightSphere-Delaware issued and outstanding following the Redomestication (subject to any share issuances pursuant to any exercise of share options or similar rights) being the same as the number of Ordinary Shares of BrightSphere-United Kingdom issued and outstanding immediately prior to the Effective Date.
The BrightSphere Group will have the same business and operations immediately after the Effective Date as it had immediately prior thereto. The assets and liabilities of the BrightSphere Group immediately after the Effective Date will not differ from those immediately prior thereto, save for any costs relating to implementation of the Redomestication and matters ancillary thereto.

The Board does not intend to proceed with the internal reorganization if the Court does not sanction the Scheme of Arrangement, if the Proposals contained in this proxy statement/prospectus are not approved by the shareholders of BrightSphere-United Kingdom or if the Redomestication does not proceed for any other reason.
Scheme of Arrangement
The following description of the Scheme of Arrangement is a summary. This summary is qualified by the complete text of the Scheme of Arrangement, substantially in the form attached as Appendix A to this proxy statement/prospectus. You are encouraged to read the Scheme of Arrangement carefully in its entirety.

If the Scheme of Arrangement is approved and becomes effective, it will result in (i) holders of Ordinary Shares of BrightSphere-United Kingdom becoming holders of the same number of shares of Common Stock of BrightSphere-Delaware as the number of Ordinary Shares that they held as of the record time for the Scheme of Arrangement, which is expected to be 6:00 p.m. U.S. Eastern Time on May 28, 2019 (the “Scheme Record Time”) and (ii) BrightSphere-United Kingdom becoming a wholly-owned subsidiary of BrightSphere-Delaware.
The Scheme of Arrangement requires the approval of the shareholders of BrightSphere-United Kingdom at the Court Meeting, as described in more detail below.
Under the Scheme of Arrangement, BrightSphere-Delaware will issue new shares of Common Stock to shareholders of BrightSphere-United Kingdom, so that shareholders of BrightSphere-United Kingdom will receive one share of Common Stock for every Ordinary Share held immediately before the Effective Date.
Immediately following the issuance of the new shares of Common Stock to the holders of Ordinary Shares on the Effective Date, all of the Ordinary Shares issued and outstanding as of such date will be transferred to Computershare DR Nominees Limited (“CDRNL”), a professional nominee shareholder entity, which will hold those Ordinary Shares as a nominee for Computershare Trustees (Jersey) Limited, acting in its capacity as a depositary (the “Depositary”). BrightSphere-United Kingdom and BrightSphere-Delaware have entered into an agreement with CDRNL and the Depositary pursuant to which, subject to the Ordinary Shares being transferred to CDRNL under the Scheme of Arrangement, the Depositary will issue to BrightSphere-Delaware an equivalent number of depositary interests representing those Ordinary Shares. The depositary interests will be issued on terms such that the holder of those depositary interests will effectively have economic ownership of, and the right to direct the exercise of the voting rights attached to, the underlying Ordinary Shares, and therefore, as a result of such issue of depositary interests, BrightSphere-Delaware will be the effective economic owner and controller of BrightSphere-United Kingdom following the Scheme of Arrangement. As a result of such transfer, any and all rights and interests of the holders of Ordinary Shares as of the Effective Date in or with respect to such Ordinary Shares will be canceled and cease to have any effect, and the holders of such Ordinary Shares will not have any ongoing entitlement, right or interest in such Ordinary Shares following such transfer.

Re-Registration of BrightSphere-United Kingdom as a Private Company
Immediately following the transfer of the Ordinary Shares to CDRNL pursuant to the Scheme of Arrangement, it is intended that BrightSphere-Delaware will cause CDRNL (acting as the sole shareholder of BrightSphere-United Kingdom) to pass a special resolution approving the re-registration of BrightSphere-United Kingdom as a private company. As part of that same resolution, BrightSphere-United Kingdom is expected to change its name to BrightSphere Limited and adopt new articles of association more suitable for a private company.
Following the re-registration of BrightSphere-United Kingdom as a private company, BrightSphere-United Kingdom is expected to elect to be treated as an entity that is disregarded as separate from BrightSphere-Delaware for United States federal income tax purposes and to forfeit to BrightSphere-Delaware the sole remaining share of BrightSphere-Delaware Common Stock that BrightSphere-United Kingdom will own at such time, for no consideration, which BrightSphere-Delaware will cancel.

Structure Charts
The following chart sets forth the current structure of the BrightSphere Group prior to the Redomestication, with BrightSphere-United Kingdom as parent:
The following chart sets forth the proposed structure of the BrightSphere Group immediately following the Redomestication, with BrightSphere-Delaware as parent:

QUESTIONS AND ANSWERS ABOUT THE REDOMESTICATION
Q.    Why am I receiving this document?

A.
Holders of Ordinary Shares are being solicited by the Board to approve actions related to the Redomestication, which once effective will redomesticate the holding company of the BrightSphere Group to the United States as discussed in this proxy statement/prospectus. Pursuant to the Scheme of Arrangement that is part of the Redomestication, Ordinary Shares will be mandatorily exchanged for shares of Common Stock of BrightSphere-Delaware on a one-for-one basis.

Q:	What am I being asked to vote on at the Meetings?

A:	Holders of Ordinary Shares are being asked to vote on the following matters:

At the Court Meeting: To approve the Scheme of Arrangement, pursuant to which BrightSphere-Delaware will become the new holding company of the BrightSphere Group in place of BrightSphere-United Kingdom, with holders of Ordinary Shares receiving one share of BrightSphere-Delaware Common Stock for every Ordinary Share of BrightSphere-United Kingdom.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinions of shareholders of BrightSphere-United Kingdom.

At the General Meeting: If the Scheme of Arrangement is approved, to approve an amendment to BrightSphere-United Kingdom’s Articles of Association that will enable BrightSphere-United Kingdom to effectuate the Scheme of Arrangement, to approve BrightSphere-Delaware’s adoption, assumption and restatement of the Equity Plans substantially in the forms attached as Appendix B and Appendix C, and to authorize the directors of BrightSphere-United Kingdom to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

The Redomestication will not occur if shareholders do not approve both Proposals.

Q:	Who can vote at the Meetings?

A:
Only shareholders of record on the Company’s register of shareholders at 6:00 p.m. (U.S. Eastern Time) on the Record Shareholder Voting Record Date (June 26, 2019) may vote at the Meetings; provided, however that beneficial shareholders who hold their Ordinary Shares directly or indirectly through the Depository Trust Company through a bank, broker or other nominee (each an “Underlying Shareholder”) as of the Underlying Shareholder Voting Record Date (May 28, 2019) may vote at the Meetings.

Underlying Shareholders must follow the instructions from your bank, broker or other nominee for your Ordinary Shares to be voted. Telephone and Internet voting also will be offered to Underlying Shareholders. If your Ordinary Shares are not registered in your own name and you plan to vote your Ordinary Shares in person at either or both of the Meetings, you must contact your bank, broker or other nominee to (i) obtain a legal proxy or proxy card from the holder of record and bring it to either or both of the Meetings or (ii) have your Ordinary Shares registered directly in your name on the Company’s register of shareholders.

If you are a holder of record who is entitled to attend and vote at the Meetings, you are entitled to appoint a proxy to exercise all of your rights to attend, speak and vote at either or both of the Meetings. You should have received two proxy cards with this proxy statement; one blue proxy card for the Court Meeting and one white proxy card for the General Meeting. You can only appoint a proxy using the procedures set out in this proxy statement and in the relevant proxy card. A proxy given in the form of a power of attorney or similar authorization granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.

A proxy appointed to attend the Meetings on your behalf does not need to be a shareholder of BrightSphere-United Kingdom, but must attend the Meetings to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different Ordinary Shares. You may not appoint more than one proxy to exercise rights attached to any one Ordinary Share.

Appointment of a proxy does not preclude you from attending either or both of the Meetings and voting in person. Attending the Meetings in person will not in and of itself revoke a previously submitted proxy. However, any votes cast by you or your proxy at either of the Meetings will revoke a previously submitted proxy for such Meeting.

On the Notice Record Date, there were 91,869,338 Ordinary Shares issued and outstanding entitled to vote. The Ordinary Shares are BrightSphere-United Kingdom’s only class of voting shares.

Q: Why are there different Voting Record Dates for record owners of Ordinary Shares and beneficial owners of Ordinary Shares held in “street name” through DTC and a separate Notice Record Date?

A:
As described in response to the Question titled “What quorum and shareholder votes are required to approve the Proposals at the Meetings?” below, in addition to receiving the affirmative vote of at least 75% of the nominal value of the Ordinary Shares voted at the Meeting, the Scheme of Arrangement Proposal must receive the affirmative vote of a majority in number of those holders of Ordinary Shares who are entitled to vote, are present (either in person or represented by proxy) and vote at the Meeting. Under English law, only record owners of Ordinary Shares are counted in the number of holders entitled to vote and who are present for purposes of this requirement.

In order to provide all of owners of Ordinary Shares, including beneficial owners of Ordinary Shares held in “street name” through DTC, with sufficient notice of the Court Meeting and General Meeting, BrightSphere-United Kingdom has established May 28, 2019 as the Notice Record Date. In order to provide DTC and banks, brokers and other DTC participants with sufficient time to obtain voting instructions from beneficial owners of Ordinary Shares held in “street name”, BrightSphere-United Kingdom also established May 28, 2019 as the Underlying Shareholder Voting Record Date.

However, in order to determine the final number of shareholders who hold Ordinary Shares directly as a record owner on the books and records of BrightSphere-United Kingdom’s transfer agent and who can be counted as a record owner for purposes of the requirement that the Scheme of Arrangement Proposal receive the affirmative vote of a majority in number of those holders of Ordinary Shares who are entitled to vote and are present and vote, BrightSphere-United Kingdom has established June 26, 2019 as the Record Shareholder Voting Record Date.

Q:
What if I hold my Ordinary Shares in “street name” through DTC as of the Underlying Shareholder Voting Record Date and I then register those shares in my own name as an owner of record before the Record Shareholder Voting Record Date?

A:
Any beneficial owner of Ordinary Shares who proposes to have its Ordinary Shares registered in its own name (or the name of an alternative nominee holder) should not give (or procure the giving of) any voting instructions to the DTC Nominee, nor apply to the DTC Nominee for a letter of representation or to be appointed as a proxy, in relation to the relevant Ordinary Shares, and if any such voting instructions have been given or application made in relation to any interest in Ordinary Shares to be registered directly, such instructions or application should be withdrawn.

Registration of Ordinary Shares held in “street name” through DTC directly on the books and records of BrightSphere-United Kingdom’s transfer agent may be taxable to the shareholder. Accordingly, beneficial owners are encouraged to consult their own tax advisors in connection with any such action.

Q:    How many votes do I have at each Meeting?

A:	Each Ordinary Share that you own entitles you to one vote at each Meeting.

Q:    How does the Board recommend that I vote at the Meetings?

A:	The Board recommends that you vote “FOR” the Scheme of Arrangement Proposal and “FOR” the General Meeting Proposal.
If any other matters are properly presented at either of the Meetings, the persons named in the accompanying proxy cards intend to vote, or otherwise act, in accordance with their judgment on the matter subject to compliance with Rule 14a-4(c) of the Exchange Act.

Q:	Have any existing shareholders agreed to vote “FOR” the Scheme of Arrangement Proposal or the General Meeting Proposal?

A:
BrightSphere-United Kingdom’s largest shareholder, Paulson & Co., which owned approximately 21.8% of the Ordinary Shares outstanding as of the Notice Record Date, has entered into a voting agreement with BrightSphere-United Kingdom dated May 17, 2019 (the “ Voting Agreement ”). Pursuant to the Voting Agreement, Paulson & Co. has agreed to vote all of its Ordinary Shares “ FOR ” the Scheme of Arrangement Proposal and “ FOR ” the General Meeting Proposal, consistent with the Board’s unanimous recommendation, provided that the terms of the Redomestication submitted for the consideration and vote of the shareholders of BrightSphere-United Kingdom are not materially different from the terms provided in this proxy statement/prospectus.

Q.    How do I vote?

A.
Whether or not you plan to attend the Meetings in person, we urge you to vote your Ordinary Shares by proxy. All Ordinary Shares represented by valid proxies that we receive through this solicitation and that are not revoked will be voted in accordance with your instructions on the relevant proxy card (also referred to herein as a “form of proxy” or “proxy”) or as instructed via Internet or telephone, depending on how you cast your vote.

At the Court Meeting, you may specify whether your Ordinary Shares should be voted for or against the Scheme of Arrangement. At the General Meeting, you may specify whether your Ordinary Shares should be (i) voted for or against the General Meeting Proposal or (ii) abstained from voting.
If you properly submit a proxy without giving specific voting instructions for either or both Meetings, your Ordinary Shares will be voted in accordance with the Board’s recommendation as described above. Voting by proxy will not affect your right to attend either or both Meetings. If your Ordinary Shares are registered directly in your name through our share transfer agent, Computershare Trust Company, N.A., or you have share certificates registered in your name, you may vote in one of three ways:

•	By Internet or by telephone. Follow the instructions included in the relevant proxy card to vote by Internet or telephone.

•
By mail. If you received proxy cards by mail (a blue card for the Court Meeting and a white card for the General Meeting), you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the relevant proxy card. If you sign a proxy card but do not specify how you want your Ordinary Shares voted, they will be voted in accordance with the Board’s recommendation as described above.

•	In person at the Meetings. If you attend the Meetings, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Meetings.
Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day.
If you hold your shares in “street name” (held directly or indirectly through DTC by a bank, broker or other nominee), your bank, broker or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.

Q.	What is the deadline to provide my proxy?

A.
If you give instructions as to your proxy appointment to the Court Meeting by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting. If you

mail your executed blue proxy card for the Court Meeting, such blue proxy card must be received by July 1, 2019, the day before the Court Meeting.
If you give instructions as to your proxy appointment to the General Meeting by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on July 2, 2019. If you mail your executed white proxy card for the General Meeting, such white proxy card must be received by July 1, 2019, the day before the General Meeting.

Q.	May I change or revoke my proxy?

A.	If you give us your proxy, you may change or revoke it at any time before the Meetings. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above; or

•	by notifying BrightSphere-United Kingdom’s Secretary in writing before the Meetings that you have revoked your proxy in accordance with the procedures in the following paragraph.
Attending either or both Meetings in person will not in and of itself revoke a previously submitted proxy. To terminate your appointment of a proxy to the Court Meeting, you must deliver a notice of termination to BrightSphere-United Kingdom by 10:00 a.m. U.S. Eastern Time, on July 1, 2019 (at least 24 hours before the start of the Court Meeting). To terminate your appointment of a proxy to the General Meeting, you must deliver a notice of termination to BrightSphere-United Kingdom by 10:15 a.m. U.S. Eastern Time, on July 1, 2019 (at least 24 hours before the start of the General Meeting or any adjournment thereof).
The notice of termination for proxy appointments to either Meeting may be (i) delivered by mail or by hand in hard copy form to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or (ii) submitted in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment-Attention: Company Secretary.”

Q.	Who will serve as proxies for the General Meeting and the Court Meeting?

A.
The Board is asking you to give your proxy to Guang Yang, Robert Chersi, and Richard J. Hart. Giving your proxy to Messrs. Yang, Chersi, and Hart means that you authorize Messrs. Yang, Chersi, and Hart, any of them or their duly appointed substitutes to vote your shares at the Meetings in accordance with your instructions. All valid proxies received prior to the Meetings will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the Ordinary Shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the Ordinary Shares will be voted in accordance with the Board’s recommendations.

Q.	How will my Ordinary Shares be voted if I do not return my proxy or do not provide specific voting instructions in the proxy cards or voting instruction forms that I submit?

A.
If your Ordinary Shares are registered in your name or if you have share certificates, your Ordinary Shares will not be counted if you do not vote as described above under “How do I vote?” If your Ordinary Shares are held in “street name” and you do not provide voting instructions to the bank, broker or other nominee, such bank, broker or other nominee for your Ordinary Shares will not have authority to vote your unvoted Ordinary Shares. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your Ordinary Shares will be voted at the Meetings in the manner you desire. A broker “non-vote” will occur if your broker cannot vote your Ordinary Shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

Your bank, broker or other nominee is prohibited from voting your uninstructed Ordinary Shares on certain non-routine matters. Thus, if you hold your Ordinary Shares in “street name” and you do not instruct your bank, broker or other nominee how to vote with respect to the Proposals, votes will not be cast on such proposal on your behalf.

Q.    Are the Proposals considered “routine” or “non-routine”?

A.
The Scheme of Arrangement Proposal and General Meeting Proposal are considered non-routine under the rules of the NYSE (the “NYSE Rules”). A bank, broker or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker “non-votes” with respect to each of the Proposals.

Q:	What quorum and shareholder votes are required to approve the Proposals at the Meetings?

A:
A quorum is required for the transaction of business at each of the Meetings. At the Court Meeting to approve the Scheme of Arrangement Proposal, at least two shareholders must be present, in person or by proxy. At the General Meeting to approve the General Meeting Proposal, at least two shareholders must be present, in person or by proxy.

To be approved, the Scheme of Arrangement Proposal must receive the affirmative vote of both (i) a majority in number of those holders of Ordinary Shares who are entitled to vote who are present (either in person or represented by proxy) and who vote, and (ii) at least 75% of the nominal value of the Ordinary Shares voted. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.

To be approved, the General Meeting Proposal must receive the affirmative vote of at least 75% of the Ordinary Shares voted at the General Meeting. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.

Q.    Who is making and paying for this proxy solicitation?

A.
BrightSphere-United Kingdom is making this proxy solicitation and will pay for all of the costs of soliciting these proxies. Its directors and certain of its employees may solicit proxies in person or by telephone, fax or email. BrightSphere-United Kingdom will pay these employees and directors no additional compensation for these services. BrightSphere-United Kingdom will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the holders in whose behalf they hold Ordinary Shares and to obtain authority to execute proxies. BrightSphere-United Kingdom will then reimburse them for their expenses.

Q.    Is voting confidential?

A.	We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents.
Q:    How will shares of Common Stock differ from Ordinary Shares?

A:
As a result of differences between Delaware law and the laws of England and Wales, there will be differences between your rights as a stockholder of BrightSphere-Delaware under Delaware law and your current rights as a shareholder of BrightSphere-United Kingdom under the laws of England and Wales. In addition, there are differences between the organizational documents of BrightSphere-United Kingdom and BrightSphere-Delaware.

We discuss these differences in detail under “Comparison of Rights of U.K. Ordinary Shareholders and Delaware Stockholders.” Also refer to “Description of BrightSphere-Delaware Capital Stock” for a description of the Common Stock. BrightSphere-Delaware’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws are attached hereto as Appendix E and Appendix F, respectively, in the forms substantially as they will be in effect upon completion of the Redomestication.
Q.    Will the Redomestication dilute my economic interest?

A.
No, your fully-diluted relative economic ownership will not change as a result of the Redomestication. In connection with the Redomestication, Ordinary Shares will be exchanged on a one-to-one basis for shares of Common Stock.

Q.	How will the Redomestication affect the BrightSphere Group’s financial reporting and the information the BrightSphere Group provides to its shareholders?

A.
Upon completion of the Redomestication, BrightSphere-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as

BrightSphere-United Kingdom before the Redomestication. BrightSphere-Delaware will report the BrightSphere Group’s consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. BrightSphere-Delaware will be required to file periodic reports on Forms 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules applicable to domestic issuers, as currently required of BrightSphere-United Kingdom. BrightSphere-Delaware will also be required to comply with any additional reporting requirements of Delaware law but will cease to file any documents required under the law of England and Wales, such as its annual report and confirmation statement.
Q. Are either of the Proposals conditioned upon any other actions?

A.	The General Meeting Proposal is conditioned upon shareholder approval of the Scheme of Arrangement through the Scheme of Arrangement Proposal.

In addition, the Scheme of Arrangement will not become effective if the Court does not sanction it. Pursuant to the laws of England and Wales, in addition to requiring approval by the shareholders of BrightSphere-United Kingdom, the Scheme of Arrangement becomes effective only upon delivery to the Registrar of Companies in England and Wales of the order of the Court sanctioning the Scheme of Arrangement. The Court’s sanction will be sought at a hearing that will take place after the Meetings (the “Court Hearing”), if shareholders approve the Scheme of Arrangement Proposal and the General Meeting Proposal at the Court Meeting and General Meeting, respectively.

Q.	Will the Redomestication be conditioned upon BrightSphere’s ability to complete any pending or proposed transactions?

A.
The Redomestication will only become effective if the Scheme of Arrangement Proposal and the General Meeting Proposal are approved by the requisite majority of the holders of Ordinary Shares at the Court Meeting and the General Meeting, respectively, and if the Scheme of Arrangement is sanctioned by the Court. In addition, the Redomestication will not be consummated unless the following conditions are satisfied as of the date on which the Scheme of Arrangement is sanctioned by the Court:

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction is in effect that prevents the consummation of the Scheme of Arrangement.
We also will not complete the Redomestication unless we are able to obtain the consent of the lenders under BrightSphere-United Kingdom’s revolving credit facility to the transfer of BrightSphere-United Kingdom’s obligations under such revolving credit facility by BrightSphere-Delaware.

Q.    Am I entitled to appraisal or dissenters’ rights in the Redomestication?

A
No. Holders of Ordinary Shares may attend and raise objections at the Court Hearing, where the Court will consider whether to sanction the Scheme of Arrangement, and may file an objection with the Court against the sanctioning of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under the laws of England and Wales.

Q.	What happens to the current BrightSphere-United Kingdom equity plans in connection with the Redomestication?

A.
BrightSphere-United Kingdom currently sponsors the BrightSphere Investment Group plc 2017 Equity Incentive Plan (the “2017 Employee Plan”) and the BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan (the “NED Plan,” together with the 2017 Employee Plan, the “Equity Plans”) to provide equity-based incentive compensation to the employees and the non-employee directors of the BrightSphere Group. Contingent upon the Court’s sanctioning of the Scheme of Arrangement, and effective as of the Effective Date, BrightSphere-Delaware will assume the sponsorship of and adopt the 2017 Employee Plan and the NED Plan for purposes of granting new equity awards to employees and directors of the BrightSphere Group after the Effective Date. The 2017 Employee Plan and the NED Plan, as assumed and adopted by BrightSphere-Delaware, will be amended and restated (the “Restated Employee Plan” and the “Restated NED Plan,” respectively) to reflect their adoption and assumption by BrightSphere-Delaware and the Scheme of Arrangement and to make certain other updates.

Q.	What will happen to outstanding BrightSphere-United Kingdom equity-based awards when the Scheme of Arrangement becomes effective?

A.
Prior to the Scheme Effective Date, but conditional on the Scheme of Arrangement becoming effective, all options, awards of restricted stock and restricted stock units and any other equity-based awards granted by BrightSphere-United Kingdom to employees and directors under the 2017 Employee Plan, the NED Plan and the BrightSphere Investment Group plc 2014 Equity Incentive Plan (the “2014 Employee Plan”) that are outstanding immediately prior to the Scheme Effective Date will be assumed by BrightSphere-Delaware under the terms of the Restated Employee Plan and the Restated NED Plan, as applicable. The awards, as so assumed, will entitle the holder to purchase, receive or retain, as applicable, an equal number of shares of Common Stock, but in other respects will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the Scheme Effective Date. BrightSphere-Delaware will also assume an inducement option award made outside the Equity Plans to the chief executive officer of BrightSphere-United Kingdom.

Q.    Is the Redomestication taxable to me under U.S. federal income tax law?

A.
Certain holders of BrightSphere-United Kingdom Ordinary Shares that are United States persons (as determined for U.S. federal income tax purposes) may elect to include as a deemed dividend the “all earnings and profits amount” attributable to their BrightSphere-United Kingdom Ordinary Shares by timely filing a notice of such election pursuant to Treasury Regulations under Section 367(b) of the Code, including providing notification of the election to BrightSphere-United Kingdom or BrightSphere-Delaware, as the successor, on or before the filing of the notice. If such a holder that is subject to this rule does not elect to include the “all earnings and profits amount,” the holder would recognize gain (if any) on the exchange under those Treasury Regulations. Please see “Material U.S. Federal Income Tax Considerations of the Redomestication to Holders of BrightSphere-United Kingdom Ordinary Shares” for a description of potential material U.S. federal income tax consequences of the Redomestication to holders of Ordinary Shares. Determining the actual tax consequences of the Redomestication to you may be complex and will depend on your specific situation. You are encouraged to consult your tax advisor for a full understanding of the tax consequences of the Redomestication to you.

Q.    When do you expect the Redomestication to be completed?

A.
Assuming the Proposals are approved by the requisite majority of holders of Ordinary Shares and the Scheme of Arrangement is sanctioned by the Court and the other conditions to the completion of the Redomestication are satisfied, we currently expect to complete the Redomestication on July 12, 2019.

Q.    What will I receive in exchange for my Ordinary Shares?

A.	You will receive one share of Common Stock for each Ordinary Share you hold immediately prior to the Effective Date.

Q.	If the Redomestication is consummated, do I have to take any action to transfer my Ordinary Shares and receive shares of Common Stock?

A.
No. Upon effectiveness of the Scheme of Arrangement, your Ordinary Shares will be exchanged for shares of Common Stock and will be issued to you without any action required on your part. All of the shares of Common Stock will be issued to you in uncertificated book-entry form. Our transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of BrightSphere-Delaware Common Stock. Please see “The Scheme of Arrangement Proposal—No Action Required to Transfer Ordinary Shares and Receive Shares of Common Stock.”

Q.    Who can answer my questions about voting my shares?

A.	If you have questions or require assistance in the voting of your shares, please call Computershare Trust Company, N.A. at 1-866-281-0717.
Q.    Whom should I call if I have questions about the Redomestication?

A.	If you have questions about the Redomestication, please contact BrightSphere Inc. Investor Relations at (617) 369-7300.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. To understand the Redomestication more fully, and for a more complete legal description of the Redomestication, you should read carefully the entire proxy statement/prospectus, including the Appendices. The Scheme of Arrangement, in the form attached as Appendix A to this proxy statement/prospectus, is the legal document that governs the Redomestication. The Certificate of Incorporation and Bylaws of BrightSphere-Delaware, substantially in the forms attached as Appendix E and Appendix F, respectively, to this proxy statement/prospectus, will become the governing documents of BrightSphere-Delaware upon the completion of the Redomestication. We encourage you to read those documents carefully.

Parties to the Redomestication

BrightSphere-United Kingdom. BrightSphere-United Kingdom is a public company limited by shares incorporated under the laws of England and Wales and parent of a corporate group that is a global, diversified, multi-boutique asset management company with $206.3 billion of assets under management as of December 31, 2018. BrightSphere-United Kingdom’s Ordinary Shares are traded on NYSE under the symbol “BSIG.”

BrightSphere-Delaware. BrightSphere-Delaware is a Delaware corporation and is currently a wholly-owned subsidiary of BrightSphere-United Kingdom. Immediately following the Redomestication, BrightSphere-Delaware will become the ultimate parent company of the BrightSphere Group.

The principal executive offices of BrightSphere-United Kingdom are located at Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom. Its telephone number is +44-20-7002-7000. The principal offices of BrightSphere-Delaware are located at 200 Clarendon Street, 53rd Floor, Boston, Massachusetts 02116, and the telephone number at that address is (617) 369-7300.

The Redomestication

The Redomestication will cause the parent company of the BrightSphere Group to be a Delaware corporation.
In 2018, the Board held various meetings to, among other things, discuss a potential Redomestication pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the BrightSphere Group. The intention to pursue a Redomestication to create a U.S. holding company was publicly announced on November 1, 2018. On February 28, 2019, the Board approved the Redomestication and the entry by BrightSphere-United Kingdom into the Scheme of Arrangement.

As a result of the Redomestication, the shareholders of BrightSphere-United Kingdom will become stockholders of BrightSphere-Delaware and such stockholders’ rights will be governed by Delaware law and BrightSphere-Delaware’s Certificate of Incorporation and Bylaws, in substantially the forms attached hereto as Appendix E and Appendix F, respectively. The Redomestication involves three main steps:

(i)an internal reorganization that will, together with the Seed Capital Contribution, transfer all of the material assets and liabilities of BrightSphere-United Kingdom to BrightSphere-Delaware;

(ii)the effectuation of the Scheme of Arrangement, pursuant to which holders of Ordinary Shares of BrightSphere-United Kingdom will receive one share of Common Stock for each Ordinary Share held immediately before the Effective Date, and BrightSphere-United Kingdom will become a wholly-owned subsidiary of BrightSphere-Delaware; and

(iii)BrightSphere-United Kingdom being re-registered as a private company under the laws of England and Wales and electing to be treated as an entity that is disregarded as separate from BrightSphere-Delaware for United States federal income tax purposes.

Background and Reasons for the Redomestication

BrightSphere-United Kingdom was incorporated in the United Kingdom in 2014 as a wholly-owned subsidiary of Old Mutual plc, a U.K. insurance and banking company. In 2017, Old Mutual plc sold its remaining interest in BrightSphere-United Kingdom as part of a managed separation. Following this separation from Old Mutual plc, there is no longer a strategic reason for the BrightSphere Group to remain organized in the United Kingdom. The Board has determined that it expects the Redomestication to result in an overall simplification of our corporate structure, which is in our best interests and the best interests of our shareholders and our Affiliates. Because its significant operating businesses and a majority of its shareholders are located in the United States, the Board believes it is appropriate to have the BrightSphere Group’s holding company based in the United States. Additionally, the BrightSphere Group’s management is familiar with the applicable Delaware and federal laws that would apply to a U.S. holding company, which may be more attractive to U.S.-based investors as compared to the laws of England and Wales. The Board believes that a U.S. holding company may enhance shareholder value over the long term with greater acceptance of us in the capital markets, improved marketability of our shares and more efficiency in our operations.

Furthermore, the incremental tax cost of being a U.S.-based multinational corporation has decreased materially as a result of U.S. corporate tax reform. While our tax rate is expected to immaterially increase in 2019 as a result of the proposed Redomestication, we will be able to more efficiently utilize the deferred tax assets on our balance sheet. Due to tax law changes in the U.S. and the U.K., the Board believes the beneficial tax arbitrage of remaining a U.K.-domiciled company under the corporate structure put in place at the time of our initial public offering have been significantly reduced.

BrightSphere-United Kingdom cannot assure you that the anticipated benefits of the Redomestication will be realized. In addition, despite the potential benefits described above and throughout this proxy statement/prospectus, the Redomestication will expose you and the BrightSphere Group to potential risks, including relating to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

The Board has considered both the potential advantages of the Redomestication and these potential risks and has unanimously approved the actions required to carry out the Redomestication, including the Scheme of Arrangement, and recommends unanimously that shareholders vote for the approval of the Proposals. Please refer to “Background and Reasons for the Redomestication” for a description of the reasons for the Redomestication.

U.S. Federal Income Tax Considerations to Holders of BrightSphere-United Kingdom Ordinary Shares

In the opinion of Morgan, Lewis & Bockius LLP, advisor to BrightSphere-Delaware (“Morgan Lewis”), for U.S. federal income tax purposes, the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication should be treated as part of a reorganization described in Section 368(a)(1)(D) of the Internal Revenue Code.

Certain holders of BrightSphere-United Kingdom Ordinary Shares that are United States persons (as determined for U.S. federal income tax purposes) may elect to include as a deemed dividend the “all earnings and profits amount” attributable to their BrightSphere-United Kingdom Ordinary Shares by timely filing a notice of such election pursuant to Treasury Regulations under Section 367(b) of the Code, including providing notification of the election to BrightSphere-United Kingdom or BrightSphere-Delaware, as the successor, on or before the filing of the notice. If such a holder that is subject to this rule does not elect to include the “all earnings and profits amount,” the holder would recognize gain (if any) on the exchange under those Treasury Regulations. Please see “Material U.S. Federal Income Tax Considerations of the Redomestication to Holders of BrightSphere-United Kingdom Ordinary Shares” for a description of potential material U.S. federal income tax consequences of the Redomestication to holders of Ordinary Shares. Determining the actual tax consequences of the Redomestication to you may be complex and will depend on your specific situation. You are encouraged to consult your tax advisor for a full understanding of the tax consequences of the Redomestication to you.

Comparison of Rights

Many of the principal attributes of BrightSphere-United Kingdom’s Ordinary Shares and BrightSphere-Delaware’s shares of Common Stock will be similar. However, there are differences between what your rights will be under Delaware law and what they currently are under English law. In addition, there are differences between BrightSphere-United Kingdom’s Articles of Association and BrightSphere-Delaware’s Certificate of Incorporation and Bylaws as they will be in effect upon the completion of the Redomestication.

We discuss these differences under “Description of BrightSphere-Delaware Capital Stock” and “Comparison of Rights of U.K. Ordinary Shareholders and Delaware Stockholders.” BrightSphere-Delaware’s Certificate of Incorporation and Bylaws, in the form substantially as they will be in effect upon completion of the Redomestication, are attached as Appendix E and Appendix F, respectively, to this proxy statement.

Stockholder Agreement and Registration Rights Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Stockholder Agreement and Registration Rights Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its existing shareholder agreement and registration rights agreement with BrightSphere-United Kingdom, which agreements will become effective upon consummation of the Redomestication.

Stock Exchange Listing

We will submit an application form with the NYSE and expect that, upon the consummation of the Redomestication, shares of BrightSphere-Delaware Common Stock will be listed on the NYSE under the symbol “BSIG,” the same symbol under which your BrightSphere-United Kingdom Ordinary Shares are currently listed.

Approval of the Scheme of Arrangement by the High Court of Justice of England and Wales

BrightSphere-United Kingdom has made an application to the Court for an order to convene the Court Meeting. Subsequent and subject to approval of the Scheme of Arrangement by the shareholders of BrightSphere-United Kingdom at the Court Meeting, BrightSphere-United Kingdom must apply for the Court Order sanctioning the Scheme of Arrangement. If the Court Order is granted and the conditions to closing are satisfied, then the Scheme of Arrangement will become effective on the date that we lodge a copy of the Court Order with the Registrar of Companies in England and Wales.

The approvals by the shareholders of BrightSphere-United Kingdom and the Court of the Scheme of Arrangement shall remain valid notwithstanding any change in our business or financial condition or any transactions undertaken by us.

Effective Date of the Redomestication

Following the sanction of the Court, BrightSphere-United Kingdom, without obtaining any further approval of its shareholders, may implement the Scheme of Arrangement (and therefore the Redomestication) at any time, provided the effective date occurs on or before July 12, 2019. The Scheme of Arrangement and the Redomestication are expected to become effective on July 12, 2019, the Effective Date.

No Appraisal Rights

Holders of Ordinary Shares may attend and raise objections at the Court Hearing, where the Court will consider sanctioning the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under the laws of England and Wales.

The Meetings

Time, Place, Date and Purpose.

The Meetings are scheduled to be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.

Court Meeting

The Court Meeting will be held on July 2, 2019, at 10:00 a.m. U.S. Eastern Time.

At the Court Meeting, the Board will ask the shareholders of BrightSphere-United Kingdom to vote to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved, once it becomes effective, it will effect the Redomestication, pursuant to which your Ordinary Shares will be transferred to Computershare DR Nominees Limited (in return for which depositary interests representing such Ordinary Shares will be issued to BrightSphere-Delaware) and you will receive, on a one-for-one basis, new shares of Common Stock of BrightSphere-Delaware for each Ordinary Share of BrightSphere-United Kingdom that has been transferred.

General Meeting

The General Meeting will be held on July 2, 2019, at 10:15 a.m. U.S. Eastern Time (or as soon as possible thereafter as the Court Meeting concludes or is adjourned).

At the General Meeting, the Board will ask the shareholders of BrightSphere-United Kingdom to vote to approve an amendment to BrightSphere-United Kingdom’s Articles of Association that will enable BrightSphere-United Kingdom to effectuate the Scheme of Arrangement, to approve BrightSphere-Delaware’s adoption and assumption of the Restated Equity Plans, and to authorize the directors of BrightSphere-United Kingdom to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

Record Date.

Due to the requirements of English law relating to schemes of arrangement, we have established two record dates for determining the owners of Ordinary Shares entitled to vote at the Meetings. May 28, 2019 is the Underlying Shareholder Voting Record Date for determining those beneficial owners of Ordinary Shares held in “street name” and not as record owners (i.e. shareholders whose Ordinary Shares are held through DTC. June 26, 2019 is the Record Shareholder Voting Record Date for determining those record owners of Ordinary Shares (i.e. shareholders whose Ordinary Shares are held directly in their name with BrightSphere-United Kingdom’s transfer agent) entitled to vote at the Meetings.

This proxy statement/prospectus is being first sent on June 3, 2019 to record owners of Ordinary Shares on the books and records of BrightSphere-United Kingdom’s transfer agent or beneficial owners of Ordinary Shares held in “street name”, in each case as of May 28, 2019, which is the Notice Record Date.

Recommendations of the Board of Directors

The Board unanimously approved the Scheme of Arrangement and recommends that you vote “FOR” the Scheme of Arrangement Proposal and “FOR” the General Meeting Proposal.

Voting Agreement with Paulson & Co.

Paulson & Co., BrightSphere-United Kingdom’s largest shareholder, which owned approximately 21.8% of the Ordinary Shares outstanding as of the Notice Record Date, has entered into the Voting Agreement with BrightSphere-United Kingdom. Pursuant to the Voting Agreement, Paulson & Co. has agreed to vote all of its Ordinary Shares “ FOR ” the Scheme of Arrangement Proposal and “ FOR ” the General Meeting Proposal, consistent with the Board’s unanimous recommendation, provided that the terms of the Redomestication submitted for the consideration and vote of the shareholders of BrightSphere-United Kingdom are not materially different from the terms provided in this proxy statement/prospectus.

Quorum and Required Vote

A quorum is required for the transaction of business at the Meetings. At each of the Meetings, the presence of at least two shareholders is required, in person or by proxy.

To be approved, the Scheme of Arrangement Proposal must receive the affirmative vote of both (i) a majority in number of those holders of Ordinary Shares who are entitled to vote who are present (either in person or represented by proxy) and who vote, and (ii) at least 75% of the nominal value of the Ordinary Shares voted. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.
To be approved, the General Meeting Proposal must receive the affirmative vote of at least 75% of the Ordinary Shares voted at the General Meeting. Broker “non-votes,” if any, and abstentions, will be disregarded and will have no effect on the outcome of the vote.

Each holder of Ordinary Shares represented in person or by proxy at the Court Meeting and at the General Meeting is entitled, at each Meeting, to one vote per Ordinary Share owned as of the applicable Voting Record Date.

If your Ordinary Shares are held in “street name” (held directly or indirectly through DTC by a bank, broker or other nominee) as of the Underlying Shareholder Voting Record Date, you will receive instructions from the holder of record. You must follow the instructions from your bank, broker or other nominee for your Ordinary Shares to be voted.

As of the Notice Record Date, 91,869,338 Ordinary Shares of BrightSphere-United Kingdom were outstanding and there were two shareholders of record.

SELECTED HISTORICAL FINANCIAL DATA

($ in millions, except per-share data as noted)	Three Months Ended March 31,		Years ended December 31,
	2019	2018	2018	2017	2016	2015	2014
U.S. GAAP Statement of Operations Data:
Management fees	$207.5	$245.0	$905.0	$858.0	$659.9	$637.2	$569.7
Performance fees	(2.8)	2.0	9.8	26.5	2.6	61.8	34.3
Other revenues	1.4	2.5	9.6	1.2	0.9	0.3	1.6
Consolidated Funds’ revenue	1.1	0.2	3.8	1.7	0.1	—	450.7
Total Revenue	$207.2	$249.7	$928.2	$887.4	$663.5	$699.3	$1,056.3
Net income before tax from continuing operations attributable to controlling interests	$74.3	$86.0	$141.3	$137.1	$161.0	$201.3	$68.1
Net income from continuing operations attributable to controlling interests	52.7	57.3	136.3	4.3	120.2	154.7	55.3
Net income (loss) from continuing operations	61.1	54.8	130.2	9.2	120.0	154.7	(45.0)
U.S. GAAP operating margin	33%	10%	9%	8%	23%	27%	(6)%
U.S. GAAP basic earnings per share from continuing operations attributable to controlling interests	$0.54	$0.52	$1.27	$0.04	$0.98	$1.28	$0.46
U.S. GAAP diluted earnings per share from continuing operations attributable to controlling interests	$0.54	$0.52	$1.26	$0.04	$0.98	$1.28	$0.46

RISK FACTORS
Before you vote your Ordinary Shares, you should consider carefully the following risk factors in addition to the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including, without limitation, BrightSphere-United Kingdom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (including the risk factors contained therein) and its subsequent filings with the SEC.
Risks Relating to the Redomestication
The expected benefits of the Redomestication may not be realized.
There can be no assurance that all of the anticipated benefits of the Redomestication will be achieved, particularly as the achievement of the benefits are subject to factors that we do not and cannot control.
Your rights as a BrightSphere-United Kingdom shareholder will change as a result of the Redomestication.
There will be differences between your rights as a stockholder of BrightSphere-Delaware under Delaware law and your current rights as a shareholder of BrightSphere-United Kingdom, which is a public limited company under the laws of England and Wales. In addition, there are significant differences between the organizational documents of BrightSphere-United Kingdom and BrightSphere-Delaware.
For a description of these differences, refer to “Comparison of Rights of U.K. Ordinary Shareholders and Delaware Stockholders.”
Our cash tax costs are likely to increase as a result of the Redomestication, but the increase is not readily or precisely quantifiable.

The United States corporate income tax regime changed significantly due to the enactment of the Tax Cuts and Jobs Act enacted on December 22, 2017 (the “2017 Tax Reform Act”). For example, the U.S. corporate statuary tax rate was reduced from 35% to 21% for tax years beginning January 1, 2018. Following the Redomestication, we expect the tax expense and overall effective tax rate of BrightSphere-Delaware to increase due to BrightSphere-Delaware becoming the holding company of the BrightSphere Group. We presently expect that our overall effective tax rate (which we define as tax expense as a percentage of non-GAAP income before tax) following the Redomestication will be in the range of 23 to 24 percent.

Our preliminary estimates of the overall tax impact of the Redomestication are expected to change as we continue to refine our analysis. There is no assurance that the final determination of our income tax liability will not be materially different than what is reflected in our income tax provisions and accruals and in the estimated ranges provided above. Significant judgment is required to determine the recognition and measurement of tax liabilities prescribed in the relevant accounting guidance for income taxes.

The Redomestication will result in certain United States holders of BrightSphere-United Kingdom Ordinary Shares being required to include certain amounts in income as a deemed dividend or, in some cases, to recognize gain. In such case, the resulting tax liability of a holder of BrightSphere-United Kingdom Ordinary Shares, if any, will depend on such holder’s particular situation. The tax liability of a holder of BrightSphere-United Kingdom Ordinary Shares as a result of the Redomestication could be more than expected.

As a result of the U.S. federal tax treatment of the Redomestication as described under the caption “Material U.S. Federal Income Tax Considerations of the Redomestication to Holders of BrightSphere-United Kingdom Ordinary Shares,” below, certain holders of BrightSphere-United Kingdom Ordinary Shares that are United States persons (as determined for U.S. federal income tax purposes) may elect to include as a deemed dividend the “all earnings and profits amount” attributable to their BrightSphere-United Kingdom Ordinary Shares by timely filing a notice of such election pursuant to Treasury Regulations under Section 367(b) of the Code. If such a holder that is subject to this rule does not elect to include the “all earnings and profits amount,” the holder would recognize gain (if any) on the exchange under those Treasury Regulations. A United States person that is treated as a “United States shareholder” of BrightSphere-United Kingdom (in general, a 10% or greater shareholder) is required to include as a deemed dividend the “all earnings and profits amount” attributable to its BrightSphere-United Kingdom Ordinary Shares.

The amount of a holder’s “all earnings and profits amount” or, if applicable, the amount of any gain required to be recognized as a result of the Redomestication will vary depending on that holder’s particular situation, including by reason of that holder’s holding period in its BrightSphere-United Kingdom Ordinary Shares, the value of the BrightSphere-United Kingdom Ordinary Shares at the time of the Redomestication, and the adjusted tax basis of the BrightSphere-United Kingdom Ordinary Shares exchanged in the Redomestication. Because the value of the BrightSphere-United Kingdom Ordinary Shares will not be known until the effective time of the Redomestication, a holder of BrightSphere-United Kingdom Ordinary Shares will not be able to determine its amount realized, and therefore the amount of any taxable gain it may be required to recognize, until such time. Moreover, the amount of a holder’s “all earnings and profits amount” will not be known until after the completion of the Redomestication, so the holder will not be able to determine prior to the Redomestication the amount of any deemed dividend that such holder may elect, or be required, to include in income.

For a more complete discussion of certain U.S. federal income tax consequences of the Redomestication, please read “Material U.S. Federal Income Tax Considerations of the Redomestication to Holders of BrightSphere-United Kingdom Ordinary Shares,” below.

The Redomestication transactions are expected to, but may not, qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The parties expect the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication transactions to be treated as part of a “reorganization” within the meaning of Section 368(a) of the Code, and the parties have received an opinion from tax counsel that such treatment should apply. This tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the IRS or the courts. There is some uncertainty regarding whether such treatment will apply because there is not authority directly addressing a transaction involving the same facts as the Redomestication. If the Redomestication transactions do not qualify as a “reorganization,” then certain holders of BrightSphere-United Kingdom Ordinary Shares may experience different tax consequences, including being required to recognize a greater amount of gain or loss, than the holder would experience if the Redomestication transactions were to qualify as a “reorganization.” Tax matters are very complicated and the consequences of the Redomestication to any particular holder of BrightSphere-United Kingdom Ordinary Shares will depend on that holder’s particular facts and circumstances. For further information, please refer to “Material U.S. Federal Income Tax Considerations of the Redomestication to Holders of BrightSphere-United Kingdom Ordinary Shares.” You should consult your own tax advisor to determine the particular tax consequences of the Redomestication to you.

The Redomestication will only occur if the Scheme of Arrangement is consummated.

The Redomestication will only become effective if the Scheme of Arrangement is consummated. The Scheme of Arrangement (and therefore the Redomestication) will not be completed unless each of the following conditions are satisfied:

•
the Scheme of Arrangement is approved by the requisite majority of the shareholders of BrightSphere-United Kingdom at the Court Meeting (being a majority in number representing 75% of the nominal value of the Ordinary Shares voted in person or by proxy at the Court Meeting);

•	the General Meeting Proposal is approved by at least 75% of the Ordinary Shares present or represented by proxy and voting at the General Meeting;

•
the Court grants the requisite order sanctioning the Scheme of Arrangement (in determining whether to grant such order, the Court will decide whether the Scheme of Arrangement is reasonable, whether various statutory and other legal requirements have been complied with and satisfied with respect to it and certain other matters; the Court has discretion whether to sanction the Scheme of Arrangement and there can be no certainty that it will do so);

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction is in effect that prevents the consummation of the Scheme of Arrangement.
We also will not complete the Redomestication unless we are able to obtain the consent of the lenders under BrightSphere-United Kingdom’s revolving credit facility to transfer of BrightSphere-United Kingdom’s obligations under such revolving credit facility by BrightSphere-Delaware.

The effective date of the Scheme of Arrangement and the Redomestication are subject to change.
Once BrightSphere-United Kingdom shareholders have approved the Scheme of Arrangement and the General Meeting Proposal, the Scheme of Arrangement must be sanctioned by the Court at the Court Hearing. Although BrightSphere-United Kingdom intends for the Court Hearing to take place, and for the sanction of the Court to be obtained, as soon as reasonably practicable (as permitted by the applicable court rules and procedures), it is possible that there may be a delay in the Court sanctioned being obtained. Following the sanction of the Court, BrightSphere-United Kingdom, without obtaining any further approval of its shareholders, may implement the Scheme of Arrangement (and therefore the Redomestication) at any time, provided the effective date occurs on or before July 12, 2019. BrightSphere-United Kingdom intends to implement the Scheme of Arrangement in a timely manner following the sanction of the Court, subject to any relevant financial and strategic objectives and other significant pending corporate events. As a result, the effective date of the Scheme of Arrangement and the Redomestication may occur sometime after the Meetings and are subject to change.

The Redomestication will result in additional direct and indirect costs, even if it is not completed.
We will incur additional costs as a result of the Redomestication, although we do not expect these costs to be material. We expect to incur attorneys’ fees, accountants’ fees, filing and other regulatory fees, mailing expenses, proxy solicitation expenses and financial printing expenses in connection with the Redomestication, even if the Proposals are not approved or the Redomestication is not completed. The Redomestication also may affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

THE SCHEME OF ARRANGEMENT PROPOSAL
At the Court Meeting, shareholders will be asked to approve the Scheme of Arrangement, which is a part of, and a condition to, the Redomestication. If the Scheme of Arrangement is approved by shareholders and effected, holders of Ordinary Shares of BrightSphere-United Kingdom will receive one share of BrightSphere-Delaware Common Stock for every Ordinary Share held immediately before the Effective Date, and BrightSphere-United Kingdom will become a wholly-owned subsidiary of BrightSphere-Delaware.

Overview of the Redomestication
As explained in this proxy statement/prospectus, the Scheme of Arrangement is part of the Redomestication, which consists of three main steps:

•
an internal reorganization of the BrightSphere Group, the principal purpose of which is, together with the Seed Capital Contribution, to transfer substantially all of the material assets and liabilities of BrightSphere-United Kingdom to BrightSphere-Delaware;

•
the carrying out of the Scheme of Arrangement, the principal purpose of which is for BrightSphere-Delaware to become the new holding company of the BrightSphere Group, with holders of Ordinary Shares receiving shares of Common Stock in exchange for their Ordinary Shares; and

•
the re-registration of BrightSphere-United Kingdom as a private company and the election by BrightSphere-United Kingdom to be treated as an entity that is disregarded as separate from BrightSphere-Delaware for United States federal income tax purposes.

In 2018, the Board held various meetings to, among other things, discuss a potential transaction pursuant to which a publicly traded, Delaware corporation would become the ultimate parent of the BrightSphere Group. The intention to pursue a transaction to create a U.S. holding company was publicly announced on November 1, 2018. On February 28, 2019, the Board approved the Redomestication and the entry by BrightSphere-United Kingdom into the Scheme of Arrangement. On May 30, 2019, we petitioned the Court to order, among other things, the convening of a meeting of shareholders to approve the Scheme of Arrangement. We will hold the Court Meeting for shareholders to approve the Scheme of Arrangement on July 2, 2019. We will hold the General Meeting to approve the General Meeting Proposal immediately after the conclusion and adjournment of the Court Meeting, also on July 2, 2019. If we obtain the necessary shareholder approvals, the Court will hold a second hearing to determine whether to approve and sanction the Scheme of Arrangement. Assuming we receive the necessary approvals of the Scheme of Arrangement and the General Meeting Proposal from BrightSphere-United Kingdom’s shareholders, the Court sanctions the Scheme of Arrangement, and the other conditions to consummate the Redomestication are satisfied, we will lodge the Court Order sanctioning the Scheme of Arrangement with the Registrar of Companies in England and Wales, at which time the Scheme of Arrangement will become effective and binding in accordance with its terms and conditions.
As a result of the Redomestication, the shareholders of BrightSphere-United Kingdom will become stockholders of BrightSphere-Delaware and such stockholders’ rights will be governed by Delaware law and BrightSphere-Delaware’s Certificate of Incorporation and Bylaws, which will be substantially in the forms attached hereto as Appendix E and Appendix F, respectively.

Background and Reasons for the Redomestication

The Board has determined that it expects the Redomestication to result in an overall simplification of our corporate structure, which is in our best interests and the best interests of our shareholders and our Affiliates. The Board believes that the achievement of our strategic goals would be enhanced by our investors clearly identifying us as a U.S. corporation.

BrightSphere-United Kingdom was incorporated in the United Kingdom in 2014 as a wholly owned subsidiary of Old Mutual plc, a U.K. insurance and banking company. In 2017, Old Mutual plc sold its remaining interest in BrightSphere-United Kingdom as part of a managed separation, with the exception of an immaterial number of shares, which Old Mutual plc continued to hold. Following this separation from Old Mutual plc, there is no longer a strategic reason for the BrightSphere Group to remain organized in the United Kingdom. While BrightSphere-United Kingdom has served us and our shareholders well, the Board believes there are compelling reasons at this time that support simplifying the corporate structure of the BrightSphere Group.

The BrightSphere Group is a multi-national business with operations in many countries. However, all of our significant operating businesses and Affiliates are located in the United States. As such, the BrightSphere Group has not had any substantive connection to the United Kingdom following its separation from Old Mutual plc. Our Board believes that the additional complexity arising from our existing corporate structure may prevent us from maximizing the opportunities and relationships with investors and potential partners, many of whom prefer to engage in business with a U.S. entity.

The BrightSphere Group believes that a significant majority of its shareholders are U.S.-based institutional investors. As a result, the Board believes it is appropriate to have the BrightSphere Group’s holding company based in the United States. Additionally, the BrightSphere Group’s management is familiar with the applicable Delaware and federal laws that would apply to a U.S. holding company, which may be more attractive to U.S.-based investors as compared to the laws of England and Wales. The Board believes that a U.S. holding company may enhance shareholder value over the long term with greater acceptance of us in the capital markets, improved marketability of our shares and more efficiency in our operations.

Furthermore, the incremental tax cost of being a U.S.-based multinational corporation has decreased materially as a result of U.S. corporate tax reform. While our tax rate is expected to immaterially increase as a result of the proposed Redomestication, we will be able to more efficiently utilize the deferred tax assets on our balance sheet. Due to tax law changes in the U.S. and the U.K., the Board believes the beneficial tax arbitrage of remaining a U.K.-domiciled company under the corporate structure put in place at the time of our initial public offering have been significantly reduced.

For the foregoing reasons, the Board also believes that the shareholder returns that can be driven by executing the current strategy as a U.S.-based holding company far outweigh the additional income taxes the BrightSphere Group would expect to pay as a result of the proposed Redomestication. The Redomestication will allow for improvement in operations and reduce administrative costs while simplifying the corporate structure and governance and regulatory framework, including the BrightSphere Group’s tax position. Following a thorough review, the Board has determined that having the ultimate holding company of the BrightSphere Group incorporated in the U.S. will increase opportunities for growth and is best for the BrightSphere Group, its shareholders, its Affiliates and its employees.

After considering various factors, the Board determined that it was advisable to proceed with the Redomestication. The Board’s determination that Delaware is the preferred jurisdiction of incorporation of the parent of the BrightSphere Group was based on many factors, including:

•Delaware offers predictable and well-established corporate laws;

•Delaware has a well-developed legal system that we believe encourages high standards of     corporate governance and provides stockholders with substantial rights;

•the perception of a Delaware corporation among regulatory authorities, investors and creditors as     being highly favorable; and

•Delaware corporate law provides significant flexibility around corporate transactions, including     the issuance of equity and the payment of dividends, while at the same time protecting the rights     of stockholders.

BrightSphere-United Kingdom cannot assure you that the anticipated benefits of the Redomestication will be realized. In addition, despite the potential benefits described above, the Redomestication will expose you and the BrightSphere Group to potential risks, including relating to future income tax policy in the United States. Please see the discussion under “Risk Factors.”

The Board has considered both the potential advantages of the Redomestication and these potential risks and has unanimously approved the actions required to carry out the Redomestication, including the Scheme of Arrangement, and recommends unanimously that shareholders vote for the approval of the Proposals.

Overview of the Scheme of Arrangement
The process of replacing BrightSphere-United Kingdom with BrightSphere-Delaware as the holding company will be implemented through a Court-approved Scheme of Arrangement, which is an English law statutory process under Sections 895 to 899 of the U.K. Companies Act 2006 (the “U.K. Companies Act”). If the Scheme of Arrangement is approved and becomes effective, it will result in (i) holders of Ordinary Shares of BrightSphere-United Kingdom becoming holders of the same number of shares of Common Stock of BrightSphere-Delaware as the number of Ordinary Shares that they held immediately prior to the Effective Date, and (ii) BrightSphere-United Kingdom becoming a wholly-owned subsidiary of BrightSphere-Delaware.
BrightSphere-Delaware and its subsidiaries will have the same business and operations immediately after the Effective Date as BrightSphere-United Kingdom and its subsidiaries will have immediately before the Effective Date. The assets and liabilities of BrightSphere-Delaware and its subsidiaries immediately after the Effective Date will not differ from the assets and liabilities of BrightSphere-United Kingdom and its subsidiaries before the Effective Date, save for any costs arising in relation to implementation of the Redomestication and matters ancillary thereto.
The Scheme of Arrangement will require the approval of BrightSphere-United Kingdom’s shareholders at the Court Meeting.
Issue of New BrightSphere-Delaware Common Stock
Under the Scheme of Arrangement, BrightSphere-Delaware will issue new Common Stock to holders of Ordinary Shares, so that such holders will receive one share of Common Stock for every one Ordinary Share held at the Scheme Record Time.
The Common Stock to be issued pursuant to the Scheme of Arrangement will be issued and credited as fully paid and will rank pari passu in all respects with the sole share of Common Stock that is expected to be issued and outstanding on the Effective Date (which sole share of Common Stock will be held by BrightSphere-United Kingdom), including in relation to the right to receive notice of, and to attend and vote at, meetings of stockholders of BrightSphere-Delaware, the right to receive and retain any dividends declared, made or paid by reference to a record date falling after the Effective Date and to participate in the assets of BrightSphere-Delaware upon a winding-up of BrightSphere-Delaware. The new Common Stock to be issued pursuant to the Scheme of Arrangement will be issued free from all liens, charges, encumbrances and other third party rights and/or interests of any nature whatsoever. For more information about the Common Stock, refer to “Description of BrightSphere-Delaware Capital Stock.”

In the case of Ordinary Shares currently held in the name of Cede & Co. (the “DTC Nominee”), as nominee for DTC, BrightSphere-Delaware will issue the new shares of Common Stock to the DTC Nominee. Computershare will serve as the transfer agent and registrar for all of the Common Stock of BrightSphere-Delaware. The shares of Common Stock to be issued by BrightSphere-Delaware to the DTC Nominee will be recorded in the name of the DTC Nominee on the share register maintained by Computershare. The DTC Nominee will hold the Common Stock recorded in its name as nominee for the holders of Ordinary Shares who participate in the DTC system. Holders of Ordinary Shares will beneficially own their Common Stock through their broker, dealer or other nominee who is a direct participant in the DTC system, which will be reflected on DTC’s system in the name of such broker, dealer or other nominee. All other Common Stock issued by BrightSphere-Delaware, including Common Stock issuable in respect of BrightSphere-United Kingdom Ordinary Shares currently held outside DTC, will be recorded in book-entry form on the share register maintained by Computershare in the name of the registered/legal owner thereof.

This registration statement on Form S-4 registers the issuance of all shares of Common Stock to be issued in exchange for Ordinary Shares pursuant to the Scheme of Arrangement.

Certain holders of Ordinary Shares may be required to recognize a gain on the exchange if they do not elect to include certain amounts as a deemed dividend.

An application will be submitted to the NYSE for listing the Common Stock under the symbol “BSIG,” the same symbol under which the Ordinary Shares are listed currently. It is expected that the Common Stock will be admitted to trading on the NYSE and that normal settlement will commence on or around the Effective Date.

Transfer of Existing Ordinary Shares to CDRNL
As part of the Scheme of Arrangement, immediately following the issuance of the new Common Stock to holders of Ordinary Shares, all of the Ordinary Shares issued at the Scheme Record Time will be transferred to CDRNL, a professional nominee shareholder entity, which will hold those Ordinary Shares as a nominee for the Depositary. BrightSphere-United Kingdom and BrightSphere-Delaware have entered into an agreement with CDRNL and the Depositary pursuant to which, subject to the Ordinary Shares being transferred to CDRNL under the Scheme of Arrangement, the Depositary will issue to BrightSphere-Delaware an equivalent number of depositary interests representing those Ordinary Shares. Such depositary interests will be issued on terms such that the holders of those depositary interests will effectively have economic ownership of, and the right to direct the exercise of the voting rights attached to, the underlying Ordinary Shares, and therefore, as a result of such issuance of depositary interests, following the Scheme of Arrangement, BrightSphere-Delaware will be the effective economic owner and controller of BrightSphere-United Kingdom.
The Ordinary Shares will be acquired by CDRNL, as nominee of the Depository, with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of the transfer or thereafter attaching thereto. As a result, any and all rights and interests of any holder of Ordinary Shares in or in respect of such Ordinary Shares will be extinguished and the holder will have no ongoing entitlement, right or interest in the Ordinary Shares following such transfer.
The last day of trading in Ordinary Shares prior to their transfer to CDRNL pursuant to the Scheme of Arrangement is expected to be July 12, 2019. The last time for registration of transfers of Ordinary Shares prior to their transfer to CDRNL pursuant to the Scheme of Arrangement is expected to be 6:00 p.m. U.S. Eastern Time on July 12, 2019.
These dates may be deferred if it is necessary to adjourn any meetings required to approve the arrangements described in this proxy statement/prospectus or if there is any delay in obtaining the Court’s sanction of the Scheme of Arrangement. In the event of a delay for these or any other reasons, the application for the Ordinary Shares to be exchanged will be deferred, so that the Ordinary Shares will remain listed on the NYSE, only to be suspended immediately before the Scheme of Arrangement takes effect.
Certificates
Immediately following BrightSphere-Delaware’s issuance of Common Stock, on the Effective Date, (i) appropriate entries will be made in BrightSphere-United Kingdom’s register of members to reflect the transfer of Ordinary Shares to CDRNL, and BrightSphere-United Kingdom will arrange for the delivery to CDRNL of a share certificate with respect to its holding of such Ordinary Shares, and (ii) the Depositary will issue to BrightSphere-Delaware the depositary interests representing Ordinary Shares to be issued to BrightSphere-Delaware by the Depositary.

Certificates Representing Ordinary Shares
With effect from and including the Effective Date, all certificates and other documents or entries representing holdings of Ordinary Shares will cease to be valid with respect to such holdings and such holders will be bound at the request of BrightSphere-United Kingdom to deliver such certificates for cancellation to BrightSphere-United Kingdom or to any person appointed by BrightSphere-United Kingdom to receive the same.
Mandates
Each mandate in force at the Scheme Record Time relating to the payment of dividends on Ordinary Shares and each instruction then in force as to notices and other communications from BrightSphere-United Kingdom shall, unless and until varied or revoked, be deemed from and including the Effective Date to be a valid and effective mandate or instruction to BrightSphere-Delaware in relation to the corresponding shares of Common Stock to be issued pursuant to the Scheme of Arrangement.
Costs
BrightSphere-United Kingdom is authorized and permitted to pay all the costs and expenses incurred by it and BrightSphere-Delaware relating to the preparation and implementation of the Redomestication.
Effective Date
The Scheme of Arrangement is expected to become effective on July 12, 2019 (or such other date (being a date on or after an office copy of the Order of the Court sanctioning the Scheme of Arrangement under section 899 of the U.K. Companies Act shall have been duly delivered to the Registrar of Companies for registration) as BrightSphere-United Kingdom shall in its discretion determine). Unless the Scheme of Arrangement becomes effective on or before midnight U.S. Eastern Time on July 12, 2019 (or such later date, if any, as BrightSphere-United Kingdom and BrightSphere-Delaware may agree and the Court may allow), it will lapse and never become effective.
Modification
BrightSphere-United Kingdom and BrightSphere-Delaware may jointly consent on behalf of all persons concerned to any modification of or addition to the Scheme of Arrangement or to any condition that the Court may approve or impose.
Governing Law
The Scheme of Arrangement is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English Courts.
Conditions to Consummation of the Scheme of Arrangement and the Redomestication
Neither the Scheme of Arrangement nor the Redomestication will be effected unless the following conditions are satisfied:

•
the Scheme of Arrangement Proposal is approved at the Court Meeting by (i) a majority in number of those Ordinary Shares who are present and voting, either in person or by proxy, at the Court Meeting, and (ii) 75% or more of the nominal value of the Ordinary Shares voted (either in person or by proxy) at the Court Meeting;

•
the Court grants the requisite Court Order sanctioning the Scheme of Arrangement (in determining whether to grant such order, the Court will decide whether the Scheme of Arrangement is reasonable, whether various statutory and other legal requirements have been complied with and satisfied with respect to it and certain other matters; the Court has discretion whether to sanction the Scheme of Arrangement and there can be no certainty that it will do so);

•	the General Meeting Proposal is approved by at least 75% of Ordinary Shares present or represented by proxy and voting at the General Meeting;

•	no statute, rule or regulation is enacted or promulgated by any governmental entity of competent jurisdiction that prohibits or makes illegal the consummation of the Scheme of Arrangement; and

•	no order or injunction of a court of competent jurisdiction is in effect that prevents the consummation of the Scheme of Arrangement.
We also will not complete the Redomestication unless we are able to obtain the consent of the lenders under BrightSphere-United Kingdom’s revolving credit facility to transfer of BrightSphere-United Kingdom’s obligations under such revolving credit facility by BrightSphere-Delaware.

Sanctioning of the Scheme of Arrangement by the Court
BrightSphere-United Kingdom has made an application to the Court for an order to convene the Court Meeting. Subsequent and subject to approval of the Scheme of Arrangement by the shareholders of BrightSphere-United Kingdom at the Court Meeting, BrightSphere-United Kingdom must apply for the Court Order sanctioning the Scheme of Arrangement. If the Court Order is granted and the conditions to closing are satisfied, then the Scheme of Arrangement will become effective on the date that we lodge a copy of the Court Order with the Registrar of Companies in England and Wales.
It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinions of BrightSphere-United Kingdom shareholders.

The approvals by the shareholders of BrightSphere-United Kingdom and the Court of the Scheme of Arrangement shall remain valid notwithstanding any change in our business or financial condition or any transactions undertaken by us.

Effective Date of the Scheme of Arrangement and the Redomestication
The Scheme of Arrangement and the Redomestication are expected to become effective on July 12, 2019, the Effective Date.

Management of BrightSphere-Delaware
When the Redomestication is completed, the executive officers and directors of BrightSphere-United Kingdom immediately prior to the completion of the Redomestication will be the executive officers and directors of BrightSphere-Delaware. BrightSphere-Delaware’s Certificate of Incorporation and Bylaws, as they will be in effect after the Redomestication, provide for a single class of directors, just as BrightSphere-United Kingdom currently does, and BrightSphere-Delaware’s directors will be subject to re-election at the next annual meeting of stockholders of BrightSphere-Delaware following the completion of the Redomestication.
Interests of Certain Persons in the Scheme of Arrangement
Except for the indemnification arrangements described in this proxy statement/prospectus or any interest arising from his or her ownership of securities of BrightSphere-United Kingdom, no person who has been a director or executive officer of BrightSphere-United Kingdom at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Scheme of Arrangement.

Regulatory Matters
We are not aware of any governmental approvals or actions that are required to complete the Scheme of Arrangement or the Redomestication other than compliance with U.S. federal and state securities laws, Delaware corporate law, the corporate laws of England and Wales, and Court approval of the Scheme of Arrangement. We do not believe that any significant regulatory approvals will be required to effect the Scheme of Arrangement or the Redomestication.

No Appraisal Rights
Holders of Ordinary Shares may attend and raise objections at the Court Hearing, where the Court will consider sanctioning the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under the laws of England and Wales.

No Action Required to Transfer Ordinary Shares and Receive Shares of Common Stock
Assuming the Scheme of Arrangement becomes effective, Ordinary Shares will be exchanged for shares of Common Stock, which will be issued to you without any action on your part. All of BrightSphere-Delaware’s shares of Common Stock will be issued in uncertificated book-entry form. Our transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of Common Stock.

Equity Plans

BrightSphere-United Kingdom currently sponsors the Equity Plans. As part of the internal reorganization of the BrightSphere Group as part of the Redomestication, BrightSphere-Delaware will adopt and assume the sponsorship of the Equity Plans for purposes of granting new equity awards to employees and directors of the BrightSphere Group after the Scheme Effective Date. The Equity Plans, as so adopted, will be amended and restated to reflect their adoption by BrightSphere-Delaware and the Scheme of Arrangement, and to make certain other updates (the “ Restated Equity Plans ”). The adoption and restatement of the Equity Plans is contingent upon the effectuation of the Scheme of Arrangement and subject to approval of the General Meeting Proposal by BrightSphere-United Kingdom shareholders. For more information about how the Equity Plans will be amended and restated to give effect to the Redomestication, refer to “The General Meeting Proposal, Adoption, Assumption and Restatement of Equity Plans,” below.

Stockholder Agreement and Registration Rights Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Stockholder Agreement and Registration Rights Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its existing shareholder agreement and registration rights agreement with BrightSphere-United Kingdom, which agreements will become effective upon consummation of the Redomestication.

Stock Exchange Listing
Ordinary Shares are currently listed on the NYSE. BrightSphere-United Kingdom will submit an application to the NYSE and expects that, immediately following the consummation of the Redomestication, the Common Stock will be listed on the NYSE under the symbol “BSIG,” the same symbol under which the Ordinary Shares are currently listed.
Accounting Treatment of the Redomestication
The Redomestication and related internal reorganization will be accounted for consistent with a reorganization of entities under common control.  Accordingly, the transfer of the assets and liabilities and exchange of shares will be recorded in the new entity (BrightSphere-Delaware) at their carrying amounts from transferring entity (BrightSphere-United Kingdom) at the date of transfer.

Structure of the Redomestication
The following chart sets forth the current structure of the BrightSphere Group prior to the Redomestication, with BrightSphere-United Kingdom as parent:
The following chart sets forth the proposed structure of the BrightSphere Group immediately following the Redomestication, with BrightSphere-Delaware as parent:

Effect of the Scheme of Arrangement and the Redomestication on Reporting Obligations of the BrightSphere Group
Upon completion of the Redomestication, BrightSphere-Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as BrightSphere-United Kingdom before the Redomestication, and BrightSphere-Delaware will report the BrightSphere Group’s consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. BrightSphere-Delaware will be required to file periodic reports on Forms 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules, as currently required of BrightSphere-United Kingdom.
Until such time as BrightSphere-United Kingdom is wound up, it will continue to file any documents (such as its annual report and confirmation statement) required under the U.K. Companies Act to be filed with the Registrar of Companies in England and Wales.

Required Vote

A quorum is required for the transaction of business at the Court Meeting. The presence, in person or by proxy, at the Court Meeting of at least two shareholders of record will constitute a quorum.

To be approved, the Scheme of Arrangement Proposal must receive the affirmative vote of both (i) a majority in number of those holders of Ordinary Shares who are entitled to vote who are present and vote, either in person or by proxy, at the Court Meeting, and (ii) 75% or more of the nominal value of the Ordinary Shares voted (either in person or by proxy) at the Court Meeting. Only voting Ordinary Shares held of record as of the Record Shareholder Voting Record Date will count towards the majority requirement described in clause (i) of the preceding sentence. Voting Ordinary Shares held in “street name” will not count towards the majority requirement.

Each holder of Ordinary Shares represented in person or by proxy at the Court Meeting is entitled to one vote per Ordinary Share owned as of the applicable Voting Record Date.

As of the Notice Record Date, 91,869,338 Ordinary Shares of BrightSphere-United Kingdom were outstanding and there were two shareholders of record.

Paulson & Co., BrightSphere-United Kingdom’s largest shareholder, which owned approximately 21.8% of the Ordinary Shares that were outstanding as of the Notice Record Date, has agreed to vote all of its Ordinary Shares “ FOR ” the approval of the Scheme of Arrangement Proposal, pursuant to a Voting Agreement entered into with BrightSphere-United Kingdom, provided that the terms of the Redomestication submitted for the consideration and vote of the shareholders of BrightSphere-United Kingdom are not materially different from the terms provided in this proxy statement/prospectus.

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinions of BrightSphere-United Kingdom Shareholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SCHEME OF ARRANGEMENT PROPOSAL.

THE GENERAL MEETING PROPOSAL

At the General Meeting, shareholders will be asked to approve an amendment to BrightSphere-United Kingdom’s Articles of Association, substantially in the form attached as Appendix G to the accompanying proxy statement, that will enable BrightSphere-United Kingdom to effectuate the Scheme of Arrangement, to approve BrightSphere-Delaware’s adoption, assumption and restatement of the Equity Plans substantially in the forms attached as Appendix B and Appendix C, and to authorize the directors of BrightSphere-United Kingdom to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

Amendment to BrightSphere-United Kingdom’s Articles of Association

The following description of the amendment to BrightSphere-United Kingdom’s Articles of Association is qualified in its entirety by reference to the complete text of the amendment, which is attached to this proxy statement/ prospectus as Appendix G in the form substantially as it will be in effect upon completion of the Redomestication. We urge you to read carefully the amendment to BrightSphere-United Kingdom’s Articles of Association in its entirety.

The purpose of the amendment to BrightSphere-United Kingdom’s Articles of Association is to avoid any person being left with unlisted Ordinary Shares after the Effective Date and to otherwise facilitate implementation of the Scheme of Arrangement and the Redomestication. In addition, the amendment is to ensure that Ordinary Shares issued after the Effective Date, if any, are subject to the Scheme of Arrangement and as such will be exchanged on a one-to-one basis for shares of Common Stock, as described above. The amendment is required for the Scheme of Arrangement to be carried out and for the Redomestication to occur.

Adoption, Assumption, and Restatement of Equity Plans

BrightSphere-United Kingdom currently sponsors the Equity Plans. As part of the internal reorganization of the BrightSphere Group as part of the Redomestication, BrightSphere-Delaware will adopt and assume the sponsorship of the Equity Plans for purposes of granting new equity awards to employees and directors of the BrightSphere Group after the Scheme Effective Date. The Equity Plans, as so adopted, will be amended and restated, contingent upon and subject to approval of the Scheme of Arrangement Proposal and the General Meeting Proposal, to reflect their adoption by BrightSphere-Delaware and the Scheme of Arrangement, and to make certain other updates. The restatement of the Equity Plans will become effective as of the Scheme Effective Date, and will include changes to:

•
provide that shares of BrightSphere-Delaware Common Stock will be issued, held, available or used to measure benefits as appropriate under the Restated Equity Plans in lieu of Ordinary Shares of BrightSphere-United Kingdom on a one-for-one basis;

•	provide for the appropriate substitution of BrightSphere-Delaware for BrightSphere-United Kingdom as the sponsor and issuing corporation under the Restated Equity Plans;

•
provide for the assumption by BrightSphere-Delaware of awards that are outstanding under the Equity Plans and under the 2014 Employee Plan immediately prior to the Effective Date, together with BrightSphere-United Kingdom’s existing rights and obligations thereunder;

•	remove terms specific to the laws of England and Wales; and

•	reflect certain changes to the U.S. Internal Revenue Code enacted in December 2017 as part of the 2017 Tax Reform Act.

The term of each of the Restated Equity Plans, and the number of shares available for issuance of awards under each of the Restated Equity Plans, will be unchanged from those under the current terms of the Equity Plans.

Approval by the stockholders of BrightSphere-United Kingdom of the Scheme of Arrangement will also constitute stockholder approval of the adoption and assumption by BrightSphere-Delaware of the Restated Employee Plan and the Restated NED Plan, in the forms attached as Appendix B and Appendix C, respectively, to this proxy statement/prospectus, and the substitution of BrightSphere-Delaware for BrightSphere-United Kingdom as the granting corporation under the Restated Equity Plans. In particular, stockholder approval of the Restated Employee Plan will also constitute stockholder approval of the substitution of BrightSphere-Delaware as the granting corporation in place of BrightSphere-United Kingdom for purposes of the award of future incentive stock options under the Restated Employee Plan pursuant to Sections 421 and 422 of the Internal Revenue Code.

Upon the Scheme Effective Date, all options, awards of restricted stock and restricted stock units and any other equity-based awards outstanding under the Equity Plans and the 2014 Employee Plan will be assumed by BrightSphere-Delaware under the terms of the Restated Employee Plan and the Restated NED Plan, as applicable. In general, it is not expected that U.S. and Hong Kong taxpayers will recognize ordinary income at the time BrightSphere-Delaware assumes their outstanding options, restricted share unit awards or restricted shares under the Equity Plans. However, holders of awards under the Equity Plans who are taxpayers in the United Kingdom will be asked to provide their consent to the assumption and conversion of their awards by BrightSphere-Delaware, contingent upon the effectuation of the Scheme of Arrangement, in order to implement the conversion in a tax efficient manner. Certain tax reporting may be required by BrightSphere-Delaware or one of its affiliates and/or the holder of the applicable equity award as a result of the conversion of the equity awards. Depending on the country where the holders are citizens or residents or the country where they resided during the life of the BrightSphere-United Kingdom awards, the conversion of equity awards may trigger certain regulatory filings or notices to employees concerning the tax or regulatory consequences of the Scheme of Arrangement. Determining the actual tax consequences of the assumption by BrightSphere-Delaware of outstanding awards under the Equity Plans may be complex and will depend on your specific situation. This discussion is for informational purposes and does not constitute tax advice. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Redomestication on your outstanding Equity Plan awards in the light of your individual circumstances.

Effect of the General Meeting Proposal

The approval of the General Meeting Proposal is a prerequisite to the completion of the Redomestication. If the General Meeting Proposal is not approved, the Redomestication cannot be completed.

Required Vote

A quorum is required for the transaction of business at the General Meeting. The presence, in person or by proxy, at the General Meeting of at least two shareholders will constitute a quorum.

To be approved, the General Meeting Proposal requires the affirmative vote of 75% or more of the votes cast at the General Meeting, whether in person or by proxy.

Each holder of Ordinary Shares represented in person or by proxy at the General Meeting is entitled to one vote per Ordinary Share owned as of the applicable Voting Record Date.

As of the Notice Record Date, 91,869,338 Ordinary Shares of BrightSphere-United Kingdom were outstanding and there were two shareholders of record.

Paulson & Co., BrightSphere-United Kingdom’s largest shareholder, which owned approximately 21.8% of the Ordinary Shares that were outstanding as of the Notice Record Date, has agreed to vote all of its Ordinary Shares “ FOR ” the approval of the Scheme of Arrangement Proposal, pursuant to a Voting Agreement entered into with BrightSphere-United Kingdom, provided that the terms of the Redomestication submitted for the consideration and vote of the shareholders of BrightSphere-United Kingdom are not materially different from the terms provided in this proxy statement/prospectus.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE GENERAL MEETING PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE REDOMESTICATION TO HOLDERS OF BRIGHTSPHERE-UNITED KINGDOM ORDINARY SHARES
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and to Non-U.S. Holders (each as defined below) of (i) exchanging BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication and (ii) owning and disposing of shares of BrightSphere-Delaware Common Stock that are received pursuant to the Redomestication. This discussion is based on and subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following discussion assumes that the Redomestication will be consummated as described herein, and applies only to U.S. Holders and Non-U.S. Holders that hold their BrightSphere-United Kingdom Ordinary Shares, and that will hold their shares of BrightSphere-Delaware Common Stock received pursuant to the Redomestication, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder in light of that holder’s individual circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, the alternative minimum tax, or to any holder subject to special treatment under the Code, such as:

•	banks or other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	governments, agencies or instrumentalities thereof, or entities they control;

•	insurance companies;

•	traders, brokers, or dealers in securities, commodities, or currencies;

•	tax-qualified retirement plans;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies” and their shareholders;

•
“controlled foreign corporations” and their shareholders, or any foreign corporation with respect to which there are one or more “United States shareholders” within the meaning of Section 951(b) of the Code;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons who hold their BrightSphere-United Kingdom Ordinary Shares or shares of BrightSphere-Delaware Common Stock as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction or synthetic security;

•	persons who purchase or sell their BrightSphere-United Kingdom Ordinary Shares or shares of BrightSphere-Delaware Common Stock as part of a wash sale for tax purposes;

•
“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, grantor trusts, or other pass-through entities (and investors therein);

•	persons who received their BrightSphere-United Kingdom Ordinary Shares or shares of BrightSphere-Delaware Common Stock through the exercise of employee stock options or otherwise as compensation;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to BrightSphere-United Kingdom Ordinary Shares or shares of BrightSphere-Delaware Common Stock being taken into account in a financial statement;

•
persons who own or have owned, or are deemed to own or have owned (including for purposes of determining “United States shareholder” status under Section 951(b) of the Code), 5% or more of the BrightSphere-United Kingdom Ordinary Shares; and

•
persons who, upon exchanging their BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock, will own or be deemed to own 5% or more of the shares of BrightSphere-Delaware Common Stock.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax consequences, potential consequences under any applicable tax treaty, or any consequences arising from any separate arrangement or agreement that a holder of BrightSphere-United Kingdom Ordinary Shares or shares of BrightSphere-Delaware Common Stock may have relating to the Redomestication or relating to the other transactions or arrangements described herein. We do not intend to seek any rulings from the IRS with respect to the Redomestication, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of BrightSphere-United Kingdom Ordinary Shares or, after the completion of the Redomestication, shares of BrightSphere-Delaware Common Stock received in the Redomestication, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of BrightSphere-United Kingdom Ordinary Shares or, after the completion of the Redomestication, shares of BrightSphere-Delaware Common Stock received in the Redomestication, that is an individual, corporation, estate or trust and, in each case, is not a U.S. Holder.
If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds BrightSphere-United Kingdom Ordinary Shares or, after the completion of the Redomestication, shares of BrightSphere-Delaware Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax consequences of the Redomestication and of the ownership and disposition of shares of BrightSphere-Delaware Common Stock.
HOLDERS OF BRIGHTSPHERE-UNITED KINGDOM ORDINARY SHARES OR, AFTER THE COMPLETION OF THE REDOMESTICATION, SHARES OF BRIGHTSPHERE-DELAWARE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMESTICATION AND OF THE OWNERSHIP AND DISPOSITION OF SHARES OF BRIGHTSPHERE-DELAWARE COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Characterization of the Exchange of BrightSphere-United Kingdom Ordinary Shares for Shares of BrightSphere-Delaware Common Stock Pursuant to the Redomestication
In the opinion of Morgan Lewis, for U.S. federal income tax purposes, the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication should be treated as part of a reorganization described in Section 368(a)(1)(D) of the Code. However, the opinion of Morgan Lewis described above is based on certain factual representations, covenants and assumptions, and assumes that the parties will comply with certain reporting obligations under the Code. If any of these representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax treatment of the exchange could be adversely affected. Morgan Lewis’s opinion is not binding on the IRS or any court. In addition, there is some uncertainty regarding whether the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Redomestication. In particular, the characterization of the transaction for U.S. federal income tax purposes depends, in part, on the application of the “step transaction doctrine” articulated over time through judicial decisions and IRS rulings to integrate various component steps of the overall Redomestication, and those decisions and rulings address facts that are not identical to the facts involved in the Redomestication transactions. Moreover, the characterization of the transaction for U.S. federal income tax purposes involves the application of principles articulated in judicial decisions and IRS rulings in order to determine that certain specific statutory or regulatory requirements have been satisfied, and the relevant decisions and rulings address facts that are not identical to the facts involved in the Redomestication transactions. While we intend to take the position that the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication is part of a reorganization described in Section 368(a)(1)(D) of the Code, as discussed above, we do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Redomestication. Consequently, while it is unlikely that any challenge would ultimately be sustained, no assurance can be given that the IRS will not challenge the qualification of the Redomestication as a reorganization described in Section 368(a)(1)(D) of the Code, or that a court would not sustain such challenge. The remainder of this discussion of U.S. federal income tax considerations assumes that the exchange of BrightSphere-United Kingdom Ordinary Shares for shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication will be treated as part of a reorganization described in Section 368(a)(1)(D) of the Code.
Material U.S. Federal Income Tax Consequences of the Redomestication to U.S. Holders of BrightSphere-United Kingdom Ordinary Shares
Receipt of Shares of BrightSphere-Delaware Common Stock in a Section 368(a)(1)(D) Reorganization
Provided that BrightSphere-United Kingdom is not and has not during the U.S. Holder’s holding period been a passive foreign investment company (as discussed below under “Passive Foreign Investment Company Status”), a U.S. Holder that receives shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication will not recognize any gain with respect to such receipt of the shares of BrightSphere-Delaware Common Stock if the U.S. Holder elects to include as a deemed dividend the “all earnings and profits amount” attributable to its BrightSphere-United Kingdom Ordinary Shares by timely filing a notice of such election pursuant to Treasury Regulations under Section 367(b) of the Code, including providing notification of the election to BrightSphere-United Kingdom or BrightSphere-Delaware, as the successor, on or before the filing of the notice. We intend to provide a U.S. Holder with the information needed to substantiate the U.S. Holder’s all earnings and profits amount. If a U.S. Holder does not elect to include the all earnings and profits amount, the U.S. Holder will recognize gain (if any) on the exchange under those Treasury Regulations. A U.S. Holder will not recognize any loss with respect to the receipt of shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication. The requirement to either recognize gain or elect to include the all earnings and profits amount does not apply to a U.S. Holder whose BrightSphere-United Kingdom Ordinary Shares have a fair market value of less than $50,000 as of the date of the exchange.

A U.S. Holder that elects to include the all earnings and profits amount will have an aggregate adjusted tax basis in the shares of BrightSphere-Delaware Common Stock received in the Redomestication equal to the aggregate adjusted tax basis of the BrightSphere-United Kingdom Ordinary Shares surrendered in exchange therefor, increased by the all earnings and profits amount. A U.S. Holder that does not make the election and recognizes gain on the exchange of BrightSphere-United Kingdom Ordinary Shares will have an aggregate adjusted tax basis in the shares of BrightSphere-Delaware Common Stock received in exchange therefor in the Redomestication equal to their fair market value, and, in the case of any BrightSphere-United Kingdom Ordinary Shares surrendered as to which no gain is recognized, will have an aggregate adjusted tax basis in shares of BrightSphere-Delaware Common Stock received equal to the aggregate adjusted tax basis of the BrightSphere-United Kingdom Ordinary Shares, surrendered therefor. Other U.S. Holders will have an aggregate adjusted tax basis in the shares of BrightSphere-Delaware Common Stock received in the Redomestication equal to the aggregate adjusted tax basis of the BrightSphere-United Kingdom Ordinary Shares surrendered in exchange therefor. The holding period for shares of BrightSphere-Delaware Common Stock received in the Redomestication will generally include the holding period for the BrightSphere-United Kingdom Ordinary Shares surrendered in exchange therefor. However, there is a possibility that a U.S. Holder that recognizes gain on the exchange of BrightSphere-United Kingdom Ordinary Shares would not be allowed to include the holding period for those BrightSphere-United Kingdom Ordinary Shares surrendered in exchange.

U.S. Holders should consult their tax advisors about any reporting requirements and information statements that could be applicable with respect to the Redomestication and any potential consequences, including penalties, associated with a failure to satisfy such requirements.
Passive Foreign Investment Company Status
We believe that BrightSphere-United Kingdom was not a “passive foreign investment company” (generally, a foreign corporation that has a specified percentage of “passive” income or assets in a taxable year, after the application of certain “look-through” rules) for U.S. federal income tax purposes for any prior taxable year and do not expect it to be a passive foreign investment company for its 2019 taxable year. If BrightSphere-United Kingdom was a passive foreign investment company for any taxable year during which a U.S. Holder held BrightSphere-United Kingdom Ordinary Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Redomestication, unless an exception under the relevant U.S. Treasury Regulations can be relied upon. You should consult your tax advisor regarding the status of BrightSphere-United Kingdom as a passive foreign investment company for any taxable year during which you held BrightSphere-United Kingdom Ordinary Shares and the implications of such status on the U.S. federal income tax consequences of the BrightSphere-United Kingdom to you.
Material U.S. Federal Income Tax Considerations to U.S. Holders of Owning and Disposing of Shares of BrightSphere-Delaware Common Stock Received in the Redomestication
Distributions on Shares of BrightSphere-Delaware Common Stock
Any distribution made by us to a U.S. Holder with respect to shares of BrightSphere-Delaware Common Stock will generally be includible in the U.S. Holder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We expect that no BrightSphere-United Kingdom earnings and profits will carry over to BrightSphere-Delaware in the Redomestication. To the extent that the amount of the distribution exceeds the U.S. Holder’s share of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in the shares of BrightSphere-Delaware Common Stock in respect of which the distribution is made, and then, to the extent such excess amount exceeds the U.S. Holder’s tax basis in those shares of BrightSphere-Delaware Common Stock, as capital gain subject to the treatment described below under “Dispositions of Shares of BrightSphere-Delaware Common Stock”. Subject to applicable limitations and requirements, dividends received on shares of BrightSphere-Delaware Common Stock generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by us to certain non-corporate U.S. Holders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.

Dispositions of Shares of BrightSphere-Delaware Common Stock
A U.S. Holder will generally recognize taxable gain or loss on any sale, taxable exchange or other taxable disposition of a share of BrightSphere-Delaware Common Stock equal to the difference between the amount realized for such share of BrightSphere-Delaware Common Stock and the U.S. Holder’s adjusted tax basis in such share of BrightSphere-Delaware Common Stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Holder has a holding period in such share of BrightSphere-Delaware Common Stock that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Dividend payments with respect to shares of BrightSphere-Delaware Common Stock and proceeds of a disposition of shares of BrightSphere-Delaware Common Stock will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding (currently, at a rate of 24%) unless a U.S. Holder furnishes such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Holder’s federal income tax liability, and may entitle a U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Material U.S. Federal Income Tax Consequences of the Redomestication to Non-U.S. Holders of BrightSphere-United Kingdom Ordinary Shares
A Non-U.S. Holder that receives shares of BrightSphere-Delaware Common Stock pursuant to the Redomestication will not recognize any gain or loss with respect to such receipt of the shares of BrightSphere-Delaware Common Stock. A Non-U.S. Holder will have an aggregate adjusted tax basis in the shares of BrightSphere-Delaware Common Stock received in the Redomestication equal to the aggregate adjusted tax basis of the BrightSphere-United Kingdom Ordinary Shares surrendered therefor. The holding period for shares of BrightSphere-Delaware Common Stock received in the Redomestication will generally include the holding period for the BrightSphere-United Kingdom Ordinary Shares surrendered in exchange therefor.
Non-U.S. Holders should consult their tax advisors about reporting requirements and information statements that could be applicable with respect to the Redomestication and any potential consequences, including penalties, associated with a failure to satisfy such requirements.
Material U.S. Federal Income Tax Considerations to Non-U.S. Holders of Owning and Disposing of Shares of BrightSphere-Delaware Common Stock Received in the Redomestication
Distributions on Shares of BrightSphere-Delaware Common Stock
Any distribution made by us to a Non-U.S. Holder with respect to shares of BrightSphere-Delaware Common Stock will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We expect that no BrightSphere-United Kingdom earnings and profits will carry over to BrightSphere-Delaware in the Redomestication. To the extent that the amount of the distribution exceeds the Non-U.S. Holder’s share of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the shares of BrightSphere-Delaware Common Stock in respect of which the distribution is made, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in those shares of BrightSphere-Delaware Common Stock, as capital gain subject to the treatment described below under “Dispositions of Shares of BrightSphere-Delaware Common Stock.”
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder with respect to such Non-U.S. Holder’s shares of BrightSphere-Delaware Common Stock generally will be subject to U.S.

federal withholding tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder generally will not be subject to the 30% U.S. federal withholding tax described in the previous paragraph provided that the Non-U.S. Holder furnishes a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will instead be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Dispositions of Shares of BrightSphere-Delaware Common Stock
Subject to the discussions below relating to backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of shares of BrightSphere-Delaware Common Stock, unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
the shares of BrightSphere-Delaware Common Stock constitute a “United States real property interest” (a “USRPI”) by reason of our being, or having been, a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of the shares of BrightSphere-Delaware Common Stock or the Non-U.S. Holder’s holding period for the shares of BrightSphere-Delaware Common Stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we currently do not anticipate being or becoming a USRPHC. However, because the determination at any time of whether we are a USRPHC will depend on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and other trade or business assets, there can be no assurance that we will not be or become a USRPHC in the future. Even if we were to be or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of BrightSphere-Delaware Common Stock will not be subject to U.S. federal income tax if shares of BrightSphere-Delaware Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-

U.S. Holder did not own, actually or constructively, more than 5% of the shares of BrightSphere-Delaware Common Stock at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of the shares of BrightSphere-Delaware Common Stock or the Non-U.S. Holder’s holding period for the shares of BrightSphere-Delaware Common Stock.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on shares of BrightSphere-Delaware Common Stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either properly certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information reporting will apply in connection with any dividends on shares of BrightSphere-Delaware Common Stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld.
Proceeds of a sale or other taxable disposition of shares of BrightSphere-Delaware Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of shares of BrightSphere-Delaware Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares of BrightSphere-Delaware Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Such certification or exemption must typically be evidenced by a Non-U.S. Holder’s delivery of a properly executed IRS Form W-8BEN-E. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States relating to FATCA may be subject to different rules.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of BrightSphere-Delaware Common Stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF BRIGHTSPHERE-UNITED KINGDOM ORDINARY SHARES AND, AFTER CONSUMMATION OF THE REDOMESTICATION, SHARES OF BRIGHTSPHERE-DELAWARE COMMON STOCK SHOULD CONSULT THAT HOLDER’S TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER.

MATERIAL U.K. TAX CONSIDERATIONS OF THE REDOMESTICATION TO HOLDERS OF THE ORDINARY SHARES
United Kingdom tax on income and chargeable gains

A holder of Ordinary Shares that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes and whose Ordinary Shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom generally will not be subject to United Kingdom tax on income or chargeable gains on the receipt of the BrightSphere-Delaware Common Stock, or the transfer of the Ordinary Shares to CDRNL.

Stamp duty and stamp duty reserve tax (“SDRT”)

No stamp duty or SDRT should be payable on the issue of the Common Stock by BrightSphere-Delaware.

Holders of Ordinary Shares should not be subject to stamp duty or SDRT in respect of the transfer of Ordinary Shares to CDRNL.

The preceding statements do not constitute tax advice and are intended only as a general guide to current United Kingdom tax law and Her Majesty’s Revenue and Custom’s (“HMRC”) generally available published practice, which may not be binding on HMRC, as at the date of this document (and which are both subject to change at any time, possibly with retrospective effect). They relate only to certain limited aspects of the United Kingdom tax treatment for the holders of Ordinary Shares of the exchange of such shares for new Common Stock. Special rules may apply to holders such as market makers, brokers, dealers and intermediaries. Holders of Ordinary Shares should consult their own advisors as to the United Kingdom or other tax consequences of the exchange of BrightSphere-United Kingdom Ordinary Shares for BrightSphere-Delaware Common Stock.

DESCRIPTION OF BRIGHTSPHERE-DELAWARE CAPITAL STOCK
The following description of BrightSphere-Delaware’s capital stock is a summary. This summary is qualified by the complete text of BrightSphere-Delaware’s Certificate of Incorporation and Bylaws to be in place at the closing of the Redomestication, which will be substantially in the forms attached as Appendix E and Appendix F, respectively, to this proxy statement/prospectus. We encourage you to read those documents carefully.
There are differences between BrightSphere-United Kingdom’s Articles of Association and BrightSphere-Delaware’s Certificate of Incorporation and Bylaws as they are expected to be in effect after the Redomestication, especially relating to changes that are required by Delaware law (i.e., certain provisions of the Articles of Association were not replicated in the BrightSphere-Delaware Certificate of Incorporation or Bylaws because the DGCL would not permit such replication, or to provide for related provisions customarily provided with respect to publicly-traded Delaware corporations). See “—Differences in Corporate Law.”

General
The BrightSphere-Delaware Certificate of Incorporation will authorize 230 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share.
Common Stock
Voting Rights
Each holder of Common Stock will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. BrightSphere-Delaware stockholders will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by BrightSphere-Delaware's board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the BrightSphere-Delaware board of directors. The time and amount of dividends will depend upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the BrightSphere-Delaware board of directors may consider relevant.
Liquidation
In the event of BrightSphere-Delaware’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of BrightSphere-Delaware’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of Common Stock will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of BrightSphere-Delaware preferred stock that BrightSphere-Delaware may designate in the future.

Fully Paid and Non-assessable
All outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon the completion of this Redomestication will be, fully paid and non-assessable.

Preferred Stock
BrightSphere-Delaware's Certificate of Incorporation will authorize the board of directors of BrightSphere-Delaware to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.
Annual Stockholder Meetings
BrightSphere-Delaware's Certificate of Incorporation and Bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the BrightSphere-Delaware board of directors. To the extent permitted under applicable law, BrightSphere-Delaware may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of the BrightSphere-Delaware Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law and BrightSphere-Delaware's Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of BrightSphere-Delaware by means of a tender offer, acquisition of BrightSphere-Delaware by means of a proxy contest or otherwise, or removal of incumbent officers and directors of BrightSphere-Delaware. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of BrightSphere-Delaware, including transactions that might result in a premium over the market price for BrightSphere-Delaware shares. These provisions will replace and substitute applicable provisions of the laws of England and Wales and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of BrightSphere-Delaware to first negotiate with the BrightSphere-Delaware board of directors. BrightSphere-Delaware believes that the benefits of protection to BrightSphere-Delaware’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure BrightSphere-Delaware outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for the BrightSphere-Delaware board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of BrightSphere-Delaware. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of BrightSphere-Delaware.
Special Stockholder Meetings
The BrightSphere-Delaware Bylaws will provide that a special meeting of stockholders may be called only by the BrightSphere-Delaware board of directors or by one or more stockholders holding at least 10% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware.

Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws of BrightSphere-Delaware will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Composition of the Board of Directors; Election and Removal of Directors
The BrightSphere-Delaware board of directors will consist of not less than five nor more than seven directors. In any uncontested elections of directors, a director nominee for the board of directors of BrightSphere-Delaware will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. The directors of BrightSphere-Delaware are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. Pursuant to the stockholder agreement, dated as of May 17, 2019, by and between Paulson & Co. and BrightSphere-Delaware, following the consummation of the Redomestication, Paulson & Co. shall have the right to nominate (i) two directors to the board of directors of BrightSphere-Delaware until such time as Paulson & Co. does not own at least 20% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware, and (ii) one director to the board of directors of BrightSphere-Delaware until such time as Paulson & Co. does not own at least 7% of the total number of issued and outstanding Common Stock of BrightSphere-Delaware, which is consistent with the appointment rights afforded to Paulson & Co. pursuant to its existing shareholder agreement with BrightSphere-United Kingdom.
The directors of BrightSphere-Delaware may be removed by the affirmative vote of at least a majority of the holders of our then-outstanding Common Stock. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of BrightSphere-Delaware, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Choice of Forum
The BrightSphere-Delaware Certificate of Incorporation and Bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, the BrightSphere-Delaware Certificate of Incorporation or Bylaws; or any action asserting a claim against BrightSphere-Delaware that is governed by the internal affairs doctrine. The Certificate of Incorporation provides that the exclusive forum provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act or the respective rules and regulations promulgated thereunder. Although the BrightSphere-Delaware Certificate of Incorporation will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Business Combinations Involving Interested Stockholders

Under Section 203 of the DGCL (“Section 203”), a corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder” for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction that results in the person’s becoming an interested stockholder or the business combination is approved by the board of directors before the person becomes an interested stockholder, (ii) upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

An “interested stockholder” means any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 does not apply to a corporation that elects to opt out of such section in its original certification of incorporation, or if the corporation’s stockholders, by the affirmative vote of a majority of shares entitled to vote, adopt an amendment to its certificate of incorporation or bylaws. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment.

The BrightSphere-Delaware Certificate of Incorporation will not opt out of Section 203.

Amendment of the Certificate of Incorporation and Bylaws
The amendment of any of the provisions in the BrightSphere-Delaware Certificate of Incorporation would require approval by a stockholder vote by the holders of at least 75% of the voting power of the then outstanding voting stock. The Bylaws of BrightSphere-Delaware may be amended by the board of directors or by the holders of at least 75% of the voting power of the then outstanding voting stock.
The provisions of the DGCL, the BrightSphere-Delaware Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of BrightSphere-Delaware. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters
The BrightSphere-Delaware Certificate of Incorporation and Bylaws will contain provisions that limit the liability of the directors and officers of BrightSphere-Delaware for monetary damages to the fullest extent permitted by Delaware law. Consequently, BrightSphere-Delaware directors and officers will not be personally liable to BrightSphere-Delaware or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to BrightSphere-Delaware or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the BrightSphere-Delaware Certificate of Incorporation and Bylaws will provide that BrightSphere-Delaware is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The BrightSphere-Delaware Bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit BrightSphere-Delaware to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether BrightSphere-Delaware would otherwise be permitted to indemnify him or her under Delaware law. BrightSphere-United Kingdom has entered into agreements with the BrightSphere-United Kingdom directors and it is expected that BrightSphere-Delaware will enter into agreements to indemnify the BrightSphere-Delaware directors and executive officers. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. BrightSphere-Delaware believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Also, BrightSphere-Delaware will maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the BrightSphere-Delaware Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against BrightSphere-Delaware directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against BrightSphere-Delaware directors and officers, even though an action, if successful, might benefit BrightSphere-Delaware and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that BrightSphere-Delaware pays the costs of settlement or damages.

Uncertificated Shares
Holders of shares of Common Stock will not have the right to require BrightSphere-Delaware to issue certificates for their shares. BrightSphere-Delaware will only issue uncertificated shares of Common Stock.

Stock Exchange Listing
BrightSphere-United Kingdom will submit an application to the NYSE regarding the Redomestication, BrightSphere-Delaware expects that, upon the consummation of the Redomestication, the Common Stock will be listed on the NYSE under the symbol “BSIG,” the same symbol under which BrightSphere-United Kingdom Ordinary Shares are currently listed.
No Sinking Fund
The BrightSphere-Delaware shares of Common Stock have no sinking fund provisions.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock will be Computershare Trust Company N.A. The transfer agent and registrar’s address is Computershare Trust Company, N.A., P.O. BOX 30170, College Station, TX, 77842.

Stockholder Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Stockholder Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its existing shareholder agreement with BrightSphere-United Kingdom, effective upon consummation of the Redomestication. The Stockholder Agreement will provide Paulson & Co. with the right to nominate two directors to the board of directors of BrightSphere-Delaware so long as Paulson & Co. holds at least 20% of the outstanding shares of Common Stock of BrightSphere-Delaware and the right to appoint one director so long as Paulson & Co. holds at least 7% of the outstanding shares of Common Stock of BrightSphere-Delaware. In addition, consistent with the rights currently afforded to Paulson & Co. pursuant to its shareholder agreement with BrightSphere- United Kingdom, Paulson & Co. will have certain information rights and preemptive rights on issuance of shares of capital stock or securities convertible into capital stock of BrightSphere-Delaware.

Registration Rights Agreement

On May 17, 2019, BrightSphere-Delaware entered into a Registration Rights Agreement with Paulson & Co. containing substantially similar rights to the rights currently provided to Paulson & Co. under its existing registration rights agreement with BrightSphere-United Kingdom, effective upon consummation of the Redomestication. Pursuant to the Registration Rights Agreement, Paulson & Co. could require BrightSphere-Delaware to file one or more registration statements and prospectus supplements with the SEC covering the public resale of registrable securities beneficially owned by Paulson & Co. with expected aggregate gross proceeds of at least $50 million. BrightSphere-Delaware may be required by Paulson & Co. to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. BrightSphere-Delaware will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. BrightSphere-Delaware will be obligated to file a shelf registration statement upon any request made by Paulson & Co. In addition, Paulson & Co. will have certain “piggy-back” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that BrightSphere-Delaware may undertake, and the amount of securities BrightSphere-Delaware may offer may be subject to “cutback” in certain cases. BrightSphere-Delaware will be responsible for the expenses associated with any sale of its shares by Paulson & Co. pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

COMPARISON OF RIGHTS OF U.K. ORDINARY SHAREHOLDERS AND DELAWARE STOCKHOLDERS
Differences in Corporate Law
Certain provisions of the Delaware General Corporation Law differ from laws applicable to English corporations and their shareholders, such as the U.K. Companies Act. Set forth below is a summary of certain differences between the provisions of the Delaware General Corporation Law and the U.K. Companies Act applicable to BrightSphere-Delaware and relating to stockholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

Delaware	England and Wales
Number of Directors

Delaware	England and Wales
Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors. The BrightSphere-Delaware certificate of incorporation will provide that BrightSphere-Delaware will have no less than five nor more than seven directors.

Under the U.K. Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association. BrightSphere-United Kingdom’s Articles of Association provide that the minimum number of directors is two and the maximum number of directors is nine.

Removal of Directors
Under Delaware law, unless otherwise provided in the Certificate of Incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except:
(i) in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and
(ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

The BrightSphere-Delaware Certificate of Incorporation will provide that directors may be removed with or without cause.

Under the U.K. Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the U.K. Companies Act are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing). In addition to this statutory right, BrightSphere-United Kingdom’s Articles of Association provide that shareholders may remove a director without cause by ordinary resolution.

Vacancies on the Board of Directors
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. The Certificate of Incorporation of BrightSphere-Delaware will also permit vacancies to be filled by a vote of a majority of stockholders.

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually. BrightSphere-United Kingdom’s Articles of Association provide that the board or shareholders may appoint a new director to fill a vacancy.

Delaware	England and Wales
Stockholder Action by Written Consent
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

The organizational documents of BrightSphere-Delaware will permit stockholder action by written consent.

A public company can only pass a shareholders’ resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting. BrightSphere-United Kingdom shareholders may not act by written consent except in the case of unanimity.

Annual General Meeting of Stockholders
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.

Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may order a meeting to be held upon the application of any stockholder or director.

Under the U.K. Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.

Delaware	England and Wales
General Meeting of Stockholders
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The BrightSphere-Delaware Bylaws will allow stockholders holding at least 10% of the outstanding common stock to call a special meeting of stockholders.

Under the U.K. Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting. BrightSphere-United Kingdom shareholders holding 5% of the voting rights attached to the share capital can require the board to call a special meeting.

Notice of General Meetings
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Under the U.K. Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

The notice must include the time, date and place of the meeting, and (unless the company’s articles of association provide otherwise) the general nature of the business to be dealt with, and) if a special resolution is to be proposed at the meeting) the full text of that special resolution. If the meeting is to be an annual general meeting the notice must also state this.

Unless the company’s articles of association provide otherwise, notices must be sent to all shareholders registered in the company’s register of members, the company’s directors and the auditors of the company.

Proxy
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Under the U.K. Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Delaware	England and Wales
Issues of New Shares
Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation.

Under the U.K. Companies Act, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company’s articles of association, or (ii) a resolution of the company’s shareholders.

Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable.

Reduction of Share Capital
Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the Certificate of Incorporation otherwise provides. Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.

Under the U.K. Companies Act, a public company may reduce or cancel its issued share capital in accordance with the provisions of the U.K. Companies Act if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.

The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the U.K. Companies Act (i.e. £50,000, of which at least one quarter must be fully paid up).

Preemptive Rights
Under Delaware law, unless otherwise provided in a corporation’s Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its Certificate of Incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation’s capital stock.

Under the U.K. Companies Act, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the U.K. Companies Act. BrightSphere-United Kingdom shareholders have statutory preemptive rights on the new issuances of shares for cash, except where these rights have been disapplied either in the BrightSphere-United Kingdom’s Articles of Association or by shareholder resolution. BrightSphere-United Kingdom’s Articles of Association currently contain a limited disapplication of such pre-emption rights which applies until 1 May 2020.

Delaware	England and Wales
Bonus Issue of Shares
Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation’s capital stock.
Under the U.K. Companies Act, if a company’s articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the U.K. Companies Act.

Delaware	England and Wales
Distributions and Dividends
Under Delaware law, unless otherwise provided in a corporation’s Certificate of Incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.

In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself, at the time it is made, does not reduce the amount of net assets to less than that total.

Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company’s unrealized uncapitalized profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.

The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the “relevant accounts” of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company’s most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company’s profits, losses, assets and liabilities, include appropriate provisions, and include details of the company’s share capital and reserves (including undistributable reserves).

The process for declaring and paying dividends is usually set out in a company’s articles of association. Typically, these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company’s annual general meeting), and (b) interim dividends can be decided solely by the board of directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

Delaware	England and Wales
Repurchases and Redemptions of Shares
Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its Certificate of Incorporation.

Under English law, a company is free to purchase its own shares, unless its articles of association expressly prohibit or limit share buybacks. A company’s articles may also provide that repurchased shares are either cancelled or held as treasury shares.

A share repurchase can be funded either out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.

Any repurchase of a company’s shares will require shareholder approval. For an “off-market” purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of a special resolution). For a “market” purchase, the repurchase must be approved by an ordinary resolution of the shareholders (unless the company’s articles require a higher percentage), and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting.

A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association (and the articles can be amended by way of special resolution if necessary for these purposes). Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the U.K. Companies Act, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.

Delaware	England and Wales
Liability of Directors and Officers
Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.

In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person’s conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

Under the U.K. Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the U.K. Companies Act, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Delaware	England and Wales
Voting Rights
Delaware law provides that, unless otherwise provided in the Certificate of Incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the U.K. Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Delaware	England and Wales
Stockholder Vote on Certain Transactions
Generally, under Delaware law, unless the Certificate of Incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the Certificate of Incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

The U.K. Companies Act only permits mergers in specified limited circumstances. However, the U.K. Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.
These arrangements require:
• the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and
• the approval of the court.
Certain other types of extraordinary transactions such as certain capital reorganizations also require approval by shareholders (either by a majority or at least 75% of the votes cast, depending on the type of transaction), while other types of transactions, including asset sales and tender offers, often do not require shareholder approval.

Delaware	England and Wales
Business Combinations Involving Interested Stockholders
Under Delaware law, a corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder” for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction that results in the person’s becoming an interested stockholder or the business combination is approved by the board of directors before the person becomes an interested stockholder, (ii) upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

An “interested stockholder” means any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 does not apply to a corporation that elects to opt out of such section in its original certification of incorporation, or if the corporation’s stockholders, by the affirmative vote of a majority of shares entitled to vote, adopt an amendment to its certificate of incorporation or bylaws. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment.

BrightSphere-Delaware will not opt out of Section 203.

The U.K. Companies Act does not contain an equivalent provision.

Delaware	England and Wales
Standard of Conduct for Directors
Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Under English law, a director owes various statutory and fiduciary duties to the company, including:
• to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;
• to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
• to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Stockholder Suits
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
• state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and
• allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
• state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.

Notwithstanding this general position, the U.K. Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Delaware	England and Wales
Inspection of Books and Records
Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary’s books and records, to the extent that:
(a) the corporation has actual possession and control of such records of such subsidiary; or
(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
(1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
(2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

Under the U.K. Companies Act, shareholders have rights including the right to:
• inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;
• inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;
• receive copies of the company’s annual report and accounts for each financial year;
• receive notices of general meetings of the company.
A company’s articles of association must be registered at Companies House and are therefore open to public inspection.
Shareholders do not have any right to inspect board minutes of the company.

Delaware	England and Wales
Amendments of Constituent Documents
Under Delaware law, a corporation may amend its Certificate of Incorporation, from time to time, in any and as many respects as may be desired, so long as its Certificate of Incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original Certificate of Incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Under the Certificate of Incorporation of BrightSphere-Delaware,
at least 75% of of the outstanding shares entitled to vote thereon and at least 75% of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Under the U.K. Companies Act, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting. A special resolution under English law requires the approval of not less than 75% of the votes cast at a general meeting at which a quorum is present.

Where a proposed amendment to the articles of association would involve a variation of the class rights attaching to a specific class of shares, the consent of that class of shareholders will also be required, unless the company’s articles of association provide otherwise. Under both the U.K. Companies Act and BrightSphere-United Kingdom’s Articles of Association, a class consent requires either the written consent of holders of at least 75% in nominal value of the issued shares of that class (excluding any shares held in treasury) or the approval of a special resolution passed at a separate general meeting of holders of that class of shares. Under BrightSphere-United Kingdom’s Articles of Association, the quorum requirement for a class meeting (including any adjourned meeting) is two persons present (in person or by proxy) holding at least majority of the voting rights of the issued shares of that class entitled to vote.

THE SHAREHOLDER MEETINGS
BrightSphere-United Kingdom is furnishing this proxy statement/prospectus to the holders of Ordinary Shares in connection with the solicitation of proxies by the Board for use at the Court Meeting to consider the Scheme of Arrangement Proposal and the other matters that may come before that meeting, and at the General Meeting to consider the General Meeting Proposal and the other matters that may come before that meeting.

General

The Court Meeting will be conducted in accordance with the directions of the Court. The General Meeting will be conducted in accordance with the Articles of Association of BrightSphere-United Kingdom.

Time, Place, Date and Purpose of the Meetings

The Meetings are scheduled to be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.

Court Meeting

The Court Meeting will be held on July 2, 2019, at 10:00 a.m. U.S. Eastern Time. At the Court Meeting, the Board will ask the shareholders of BrightSphere-United Kingdom to vote to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved, once it becomes effective, it will effect the Redomestication, pursuant to which your Ordinary Shares will be transferred to Computershare DR Nominees Limited (in return for which depositary interests representing such Ordinary Shares will be issued to BrightSphere-Delaware) and you will receive, on a one-for-one basis, new shares of Common Stock of BrightSphere-Delaware for each Ordinary Share of BrightSphere-United Kingdom that has been transferred.
General Meeting

The General Meeting will be held on July 2, 2019, at 10:15 a.m. U.S. Eastern Time (or as soon as possible thereafter as the Court Meeting concludes or is adjourned). At the General Meeting, the Board will ask the shareholders of BrightSphere-United Kingdom to vote to approve an amendment to BrightSphere-United Kingdom’s Articles of Association that will enable BrightSphere-United Kingdom to effectuate the Scheme of Arrangement, to approve BrightSphere-Delaware’s adoption, assumption and restatement of the Restated Equity Plans, and to authorize the directors of BrightSphere-United Kingdom to take all such action as they may consider necessary or appropriate for carrying the Scheme of Arrangement into effect.

The Board unanimously approved the Scheme of Arrangement and recommends that you vote “FOR” the Scheme of Arrangement Proposal and “FOR” the General Meeting Proposal.
Record Date; Voting Rights; Votes Required for Approval

The Board has set May 28, 2019 and June 26, 2019 as the Underlying Shareholder Voting Record Date and the Record Shareholder Voting Record Date, respectively, for the Court Meeting and the General Meeting. Each beneficial holder of Ordinary Shares held in “street name” through DTC represented in person or by proxy at the General Meeting is entitled to one vote per Ordinary Share owned as of the Underlying Shareholder Voting Record Date. Each record owner of Ordinary Shares represented in person or by proxy at the General Meeting is entitled to one vote per Ordinary Share owned as of June 26, 2019.

On the Notice Record Date, approximately 91,869,338 Ordinary Shares were outstanding and entitled to be voted at the Meetings and there were two shareholders of record. A list of shareholders of record will be available for inspection at least 10 days prior to the Meetings at 101 Park Avenue, 39th Floor, New York, NY 10178, USA. Each Ordinary Share entitles its holder to one vote on each proposal.

Only holders as of record of Ordinary Shares on the Notice Record Date are entitled to notice of and to vote at each of the Meetings. You will not be the holder of record of Ordinary Shares that you hold “beneficially.” Instead, the depository (for example, the DTC Nominee) or other nominee will be the holder of record of such Ordinary Shares. If your Ordinary Shares are held in “street name” (held directly or indirectly through DTC in the name of a bank, broker or other nominee), you will receive instructions from such bank, broker or other nominee. You must follow the instructions from your bank, broker or other nominee for your Ordinary Shares to be voted. Telephone and Internet voting also will be offered to shareholders who own their Ordinary Shares through certain banks, brokers or other nominees.

Any beneficial owner of Ordinary Shares who proposes to extract an interest in Ordinary Shares from DTC and have such Ordinary Shares registered in its own name (or the name of an alternative nominee holder) should not give (or procure the giving of) any voting instructions to the DTC Nominee, nor apply to the DTC Nominee for a letter of representation or to be appointed as a proxy, in relation to the relevant Ordinary Shares, and if any such voting instructions have been given or application made in relation to any interest in Ordinary Shares to be so extracted from DTC, such instructions or application should be withdrawn.

A broker “non-vote” occurs when your Ordinary Shares are held in “street name” and you do not provide voting instructions to the bank, broker or other nominee that holds your Ordinary Shares and the bank, broker or other nominee abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Accordingly, it is important for beneficial owners to follow the instructions from their bank, broker, or other nominee for providing voting instructions.

The directors and executive officers of BrightSphere-United Kingdom have indicated that they intend to vote their Ordinary Shares in favor of the Scheme of Arrangement Proposal and the General Meeting Proposal. As of the Record Date, the current directors and executive officers of BrightSphere-United Kingdom and their affiliates beneficially owned 22,467,201 Ordinary Shares entitled to vote at each of the Meetings, which is approximately 24.1% in the aggregate of the outstanding Ordinary Shares as of that date.

Assuming the presence of a quorum, approval of the Scheme of Arrangement Proposal requires the affirmative vote of Ordinary Shares representing both (i) a majority in number of those Ordinary Shares who are present and voting, either in person or by proxy, at the Court Meeting, and (ii) 75% or more of the nominal value of the Ordinary Shares voted, either in person or by proxy, at the Court Meeting. Holders of Ordinary Shares may file an objection with the Court against the sanctioning of the Scheme of Arrangement, but no appraisal or dissenting rights are available to such holders in connection with a scheme of arrangement effected under the laws of England and Wales.

Assuming the presence of a quorum, approval of the General Meeting Proposal requires the affirmative vote of 75% or more of the votes cast at the General Meeting, whether in person or by proxy.

Quorum

At each of the Meetings, at least two shareholders of record must be present, in person or by proxy.

Proxies

The accompanying proxies are being solicited on behalf of the Board of BrightSphere-United Kingdom. BrightSphere-United Kingdom will reimburse brokers for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners or other persons for whom they hold Ordinary Shares. The directors, and certain officers and employees of BrightSphere-United Kingdom may solicit proxies by personal interview, mail, email, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Subject to applicable law, BrightSphere-United Kingdom may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses for forwarding proxy materials to the beneficial owners of Ordinary Shares and in obtaining voting instructions from such beneficial owners. The extent to which this will be necessary depends upon how promptly proxies are returned. BrightSphere-United Kingdom urges you to send in your proxies without delay.

Court Meeting

A blue proxy card is being sent to each BrightSphere-United Kingdom shareholder of record as of the Record Date in connection with the Court Meeting. If you properly received a blue proxy card, you may grant a proxy to vote on the Scheme of Arrangement Proposal presented in one of the two ways that are explained below under “How You Can Vote.”

If you properly complete, sign and date the enclosed blue proxy card and timely send it to us or timely and properly appoint your proxy over the Internet or by telephone, your proxy holder (one of the individuals named on the enclosed blue proxy card) will vote your Ordinary Shares as you have directed.

If you do not specify on the enclosed blue proxy card that you submit (or when appointing your proxy over the Internet or by telephone) how you want to vote your Ordinary Shares at the Court Meeting, the proxy holders will vote them “FOR” the Scheme of Arrangement Proposal set forth in this proxy statement/ prospectus.

An abstention or broker “non-vote” on the Scheme of Arrangement Proposal has the effect of a vote not being cast with respect to the relevant Ordinary Shares. As a consequence, such Ordinary Shares will not be considered when determining whether the Scheme of Arrangement Proposal has received the required shareholder approval.

You may revoke your proxy at any time before it is exercised at the Court Meeting in any of the following ways:

•by notifying BrightSphere-United Kingdom’s Secretary in writing by (i) delivering by mail or by hand to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, or (ii) submitted in electronic form at info@bsig.com with a subject line “Revocation of Previous Proxy Appointment-Attention: Company Secretary,” which notice must be received no later than 10:00 a.m. U.S. Eastern Time on July 1, 2019 (at least 24 hours before the start of the Court Meeting);

•by submitting another properly signed blue proxy card with a later date or another Internet or telephone proxy at a later date, which proxy must be received no later than (i) the day before the Court Meeting (or, if the meeting is adjourned, the day before the adjourned meeting), if delivered in hard copy form, or (ii) 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting (or, if the meeting is adjourned, 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned Court Meeting), if delivered electronically; or

•by voting in person at the Court Meeting.

Your proxy will not be revoked merely by attending the Court Meeting. To revoke a proxy, you must take one of the actions described above. If you hold your shares through of a broker, custodian or depository, you should follow the instructions provided by your broker, custodian or depository in revoking your previously granted instructions.
If you do not appoint a proxy and you do not vote at the Court Meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the Court Meeting in person or by proxy.

General Meeting

A white proxy card is being sent to each BrightSphere-United Kingdom shareholder of record as of the Record Date in connection with the General Meeting. If you properly received a white proxy card, you may grant a proxy to vote on the General Meeting Proposal presented in one of the two ways that are explained below under “How You Can Vote.”

If you properly complete, sign and date the enclosed white proxy card and timely send it to us or timely and properly appoint your proxy over the Internet or by telephone, your proxy holder (one of the individuals named on the enclosed white proxy card) will vote your Ordinary Shares as you have directed.

If you do not specify on the enclosed white proxy card that you submit (or when appointing your proxy over the Internet or by telephone) how you want to vote your Ordinary Shares at the General Meeting, the proxy holders will vote them “FOR” the General Meeting Proposal set forth in this proxy statement/prospectus.

You may abstain from voting on the General Meeting Proposal by marking “ABSTAIN.”

An abstention or broker “non-vote” on the General Meeting Proposal has the effect of a vote not being cast with respect to the relevant Ordinary Shares. As a consequence, such Ordinary Shares will not be considered when determining whether the General Meeting Proposal has received the required shareholder approval.

You may revoke your proxy at any time before it is exercised at the General Meeting in any of the following ways:

• by notifying BrightSphere-United Kingdom’s Secretary in writing by (i) delivering by mail or by hand to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, or (ii) submitted in electronic form at info@bsig.com with a subject line “Revocation of Previous Proxy Appointment-Attention: Company Secretary,” which notice must be received no later than 10:15 a.m. U.S. Eastern Time, on July 1, 2019 (at least 24 hours before the start of the General Meeting);

•by submitting another properly signed white proxy card with a later date or another Internet or telephone proxy at a later date, which proxy must be received no later than (i) the day before the General Meeting (or, if the meeting is adjourned, the day before the adjourned meeting), if delivered in hard copy form, or (ii) 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the General Meeting (or, if the meeting is adjourned, 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned General Meeting), if delivered electronically; or

•by voting in person at the General Meeting.

Your proxy will not be revoked merely by attending the General Meeting. To revoke a proxy, you must take one of the actions described above. If you hold your shares through a broker, custodian or depository, you should follow the instructions provided by your broker, custodian or depository in revoking your previously granted instructions.
If you do not appoint a proxy and you do not vote at the General Meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the General Meeting in person or by proxy.

How You Can Vote

Court Meeting

If you are a holder of Ordinary Shares who is a holder of record, you can vote your Ordinary Shares directly by attending the Court Meeting and casting your vote in person or by completing and returning a blue proxy card, which when properly executed and received by BrightSphere-United Kingdom, will be voted at the Court Meeting in accordance with your instructions set forth in the proxy. If you are a holder of Ordinary Shares who is a DTC Participant, you must vote your shares through DTC’s procedures.

If you give instructions as to your proxy appointment to the Court Meeting by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the Court Meeting (or, if the Court Meeting is adjourned, 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned Court Meeting). If you mail your executed blue proxy card for the Court Meeting, such blue proxy card must be received by July 1, 2019, the day before the Court Meeting (or, if the Court Meeting is adjourned, the day before the date fixed for the adjourned Court Meeting).

If you hold your ordinary shares in “street name,” please vote in accordance with the instructions provided by your bank, broker or other nominee. Most “street name” holders, or beneficial owners holding through a bank, broker or other nominee, may also vote by telephone or by Internet, in accordance with instructions provided by their bank, broker or other nominee. All Ordinary Shares entitled to vote and represented by properly completed blue proxies received prior to the Court Meeting and not revoked will be voted at the Court Meeting in accordance with your instructions. If you are a holder of Ordinary Shares who is a registered holder and you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board recommends, and therefore, “FOR” the approval of the Scheme of Arrangement Proposal.

Any holder of Ordinary Shares entitled to vote at the Court Meeting that has submitted a blue proxy has the right to revoke his or her proxy at any time prior to voting at the Court Meeting as described above. Attendance at the Court Meeting will not, by itself, revoke your proxy; you must elect to vote in person at the Court Meeting in order to revoke or change your vote if you have not delivered or submitted your notice of termination in one of the manners described.

If you hold ordinary shares in “street name” through a bank, broker or other nominee and would like to change your vote instruction, you should follow the directions provided by your bank, broker or other nominee. Most banks, brokers and other nominees provide means by which “street name” holder may vote by telephone or by Internet, as well as by signing and returning voting instructions.

If the Court Meeting is postponed or adjourned, as a holder of Ordinary Shares your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted.
Proxies received before the applicable deadline before the Court Meeting, and not revoked or superseded before being voted, will be voted at the Court Meeting. A validly signed and delivered blue proxy will be voted in accordance with the specification.

Subject to space availability, all BrightSphere-United Kingdom shareholders as of the Record Date, or their duly appointed proxies, may attend the Court Meeting. Since seating is limited, admission to the Court Meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. U.S. Eastern Time, on July 2, 2019. Each BrightSphere-United Kingdom shareholder, or their duly authorized representative, will be asked to present valid photo identification issued by a government agency, such as a driver’s license or passport and, if applicable, evidence of such person’s authorization to represent a BrightSphere-United Kingdom shareholder.

If your Ordinary Shares are held in the name of a bank, broker, custodian, nominee or other holder of record and you plan to attend the Court Meeting, you must present proof of your beneficial ownership of Ordinary Shares, such as a recent bank or brokerage account statement, together with a form of personal identification and proof of address to be admitted to the Court Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your beneficial ownership of Ordinary Shares, to:

Computershare
The Pavilions, Bridgwater Road
Bristol BS13 8AE, United Kingdom

Even if you establish proof of your beneficial ownership and/or have a valid admission ticket, you will not be entitled to vote at or otherwise participate in the meeting unless you are a holder of Ordinary Shares entitled to vote at the Court Meeting.

General Meeting

If you are a holder of Ordinary Shares who is a holder of record, you can vote your Ordinary Shares directly by attending the General Meeting and casting your vote in person or by completing and returning a white proxy card, which when properly executed and received by BrightSphere-United Kingdom, will be voted at the General Meeting in accordance with your instructions set forth in the proxy.

If you give instructions as to your proxy appointment to the General Meeting by telephone or through the Internet, such instructions must be received by 2:00 a.m. U.S. Eastern Time, on July 2, 2019, the day of the General Meeting (or, if the General Meeting is adjourned, 2:00 a.m. U.S. Eastern Time, on the date fixed for the adjourned General Meeting). If you mail your executed white proxy card for the General Meeting, such white proxy card must be received by July 1, 2019, the day before the General Meeting (or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting).

If you hold your ordinary shares in “street name,” please vote in accordance with the instructions provided by your bank, broker or other nominee. Most “street name” holders, or beneficial owners holding through a bank, broker or other nominee, may also vote by telephone or by Internet, in accordance with instructions provided by their bank, broker or other nominee. All Ordinary Shares entitled to vote and represented by properly completed white proxies received prior to the General Meeting and not revoked will be voted at the General Meeting in accordance with your instructions. If you are a holder of Ordinary Shares who is a registered holder and you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board recommends, and therefore, “FOR” the approval of the General Meeting Proposal.

Any holder of Ordinary Shares entitled to vote at the General Meeting that has submitted a white proxy has the right to revoke his or her proxy at any time prior to voting at the General Meeting as described above. Attendance at the General Meeting will not, by itself, revoke your proxy; you must elect to vote in person at the General Meeting in order to revoke or change your vote if you have not delivered or submitted your notice of termination in one of the manners described.

If you hold ordinary shares in “street name” through a bank, broker or other nominee and would like to change your vote instruction, you should follow the directions provided by your bank, broker or other nominee. Most banks, brokers or other nominees provide means by which “street name” holder may vote by telephone or by Internet, as well as by signing and returning voting instructions.

If the General Meeting is postponed or adjourned, as a holder of Ordinary Shares your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted.

Proxies received before the applicable deadline for the General Meeting, and not revoked or superseded before being voted, will be voted at the General Meeting. A validly signed white proxy will be voted in accordance with the specification.

Subject to space availability, all BrightSphere-United Kingdom shareholders as of the Record Date, or their duly appointed proxies, may attend the General Meeting. Since seating is limited, admission to the General Meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. U.S. Eastern Time, on July 2, 2019. Each BrightSphere-United Kingdom shareholder, or their duly authorized representative, will be asked to present valid photo identification issued by a government agency, such as a driver’s license or passport and, if applicable, evidence of such person’s authorization to represent a BrightSphere-United Kingdom shareholder.

If your Ordinary Shares are held directly or indirectly by a bank, broker or other nominee and you plan to attend the General Meeting, you must present proof of your beneficial ownership of Ordinary Shares, such as a recent bank or brokerage account statement, together with a form of personal identification and proof of address to be admitted to the General Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your beneficial ownership of Ordinary Shares, to:

Computershare
The Pavilions, Bridgwater Road
Bristol BS13 8AE, United Kingdom

Even if you establish proof of your beneficial ownership and/or have a valid admission ticket, you will not be entitled to vote at or otherwise participate in the meeting unless you are a holder of Ordinary Shares entitled to vote at the General Meeting.

Validity

Guang Yang (or failing him, Robert Chersi or failing him any other director of BrightSphere-United Kingdom) has been appointed by the Court as Chairman of the Court Meeting. The Chairman of the Court Meeting will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.
Guang Yang (or failing him, Robert Chersi or failing him any other director of BrightSphere-United Kingdom) has been appointed by the Board as Chairman of the General Meeting. The Chairman of the General Meeting will count the votes, determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Stock to be outstanding after the Redomestication is consummated. The table below sets forth such estimated beneficial ownership for: (1) each person who is known by us that will beneficially own more than five percent of the Common Stock based on the one-for-one conversion of the Ordinary Shares, (2) each director and named executive officer of BrightSphere-Delaware; and (3) all of BrightSphere-Delaware’s directors and executive officers as a group. Each director and named executive officer of BrightSphere-United Kingdom will continue to serve in their current capacity in BrightSphere-Delaware.
We have determined beneficial ownership in accordance with the rules of the SEC and have assumed that each Ordinary Share will be exchanged for one share of Common Stock upon consummation of the Redomestication. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each person named in the table below will have sole voting and investment power with respect to their shares of Common Stock beneficially owned, subject to applicable community property laws.
In the table below, percentage ownership is based on the proposed one-for-one conversion of 91,869,338 Ordinary Shares outstanding, assuming the consummation of the Redomestication had occurred as of May 28, 2019. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Pro Forma Beneficial Ownership After Redomestication
Name of Beneficial Owner	Amount	Percent of Class
5% Owners:
Paulson & Co., Inc.(1)	20,000,552	21.8%
FMR LLC(2)	10,317,726	11.2%
Directors and Named Executive Officers:
Mary Elizabeth Beams(3)	—	—
Stephen H. Belgrad(4)	288,939	*
Robert J. Chersi(5)	22,273	*
Christopher Hadley(4)	62,749	*
Reginald Love(6)	—	—
Daniel K. Mahoney(7)	8,382	*
John Paulson(1)	20,000,552	21.8%
Suren Rana(8)	414,000	*
Aidan J. Riordan(4)	200,236	*
James J. Ritchie(4)	90,070	*
Barbara Trebbi(9)	—	—
Guang Yang(10)	1,380,000	1.5%
All directors and current executive officers as a group (12 persons)	22,467,201	24.1%

(1)
Amounts shown reflect the aggregate number of Ordinary Shares held by Paulson & Co. based solely on information set forth on a Schedule 13D filed with the SEC on March 4, 2019 (the “Paulson 13D”). The Paulson 13D reported 20,000,552 Ordinary Shares held directly by Paulson & Co. Inc. John Paulson, the controlling person of Paulson & Co., serves on the board of directors of the Company. Paulson & Co. is an investment advisor registered under the Investment Advisors Act of 1940. Paulson & Co. is the investment manager of investment funds. John Paulson may be deemed an indirect beneficial owner of the securities, which are directly owned by funds managed by Paulson & Co. Based on the Paulson 13D, pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the reporting person disclaims beneficial ownership of any securities reported herein, except to the extent that the reporting person has a pecuniary interest therein. The Paulson 13D shall not be deemed an admission that such reporting person is the beneficial owner of any securities not directly owned by such reporting person. Each of John Paulson and Paulson & Co. may be deemed to indirectly beneficially own the securities directly owned by Paulson & Co. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the filing of the Paulson 13D shall not be deemed an admission by any person reporting on the Paulson 13D that such person, for purposes of Section 16 of the Exchange Act or otherwise, is the beneficial owner of any equity securities covered by the Paulson 13D. The address of Paulson & Co. is 1133 Avenue of the Americas, New York, NY 10036.

(2)
Based solely on information set forth in Amendment No. 5 to Schedule 13G filed with the SEC on March 11, 2019 by FMR LLC on behalf of itself and Abigail P. Johnson (the “FMR 13G”). FMR LLC reported sole voting power over 1,611,316 Ordinary Shares, shared voting power over none of the Ordinary Shares and sole dispositive power over 10,317,726 Ordinary Shares. Abigail P. Johnson reported sole voting power over none of the Ordinary Shares, shared voting power over none of the Ordinary Shares and sole dispositive power over 10,317,726 of the Ordinary Shares. The FMR 13G further states that members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
On November 26, 2018, Ms. Beams was granted 4,968 restricted share units of the Company. Each restricted share unit represents a right to receive one ordinary share of the Company. The restricted share units vest upon the earlier of June 20, 2019 and the date of the 2019 annual general meeting of the Company.

(4)
The amount of shares beneficially owned by each of Mr. Belgrad, Mr. Hadley, Mr. Riordan and Mr. Ritchie are based solely on the information set forth in their most recent respective filings on Form 4 relating to shares of the Company.

(5)
On June 20, 2018, Mr. Chersi was granted 6,390 restricted share units of the Company. Each restricted share unit represents a right to receive one ordinary share of the Company. The restricted share units vest upon the earlier of June 20, 2019 and the date of the 2019 annual general meeting of the Company.

(6)
On August 7, 2018, Mr. Love was granted 7,149 restricted share units of the Company. Each restricted share unit represents a right to receive one ordinary share of the Company. The restricted share units vest upon the earlier of June 20, 2019 and the date of the 2019 annual general meeting of the Company.

(7)
On February 15, 2019, Mr. Mahoney was granted 6,850 restricted share units of the Company. Each restricted share unit represents a right to receive one ordinary share of the Company. The restricted share units vest in equal annual installments over a three-year period with 1/3 of the restricted share units vesting on each of February 15, 2020, February 15, 2021 and February 15, 2022. On February 15, 2018, Mr. Mahoney was granted 2,874 restricted shares of the Company. The restricted shares vest in equal annual installments over a three-year period with 1/3 of the restricted shares vesting on each of February 15, 2019, February 15, 2020 and February 15, 2021. On February 15, 2017, Mr. Mahoney was granted 2,446 restricted shares of the Company. The restricted shares vest in equal annual installments over a three-year period with 1/3 of the restricted shares vesting on each of February 15, 2018, February 15, 2019 and February 15, 2020.

(8)
On January 20, 2019, Suren Rana was granted an option to purchase 2,070,000 ordinary shares of the Company. The option vests in five equal annual installments of 414,000 ordinary shares over a four-year period with the first tranche vesting upon grant, and the following tranches vesting on each of January 20, 2020, January 20, 2021, January 20, 2022 and January 20, 2023, subject to Mr. Rana's continued employment with the Company. Upon a change of control of the Company (as defined in the award agreement), the vesting of one tranche equal to 20% of the option shall accelerate pursuant to the terms of the award agreement.

(9)
On June 20, 2018, Ms. Trebbi was granted 7,988 restricted share units of the Company. Each restricted share unit represents a right to receive one ordinary share of the Company. The restricted share units vest upon the earlier of June 20, 2019 and the date of the 2019 annual general meeting of the Company.

(10)
On December 30, 2018, Guang Yang was granted an option to purchase 6,900,000 ordinary shares of the Company. The option vests in five equal annual installments of 1,380,000 ordinary shares over a four-year period with the first tranche vesting on the grant date, and the following tranches vesting on each of December 30, 2019, December 30, 2020, December 30, 2021 and December 30, 2022, subject to Mr. Yang's continued employment with the Company. Upon a change of control of the Company (as defined in the award agreement), the vesting of one tranche equal to 20% of the option shall accelerate pursuant to the terms of the award agreement.

LEGAL MATTERS
Morgan, Lewis & Bockius LLP will pass upon the validity of the shares of Common Stock offered by this registration statement of which this proxy statement/prospectus is a part.
Certain U.S. federal income tax consequences relating to the Redomestication will be passed upon for BrightSphere-Delaware by Morgan, Lewis & Bockius LLP.

EXPERTS
The consolidated financial statements of BrightSphere Investment Group plc as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS
Assuming consummation of the Redomestication, BrightSphere-Delaware stockholders will be entitled to present proposals for consideration at forthcoming BrightSphere-Delaware stockholder meetings, provided that they comply with the proxy rules promulgated by the SEC, BrightSphere-Delaware’s Certificate of Incorporation and Bylaws and the DGCL. The deadline for submission of all BrightSphere-Delaware stockholder proposals to be considered for inclusion in BrightSphere-Delaware’s proxy statement for its next annual meeting will be disclosed in a subsequent filing with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

BrightSphere-United Kingdom files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website at http://www.sec.gov. BrightSphere-Delaware also will file annual, quarterly and current reports, proxy statements and other information with the SEC, which will also be available to the public on the SEC’s website.

BrightSphere-United Kingdom’s website is located at http://www.bsig.com. BrightSphere-United Kingdom’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through this website as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on BrightSphere-United Kingdom’s website or any other website is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

BrightSphere-Delaware’s website will be located at http://www.bsig.com. BrightSphere-Delaware’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC will be available, free of charge, through this website as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on BrightSphere-Delaware’s website or any other website is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

SEC rules and regulations permit us to “incorporate by reference” the information filed with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus. The information incorporated by reference is considered to be part of this proxy statement/prospectus. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date the offering being registered in this Registration Statement is terminated. The documents incorporated by reference are:

•	BrightSphere-United Kingdom’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019;

•	Amendment No. 1 to BrightSphere-United Kingdom’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on Form 10-K/A on April 18, 2019;

•	BrightSphere-United Kingdom’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 9, 2019; and

•
BrightSphere-United Kingdom’s Current Reports on Form 8-K filed with the SEC on January 23, 2019, February 5, 2019, February 21, 2019, February 26, 2019, March 8, 2019, March 12, 2019, April 5, 2019 and May 23, 2019 (except, in each case, for any information therein furnished under Items 2.02 or 7.01).

You may request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement/prospectus (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling: Investor Relations at (617) 369-7300 or emailing at info@bsig.com with the subject title “Request for Documents.”

In order to ensure timely delivery of these documents prior to the Meetings, you should make such request by June 25, 2019.

We have not authorized anyone to give any information or make any representation about the Redomestication or about us that differs from or adds to the information in this proxy statement/prospectus or in the documents incorporated by reference herein. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference herein.

The information contained in this proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Appendix A
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART III OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 897 OF THE UK COMPANIES ACT 2006. IF YOU ARE IN ANY DOUBT ABOUT THE CONTENTS OF THIS DOCUMENT OR WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN INDEPENDENT FINANCIAL OR LEGAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED) IF YOU ARE RESIDENT IN THE UNITED KINGDOM OR, IF NOT, FROM ANOTHER APPROPRIATELY AUTHORISED FINANCIAL ADVISER.
If you have sold or otherwise transferred all of your BrightSphere Shares, please forward this document and the accompanying documents as soon as possible to the purchaser or transferee or to the bank, stockbroker or other agent through or to whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. Any person (including, without limitation, custodians, nominees and trustees) who may have a contractual or legal obligation or may otherwise intend to forward this document to any jurisdiction outside the United Kingdom or the United States should seek appropriate advice before taking any action.
This document does not constitute a prospectus or prospectus equivalent document. A registration statement relating to the securities of BrightSphere and BrightSphere US described in this document has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This document does not constitute an offer to sell or a solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any jurisdiction.
The availability of the BrightSphere US Shares to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdiction in which they are located. Persons who are not resident in the United Kingdom or the United States should inform themselves of, and observe, any applicable requirements. The BrightSphere US Shares have not been, and will not be, registered under the applicable securities laws of any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction. Accordingly, the BrightSphere US Shares may not be offered, sold, delivered or transferred, directly or indirectly, in, into or from any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction or to or for the account or benefit of any national, resident or citizen of any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction.
This document should be read in conjunction with the Registration Statement on Form S-4 (as amended) filed with the US Securities and Exchange Commission on 30 May, 2019 relating to the issuance of BrightSphere US Shares which has been filed under the Securities Act of 1933, as amended. A copy of the Registration Statement is available in electronic form on the website of the United States Securities and Exchange Commission at http://www.sec.gov. Free hard copies of the Registration Statement and certain other filings made by BrightSphere with the United States Securities and Exchange Commission may be requested by writing to the Company Secretary, at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (or by email at info@bsig.com with a subject title “Request for Registration Statement—Attention: Company Secretary”).
Recommended proposals to establish
BrightSphere Investment Group Inc.
(a company incorporated under the laws of the state of Delaware)
as the ultimate holding company of the BrightSphere Group
by means of a Scheme of Arrangement
under sections 895 to 899 of the Companies Act 2006
A letter from the Chairman of BrightSphere, which contains the unanimous recommendation of the Directors of BrightSphere to vote in favour of the Proposals, is set out in Part I of this document. In order for the Proposals to be implemented, Shareholder approval will be sought at a general meeting of BrightSphere Shareholders (the General Meeting), expected to be held at 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting concludes or is adjourned), which will be preceded by a separate shareholder meeting convened by the Court (the Court Meeting), expected to be held at 10.00 a.m. (US Eastern time) on 2 July 2019. Apart from the fact that it will be convened by the Court, the Court Meeting is similar in format to any other shareholder meeting of BrightSphere. Notices of the Court Meeting and the General Meeting are set out in Part X and Part XI, respectively, of this document. A summary of the action recommended to be taken by BrightSphere Shareholders is set out in Part II of this document. An Explanatory Statement explaining the Scheme is set out in Part III of this document.
BrightSphere Shareholders should read the whole of this document and the information incorporated by reference. In addition, this document should be read in conjunction with the enclosed blue and white Forms of Proxy. Definitions in this document are set out in Part IX of this document.

A blue Form of Proxy for use by BrightSphere Shareholders in connection with the Court Meeting, and a white Form of Proxy for use by BrightSphere Shareholders in connection with the General Meeting, are enclosed with this document. Whether or not BrightSphere Shareholders intend to attend the Meetings in person, please complete and sign each of the relevant Forms of Proxy in accordance with the instructions printed thereon and return them to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom, as soon as possible and, in any event, so as to be received no later than 1 July 2019 (or, if the Court Meeting or the General Meeting is adjourned, the day immediately prior to the date fixed for the relevant adjourned Meeting). If the blue Form of Proxy for the Court Meeting is not returned by the above date, it may be handed to the chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court Meeting. However, in the case of the General Meeting, unless the white Form of Proxy is returned by 1 July 2019 ( or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting), it will be invalid. The completion and return of a Form of Proxy will not prevent BrightSphere Shareholders from attending and voting in person at the Court Meeting or the General Meeting or any adjournments thereof, if they so wish and are so entitled.
As an alternative to completing and returning the Forms of Proxy in hard copy, BrightSphere Shareholders may submit their Forms of Proxy electronically at www.investorvote.com/BSIG-Special. For security purposes, such BrightSphere Shareholders will need their Control Number which is given on their Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on 2 July 2019 (or, if either the Court Meeting or the General Meeting is adjourned, 2.00 a.m. on the date fixed for the relevant adjourned Meeting).
In the case of BrightSphere Shares held in DTC such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the Holder of such BrightSphere Shares for the purposes of the Court Meeting and the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting or the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.
An application will be submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG”, the same symbol under which BrightSphere Shares are currently listed. It is expected that the BrightSphere Shares will continue trading on the NYSE until the close of business on the Effective Date and that the admission of the BrightSphere US Shares to trading on NYSE will become effective and that normal settlement will commence on or around the Trading Day next following the Effective Date. The shares of common stock of BrightSphere US will be registered on the Registration Statement filed with the Securities and Exchange Commission and, as is the case with BrightSphere, BrightSphere US will file periodic reports with the Securities and Exchange Commission through which the Group will continue to report its financial results under US GAAP in US Dollars.

IMPORTANT NOTICE
The release, publication or distribution of this document in jurisdictions other than the United Kingdom or the United States may be restricted by law and therefore persons into whose possession this document comes should inform themselves about, and observe, any applicable restrictions or requirements. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the Proposals disclaim any responsibility or liability for the violation of such requirements by any person. This document has been prepared for the purposes of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside England and Wales.
This document contains, and refers to certain other documents, including the Registration Statement, which contain, certain “forward-looking statements”, including statements about current beliefs and expectations of the Directors. In particular, the words “expect”, “anticipate”, “estimate”, “may”, “should”, “plans”, “intends”, “will”, “believe” and similar expressions (or in each case their negative and other variations or comparable terminology) can be used to identify forward-looking statements. These statements are based on the Board’s expectations of external conditions and events, current business strategy, plans and the other objectives of management for future operations, and estimates and projections of the Group’s financial performance. Although the Board believes these expectations to be reasonable at the date of this document they may prove to be erroneous. Forward-looking statements involve known and unknown risks and uncertainties and speak only as of the date they are made. You are hereby cautioned that certain important factors could cause actual results, outcomes, performance or achievements of BrightSphere or BrightSphere US or industry results to differ materially from those expressed or implied in forward-looking statements. These factors include, but are not limited to, those described in the “Risk Factors” section of the Registration Statement, which is available as set out in paragraph 15 of Part III of this document.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Expected timetable of principal events
Event	Time and/or date[1]
Underlying Shareholder Voting Record Time in respect of the Court Meeting and General Meeting	6.00 p.m. on 28 May 2019
Publication of this document	3 June 2019
Registered Shareholder Voting Record Time in respect of the Court Meeting and General Meeting	6.00 p.m. on 26 June 2019
Latest time and date for receipt of the Forms of Proxy for the Court Meeting and General Meeting, if delivered in hard copy	1 July 2019[2]
Latest time and date for receipt of the Forms of Proxy for the Court Meeting and General Meeting, if delivered electronically	2.00 a.m. on 2 July 2019
Court Meeting	10.00 a.m. on 2 July 2019
General Meeting	10.15 a.m.[3] on 2 July 2019
Court Hearing to sanction the Scheme	11 July 2019
Scheme Record Time	6.00 p.m. on 12 July 2019
Effective Date	12 July 2019
Suspension of BrightSphere Shares from trading on NYSE	4.00 p.m. on 12 July 2019
Admission of the BrightSphere US Shares to the NYSE and commencement of trading in BrightSphere US Shares on the NYSE	9.30 a.m. on 15 July 2019
(1) All references to time in this timetable are to US Eastern time (unless otherwise indicated).
(2) Alternatively, in the case of the Court Meeting, the blue Form of Proxy may be handed to the chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court Meeting.
(3) The General Meeting is to commence at 10.15 a.m. (US Eastern time) or, if later, immediately after the conclusion or adjournment of the Court Meeting.

The expected dates and times listed above may be subject to change.

The Court Meeting and the General Meeting* will be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10.00 a.m. and 10.15 a.m. (US Eastern time), respectively, on 2 July 2019.
*The General Meeting is to commence at 10.15 a.m. (US Eastern time) or, if later, immediately after the conclusion or adjournment of the Court Meeting.

PART I LETTER FROM THE CHAIRMAN OF BRIGHTSPHERE

BRIGHTSPHERE INVESTMENT GROUP PLC

(Incorporated and registered in England and Wales with registered number 09062478)

Directors:	Registered office:
Guang Yang (President, CEO and Executive Chairman) Robert Chersi Maliz Beams Reginald Love John Paulson Barbara Trebbi	C/O BrightSphere International Ltd. Millennium Bridge House, 2 Lambeth Hill, London, England, EC4V 4GG

3 June 2019

To:	Shareholders of BrightSphere Investment Group Plc
Dear Shareholder
Recommended proposals relating to the introduction of BrightSphere Investment Group Inc. as the new, Delaware-domiciled ultimate holding company for the Group

1.	INTRODUCTION

In November 2018, BrightSphere announced its expectation that it would redomicile to the United States, and on February 7, 2019, BrightSphere announced that, following an extensive review, the Board had decided to proceed with restructuring the BrightSphere Group and to changing the jurisdiction of incorporation of the holding company of the BrightSphere Group from England to Delaware. The Board believes that the Redomestication, combined with other changes in the organisation of BrightSphere's subsidiaries within the Group, should deliver a number of benefits to the business conducted by the Group and to the shareholders of BrightSphere. The Redomestication is expected to reduce expenses and to allow us to provide improved clarity to shareholders around our legal, governance and regulatory framework. Through our existing subsidiaries, we already have a substantial presence in the United States and a majority of the BrightSphere Group’s employees and operating assets are in the U.S.
For holders of BrightSphere Shares, much will remain unchanged following the Redomestication. However, there will be some differences in your shareholder rights, given the differences between the laws of England and Wales and Delaware law.
If the Proposals are implemented, BrightSphere US, a company incorporated in Delaware and currently a wholly-owned subsidiary of the Company, will become the holding company of the Group. The Redomestication will be implemented through a Court-approved scheme of arrangement, which is an English law statutory process under Sections 895 to 899 of the UK Companies Act. Among other things, the Proposals will require the approval of BrightSphere Shareholders. For this purpose, the Company will convene two consecutive meetings of BrightSphere Shareholders, with the first meeting beginning at 10.00 a.m. Eastern Time on 2 July 2019 at 101 Park Avenue, 39th Floor, New York, NY 10178. You will be asked to vote on one proposal at each meeting, as described in more detail below. At the first meeting, which is required to be held pursuant to the laws of England and Wales, BrightSphere Shareholders will be asked to approve the scheme of arrangement, which is also subject to approval of the High Court of Justice of England and Wales. At the second meeting, which will occur immediately after the first meeting, BrightSphere Shareholders will be asked to approve an amendment to BrightSphere’s Articles of Association that will assist BrightSphere in effecting the Proposals, to approve BrightSphere US’s adoption and assumption of certain incentive plans, and to authorize the directors of BrightSphere to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect.
If BrightSphere Shareholders approve the proposals at the two meetings, and the Court sanctions the Scheme, the Redomestication is expected to be implemented on 15 July 2019.
The purpose of this document is to:

•	explain the Proposals and why your Board considers the Proposals to be in the best interests of BrightSphere and its shareholders as a whole;

•	provide you with full details of the Proposals and the implications for your rights as a shareholder; and

•	seek your support to vote in favour of the Proposals.

Details of the specific actions you need to take to vote on the Proposals can be found in Part II of this document.

2.	BACKGROUND TO, AND REASONS FOR, THE PROPOSALS

The Board believes that the Redomestication, combined with other changes in the structure through which subsidiaries are held, should deliver a number of benefits to the business conducted thereby and to the BrightSphere Shareholders. The Board has determined that it expects the Redomestication to result in an overall simplification of our corporate structure, which is in our best interests and the best interests of our shareholders and our Affiliates. Departments such as Accounting, Tax, Legal, Compliance and Human Resources will experience significantly less complexity. This will lead to a reduction in the resources required in these areas and key staff can be reallocated to focus on growth-oriented initiatives. The Board believes that the achievement of our strategic goals would be enhanced by our investors clearly identifying us as a U.S. corporation.
BrightSphere was incorporated in England and Wales in 2014 as a wholly owned subsidiary of Old Mutual plc, a UK insurance and banking company. In 2017, Old Mutual plc sold its remaining interest in BrightSphere as part of a managed separation, with the exception of an immaterial number of shares, which Old Mutual plc continued to hold. Following this separation from Old Mutual plc, there is no longer a strategic reason for the holding company of the BrightSphere Group to remain an English company. While BrightSphere has served the Group and our shareholders well, the Board believes that there are compelling reasons at this time that support simplifying the corporate structure of the BrightSphere Group.
The BrightSphere Group is a multi-national business with operations in many countries. However, all of our significant operating businesses and Affiliates are located in the United States. As such, the BrightSphere Group has not had any substantive connection to the United Kingdom following its separation from Old Mutual plc. Our Board believes that the additional complexity arising from our existing corporate structure may prevent us from maximising the opportunities and relationships with investors and potential partners, many of whom prefer to engage in business with a U.S. entity.
The BrightSphere Group believes that a significant majority of its beneficial shareholders are U.S.-based institutional investors. As a result, the Board believes it is appropriate to have the BrightSphere Group’s holding company based in the United States to, among other things, avoid any confusion among our current or prospective shareholders around our corporate structure. Additionally, the BrightSphere Group’s management is familiar with the applicable Delaware and federal laws that would apply to a U.S. holding company, which may be more attractive to U.S.-based investors as compared to the laws of England and Wales. The Board believes that a U.S. holding company may enhance shareholder value over the long term with greater acceptance of us in the capital markets, improved marketability of our shares and more efficiency in our operations. The Board anticipates that the annual operating expenses of the Group will be reduced post Redomestication, exclusive of the one-time transformation costs.
Furthermore, the incremental tax cost of being a U.S.-based multinational corporation has decreased materially as a result of U.S. corporate tax reform. While our tax rate is expected to increase immaterially as a result of the proposed Redomestication, we will be able to more efficiently utilise certain deferred tax assets on our balance sheet. Due to tax law changes in the U.S. and the U.K. the Board believes the beneficial tax arbitrage of remaining a U.K.-domiciled company under the corporate structure put in place at the time of our initial public offering have been significantly reduced, and will no longer outweigh the added expense and complexity from being domiciled in the UK.
For the foregoing reasons, the Board also believes that the shareholder returns that can be driven by executing the current strategy as a U.S.-based holding company far outweigh the additional income taxes the BrightSphere Group would expect to pay as a result of the proposed Redomestication. The Redomestication will allow for improvement in operations and reduce administrative costs while simplifying the corporate structure and governance and regulatory framework, including the BrightSphere Group’s tax position. Following a thorough review, the Board has determined that having the ultimate holding company of the BrightSphere Group incorporated in the U.S. will increase opportunities for growth and is best for the BrightSphere Group, its shareholders and its employees.
After considering various factors, the Board has determined that it is beneficial to proceed with the Redomestication. The Board’s determination that Delaware is the preferred jurisdiction of incorporation of the parent of the BrightSphere Group was based on many factors, including:

•	Delaware offers predictable and well-established corporate laws;

•	Delaware has a well-developed legal system that we believe encourages high standards of corporate governance and provides stockholders with substantial rights;

•	the perception of a Delaware corporation among regulatory authorities, investors and creditors as being highly favourable; and

•
Delaware corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of stockholders.

BrightSphere cannot assure you that the anticipated benefits of the Redomestication will be realised. In addition, despite the potential benefits described above, the Redomestication will expose you and the BrightSphere Group to potential risks, including relating to future income tax policy in the United States. This is further discussed in the “Risk Factors” set out in the Registration Statement.
In December 2018, BrightSphere contributed interests in certain entities and certain other co-investment assets to BrightSphere, in contemplation of the completion of the Redomestication.
The Board has considered both the potential advantages of the Redomestication and these potential risks and has unanimously approved the actions required to carry out the Redomestication, including implementation of the Scheme, and recommends unanimously that shareholders vote to approve the Scheme at the Court Meeting and in favour of the Resolution at the General Meeting.

3.	SUMMARY OF THE PROPOSALS

Overview
The Proposals involve three principal stages:

•
An internal reorganisation of the BrightSphere Group, the principal purpose of which is, together with the Seed Capital Contribution, to transfer substantially all of the material assets and liabilities of BrightSphere (other than the shares held by BrightSphere in BrightSphere US itself) to BrightSphere US;

•
A Scheme of Arrangement, the principal purpose of which is for BrightSphere US to become the new holding company of the Group in place of BrightSphere, with BrightSphere Shareholders receiving new BrightSphere US Shares in exchange for their BrightSphere Shares; and

•
The re-registration of BrightSphere as a private company and the election by BrightSphere to be treated as an entity that is disregarded as separate from BrightSphere US for United States federal income tax purposes.

The Pre-Scheme Reorganisation
Conditional on the sanction of the Scheme by the Court, BrightSphere will implement an internal Group reorganisation, under which (among other things):

•
all of the subsidiaries currently owned by BrightSphere but which are not currently owned directly or indirectly by BrightSphere US (other than BrightSphere US itself) will be transferred to BrightSphere US;

•	BrightSphere’s obligations under the Bank Loan and the Public Debt, and certain other obligations and liabilities of BrightSphere, will be transferred to BrightSphere US; and

•	some (but not all) of the existing intercompany debt owed by BrightSphere US to BrightSphere may be capitalised.

Following the implementation of the Pre-Scheme Reorganisation and the Scheme, BrightSphere will continue to hold certain residual assets including in particular the benefit of the residual proportion of the intercompany debt owed to BrightSphere by BrightSphere US and some cash (such cash expected to be in the region of US$7 million). Such assets will be retained by BrightSphere and used by BrightSphere to satisfy certain residual liabilities of BrightSphere which will remain outstanding following implementation of the Scheme.  The Board believes that such residual liabilities of BrightSphere are unlikely to exceed US$5.5, and is therefore of the opinion that, following implementation of the Proposals, BrightSphere will have sufficient liquid assets (in the form of cash and the benefit of the inter-company debt referred to above) to enable BrightSphere to satisfy all such residual liabilities in full.
The Scheme
If the Scheme is sanctioned by the Court, approved by the requisite majority of BrightSphere’s shareholders and becomes effective, it will result in (i) holders of BrightSphere Shares becoming holders of the same number of BrightSphere US Shares as the number of BrightSphere Shares which they held immediately prior to the Scheme becoming effective; and (ii) those BrightSphere Shares being transferred to the Depositary, which will then issue Depositary Receipts to Brightsphere US, with the effect that BrightSphere becomes a wholly-owned subsidiary of BrightSphere US.

Under the Scheme, BrightSphere Shareholders at the Scheme Record Time will receive, in exchange for their BrightSphere Shares, BrightSphere US Shares on the following basis:
for every one BrightSphere Share one BrightSphere US Share
As of 28 May 2019, 91,869,338 BrightSphere Shares were in issue and there were 2 registered Shareholders.
Issue of new Brightsphere US Shares
Accordingly, following the implementation of the Scheme and the Pre-Scheme Reorganisation, a BrightSphere US Stockholder will effectively (ignoring the small residual holding of BrightSphere US Shares retained by BrightSphere, which is proposed to be cancelled shortly after implementation of the Scheme) have the same proportionate interest in the profits, net assets and distributions of the Group as it had as a BrightSphere Shareholder immediately before the Scheme became effective.
The BrightSphere US Shares to be issued under the Scheme will be issued credited as fully paid and non-assessable and will rank pari passu in all respects with the BrightSphere US Shares which are expected to be in issue on the Effective Date (being the 51 BrightSphere US Shares held by BrightSphere, which are proposed to be cancelled shortly after implementation of the Scheme), including in relation to the right to receive notice of, and to attend and vote at, meetings of stockholders of BrightSphere US, the right to receive and retain any dividends declared, made or paid by reference to a record date falling after the Effective Date and to participate in the assets of BrightSphere US upon a winding-up of BrightSphere US. The new BrightSphere US Shares to be issued pursuant to the Scheme will be issued free from all liens, charges, encumbrances and other third party rights and/or interests of any nature whatsoever.
In the case of BrightSphere Shares currently held in the name of the DTC Nominee, the new BrightSphere US Shares to be issued by BrightSphere US will also be issued to the DTC Nominee. Computershare will serve as the transfer agent and registrar for all of the BrightSphere US Shares. The BrightSphere US Shares to be issued by BrightSphere US to the DTC Nominee will be recorded in the name of the DTC Nominee on the share register maintained by Computershare. The BrightSphere US Shares recorded in the name of the DTC Nominee will be held by the DTC Nominee as nominee for the Underlying Shareholders who participate in the DTC system. Underlying Shareholders will beneficially own their BrightSphere US Shares through their broker, dealer or other nominee who is a direct participant in the DTC system and which will be reflected on DTC’s system in the name of such broker, dealer or other nominee. All other BrightSphere US Shares issued by BrightSphere US, including BrightSphere US Shares issuable in respect of BrightSphere Shares currently held outside DTC, will be recorded in book-entry form on the share register maintained by Computershare in the name of the registered/legal owner thereof.
An application will be submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG”, the same symbol under which BrightSphere Shares are currently listed. It is expected that the BrightSphere Shares will continue trading on the NYSE until the close of business on the Effective Date and that trading in the BrightSphere US Shares on the NYSE will commence at the open of business on the Trading Day next following the Effective Date.
A full explanation of the Scheme is contained in the Explanatory Statement in Part III of this document. Among other things, Part III explains certain proposals relating to the treatment of certain Overseas Shareholders. The terms of the Scheme are set out in full in Part VII of this document.
Transfer of existing BrightSphere Shares to CDRNL

As part of the Scheme, following the issue of the new BrightSphere US Shares to Holders of BrightSphere Shares at the Scheme Record Time, all of the BrightSphere Shares in issue at the Scheme Record Time will be transferred to CDRNL, which will hold those BrightSphere Shares as a nominee for the Depositary (acting in its capacity as a depositary).
The BrightSphere Shares will be acquired by CDRNL with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this document or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the BrightSphere Shares. As a result, in relation to any BrightSphere Shares previously held by the DTC Nominee, any and all rights and interests of any Underlying Shareholders in or in respect of such BrightSphere Shares will be extinguished and the Underlying Shareholders who participate in the DTC system shall cease to hold any interest in such BrightSphere Shares on DTC’s records and all Underlying Shareholders (whether direct participants in the DTC system or beneficial owners of interests in shares held by a broker, dealer or other nominee which is a direct participant) shall have no ongoing entitlement, right or interest in the BrightSphere Shares following such transfer.
BrightSphere and BrightSphere US are putting in place arrangements pursuant to which, subject to the BrightSphere Shares being transferred to CDRNL under the Scheme, the Depositary will issue to BrightSphere US an equivalent number of Depositary Receipts representing those BrightSphere Shares. The Depositary Receipts will be issued on terms such that the holder of those Depositary Receipts will effectively have economic ownership of, and the right to direct the exercise of the voting rights attached to, the underlying BrightSphere Shares. As a result, following the Scheme, BrightSphere US will be the effective economic owner and controller of BrightSphere.
The last day of trading in BrightSphere Shares prior to their transfer to CDRNL pursuant to the Scheme is expected to be 12 July 2019. The last time for registration of transfers of BrightSphere Shares prior to their transfer to CDRNL pursuant to the Scheme is expected to be 6.00 p.m. (US Eastern time) on 12 July 2019, the Scheme Record Time.
Application will be made for BrightSphere US Shares (including those to be issued to BrightSphere shareholders under the Scheme) to be listed on the NYSE. It is expected that admission of the BrightSphere US Shares to the NYSE will become effective and that trading of the BrightSphere US Shares on the NYSE will commence at the open of business on 15 July 2019 (being the date expected to be the Trading Day next following the Effective Date).
These dates may be deferred if it is necessary to adjourn any meetings required to approve the arrangements described in this document or if there is any delay in obtaining the Court’s sanction of the Scheme. In the event of a delay for these or any other reasons, the application for the BrightSphere Shares to be exchanged will be deferred, so that the BrightSphere Shares on the NYSE will not be suspended until immediately before the Scheme takes effect.
Conditions
Implementation of the Scheme is conditional (among other things) upon:

•	approval of the Scheme at the Court Meeting;

•	approval of the resolutions being required to facilitate the implementation of the Scheme at the General Meeting;

•	sanction of the Scheme by the Court;

•	a copy of the Scheme Court Order having been delivered to the Registrar of Companies for England and Wales for registration;

•
an application having been submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG” (the same symbol under which BrightSphere Shares are currently listed) which will become effective on or around the Trading Day next following the Effective Date;

•	approval under the terms of the Bank Loan (if required) for the proposed transfer of the Bank Loan to BrightSphere US;

•	no statute, rule or regulation being enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme; and

•	no order or injunction of a court of competent jurisdiction being in effect that prevents the consummation of the Scheme.

Re-registration of BrightSphere as a private company and cancellation of remaining share in BrightSphere US
Immediately following the transfer of the BrightSphere Shares to CDRNL pursuant to the Scheme, it is intended that BrightSphere US will procure the passing of a special resolution approving the re-registration of BrightSphere as a private company. As part of the same resolution, it is also proposed that BrightSphere will change its name to BrightSphere Limited, and will adopt new Articles of Association suitable for a private company.
Following the re-registration of BrightSphere as a private company, it is proposed that BrightSphere will (a) elect to be treated as an entity that is disregarded as separate from BrightSphere US for United States federal income tax purposes, and (b) forfeit to BrightSphere US for no consideration, and BrightSphere US will cancel and place in treasury, the remaining BrightSphere US Shares which will be owned by BrightSphere at such time.

4.	BRIGHTSPHERE US

BrightSphere US is currently a direct wholly-owned subsidiary of BrightSphere and an intermediate holding company in the BrightSphere Group. It is already an intermediate holding company for many of BrightSphere’s subsidiaries, and, as noted above, the Group will implement an internal reorganisation, as a result of which substantially all of the assets and liabilities of BrightSphere not already held beneath BrightSphere US will be transferred to BrightSphere US, so that, after the Scheme has become effective and the Pre-Scheme Reorganisation has completed, the Group will have substantially the same business and operations, and substantially the same assets and liabilities, immediately after the Effective Date as the Group has before the Effective Date, but with BrightSphere US as the new holding company of the Group.
BrightSphere US will have the same Board and management team as BrightSphere has immediately prior to the Effective Date, and the Group will continue to report its financial results under US GAAP in US Dollars.
Further information regarding BrightSphere US is set out in Part IV and in the Registration Statement (which is available as set out in paragraph 15 of Part III of this document).

5.	GOVERNANCE

There are a number of differences between the company law and regulation which applies to BrightSphere US, as a result of it being incorporated in Delaware, and the company law and regulation which applies to BrightSphere, as a result of it being incorporated in England and Wales, some of which may affect the rights of holders of BrightSphere Shares if the Proposals are implemented. A table comparing certain of the provisions of the Delaware General Corporation Law and the UK Companies Act which relate to certain rights and protections of shareholders is set out in Part VIII.
The principal differences between the BrightSphere Articles and BrightSphere US Charter and Bylaws are explained in paragraph 1 of Part VIII of this document. Some (but not all) of these differences arise by reason of BrightSphere US being a company incorporated in Delaware and not in England and Wales.
BrightSphere is party to the Shareholder Agreement and Registration Rights Agreement, under which Paulson, its largest Underlying Shareholder, enjoys a number of governance and other rights, including the right to appoint directors to the Board. On 17 May 2019, BrightSphere US entered into a stockholder agreement and a registration rights agreement with Paulson containing substantially similar rights to the rights currently provided to Paulson under the Shareholder Agreement and Registration Rights Agreement, which agreements will become effective upon consummation of the Redomestication (and the Shareholder Agreement and Registration Rights Agreement will be terminated).
Notwithstanding the differences between the BrightSphere US Charter and Bylaws and the BrightSphere Articles, and the differences between Delaware law and English law, with effect from the Effective Date, the voting rights relating to the BrightSphere US Shares will, for most purposes, be substantially the same as the voting rights relating to the BrightSphere Shares and the BrightSphere US Shares will rank pari passu for dividends and in all respects with other fully paid BrightSphere US Shares in issue on the Effective Date.

6.	DIVIDEND POLICY

The Board of BrightSphere US intends that its dividend policy, once the Scheme becomes effective, will follow BrightSphere’s current policy, which is set out below.
BrightSphere’s current dividend policy targets a dividend payout generally in the range of 20-25% of economic net income, a non-GAAP measure used by BrightSphere to manage its operations, subject to maintaining a sustainable quarterly dividend per share. Any declaration of dividends is at the discretion of the Board of Directors and will depend on BrightSphere’s financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that the Board deems relevant in making such a determination.

7.	TAXATION

Certain BrightSphere Shareholders may be required to recognise gain on the exchange if they do not elect to include certain amounts as a deemed dividend.
Your attention is drawn to the general guidance on the tax position of BrightSphere Shareholders set out in Part VI of this document.
The summary is intended as a guide only. Holders of BrightSphere Shares who are in any doubt about their tax position, or who are resident for tax purposes outside the United States, are strongly advised to contact an appropriate professional independent adviser immediately.

8.	BRIGHTSPHERE SHAREHOLDERS

The actions required from BrightSphere Shareholders are set out in Part II and in paragraph 17 of Part III of this document.

9.	BRIGHTSPHERE SHAREHOLDER AND COURT APPROVALS REQUIRED

In order for the Proposals to be implemented, shareholder approval will be sought at a general meeting of BrightSphere Shareholders (the “ General Meeting ”), expected to be held at 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting concludes or is adjourned), which will be preceded by a separate shareholder meeting convened by the Court (the “ Court Meeting ”), expected to be held at 10.00 a.m. (US Eastern time) on 2 July 2019. Apart from the fact that it will be convened by the Court, the Court Meeting is similar in format to any other shareholder meeting of BrightSphere.
In particular:

(a)	the Scheme requires approval by BrightSphere Shareholders at the Court Meeting. For the Scheme to be approved, it must be supported by BrightSphere Shareholders representing both:

(i)	a simple majority by number of those BrightSphere Shareholders eligible to vote who are present and voting (either in person or by proxy) at the Court Meeting; and

(ii)	not less than 75 per cent. in nominal value of the BrightSphere Shares voted (either in person or by proxy) at the Court Meeting.

(b)
the Scheme also requires the passing of a special resolution at the General Meeting. This special resolution requires approval by a majority of not less than 75 per cent. of the BrightSphere Shares voted at the General Meeting.

Further particulars of the Court Meeting and the General Meeting are contained in the Explanatory Statement in Part III of this document.
In addition, the Scheme requires the confirmation of the Court. The Court hearing to approve the Scheme is expected to be held on 11 July 2019.
The Proposals can be implemented only if they receive sufficient support from BrightSphere Shareholders at each of the Meetings.
Notices convening the Court Meeting and the General Meeting at which the approvals for the implementation of the Proposals will be sought from BrightSphere Shareholders are set out in Part X and Part XI, respectively, of this document. Both Meetings will be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA on 2 July 2019, with the Court Meeting beginning at 10.00 a.m. (US Eastern time) and the General Meeting beginning at 10.15 a.m. (US Eastern time) (or, if later, immediately following the conclusion or adjournment of the Court Meeting).

10.	ADDITIONAL INFORMATION

10.1    Share plans

10.1.1    Assumption of Equity Plans by BrightSphere US

Prior to, but conditional on, the Scheme becoming effective, and subject to the passing of the Special Resolution at the General Meeting, BrightSphere US will adopt and assume the sponsorship of the

Equity Plans, to become effective as of the Effective Date. At the same time as the Equity Plans are so adopted and assumed, the Equity Plans will be amended and restated as necessary to give effect to the Scheme and to include certain updates to the plans. Shareholder approval of the Special Resolution will also constitute shareholder approval of the adoption, assumption and restatement of the Equity Plans by BrightSphere US, and the substitution of BrightSphere US for BrightSphere as the granting corporation under the Equity Plans.
Further Information on the effect of the Proposals on the Equity Plans is set out in paragraph 3 of Part VIII of this document.
10.1.2    Treatment of outstanding awards under BrightSphere Equity Plans

If the Scheme is approved and becomes effective, BrightSphere US will assume all BrightSphere’s existing rights and obligations in connection with awards granted under the Equity Plans and under the 2014 Employee Plan that are outstanding immediately prior to the Effective Date. BrightSphere US Shares will be issued, held, available or used to measure benefits as appropriate under the Restated Equity Plans in lieu of BrightSphere Shares on a one-for-one basis.
Further details in relation to the assumption by BrightSphere US of outstanding awards under the Equity Plans and under the 2014 Employee Plan are set out in in paragraph 4 of Part VIII of this document.
In addition, if the Scheme is approved and becomes effective, BrightSphere US will assume BrightSphere’s existing rights and obligations in connection with the inducement option award granted outside the Equity Plans in December 2018 to BrightSphere’s chief executive officer.
10.2    Overseas Shareholders

If you are a citizen, resident or national of a jurisdiction outside the United Kingdom or the United States, your attention is drawn to paragraph 12 of Part III of this document for further details concerning the Proposals.
10.3    Explanatory Statement

Your attention is drawn to Part III of this document, which gives further details about the Proposals, the terms of the Scheme which are set out in full in Part VII of this document, the additional information set out in Part VIII of this document and the definitions in Part IX of this document. Please note that the information contained in this letter is not a substitute for reading the remainder of this document.
10.4    Registration Statement

Your attention is drawn to the Registration Statement which gives further details about BrightSphere US, the Group and the Proposals. This document should be read in conjunction with the Registration Statement. Paragraph 15 of Part III of this document provides information as to how BrightSphere Shareholders may obtain access to, or a copy of, the Registration Statement.

11.	RECOMMENDATION

The Board considers the Proposals to be in the best interests of BrightSphere Shareholders as a whole.
Accordingly, the Board unanimously recommends that you vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting, as each of the Directors intends to do (or, in respect of any BrightSphere Shares in relation to which any Director is an Underlying

Shareholder, to direct the DTC Nominee to do) in respect of his or her own entire legal and beneficial holdings of BrightSphere Shares.
The Directors’ legal and beneficial holdings amount to 20,022,825 BrightSphere Shares (as at the Latest Practicable Date), representing approximately 21.79% of the BrightSphere Shares in issue.
BrightSphere’s largest Underlying Shareholder, Paulson, which beneficially owns approximately 22% of the BrightSphere Shares in issue as of 28 May 2019, has entered into the Voting Agreement with BrightSphere. Pursuant to the Voting Agreement, Paulson has agreed to vote (or procure the voting of) all of its BrightSphere Shares in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting, consistent with the Board’s unanimous recommendation, provided that the terms of the transactions contemplated by the Proposals and submitted for the consideration and approval of the BrightSphere Shareholders at the Court Meeting and the General Meeting are not materially different from the terms provided in the Registration Statement.

The Board urges BrightSphere Shareholders to complete, sign and return the Forms of Proxy as soon as possible and, in any event, by no later than 1 July 2019 if they are returning their Forms of Proxy in hard copy, or 2.00 a.m. (US Eastern time) on 2 July 2019 if they are submitting their Forms of Proxy electronically (or, if the Court Meeting or the General Meeting is adjourned, by no later than the day immediately prior to the date fixed for the relevant adjourned Meeting, if they are returning the relevant Form of Proxy in hard copy form, or by no later than 2.00 a.m. on the date fixed for the relevant adjourned Meeting, if they are submitting the relevant Form of Proxy electronically).
Yours sincerely
Guang Yang
President, CEO and Executive Chairman
for and on behalf of BrightSphere Investment Group plc

PART II ACTION TO BE TAKEN

WHAT YOU NEED TO DO IN RESPECT OF THE MEETINGS

1.	READ THIS DOCUMENT IN FULL

You should read this document and the Registration Statement in full before making any decision on how to vote on the Scheme at the Court Meeting or the Resolution at the General Meeting.

2.	CONSIDER AND COMPLETE FORMS OF PROXY

BrightSphere Shareholders will find enclosed a blue Form of Proxy and a white Form of Proxy for use in connection with the Court Meeting and the General Meeting, respectively.
If you are an Underlying Shareholder, this means that you are not the person registered in BrightSphere’s register of members as the legal holder of your BrightSphere Shares (and are not, therefore, a “BrightSphere Shareholder” for the purpose of the Meetings), and instead those BrightSphere Shares will be registered in the name of the DTC Nominee, and accordingly the person who has the legal right to exercise the votes attaching to those BrightSphere Shares is the DTC Nominee. Underlying Shareholders who hold their BrightSphere Shares in DTC may provide the DTC Nominee with voting instructions (either directly or, if any such Underlying Shareholder’s interest in BrightSphere Shares is held in “street name” (i.e. held in the name of a bank, broker or other holder of record) indirectly, via such bank, broker or other holder), or may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting or the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed as a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions, or wish to be appointed as a corporate representative or proxy in respect of the Brightsphere Shares in which you are interested so that you may attend the Meetings in person to exercise the voting rights attaching to the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

3.	RETURN THE FORMS OF PROXY

Whether or not a BrightSphere Shareholder intends to be present in person at the Court Meeting or the General Meeting, BrightSphere Shareholders are requested to complete the relevant Forms of Proxy and return them in accordance with the instructions printed on them and as set out in the Notice of Court Meeting in Part X and the Notice of General Meeting in Part XI.
Apart from completing and returning the Forms of Proxy, BrightSphere Shareholders need take no further action. The return of Forms of Proxy will not prevent a BrightSphere Shareholder from attending the Meetings and voting in person if such BrightSphere Shareholder so wishes and is so entitled.
Forms of Proxy being sent in hard copy form should be sent to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom. As an alternative to completing and returning the Forms of Proxy in hard copy, BrightSphere Shareholders may submit their Forms of Proxy electronically at www.investorvote.com/BSIG-Special. For security purposes, such BrightSphere Shareholders will need their Control Number which is given on their Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on 2 July 2019 (or, if either the Court Meeting or the General Meeting is adjourned, 2.00 a.m. on the date fixed for the relevant adjourned Meeting).
The Board unanimously recommends that you vote in favour of the Resolution and the Scheme and urges BrightSphere Shareholders to complete, sign and return or electronically submit the applicable Forms of Proxy as soon as possible and, in any event, by no later than 1 July 2019, if you are returning your Forms of Proxy in hard copy, or 2.00. a.m. (US Eastern time) on 2 July 2019 if you are submitting your Forms of Proxy electronically (or, if the Court Meeting or the General Meeting is adjourned, by no later than the day immediately prior to the date fixed for the relevant adjourned Meeting, if you are returning the relevant Form of Proxy in hard copy form, or by no later than 2.00 am on the date fixed for the relevant adjourned Meeting, if you are submitting the relevant Form of Proxy electronically).
If you are a participant in any of the BrightSphere Plans, you will be sent a separate letter in due course explaining the implications of the implementation of the Proposals for your options and awards and what action, if any, you need to take.

4.	APPOINTMENT OF MULTIPLE PROXIES

BrightSphere Shareholders are entitled to appoint a proxy in respect of some or all of their BrightSphere Shares. They are also entitled to appoint more than one person as a proxy, provided that each such person is appointed as proxy in relation to different BrightSphere Shares. A space has been included in each Form of Proxy to allow a BrightSphere Shareholder to specify the number of BrightSphere Shares in respect of which that proxy is appointed.
If you are a BrightSphere Shareholder and wish to appoint more than one proxy in respect of your BrightSphere Shares, you should contact the Company Secretary, at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (or by email at info@bsig.com with a subject title “Additional Proxy Cards—Attention: Company Secretary”) to obtain further Forms of Proxy or photocopy the Forms of Proxy as required. You may appoint more than one proxy in relation to each Meeting, provided that each proxy is appointed to exercise the rights attached to different BrightSphere Shares held. The following principles shall apply in relation to the appointment of multiple proxies:

(a)
BrightSphere will attempt to give effect to the perceived intentions of BrightSphere Shareholders and include votes wherever and to the fullest extent possible. BrightSphere shall be entitled to take into account any guidance provided by a BrightSphere Shareholder or other available evidence when determining how to apply the following principles, and in general in determining rights of priority and the continuing validity of proxies.

(b)	Where a Form of Proxy does not state the number of BrightSphere Shares to which it applies (a "blank proxy"), then such Form of Proxy will be treated as invalid and of no effect.

(c)
Where there is more than one proxy appointed by a BrightSphere Shareholder, and the total number of BrightSphere Shares in respect of which proxies are appointed by such BrightSphere Shareholder is no greater than the total number of BrightSphere Shares by such BrightSphere Shareholder, it will be assumed that such proxies are appointed in relation to different BrightSphere Shares, rather than that conflicting appointments have been made in relation to the same BrightSphere Shares. That is, there will only be assumed to be a conflict where the aggregate number of BrightSphere Shares in respect of which proxies have been appointed by a BrightSphere Shareholder exceeds such BrightSphere Shareholder’s entire holding of BrightSphere Shares.

(d)
When considering conflicting proxies, unless other guidance is provided later proxies will prevail over earlier proxies and a later proxy will be determined on the basis of which proxy is last sent (or, if BrightSphere is unable to determine which is last sent, the last received). Proxies in the same envelope will be treated as sent and received at the same time to minimise the number of conflicting proxies.

(e)
If conflicting proxies are sent or received at the same time in respect of (or deemed to be in respect of) a BrightSphere Shareholder’s entire holding of BrightSphere Shares, or if it becomes apparent from other evidence that conflicting proxies which are sent or received at the same time relate to the same BrightSphere Shares, none of them will be treated as valid.

(f)
Where the aggregate number of BrightSphere Shares in respect of which proxies are appointed by a BrightSphere Shareholder exceeds such BrightSphere Shareholder’s entire holding of BrightSphere Shares and it is not possible to determine either which Forms of Proxy have been erroneously completed or the order in which they were sent or received, the number of votes attributed to each proxy will be reduced in due proportion (on the basis that, as far as possible, conflicting Forms of Proxy should be judged to be in respect of different BrightSphere Shares).

(g)	Where the application of paragraph (f) above gives rise to fractions of BrightSphere Shares, such fractions will be rounded down.

(h)
If a BrightSphere Shareholder appoints a proxy or proxies and then decides to attend the Court Meeting or the General Meeting (as applicable) in person and exercise the voting rights attaching to any of such BrightSphere Shareholder's BrightSphere Shares, using his poll card, then the vote in person by such BrightSphere Shareholder will override the proxy vote(s) attaching to such BrightSphere Shares. If the vote in person is in respect of the BrightSphere Shareholder’s entire holding, then all proxy votes will be disregarded.

(i)
If an Underlying Shareholder plans on attending the Court Meeting or the General Meeting in person, they will need to be appointed as a proxy or representative by the registered holder of their BrightSphere Shares in relation to the number of BrightSphere Shares to which they are beneficially entitled.

(j)
In relation to paragraph (h) above, in the event that a BrightSphere Shareholder does not specifically revoke proxies and no other guidance or evidence is provided to BrightSphere, it will not be possible for BrightSphere to determine the intentions of the BrightSphere Shareholder in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR REPRESENTATION OF SHAREHOLDER OPINION. BRIGHTSPHERE SHAREHOLDERS ARE THEREFORE STRONGLY URGED TO COMPLETE, SIGN AND RETURN THEIR FORMS OF PROXY AS SOON AS POSSIBLE.

PART III EXPLANATORY STATEMENT

(Explanatory Statement in compliance with the provisions of s.897 of the UK Companies Act)
3 June 2019
To:    BrightSphere Shareholders
Recommended proposals relating to the introduction of BrightSphere Investment Group Inc. as the new, Delaware-domiciled ultimate holding company for the Group

1.	INTRODUCTION

In November 2018, BrightSphere announced its expectation that it would redomicile to the United States, and on February 7, 2019, BrightSphere announced that, following an extensive review, the Board had decided to proceed with restructuring the BrightSphere Group and to changing the jurisdiction of incorporation of the holding company of the BrightSphere Group from England to Delaware. The Board believes that the Redomestication, combined with other changes in the organization of BrightSphere's subsidiaries within the Group, should deliver a number of benefits to the business conducted by the Group and to the shareholders of BrightSphere. The Redomestication is expected to allow us to provide improved clarity to shareholders around legal, governance and equity structures. Through our existing subsidiaries, we already have a substantial presence in the United States and a majority of the BrightSphere Group’s employees and operating assets are in the U.S.
For holders of BrightSphere Shares, much will remain unchanged following the Redomestication. However, there will be some differences in your shareholder rights, given the differences between the laws of England and Wales and Delaware law.
If the Proposals are implemented, BrightSphere US, a company incorporated in Delaware and currently a wholly-owned subsidiary of BrightSphere, will become the holding company of the Group. The Redomestication will be implemented through a Court-approved scheme of arrangement, which is an English law statutory process under Sections 895 to 899 of the UK Companies Act.
BrightSphere US will have the same Board and management team as BrightSphere has immediately prior to the Effective Date. The Group will continue to report its financial results under US GAAP in US Dollars. As is the case for BrightSphere, the shares of common stock of BrightSphere US will be registered on a registration statement filed with the United States Securities and Exchange Commission and application has been made for the BrightSphere US Shares to be listed on the NYSE.

2.	SUMMARY OF THE PROPOSALS

2.1    Overview

The Proposals involve three principal stages:

•
An internal Group reorganisation of the BrightSphere Group, the principal purpose of which is, together with the Seed Capital Contribution, to transfer substantially all of the material assets and liabilities of BrightSphere (other than the shares held by BrightSphere in BrightSphere US itself) to BrightSphere US;

•
A Scheme of Arrangement, the principal purpose of which is for BrightSphere US to become the new holding company of the Group in place of BrightSphere, with BrightSphere Shareholders receiving new BrightSphere US Shares in exchange for their BrightSphere Shares; and

•
The re-registration of BrightSphere as a private company and the election by BrightSphere to be treated as an entity that is disregarded from BrightSphere US for United States federal income tax purposes.

The Seed Capital Contribution and the Proposals to implement the Redomestication as described herein, and all transactions and actions taken in connection therewith, are intended to constitute an integrated transaction for United States federal income tax purposes, and this document and the other documents through which those transactions and actions are effected are intended to constitute a “plan of reorganisation” within the meaning of United States Treasury Regulations Section 1.368-2(g) that is being adopted by BrightSphere and BrightSphere US, as required by United States Treasury Regulations Section 1.368-3(a).
2.2    The Pre-Scheme Reorganisation

The following chart gives an overview of the structure of the BrightSphere Group as at the date of this document:

Conditional on the sanction of the Scheme by the Court, BrightSphere will implement an internal Group reorganisation, under which (among other things):

•
BrightSphere will transfer the entire issued share capital of each of SCO Investment Holdings Limited and BrightSphere Holdings Limited, being two directly-owned subsidiaries of BrightSphere, to BrightSphere US;

•	BrightSphere’s obligations under the Bank Loan and the Public Debt, and certain other obligations and liabilities of BrightSphere, will be transferred to BrightSphere US; and

•	Some (but not all) of the existing intercompany debt owed by BrightSphere US to BrightSphere may be capitalised.

Following the implementation of the Pre-Scheme Reorganisation and the Scheme, BrightSphere will continue to hold certain residual assets including in particular the benefit of the residual proportion of the intercompany debt owed to BrightSphere by BrightSphere US and some cash (such cash expected to be in the region of US$7 million). Such assets will be retained by BrightSphere and used by BrightSphere to satisfy certain residual liabilities of BrightSphere which will remain outstanding following implementation of the Scheme.  The Board believes that such residual liabilities of BrightSphere are unlikely to exceed US$5.5, and is therefore of the opinion that, following implementation of the Proposals, BrightSphere will have sufficient liquid assets (in the form of cash and the benefit of the inter-company debt referred to above) to enable BrightSphere to satisfy all such residual liabilities in full.
The following chart gives an overview of the structure of the BrightSphere Group following the implementation of the Proposals:

The Directors do not intend to proceed with this reorganisation if the Scheme is not approved at the Court Meeting or the Resolution is not approved at the General Meeting, if the Court does not sanction the Scheme, or if the Directors determine that the Scheme does not proceed for any other reason.
2.3    Overview of the Scheme

If the Scheme is approved and becomes effective, it will result in (i) Holders of BrightSphere Shares becoming holders of the same number of BrightSphere US Shares as the number of BrightSphere Shares which they held at the Scheme Record Time, and (ii) BrightSphere becoming a wholly-owned subsidiary of BrightSphere US.
The Group will have substantially the same business and operations immediately after the Effective Date as it will have immediately before the Effective Date. The assets and liabilities of the Group immediately after the Effective Date will not substantially differ from the assets and liabilities it had before the Effective Date.
The Scheme will require the approval of BrightSphere Shareholders at the Court Meeting and the passing by BrightSphere Shareholders of a special resolution at the General Meeting, as explained in paragraph 16 below.
A description of the action recommended to be taken by BrightSphere Shareholders in relation to the Court Meeting and the General Meeting is set out in paragraph 17 below. The full text of the Scheme is set out in Part VII of this document. The full text of each of the resolutions to be proposed at the Court Meeting and the General Meeting is set out in Part X and Part XI of this document respectively.
The Board recommends that BrightSphere Shareholders vote in favour of the proposed Scheme at the Court Meeting and vote in favour of the Resolution to be proposed at the General Meeting.
As of 28 May 2019, 91,869,338 BrightSphere Shares were in issue and there were 2 registered Shareholders.
BrightSphere’s largest Underlying Shareholder, Paulson, which beneficially owns approximately 22% of the BrightSphere Shares in issue as of 28 May 2019, has entered into the Voting Agreement with BrightSphere. Pursuant to the Voting Agreement, Paulson has agreed to vote (or procure the voting of) all of its BrightSphere Shares in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting, consistent with the Board’s unanimous recommendation, provided that the terms of the transactions contemplated by the Proposals and submitted for the consideration and approval of the BrightSphere Shareholders at the Court Meeting and the General Meeting are not materially different from the terms provided in the Registration Statement.

Issue of new BrightSphere US Shares
Under the Scheme, BrightSphere will issue new BrightSphere US Shares to BrightSphere Shareholders, so that BrightSphere Shareholders will receive one BrightSphere US Share for every one BrightSphere Share held at the Scheme Record Time.
The BrightSphere US Shares to be issued under the Scheme will be issued credited as fully paid and non-assessable and will rank pari passu in all respects with the BrightSphere US Shares which are expected to be in issue on the Effective Date (being the 51 BrightSphere US Shares held by BrightSphere, which are proposed to be cancelled shortly after the implementation of the Scheme), including in relation to the right to receive notice of, and to attend and vote at, meetings of stockholders of BrightSphere US, the right to receive and retain any dividends declared, made or paid by reference to a record date falling after the Effective Date and to participate in the assets of BrightSphere US upon a winding-up of BrightSphere US. The new BrightSphere US Shares to be issued pursuant to the Scheme will be issued free from all liens, charges, encumbrances and other third party rights and/or interests of any nature whatsoever.
In the case of BrightSphere Shares currently held in the name of the DTC Nominee, the new BrightSphere US Shares to be issued by BrightSphere US will also be issued to the DTC Nominee. Computershare will serve as the transfer agent and registrar for all of the BrightSphere US Shares. The BrightSphere US Shares to be issued by BrightSphere US to the DTC Nominee will be recorded in the name of the DTC Nominee on the share register maintained by Computershare. The BrightSphere US Shares recorded in the name of the DTC Nominee will be held by the DTC Nominee as nominee for the Underlying Shareholders who participate in the DTC system. Underlying Shareholders will beneficially own their BrightSphere US Shares through their broker, dealer or other nominee who is a direct participant in the DTC system and which will be reflected on DTC’s system in the name of such broker, dealer or other nominee. All other BrightSphere US Shares issued by BrightSphere US, including BrightSphere US Shares issuable in respect of BrightSphere Shares currently held outside DTC, will be recorded in book-entry form on the share register maintained by Computershare in the name of the registered/legal owner thereof.
A registration statement on Form S-4 (as amended) has been filed with the SEC, which registers all BrightSphere US Shares to be issued as part of the Scheme, as required under the United States securities laws.
An application will be submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG”, the same symbol under which BrightSphere Shares are currently listed. It is expected that the BrightSphere Shares will continue trading on the NYSE until the close of business on the Effective Date and that the admission of the BrightSphere US Shares to trading on NYSE will become effective and that normal settlement will commence on or around the Trading Day next following the Effective Date. The shares of common stock of BrightSphere US will be registered on the Registration Statement filed with the Securities and Exchange Commission and, as is the case with BrightSphere, BrightSphere US will file periodic reports with the Securities and Exchange Commission through which the Group will continue to report its financial results under US GAAP in US Dollars.
Transfer of existing BrightSphere Shares to CDRNL
As part of the Scheme, following the issue of the new BrightSphere US Shares to BrightSphere Shareholders referred to above, all of the BrightSphere Shares in issue at the Scheme Record Time will be transferred to CDRNL, a professional nominee shareholder entity, which will hold those BrightSphere Shares as a nominee for the Depositary (acting in its capacity as a depositary).
The BrightSphere Shares will be acquired by CDRNL, as nominee of the Depositary, with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this document or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the Effective Date in respect of the BrightSphere Shares. As a result, in relation to any BrightSphere Shares previously held by the DTC Nominee, any and all rights and interests of any Underlying Shareholders in or in respect of such BrightSphere Shares will be extinguished, the Underlying Shareholders who participate in the DTC system shall cease to hold any interest in such BrightSphere Shares on DTC’s records and all Underlying Shareholders (whether direct participants in the DTC system or beneficial owners of interests in shares held by a broker, dealer or other nominee which is a direct participant) shall have no ongoing entitlement, right or interest in the BrightSphere Shares following such transfer.

BrightSphere and BrightSphere US are putting in place arrangements pursuant to which, subject to the BrightSphere Shares being transferred to CDRNL under the Scheme, the Depositary will issue to BrightSphere US an equivalent number of Depositary Receipts representing those BrightSphere Shares. The Depositary Receipts will be issued on terms such that the holders of those Depositary Receipts will effectively have economic ownership of, and the right to direct the exercise of the voting rights attached to, the underlying BrightSphere Shares. As a result, following the Scheme, BrightSphere US will be the effective economic owner and controller of BrightSphere.
The last day of trading in BrightSphere Shares prior to their transfer to CDRNL pursuant to the Scheme is expected to be 12 July 2019. The last time for registration of transfers of BrightSphere Shares prior to their transfer to CDRNL pursuant to the Scheme is expected to be 6.00 p.m. (US Eastern time) on 12 July 2019, the Scheme Record Time.
These dates may be deferred if it is necessary to adjourn any meetings required to approve the arrangements described in this document or if there is any delay in obtaining the Court’s sanction of the Scheme. In the event of a delay for these or any other reasons, the application for the BrightSphere Shares to be exchanged will be deferred, so that the listing of the BrightSphere Shares on the NYSE will not be suspended until immediately before the Scheme takes effect.
Amendment of BrightSphere Articles
The Scheme will only apply to BrightSphere Shares in issue at the Scheme Record Time. However, additional BrightSphere Shares may have to be allotted after the approval of the Scheme at the Court Meeting and the allottee may not hold such additional BrightSphere Shares at the Scheme Record Time. This would mean that, in the absence of the following proposals, such additional BrightSphere Shares would not transfer to CDRNL (or BrightSphere US or any other BrightSphere US nominee), and the relevant allottee would not receive any BrightSphere US Shares. It is therefore proposed that, in addition to the approval of the Scheme at the Court Meeting, a special resolution be passed at the General Meeting amending the BrightSphere Articles so as to ensure that: (i) any BrightSphere Shares which are issued after the Scheme is approved at the Court Meeting but prior to the sanction by the Court of the Scheme will be allotted and issued subject to the terms of the Scheme and that the Holders of such shares will be bound by the Scheme accordingly; (ii) any BrightSphere Shares which are allotted otherwise than to CDRNL, BrightSphere US (or to another nominee of BrightSphere US) after sanction by the Court of the Scheme will be acquired by CDRNL (or such other person as BrightSphere US may direct) in exchange for the issue of BrightSphere US Shares to the allottees; and (iii) in the event that any BrightSphere Shares are allotted to any person within (ii) above following any variation in the share capital of either BrightSphere or BrightSphere US or such other event as the Directors consider fair and reasonable after the Effective Date, the number of BrightSphere US Shares to be issued to that person will be adjusted in an appropriate manner, provided BrightSphere’s auditors have confirmed that the adjustment is fair and reasonable. In this way the allottees in question will receive BrightSphere US Shares instead of BrightSphere Shares.

2.4	Re-registration of BrightSphere as a private company and cancellation of remaining share in BrightSphere US

Immediately following the transfer of the BrightSphere Shares to CDRNL pursuant to the Scheme, it is intended that BrightSphere US will procure the passing of a special resolution approving the re-registration of BrightSphere as a private company. As part of the same resolution, it is also proposed that BrightSphere will change its name to BrightSphere Limited, and will adopt new Articles of Association more suitable for a private company.
Following the re-registration of BrightSphere as a private company, it is proposed that BrightSphere will (a) elect to be treated as an entity that is disregarded as separate from BrightSphere US for

United States federal income tax purposes, and (b) forfeit to BrightSphere US for no consideration, and BrightSphere US will cancel, the remaining BrightSphere US Shares which will be owned by BrightSphere at such time.
3.    CONDITIONS TO AND IMPLEMENTATION OF THE PROPOSALS

The Scheme will not become effective and binding unless:

(a)	the Scheme is approved at the Court Meeting;

(b)
the special resolution set out in the notice of the General Meeting to (i) authorise the directors of BrightSphere to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; (ii) approve certain amendments to the BrightSphere Articles; and (iii) approve the adoption, assumption and restatement by BrightSphere US of the existing BrightSphere Equity Plans, is passed;

(c)	the Scheme is sanctioned by the Court; and

(d)	a copy of the order of the Court sanctioning the Scheme has been delivered to the Registrar of Companies for England and Wales for registration.

The Court Hearing (at which it is proposed that the Court sanctions the Scheme) is expected to be held on or around 11 July 2019. BrightSphere Shareholders who wish to oppose the Scheme will be informed by advertisement in a newspaper with national distribution in the United Kingdom of their right to appear in person, or be represented by counsel, at the Court Hearing.
In addition, the Directors will not take the necessary steps to enable the Scheme to become effective unless, at the relevant time, the following conditions have been satisfied:

(e)
An application is submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG” (the same symbol under which BrightSphere Shares are currently listed) which will become effective on or around the Trading Day next following the Effective Date;

(f)	approval under the terms of the Bank Loan (if required) for the proposed transfer of the Bank Loan to BrightSphere US;

(g)	no statute, rule or regulation being enacted or promulgated by any governmental entity of competent jurisdiction which prohibits or makes illegal the consummation of the Scheme; and

(h)	no order or injunction of a court of competent jurisdiction being in effect that prevents the consummation of the Scheme.

If the Scheme is sanctioned by the Court and conditions (e) to (h) above are satisfied, the Scheme is expected to become effective, and trading in the BrightSphere US Shares to be issued pursuant to the Scheme on the NYSE is expected to commence, on 15 July 2019.
If the Scheme has not become effective by 31 October 2019 (or such later date as the Court may allow), it will lapse, in which event the Scheme will not proceed, BrightSphere Shareholders will remain Holders of BrightSphere Shares and the BrightSphere Shares will continue to be listed on the NYSE.

The Scheme contains a provision for BrightSphere and BrightSphere US, jointly, to consent on behalf of all persons concerned, to any modification of or addition to the Scheme, or to any condition which the Court may think fit to approve or impose. BrightSphere has been advised by its legal advisers that the Court would be unlikely to approve or impose any modification of, or addition or condition to, the Scheme which might be material to the interests of BrightSphere Shareholders unless BrightSphere Shareholders were informed of any such modification, addition or condition. If the Court does approve or impose a modification of, or addition or condition to, the Scheme which in the opinion of the Directors requires consent of the BrightSphere Shareholders, the Directors will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained. The full text of the Scheme is set out in Part VII and the full text of the resolutions to be proposed at the Court Meeting and the General Meeting is set out in Part X and Part XI respectively.

4.	TIMETABLE

4.1    The Meetings

The Court Meeting has been convened for 10.00 a.m. (US Eastern time) on 2 July 2019 pursuant to an order of the Court, at which meeting, or at any adjournment thereof, BrightSphere Shareholders will consider and, if thought fit, approve the Scheme. The Court Meeting will be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.
The General Meeting has been convened for 10.15 a.m. (US Eastern time) on 2 July 2019 (or, if later, immediately following the conclusion or adjournment of the Court Meeting). At the General Meeting, or at any adjournment thereof, BrightSphere Shareholders will consider and, if thought fit, pass the Resolution. The General Meeting will be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.
4.2    Scheme Court Hearing

The Scheme Court Hearing, at which the Court will be asked to sanction the Scheme as a whole pursuant to Part 26 of the UK Companies Act, is expected to be held on 11 July 2019. BrightSphere Shareholders have the right to attend the Scheme Court Hearing and to appear in person or be represented by counsel to support or oppose the sanctioning of the Scheme.
If the Scheme is sanctioned at the Scheme Court Hearing, and the other conditions to the Scheme (or to the implementation of the Scheme), as outlined above, have been satisfied, the Effective Date is expected to occur on 12 July 2019.
The Scheme will not become effective unless the Court sanctions the Scheme and a copy of the Scheme Court Order has been duly delivered to the Registrar of Companies.
If the Scheme becomes effective, it will be binding on all BrightSphere Shareholders, irrespective of whether or not they attended or voted in favour of the Scheme at the Court Meeting or in favour of the Special Resolution at the General Meeting.

5.	BRIGHTSPHERE US CHARTER AND BYLAWS

A summary of the principal rights which will attach to BrightSphere US Shares on the Effective Date is set out in paragraph 1 of Part VIII of this document. For further information, Shareholders are referred to the documents attached as Appendix E and Appendix F to the Registration Statement. The BrightSphere US Charter and Bylaws which will be in place on the Effective Date will be substantially in the forms of those documents.

There are differences between the provisions of the BrightSphere Articles and the BrightSphere US Charter and Bylaws as they are expected to be in effect on the Effective Date, especially relating to changes that are required by Delaware law (i.e. certain provisions currently in the BrightSphere Articles will not be replicated in the BrightSphere US Charter and Bylaws because the Delaware General Corporation Law would not permit such replication), or to provide for related provisions customarily provided with respect to publicly-traded Delaware corporations).
Certain provisions of the Delaware General Corporation Law differ from the laws applicable to English companies and their shareholders, such as the UK Companies Act. Paragraph 2 of Part VIII of this document sets out a summary of certain differences between the provisions of the Delaware General Corporation Law and the UK Companies Act which will be applicable to BrightSphere US and relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.
Notwithstanding these differences between the BrightSphere US Charter and Bylaws and the BrightSphere Articles, and the provisions of Delaware law and English law, with effect from the Effective Date, the voting rights relating to the BrightSphere US Shares will, for most purposes, be substantially the same as the voting rights relating to the BrightSphere Shares, and the BrightSphere US Shares will rank pari passu for dividends and in all respects with other fully paid BrightSphere US Shares in issue on the Effective Date.

6.	SHAREHOLDER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

BrightSphere is party to the Shareholder Agreement and Registration Rights Agreement, under which Paulson, its largest Underlying Shareholder, enjoys a number of governance and other rights, including the right to appoint directors to the Board.
6.1    Shareholder Agreement

On 17 May 2019, BrightSphere US entered into a stockholder agreement with Paulson containing substantially similar rights to the rights currently provided to Paulson under the Shareholder Agreement with BrightSphere, which agreement will become effective upon consummation of the Redomestication (and the existing Shareholder Agreement will be terminated). The new stockholder agreement will provide Paulson with the right to nominate two directors to the board of directors of BrightSphere US so long as Paulson holds at least 20% of the outstanding BrightSphere US Shares and the right to appoint one director so long as Paulson holds at least 7% of the outstanding BrightSphere US Shares. In addition, consistent with the rights currently afforded to Paulson pursuant to the Shareholder Agreement, Paulson will have certain information rights and preemptive rights on issuance of shares of capital stock or securities convertible into capital stock of BrightSphere US.

6.2    Registration Rights Agreement

On 17 May 2019, BrightSphere US entered into a registration rights agreement with Paulson containing substantially similar rights to the rights currently provided to Paulson under the Registration Rights Agreement with BrightSphere, which agreement will become effective upon consummation of the Redomestication (and the existing Registration Rights Agreement will be terminated). Pursuant to the registration rights agreement, Paulson could require BrightSphere US to file one or more registration statements and prospectus supplements with the SEC covering the public resale of registrable securities beneficially owned by Paulson with expected aggregate gross proceeds of at least $50 million. BrightSphere US may be required by Paulson to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. BrightSphere US will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. BrightSphere US will be obligated to file a shelf registration statement upon any request made by Paulson. In addition, Paulson will have certain “piggy-back” registration rights, pursuant to which it will be entitled to register the resale of its registrable securities alongside any offering of securities that BrightSphere US may undertake, and the amount of securities BrightSphere US may offer may be subject to “cutback” in certain cases. BrightSphere US will be responsible for the expenses associated with any sale of its shares by Paulson pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

7.	DIVIDEND POLICY

The Board of BrightSphere US intends that its dividend policy, once the Scheme becomes effective, will follow BrightSphere’s current policy.
BrightSphere’s current dividend policy targets a dividend payout generally in the range of 20-25% of economic net income, a non-GAAP measure used by BrightSphere to manage its operations, subject to maintaining a sustainable quarterly dividend per share. Any declaration of dividends is at the discretion of the Board of Directors and will depend on BrightSphere’s financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that the Board deems relevant in making such a determination.

8.	TAXATION

Certain BrightSphere Shareholders may be required to recognise gain on the exchange if they do not elect to include certain amounts as a deemed dividend.
Your attention is drawn to the general guidance on the tax position of BrightSphere Shareholders set out in Part VI of this document.
The summary is intended as a guide only. Holders of BrightSphere Shares who are in any doubt about their tax position, or who are resident for tax purposes outside the United States, are strongly advised to contact an appropriate professional independent adviser immediately.

9.	DIRECTORS AND OTHER INTERESTS

BrightSphere US will have the same Board and management team as BrightSphere on the Effective Date.
As a result of BrightSphere US becoming the new holding company of the Group, new indemnity arrangements will be entered into between BrightSphere US and the directors of BrightSphere US. These will contain certain terms which will differ from the current indemnity arrangements, to reflect the fact that BrightSphere US is a Delaware corporation and to provide directors with the right to indemnification and limitations on personal liability, in each case to the fullest extent permitted under Delaware law. It is not proposed that there will be any material changes to the board structure, the number or identity of the Directors, the terms of engagement of any Director, or any other changes to the directors’ positions.
Save as set out in this document, the effect of the Scheme on the interests of the Directors does not differ from the effect on the like interests of other persons. Shareholders are, however, referred to the matters described in Part VIII of this document in relation to the effect on Directors arising from the differences between the BrightSphere Articles and the BrightSphere US Charter and Bylaws

and between the companies law and regulation which applies to BrightSphere US and the companies law and regulation which applies to BrightSphere.
In common with other participants under the Equity Plans, the Directors’ outstanding awards under the NED Plan will be assumed by BrightSphere US and will be governed by the terms of the Restated NED Plan as set out in paragraph 3 of Part VIII of this document.

10.	IMPLICATIONS FOR SHARE PLANS

10.1    Assumption of Equity Plans by BrightSphere US
Prior to, but conditional on the Scheme becoming effective, and subject to the passing of the Special Resolution at the General Meeting, BrightSphere US will adopt and assume the sponsorship of the Equity Plans, to become effective as of the Effective Date. At the same time as the Equity Plans are so adopted and assumed, the Equity Plans will be amended and restated as necessary to give effect to the Scheme and to include certain updates to the plans. Shareholder approval of the Special Resolution will also constitute shareholder approval of the adoption, assumption and restatement of the Equity Plans by BrightSphere US, and the substitution of BrightSphere US for BrightSphere as the granting corporation under the Equity Plans.
Further Information on the effect of the Proposals on the Equity Plans is set out in paragraph 4 of Part VIII of this document.
10.2    Treatment of outstanding awards under BrightSphere Equity Plans
If the Scheme is approved and becomes effective, BrightSphere US will assume all BrightSphere’s existing rights and obligations in connection with awards granted under the Equity Plans and under the 2014 Employee Plan that are outstanding immediately prior to the Effective Date. BrightSphere US Shares will be issued, held, available or used to measure benefits as appropriate under the Restated Equity Plans in lieu of BrightSphere Shares on a one-for-one basis.
Further details in relation to the assumption by BrightSphere US of outstanding awards under the Equity Plans and under the 2014 Employee Plan are set out in paragraph 4 of Part VIII of this document.
In addition, if the Scheme is approved and becomes effective, BrightSphere US will assume BrightSphere’s existing rights and obligations in connection with the inducement option award granted outside the Equity Plans in December 2018 to BrightSphere’s chief executive officer.

11.	DEPOSITARY ARRANGEMENTS

In the case of BrightSphere Shares held in DTC such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the Holder of such BrightSphere Shares for the purposes of the Court Meeting and the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting or the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed as a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the

Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

12.	OVERSEAS SHAREHOLDERS

12.1    General

This document does not constitute or form part of any offer or invitation to purchase, subscribe for, sell, exchange, transfer or issue, or any solicitation of any offer to purchase, subscribe for, sell, exchange, transfer or issue, any security or to become a holder of securities in BrightSphere US, nor shall there be any purchase, subscription, sale, exchange, transfer or issue of the securities referred to in this document in any jurisdiction in contravention of applicable law.
The distribution of this document, and transfer and/or issue of BrightSphere US in jurisdictions other than the United Kingdom and the United States, may be restricted by law.
No action has been taken by BrightSphere or BrightSphere US to obtain any approval, authorisation or exemption to permit the allotment or issue of the BrightSphere US Shares or the possession or distribution of this document (or any other publicity material relating to the BrightSphere US Shares) in any jurisdictions other than the United Kingdom and the United States.
The implications of the implementation of the Scheme and other matters referred to in this document for Overseas Shareholders (and Underlying Shareholders with a registered address in, or who are citizens, residents or nationals of, jurisdictions outside the United Kingdom or the United States) may be affected by the laws of jurisdictions outside the United Kingdom and the United States. Overseas Shareholders (and any such Underlying Shareholders) should inform themselves about, and observe, any applicable legal requirements. It is the responsibility of any Overseas Shareholders (or any Underlying Shareholders or other person into whose possession this document comes) to satisfy themselves as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, compliance with other necessary formalities and the payment of any issue, transfer or other taxes or duties or payments due in such jurisdiction. Any failure to comply with such restrictions or requirements may constitute a violation of the securities laws of any such jurisdiction.
This document has been prepared for the purposes of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any other jurisdiction.
If, in respect of any Overseas Shareholder (or, in the case of the BrightSphere Shares held by the DTC Nominee, any Underlying Shareholder entitled to any such BrightSphere Shares), BrightSphere or BrightSphere US is advised that the issue of BrightSphere US Shares would or may infringe the laws of any jurisdiction outside the United Kingdom and the United States, or would or may require BrightSphere or BrightSphere US to comply with any governmental or other consent or any registration, filing or other formality, BrightSphere US may determine that no new BrightSphere US Shares shall be issued to such BrightSphere Shareholder (or to the DTC Nominee in relation to such Underlying Shareholder) but instead those BrightSphere US Shares shall be issued to a nominee appointed by BrightSphere US as trustee for such BrightSphere Shareholder (or, as applicable, for the DTC Nominee on behalf of such Underlying Shareholder), on terms that they shall be sold (at the best price which can reasonably be obtained at the time of sale) on behalf of such shareholder as soon as reasonably practicable after the Scheme becomes effective, with the net proceeds of sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any tax payable on the proceeds of sale) being remitted to the Overseas Shareholder (or, as applicable, the DTC Nominee for onwards dispatch to the relevant Underlying Shareholder) concerned at the risk of such shareholder, by sending a cheque as soon as reasonably practicable after the relevant nominee receives such proceeds.
12.2    The United States

This document does not constitute a prospectus or prospectus equivalent document. A registration statement relating to the securities of BrightSphere and BrightSphere US described in this document has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This document does not constitute an offer to sell or a solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any jurisdiction.

13.	EXCHANGE OF BRIGHTSPHERE SHARES, SETTLEMENT AND LISTING OF BRIGHTSPHERE US SHARES

If all the conditions to the Scheme are satisfied, BrightSphere intends to apply to remove the interests in BrightSphere Shares from listing on the NYSE with effect from the Effective Date. The last day of trading in BrightSphere Shares on the NYSE is expected to be 12 July 2019. The last time for registration of transfers of BrightSphere Shares is expected to be no later than 6.00 p.m. (US Eastern time) on 12 July 2019, the Scheme Record Time.
An application will be submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG”, the same symbol under which BrightSphere Shares are currently listed. It is expected that the BrightSphere Shares will continue trading on the NYSE until the close of business on the Effective Date and that trading in the BrightSphere US Shares on the NYSE will commence at the open of business on the Trading Day next following the Effective Date. The share price for BrightSphere US Shares will be quoted in US dollars.
These dates may be deferred if it is necessary to adjourn any meetings required to approve the arrangements described in this document or if there is any delay in obtaining the Court’s sanction of the Scheme. In the event of a delay for these or any other reasons, the application for the listing of the BrightSphere US Shares on the NYSE will be deferred, so that the BrightSphere Shares will remain listed on the NYSE and the listing of the BrightSphere US Shares will not become effective until immediately before the Scheme takes effect.
With effect from the Effective Date, share certificates for BrightSphere Shares will cease to be valid.
The new BrightSphere US Shares to be issued by BrightSphere US pursuant to the Scheme will be issued in book entry form to BrightSphere Shareholders holding BrightSphere Shares at the Scheme Record Time. In the case of BrightSphere Shares currently held in the name of the DTC Nominee, the new BrightSphere US Shares to be issued by BrightSphere will be issued to the DTC Nominee. Computershare, as transfer agent and registrar, will record the issuance of such BrightSphere US Shares to the DTC Nominee on the share register maintained by Computershare. The BrightSphere US Shares recorded in the name of the DTC Nominee will be held by the DTC Nominee as nominee for the Underlying Shareholders who participate in the DTC system. Underlying Shareholders will beneficially own their BrightSphere US Shares through their broker, dealer or other nominee who is a direct participant in the DTC system and which will be reflected on DTC’s system in the name of such broker, dealer or other nominee. All other BrightSphere US Shares issued by BrightSphere US, including BrightSphere US Shares issuable in respect of BrightSphere Shares currently held outside DTC, will be recorded in book-entry form on the share register maintained by Computershare in the name of the registered/legal owner thereof. The number of BrightSphere US Shares being recorded by the DTC Nominee for each direct participant in DTC (and by brokers, dealers and other nominees for each Underlying Shareholder beneficially owning BrightSphere US Shares through such direct participant) and by Computershare for each other stockholder holding shares in book-entry form on the share register maintained by Computershare shall be equivalent to the number of BrightSphere Shares to which such direct participant, Underlying Shareholder or other stockholder was recorded as being entitled at the Scheme Record Time.
It is the responsibility of BrightSphere Shareholders (and, where applicable, Underlying Shareholders) to satisfy themselves as to the full observance of applicable laws and regulatory requirements, including the obtaining of any governmental, exchange control or other consents that may be required in order for them, their nominee, custodian or trustee, as relevant, to receive and hold the BrightSphere US Shares.
All documents, certificates, cheques or other communications sent by or to BrightSphere Shareholders, or as such persons shall direct, will be sent at the BrightSphere Shareholders’ own risk and will be sent to a Holder’s address as set out on the Register at the Scheme Record Time (or, in the case of joint Holders, to the Holder whose name stands first in the Register in respect of the joint holding concerned).
The Public Debt will remain listed, but BrightSphere US will replace BrightSphere as the primary obligor in respect of the Public Debt.

14.	EXISTING BRIGHTSPHERE MANDATES

To the extent practicable, and with such variations as the Directors may reasonably consider appropriate, in each case given that BrightSphere US is incorporated in Delaware, whereas BrightSphere is incorporated in England and Wales, all mandates relating to the monetary payment of dividends on the BrightSphere Shares and other instructions, including communication preferences, given to BrightSphere in force at the Effective Date shall, unless and until revoked or amended, be deemed as from the Effective Date to be a valid and effective mandate or instruction to BrightSphere US in respect of the BrightSphere US Shares received pursuant to the Scheme.
Authorities relating to BrightSphere US
Unanimous written consent has been given by the sole shareholder of BrightSphere US (being BrightSphere) to, among other matters, authorise the Directors of BrightSphere US to issue BrightSphere US Shares in connection with the implementation of the Scheme, and otherwise take such steps as such Directors reasonably consider necessary for the purposes of implementing the Scheme.

15.	REGISTRATION STATEMENT

The Registration Statement relating to BrightSphere US which registers the BrightSphere US Shares to be issued in the transaction is available in electronic form on the website of the United States Securities and Exchange Commission at http://www.sec.gov. Free hard copies of the Registration Statement and certain other filings made by BrightSphere with the United States Securities and Exchange Commission may be requested by writing to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London, EC4V 4GG, United Kingdom (Attention: Company Secretary). The Registration Statement contains or incorporates by reference from other filings made by BrightSphere with the United States Securities and Exchange Commission information including financial information in relation to the Group, a business overview of the Group, an operating and financial review in relation to the Group and a section of additional information, including details of the remuneration and interests of the Directors, and material contracts and capital resources of the Group, all of which will be relevant to BrightSphere US as the new ultimate holding company of the Group.
This document should be read in conjunction with the Registration Statement.

16.	MEETINGS AND CONSENTS FOR THE IMPLEMENTATION OF THE PROPOSALS

Implementation of the Scheme requires the approval by BrightSphere Shareholders of the Scheme at the Court Meeting and the passing of the Special Resolution by BrightSphere Shareholders at the General Meeting.
All of the Shareholder meetings have been convened for [●] 2019.
BrightSphere US has agreed to appear by Counsel at the hearing of the claim form to sanction the Scheme and to undertake to be bound by the Scheme.
The Scheme also requires a separate sanction from the Court.
Notices of the Court Meeting and the General Meeting are contained in Part X and Part XI, respectively, of this document. All BrightSphere Shareholders whose names appear on the Register at the Registered Shareholder Voting Record Time shall be entitled to attend and vote at the Court Meeting and the General Meeting in respect of the number of BrightSphere Shares then registered in their names.
In the case of BrightSphere Shares held in DTC, such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the Holder of such BrightSphere Shares for the purposes of the Court Meeting and the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting or the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.
16.1    The Court Meeting

The Court Meeting is being held at the direction of the Court to seek the approval of BrightSphere Shareholders for the Scheme (with or without modification). Further information on the time and location of the Court Meeting is set out in paragraph 4.1 of this Part III.
At the Court Meeting, voting will be by way of poll and not on a show of hands and each BrightSphere Shareholder present in person or by proxy will be entitled to one vote for each BrightSphere Share held. At the Court Meeting the Scheme must be approved by BrightSphere Shareholders representing both (i) a majority in number of those BrightSphere Shareholders (being those registered as the holders of BrightSphere Shares in BrightSphere’s register of members at the Registered Shareholder Voting Record Time in respect of the Court Meeting) who are present and vote, either in person or by proxy, at the Court Meeting, and (ii) 75% or more in value of the BrightSphere Shares voted (either in person or by proxy) at the Court Meeting. The result of the poll will be posted on BrightSphere’s website.
It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of the opinions of BrightSphere Shareholders.
It is important to note that, for the purposes of determining whether the Scheme has been approved by a majority in number of those BrightSphere Shareholders who are present and vote at the Court Meeting, the Court will only take into account the votes of Holders of BrightSphere Shares. In the case of Underlying Shareholders, all of the BrightSphere Shares to which Underlying Shareholders are entitled are registered in the name of the DTC Nominee, and accordingly the DTC Nominee will be the Holder of such Shares for these purposes. Accordingly, if all of the BrightSphere Shares to which Underlying Shareholders are entitled are voted in favour of approval of the Scheme, this will count as one BrightSphere Shareholder voting in favour of approval of the Scheme (and similarly, if all of the BrightSphere Shares to which Underlying Shareholders are entitled are voted against approval of the Scheme, this will count as one BrightSphere Shareholder voting against approval of the Scheme. However, if some of the BrightSphere Shares of which the DTC Nominee is the Holder are voted in favour of approval of the Scheme, and some are voted against, then, regardless of the number of Underlying Shareholders who direct that their BrightSphere Shares be voted in favour of or against the Scheme, the DTC Nominee will be considered to have voted both in favour of and against approval of the Scheme for the purposes of this test. Accordingly, if any Underlying Shareholder wishes the votes attaching to the BrightSphere Shares to which they are entitled to be taken into account separately in relation to the test as to whether the Scheme has been approved by a majority in number of those BrightSphere Shareholders who are present and vote at the Court Meeting, such Underlying Shareholder will have to extract the relevant interest in BrightSphere Shares from DTC and have such BrightSphere Shares registered in its own name (or the name of an alternative nominee holder). Underlying Shareholders should note that there may be tax and other implications of taking such a course of action, and should seek professional advice before electing to do so. Any Underlying Shareholder who proposes to extract an interest in BrightSphere Shares from DTC and have such BrightSphere Shares registered in its own name (or the name of an alternative nominee holder) should not give (or procure the giving of) any voting instructions to the DTC Nominee, nor apply to the DTC Nominee for a letter of representation or to be appointed as a proxy, in relation to the relevant BrightSphere Shares, and if any such voting instructions have been given or application made in relation to any interest in BrightSphere Shares to be so extracted from DTC, such instructions or application should be withdrawn.
The Notice of Court Meeting is set out in Part X of this document. The quorum for the Court Meeting will be two or more BrightSphere Shareholders (who are entitled to attend and vote at the Court Meeting) present in person or by proxy.
BrightSphere Shareholders are strongly urged to complete and return or electronically submit the blue Form of Proxy for use at the Court Meeting as soon as possible and in any event so as to be received no later than 1 July 2019 (if they are returning their blue Form of Proxy in hard copy) or 2.00 a.m. on 2 July 2019 (if they are returning their blue Form of Proxy electronically), or, if the Court Meeting is adjourned, the day immediately prior to the date fixed for the adjourned Court Meeting (if they are returning their blue Form of Proxy in hard copy) or 2.00 a.m. on the date fixed for the adjourned Court Meeting (if they are returning their blue Form of Proxy electronically). If the blue Form of Proxy for the Court Meeting is not returned by the above date, it may be handed to the chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court

Meeting. Detailed instructions on the actions to be taken are set out in Part II and paragraph 17 of this Part III.
The completion and return of a blue Form of Proxy will not prevent BrightSphere Shareholders from attending and voting in person at the Court Meeting or any adjournment thereof, if they so wish and are so entitled.
16.2    The General Meeting

The General Meeting has been convened for 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting has concluded or been adjourned) to consider and, if thought fit, pass the Special Resolution, which:

(a)	authorises the Directors to take all such action as they may consider necessary or appropriate for carrying the Scheme in to effect;

(b)
approves certain amendments to the BrightSphere Articles, including to avoid any person being left with unlisted BrightSphere Shares following the Effective Date and to otherwise facilitate implementation of the Scheme; and

(c)	approves the adoption, assumption and restatement by BrightSphere US of the Equity Plans with effect from the Effective Date.

The Special Resolution requires votes in favour representing 75% or more of the votes cast at the General Meeting in order to be passed.
Voting on the Resolution at the General Meeting will be by way of poll and not on a show of hands and each BrightSphere Shareholder present in person or by proxy will be entitled to one vote for every BrightSphere Share held.
The Notice of General Meeting is set out in Part XI of this document. The quorum for the General Meeting will be two or more BrightSphere Shareholders present in person or by proxy. The General Meeting will be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.
BrightSphere Shareholders are strongly urged to complete and return or electronically submit the white Form of Proxy for use at the General Meeting as soon as possible and in any event so as to be received by no later than 1 July 2019 (if they are returning their white Form of Proxy in hard copy) or 2.00 a.m. on 2 July 2019 (if they are returning their white Form of Proxy electronically), or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting (if they are returning their white Form of Proxy in hard copy) or 2.00 a.m. on the date fixed for the adjourned General Meeting (if they are returning their white Form of Proxy electronically). Detailed instructions on the actions to be taken are set out in paragraph 17 of this Part III.
The completion and return of a white Form of Proxy will not prevent BrightSphere Shareholders from attending and voting in person at the General Meeting or any adjournment thereof, if they so wish and are so entitled

17.	ACTION TO BE TAKEN

A blue Form of Proxy and a white Form of Proxy, for use by BrightSphere Shareholders in connection with the Court Meeting and the General Meeting, respectively, are enclosed with this document.
Whether or not a BrightSphere Shareholder intends to attend the Court Meeting and/or the General Meeting, BrightSphere Shareholders are requested to complete and sign the blue Form of Proxy and the white Form of Proxy and return them in accordance with the instructions printed on them and as set out in the Notice of Court Meeting in Part X and in the notes to the Notice of General Meeting in Part XI.
Completed Forms of Proxy should (if being returned in hard copy form) be returned to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom, as soon as possible and, in any event, so as to be received no later than 1 July 2019 (or, if the Court Meeting or the General Meeting is adjourned, the day immediately prior to the date fixed for the relevant adjourned Meeting). As an alternative to completing and returning the Forms of Proxy in hard copy, BrightSphere Shareholders may submit their Forms of Proxy electronically at www.investorvote.com/BSIG-Special. For security purposes, such BrightSphere Shareholders will need their Control Number which is given on their Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on 2 July 2019 (or, if either the Court Meeting or the General Meeting is adjourned, 2.00 a.m. on the date fixed for the relevant adjourned Meeting).
Returning the blue and/or the white Forms of Proxy (as applicable) will enable your votes to be counted at the applicable Meeting in your absence. If the blue Form of Proxy for the Court Meeting is not returned by the above date (and, where applicable, time), it may be handed to the chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court Meeting. However, in the case of the General Meeting, unless the white Form of Proxy is returned by no later than the above date (and, where applicable, time), it will be invalid.
The completion and return of a Form of Proxy will not prevent a BrightSphere Shareholder from attending and voting in person at the Court Meeting or the General Meeting or any adjournment thereof, if the BrightSphere Shareholder so wishes and is so entitled.
BrightSphere Shareholders are entitled to appoint a proxy in respect of some or all of their BrightSphere Shares. BrightSphere Shareholders are also entitled to appoint more than one proxy, provided each proxy is appointed to exercise rights attached to different BrightSphere Shares. A space has been included in each Form of Proxy to allow BrightSphere Shareholders entitled to attend and vote at the relevant Meeting to specify the number of BrightSphere Shares in relation to which that proxy is appointed.
BrightSphere Shareholders who wish to appoint more than one proxy in respect of their shareholding should complete a separate Form of Proxy for each proxy appointed. Such BrightSphere Shareholders should read the information regarding the appointment of multiple proxies set out in Part II of this document and the related notes contained in the Forms of Proxy and either: (i) contact the Company Secretary at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, or by email at info@bsig.com with a subject title “Additional Proxy Cards— Attention: Company Secretary”, for further Forms of Proxy or (ii) photocopy the relevant Form of Proxy as required.
In the case of BrightSphere Shares held in DTC such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the Holder of such BrightSphere Shares for the purposes of the Court Meeting and the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting or the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an

Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.
It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair representation of BrightSphere Shareholder opinion. BrightSphere Shareholders are therefore strongly urged to complete, sign and return their Forms of Proxy as soon as possible.
Notices convening the Court Meeting and the General Meeting are set out in Part X and Part XI, respectively, of this document.

18.	COMPANY SECRETARY

If you have any questions relating to this document, or the completion and return of the Forms of Proxy or other documentation provided to you with this document, please contact the Company Secretary, at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom or by email at info@bsig.com with a subject title “Question relating to Form of Proxy—Attention: Company Secretary”.

19.	ADDITIONAL INFORMATION

Your attention is drawn to the letter from the chairman of BrightSphere set out in Part I of this document and to the terms of the Scheme which are set out in full in Part VII of this document. Your attention is also drawn to the further information contained in this document which forms part of this Explanatory Statement.

PART IV INFORMATION ON BRIGHTSPHERE US

This Part IV contains forward-looking statements that involve risks and uncertainties. The Group’s actual results could differ materially from those anticipated in these forward-looking statements as a result of such risks and uncertainties. You should read the section of the Registration Statement entitled “Risk Factors” for a discussion of the risks and uncertainties related to these statements and the risk factors included in BrightSphere’s annual report on Form 10-K for the fiscal year ended December 31, 2018. Paragraph 15 of Part III provides details of how to access a copy of the Registration Statement.
SECTION A: ADDITIONAL INFORMATION ON BRIGHTSPHERE US

1.	INCORPORATION, REGISTERED OFFICE AND ACTIVITY

BrightSphere US was incorporated under the laws of the State of Delaware on 29 May 2014.
The principal legislation under which BrightSphere US operates and under which the BrightSphere US Shares have been created is the Delaware General Corporation Law.
BrightSphere US is domiciled in Delaware. The address of its registered office is 251 Little Falls Drive, City of Wilmington, County of Newcastle, Delaware 19808. The name of the registered agent of BrightSphere US at such address is Corporation Service Company. The address of the principal office of BrightSphere US is 200 Clarendon Street, 53rd Floor, Boston, MA 02116, USA.
The business of BrightSphere US, and its principal activity, is, currently, to act as an intermediate holding company in the Group, and will, following the Effective Date, be to act as the ultimate holding company of the Group.
KPMG LLP, whose address is The Financial Center, 60 South Street, Boston, MA 0211, USA, is the auditor of BrightSphere US.

2.	BRIGHTSPHERE US BOARD

BrightSphere US will have the same Board and management team as BrightSphere immediately prior to the Effective Date. Set out below is certain background information on each of the persons who are proposed to be directors of BrightSphere US on the Effective Date.
Robert J. Chersi
Robert J. Chersi has been a member of our Board since March 2016 and the lead independent director since December 2018. Mr. Chersi has been with Pace University since 2013, currently serving as the Executive Director for its Center for Global Governance, Reporting & Regulation, as well as an adjunct professor in its Department of Finance & Economics. In addition, since 2013, Mr. Chersi has served as the Helpful Executive in Reach (HEIR) in the Department of Accounting and Information Systems at Rutgers University, and has acted in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014. Prior to joining Pace, Mr. Chersi was a member of the Executive Committee and Chief Financial Officer of Financial Services at Fidelity Investments in Boston, from 2008 to 2012. While at Fidelity, as CFO Mr. Chersi led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. From 1988 to 2008, Mr. Chersi served in numerous positions at UBS AG, including CFO of U.S. Wealth Management and Deputy CFO of Global Wealth Management and Business Banking. Mr. Chersi had several executive leadership positions while at UBS, including service on the UBS AG Group Managing Board from 2004 to 2008, which played an important role in developing and implementing the firm’s direction, values and principles and in promoting its global culture. He began his career as an audit manager in the Financial Service Practice of KPMG LLP in 1983. Mr. Chersi currently serves as a member of the Advisory Board of the Pace University Lubin School of Business, and has previously been a member of the Board, Audit Committee and Risk Committee of UBS Bank USA, a member of the Board of PW Partners R&D III, Chairman of the Board of Trustees of the UBS USA Foundation, a member of the Board of Bon Secours New Jersey/St. Mary’s Hospital Foundation, and a Trustee of Fidelity Investments’ Political Action Committee. Mr. Chersi also currently serves as a member of the Board of Trustees of Thrivent Funds. He has held the Certified Public Accountant designation, and is a 1983 graduate of Pace University, where he earned a BBA in Accounting, summa cum laude.
Mary Elizabeth Beams
Mary Elizabeth Beams has been a member of our Board since October 2018. Ms. Beams served as the CEO of Retirement Solutions at Voya, the nation’s largest publicly traded retirement platform (Defined Contribution and Retirement Record Keeping platform) from 2011 until 2015. During her time at Voya, she helped lead the company’s spinoff from ING and facilitated the turnaround of 12 businesses that accounted for nearly two-thirds of Voya’s ongoing operating earnings. More recently, Ms. Beams served as Counselor at the Department of State from June 2017 to December 2017. She also served as Interim Chief Executive Officer of the New England Aquarium during 2017. Prior to its recent sale, Ms. Beams was a Board Member, Chair of the Audit Committee and member of the Risk and Compensation Committees of Cetera Financial Group, an investment advice platform and the second largest family of independent broker-dealers in the U.S. She is currently an Advisory Board Member to Vestigo Ventures, an early-stage venture capital firm focused on fintech companies, and also serves on Columbia Business School’s Executive Advisory Board, Financial Studies. She also serves on the New England Aquarium Board; the Global Board of Governors Junior Achievement Worldwide, where she is Treasurer and Chair of Finance Committee; and serves as Overseer, Mount Auburn Hospital, A Harvard Teaching Hospital, Cambridge, MA. In September 2018, Maliz joined the Cannabis Investment Network Advisory Board. Ms. Beams holds a B.A. in English from Boston College, a CCS in Strategic Planning from Harvard University and an MBA in Marketing & Finance from Columbia University, Graduate School of Business.
Reginald L. Love
Mr. Love has been a member of our Board since August 2018. Mr. Love has served as a Partner at RON Transatlantic EG (“Transatlantic”), an international financial holding company with private equity investments in the financial services, logistics, energy, industrial and beer sectors in the United States, Latin America and Europe. Mr. Love’s work focuses on financial services and energy investments at Transatlantic. Prior to joining Transatlantic, Mr. Love served in the Executive Office of the President of the United States and as a personal aide to President Obama from 2007-2011. Mr. Love graduated from Duke University in 2005 and holds an MBA from The Wharton School at the University of Pennsylvania. He serves on the Board of Directors of Organize.org, Providence Day School, TeamWorks and the Center for Environmental Farming Systems.
John A. Paulson
John Paulson has been a member of our Board since November 2018. Mr. Paulson currently serves as President of Paulson & Co, Inc., an SEC registered investment management company, and has served in this role since the firm was founded in 1994. Prior to founding Paulson & Co, Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Mr. Paulson received his Masters of Business Administration from Harvard Business School and his undergraduate degree from New York University.
Barbara Trebbi
Barbara Trebbi has been a member of our Board since January 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc., and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst, a member of the CFA Institute, and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to primary, secondary and higher education. She has a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree from the University of Florida.
Guang Yang
Guang Yang has been the Executive Chairman of our Board since November 2018 and is the President, Chief Executive Officer and Executive Chairman of BrightSphere. Previously, Mr. Yang Was the Managing Partner of H Plus Capital, a private market investment management firm, which he formed in August 2018 and the Founder and Chairman of Finergy Capital, a Beijing-based private equity fund, since October 2010. Mr. Yang served as the President of HNA Capital US from January

2016 through December 2017 and President of HNA Group Americas from January 2018 through August, 2018. Mr. Yang is also a former CEO of Finergy Capital. Mr. Yang previously spent 15 years as an Executive Vice President, Senior Portfolio Manager and Research Analyst at Franklin Templeton Investments Global Equities. He also served as the Chairman for Franklin Templeton China. Prior to joining Franklin Templeton Investments, he worked as a Research Scientist at Harvard Medical School and at Massachusetts General Hospital. Mr. Yang holds a B.S. from the University of Science and Technology of China, a Ph.D. in Neuroscience from Australian National University and an MBA from Harvard Business School. Dr. Yang is also a Chartered Financial Analyst (CFA) charterholder.

3.	BRIGHTSPHERE US SHARES

As at the date of this document, BrightSphere US has, and immediately prior to the Effective Date BrightSphere US is expected to have, in issue and outstanding 51 BrightSphere US Shares, all of which are, and will immediately prior to the Effective Date be, currently owned by BrightSphere.

4.	BRIGHTSPHERE US CHARTER AND BYLAWS AND OTHER INFORMATION RELATING TO BRIGHTSPHERE US

A copy of the BrightSphere US Charter and Bylaws is attached to the Registration Statement (a copy of which can be accessed as set out in paragraph 15 of Part III). Certain other information relating to BrightSphere US is set out in Part VIII of this document and in the Registration Statement.

PART V SHAREHOLDER PARTICIPATION IN THE SCHEME AND ENTITLEMENT TO RECEIVE THE BRIGHTSPHERE US SHARES

1.	ENTITLEMENT TO RECEIVE BRIGHTSPHERE US SHARES

1.1    Scheme Record Time

BrightSphere Shareholders registered on the Register as at the Scheme Record Time will be eligible to receive BrightSphere US Shares.
The way in which BrightSphere Shareholders will receive their BrightSphere US Shares is summarised in paragraph 2 below.
The Scheme Record Time is expected to be 6.00 p.m. (US Eastern time) on 12 July 2019.
1.2    Overseas Shareholders

If, in respect of any Overseas Shareholder (or, in the case of the BrightSphere Shares held by the DTC Nominee, any Underlying Shareholder entitled to any such BrightSphere Shares), BrightSphere or BrightSphere US is advised that the issue of BrightSphere US Shares would or may infringe the laws of any jurisdiction outside the United Kingdom and the United States, or would or may require BrightSphere or BrightSphere US to comply with any governmental or other consent or any registration, filing or other formality, BrightSphere US may determine that no new BrightSphere US Shares shall be issued to such BrightSphere Shareholder (or to the DTC Nominee in relation to such Underlying Shareholder) but instead those BrightSphere US Shares shall be issued to a nominee appointed by BrightSphere US as trustee for such BrightSphere Shareholder (or, as applicable, for the DTC Nominee on behalf of such Underlying Shareholder), on terms that they shall be sold (at the best price which can reasonably be obtained at the time of sale) on behalf of such shareholder as soon as reasonably practicable after the Scheme becomes effective, with the net proceeds of sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any tax payable on the proceeds of sale) being remitted to the Overseas Shareholder (or, as applicable, the DTC Nominee for onwards dispatch to the relevant Underlying Shareholder) concerned at the risk of such shareholder, by sending a cheque as soon as reasonably practicable after the relevant nominee receives such proceeds.
The payment of the proceeds from the sale of the relevant BrightSphere US Shares (as applicable) to Overseas Shareholders in accordance with the arrangements described above will be in full satisfaction of the rights of such Overseas Shareholders to receive such BrightSphere US Shares.
1.3    Trading in BrightSphere Shares as at the Scheme Record Time

For the purposes of determining which BrightSphere Shareholders are eligible to receive BrightSphere US Shares, trading in BrightSphere Shares will be recognised only if the transferee is registered on the Register as the holder of the relevant BrightSphere Shares as at the Scheme Record Time.
In the case of Underlying Shareholders who hold their entitlements to BrightSphere Shares through the DTC Nominee, for the purposes of determining those persons who will be entitled to the BrightSphere US Shares which are issued to the DTC Nominee (in its capacity as a nominee for DTC), and the number of such BrightSphere US Shares to which any such Underlying Shareholder will be entitled, such entitlements will be determined by reference to the number of BrightSphere Shares to which such Underlying Shareholder was recorded as being entitled at the Scheme Record Time).

2.	RECEIPT OF BRIGHTSPHERE US SHARES

The new BrightSphere US Shares to be issued by BrightSphere US pursuant to the Scheme will be issued to those BrightSphere Shareholders who appear on the Register as the holder of the relevant BrightSphere Shares as at the Scheme Record Time. Such BrightSphere US Shares will be recorded in book-entry form and will be eligible to be held and traded through DTC or the transfer agent’s direct registration system.
In the case of BrightSphere Shares currently held in the name of the DTC Nominee, the new BrightSphere US Shares to be issued by BrightSphere US will be issued to the DTC Nominee, and will be held by the DTC Nominee as a nominee for DTC. Computershare, as transfer agent and registrar, will record the issuance of such BrightSphere US Shares to the DTC Nominee on the share register maintained by Computershare. The BrightSphere US Shares recorded in the name of the DTC Nominee will be held by the DTC Nominee as nominee for the Underlying Shareholders who participate in the DTC system. Underlying Shareholders will beneficially own their BrightSphere US Shares through their broker, dealer or other nominee who is a direct participant in the DTC system and which will be reflected on DTC’s system in the name of such broker, dealer or other nominee. All other BrightSphere US Shares issued by BrightSphere US, including BrightSphere US Shares issuable in respect of BrightSphere Shares currently held outside DTC, will be recorded in book-entry form on the share register maintained by Computershare in the name of the registered/legal owner thereof. The number of BrightSphere US Shares being recorded by the DTC Nominee for each direct participant in DTC (and by brokers, dealers and other nominees for each Underlying Shareholder beneficially owning BrightSphere US Shares through such direct participant) and by Computershare for each other stockholder holding shares in book-entry form on the share register maintained by Computershare shall be equivalent to the number of BrightSphere Shares to which such direct participant, Underlying Shareholder or other stockholder was recorded as being entitled at the Scheme Record Time.

It is the responsibility of BrightSphere Shareholders (and, where applicable, Underlying Shareholders) to satisfy themselves as to the full observance of applicable laws and regulatory requirements, including the obtaining of any governmental, exchange control or other consents that may be required in order for them, their nominee, custodian or trustee, as relevant, to receive and hold the BrightSphere US Shares on their behalf, vote at general meetings of BrightSphere US and receive payments by BrightSphere US (among other things), pursuant to the arrangements described above. BrightSphere Shareholders holding their BrightSphere Shares through a nominee, custody or trust arrangement should contact their nominee, custody or trustee for further information in this regard.

3.	EXPLANATION OF BRIGHTSPHERE US ARRANGEMENTS

An application form will be submitted to the NYSE for listing of the BrightSphere US Shares under the symbol “BSIG”, the same symbol under which BrightSphere Shares are currently listed. It is expected that the BrightSphere Shares will continue trading on the NYSE until the close of business on the Effective Date and that the admission of the BrightSphere US Shares to trading on NYSE will become effective and that normal settlement will commence on or around the Trading Day next following the Effective Date. This date may be deferred if it is necessary to adjourn either of the Meetings or if there is any delay in obtaining the Court’s sanction of the Scheme.
The BrightSphere US Shares will be eligible to be held and traded through DTC or the transfer agent’s direct registration system.

PART VI TAXATION

SECTION A: UNITED KINGDOM TAXATION
The following statements do not constitute tax advice and are intended only as a general guide to current United Kingdom tax law and HMRC’s generally available published practice, which may not be binding on HMRC, as at the date of this document (and which are both subject to change at any time, possibly with retrospective effect). They relate only to certain limited aspects of the United Kingdom tax treatment for the Underlying Shareholders of the exchange of BrightSphere Shares for new BrightSphere US Shares. Special rules may apply to holders such as market makers, brokers, dealers and intermediaries. Underlying Shareholders should consult their own advisors as to the United Kingdom or other tax consequences of the exchange of BrightSphere Shares for new BrightSphere US Shares.
An Underlying Shareholder that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes and whose BrightSphere Shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom generally will not be subject to United Kingdom tax on income or chargeable gains on the receipt of the BrightSphere US Shares, or the transfer of the BrightSphere Shares to CDRNL.
No stamp duty or SDRT should be payable on the issue of the BrightSphere US Shares by BrightSphere US.
The Underlying Shareholders should not be subject to stamp duty or SDRT in respect of the transfer of BrightSphere Shares to CDRNL.
SECTION B: UNITED STATES FEDERAL INCOME TAXATION
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Shareholders and to Non-U.S. Shareholders (each as defined below) of (i) exchanging BrightSphere Shares for BrightSphere US Shares pursuant to the transactions contemplated by the Proposals and (ii) owning and disposing of BrightSphere US Shares that are received pursuant to the transactions contemplated by the Proposals. This discussion is based on and subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following discussion assumes that the transactions contemplated by the Proposals will be consummated as described herein, and applies only to U.S. Shareholders and Non-U.S. Shareholders that hold their BrightSphere Shares, and that will hold their BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder in light of that holder’s individual circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, the alternative minimum tax, or to any holder subject to special treatment under the Code, such as:

•	banks or other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	governments, agencies or instrumentalities thereof, or entities they control;

•	insurance companies;

•	traders, brokers, or dealers in securities, commodities, or currencies;

•	tax-qualified retirement plans;

•	U.S. Shareholders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies” and their shareholders;

•
“controlled foreign corporations” and their shareholders, or any foreign corporation with respect to which there are one or more “United States shareholders” within the meaning of Section 951(b) of the Code;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who hold their BrightSphere Shares or shares of BrightSphere US Shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction or synthetic security;

•	persons who purchase or sell their BrightSphere Shares or BrightSphere US Shares as part of a wash sale for tax purposes;

•
“S corporations”, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, grantor trusts, or other pass-through entities (and investors therein);

•	persons who received their BrightSphere Shares or BrightSphere US Shares through the exercise of employee stock options or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to BrightSphere Shares or BrightSphere US Shares being taken into account in a financial statement;

•	holders who own or have owned, or are deemed to own or have owned, 5% or more of the BrightSphere Shares; and

•	holders who, upon exchanging their BrightSphere Shares for BrightSphere US Shares, will own or be deemed to own 5% or more of the BrightSphere US Shares.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax consequences, potential consequences under any applicable tax treaty, or any consequences arising from any separate arrangement or agreement that a holder of BrightSphere Shares or BrightSphere US Shares may have relating to the transactions contemplated by the Proposals or relating to the other transactions or arrangements described herein. We do not intend to seek any rulings from the IRS with respect to the transactions contemplated by the Proposals, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.
For purposes of this discussion, a “U.S. Shareholder” means a beneficial owner of BrightSphere Shares or, after the completion of the transactions contemplated by the Proposals, BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organised in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Shareholder” means a beneficial owner of BrightSphere Shares or, after the completion of the transactions contemplated by the Proposals, BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals, that is an individual, corporation, estate or trust and, in each case, is not a U.S. Shareholder.
If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds BrightSphere Shares or, after the completion of the transactions contemplated by the Proposals, BrightSphere US Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the transactions contemplated by the Proposals and of the ownership and disposition of BrightSphere US Shares.

HOLDERS OF BRIGHTSPHERE SHARES OR, AFTER THE COMPLETION OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSALS, BRIGHTSPHERE US SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSALS AND OF THE OWNERSHIP AND DISPOSITION OF BRIGHTSPHERE US SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Characterization of the Exchange of BrightSphere Shares for BrightSphere US Shares Pursuant to the Transactions Contemplated by the Proposals
In the opinion of Morgan, Lewis & Bockius LLP, counsel to BrightSphere US (“Morgan Lewis”), for U.S. federal income tax purposes, the exchange of BrightSphere Shares for BrightSphere US Shares pursuant to the transactions contemplated by the Proposals should be treated as part of a reorganisation described in Section 368(a)(1)(D) of the Code. However, the opinion of Morgan Lewis described above is based on certain factual representations, covenants and assumptions, and assumes that the parties will comply with certain reporting obligations under the Code. If any of these representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax treatment of the exchange could be adversely affected. Morgan Lewis’s opinion is not binding on the IRS or any court. In addition, there is some uncertainty regarding whether the exchange of BrightSphere Shares for BrightSphere US Shares pursuant to the transactions contemplated by the Proposals will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the transactions contemplated by the Proposals. In particular, the characterisation of the transaction for U.S. federal income tax purposes depends, in part, on the application of the “step transaction doctrine” articulated over time through judicial decisions and IRS rulings to integrate various component steps of the overall transactions contemplated by the Proposals, and those decisions and rulings address facts that are not identical to the facts involved in the transactions contemplated by the Proposals. Moreover, the characterisation of the transaction for U.S. federal income tax purposes involves the application of principles articulated in judicial decisions and IRS rulings in order to determine that certain specific statutory or regulatory requirements have been satisfied, and the relevant decisions and rulings address facts that are not identical to the facts involved in the transactions contemplated by the Proposals. While we intend to take the position that the exchange of BrightSphere Shares for shares of BrightSphere US Shares pursuant to the transactions contemplated by the Proposals is part of a reorganisation described in Section 368(a)(1)(D) of the Code, as discussed above, we do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the transactions contemplated by the Proposals. Consequently, while it is unlikely that any challenge would ultimately be sustained, no assurance can be given that the IRS will not challenge the qualification of the transactions contemplated by the Proposals as a reorganisation described in Section 368(a)(1)(D) of the Code, or that a court would not sustain such challenge. The remainder of this discussion of U.S. federal income tax considerations assumes that the exchange of BrightSphere Shares for BrightSphere US Shares pursuant to the transactions contemplated by the Proposals will be treated as part of a reorganisation described in Section 368(a)(1)(D) of the Code.

Material U.S. Federal Income Tax Consequences of the Transactions Contemplated by the Proposals to U.S. Shareholders of BrightSphere Shares
Receipt of BrightSphere US Shares in a Section 368(a)(1)(D) Reorganisation
Provided that BrightSphere is not and has not during the U.S. Shareholder’s holding period been a passive foreign investment company (as discussed below under “Passive Foreign Investment Company Status”), a U.S. Shareholder that receives BrightSphere US Shares pursuant to the transactions contemplated by the Proposals will not recognise any gain with respect to such receipt of the BrightSphere US Shares if the U.S. Shareholder elects to include as a deemed dividend the “all earnings and profits amount” attributable to its BrightSphere Shares by timely filing a notice of such election pursuant to Treasury Regulations under Section 367(b) of the Code, including providing notification of the election to BrightSphere or BrightSphere US, as the successor, on or before the filing of the notice. We intend to provide a U.S. Shareholder with the information needed to substantiate the U.S. Shareholder’s all earnings and profits amount. If a U.S. Shareholder does not elect to include the all earnings and profits amount, the U.S. Shareholder will recognise gain (if any) on the exchange under those Treasury Regulations. A U.S. Shareholder will not recognise any loss with respect to the receipt of shares of BrightSphere US Shares pursuant to the transactions contemplated by the Proposals. The requirement to either recognise gain or elect to include the all earnings and profits amount does not apply to a U.S. Shareholder whose BrightSphere Shares have a fair market value of less than $50,000 as of the date of the exchange.

A U.S. Shareholder that elects to include the all earnings and profits amount will have an aggregate adjusted tax basis in the BrightSphere US Shares received in the transactions contemplated by the Proposals equal to the aggregate adjusted tax basis of the BrightSphere Shares surrendered in exchange therefor, increased by the all earnings and profits amount. A U.S. Shareholder that does not make the election and recognises gain on the exchange will have an aggregate adjusted tax basis in the BrightSphere US Shares received in the transactions contemplated by the Proposals equal to their fair market value. Other U.S. Shareholders will have an aggregate adjusted tax basis in the BrightSphere US Shares received in the transactions contemplated by the Proposals equal to the aggregate adjusted tax basis of the BrightSphere Shares surrendered in exchange therefor. The holding period for BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals will generally include the holding period for the BrightSphere Shares surrendered in exchange therefor. However, a U.S. Shareholder that recognises gain on the exchange will not include the holding period for the BrightSphere Shares surrendered in exchange.

U.S. Shareholders should consult their tax advisors about any reporting requirements and information statements that could be applicable with respect to the transactions contemplated by the Proposals and any potential consequences, including penalties, associated with a failure to satisfy such requirements.
Passive Foreign Investment Company Status
We believe that BrightSphere was not a “passive foreign investment company” (generally, a foreign corporation that has a specified percentage of “passive” income or assets in a taxable year, after the application of certain “look-through” rules) for U.S. federal income tax purposes for any prior taxable year and do not expect it to be a passive foreign investment company for its 2019 taxable year. If BrightSphere was a passive foreign investment company for any taxable year during which a U.S. Shareholder held BrightSphere Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Shareholder as a result of the transactions contemplated by the Proposals, unless an exception under the relevant U.S. Treasury Regulations can be relied upon. You should consult your tax advisor regarding the status of BrightSphere as a passive foreign investment company for any taxable year during which you held BrightSphere Shares and the implications of such status on the U.S. federal income tax consequences of the transactions contemplated by the Proposals to you.
Material U.S. Federal Income Tax Considerations to U.S. Shareholders of Owning and Disposing of BrightSphere US Shares Received pursuant to the Transactions Contemplated by the Proposals
Distributions on BrightSphere US Shares
Any distribution made by us to a U.S. Shareholder with respect to BrightSphere US Shares will generally be includible in the U.S. Shareholder’s gross income, in the year actually or constructively received, as a dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We expect that no BrightSphere earnings and profits will carry over to BrightSphere US as a result of the transactions contemplated by the Proposals. To the extent that the amount of the distribution exceeds the U.S. Shareholder’s share of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the U.S. Shareholder’s tax basis in the BrightSphere US Shares in respect of which the distribution is made, and then, to the extent such excess amount exceeds the U.S. Shareholder’s tax basis in those BrightSphere US Shares, as capital gain subject to the treatment described below under “Dispositions of BrightSphere US Shares”. Subject to applicable limitations and requirements, dividends received on BrightSphere US Shares generally should be eligible for the “dividends received deduction” available to corporate shareholders. A dividend paid by us to certain non-corporate U.S. Shareholders, including individuals, generally will be subject to taxation at preferential rates if certain holding period requirements are met.
Dispositions of BrightSphere US Shares
A U.S. Shareholder will generally recognise taxable gain or loss on any sale, taxable exchange or other taxable disposition of a BrightSphere US Share equal to the difference between the amount realized for such BrightSphere US Share and the U.S. Shareholder’s adjusted tax basis in such BrightSphere US Share. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, on the date of the disposition, the U.S. Shareholder has a holding period in such BrightSphere US Share that exceeds one year. Long-term capital gains derived by certain non-corporate U.S. Shareholders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Dividend payments with respect to BrightSphere US Shares and proceeds of a disposition of BrightSphere US Shares will generally be subject to information reporting to the IRS and may be subject to U.S. backup withholding (currently, at a rate of 24%) unless a U.S. Shareholder furnishes such U.S. Shareholder’s correct U.S. taxpayer identification number (generally on IRS Form W-9) and complies with other applicable certification requirements, or otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules will be credited against a U.S. Shareholder’s federal income tax liability, and may entitle a U.S. Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Material U.S. Federal Income Tax Consequences of the Transactions Contemplated by the Proposals to Non-U.S. Shareholders of BrightSphere Shares
A Non-U.S. Shareholder that receives BrightSphere US Shares pursuant to the transactions contemplated by the Proposals will not recognise any gain or loss with respect to such receipt of the BrightSphere US Shares. A Non-U.S. Shareholder will have an aggregate adjusted tax basis in the BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals equal to the aggregate adjusted tax basis of the BrightSphere Shares surrendered therefor. The holding period for BrightSphere US Shares received pursuant to the transactions contemplated by the Proposals will generally include the holding period for the BrightSphere Shares surrendered in exchange therefor.
Non-U.S. Shareholders should consult their tax advisors about reporting requirements and information statements that could be applicable with respect to the transactions contemplated by the Proposals and any potential consequences, including penalties, associated with a failure to satisfy such requirements.

Material U.S. Federal Income Tax Considerations to Non-U.S. Shareholders of Owning and Disposing of BrightSphere US Shares Received pursuant to the Transactions Contemplated by the Proposals
Distributions on BrightSphere US Shares
Any distribution made by us to a Non-U.S. Shareholder with respect to BrightSphere US Shares will generally constitute a dividend for U.S. federal income tax purposes to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We expect that no BrightSphere earnings and profits will carry over to BrightSphere US as a result of the transactions contemplated by the Proposals. To the extent that the amount of the distribution exceeds the Non-U.S. Shareholder’s share of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of the Non-U.S. Shareholder’s tax basis in the BrightSphere US Shares in respect of which the distribution is made, and then, to the extent such excess amount exceeds the Non-U.S. Shareholder’s tax basis in those BrightSphere US Shares, as capital gain subject to the treatment described below under “Dispositions of BrightSphere US Shares”.
Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Shareholder with respect to such Non-U.S. Shareholder’s BrightSphere US Shares generally will be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Shareholder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying its qualification for the lower treaty rate). A Non-U.S. Shareholder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Shareholders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits.
If dividends paid to a Non-U.S. Shareholder are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Shareholder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Shareholder generally will not be subject to the 30% U.S. federal withholding tax described in the previous paragraph provided that the Non-U.S. Shareholder furnishes a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States. Any such effectively connected dividends will instead be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Shareholder were a United States person. A Non-U.S. Shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Shareholders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Dispositions of BrightSphere US Shares
Subject to the discussions below relating to backup withholding and foreign accounts, a Non-U.S. Shareholder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, taxable exchange or other taxable disposition of BrightSphere US Shares, unless:

•
the gain is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Shareholder in the United States);

•	the Non-U.S. Shareholder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
the BrightSphere US Shares constitute a “United States real property interest” (a “USRPI”) by reason of our being, or having been, a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any applicable time within the shorter of the five-year period preceding the Non-U.S. Shareolder’s disposition of the BrightSphere US Shares or the Non-U.S. Shareholder’s holding period for the BrightSphere US Shares.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Shareholder were a United States person. A Non-U.S. Shareholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the Non-U.S. Shareholder, provided the Non-U.S. Shareholder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we currently do not anticipate being or becoming a USRPHC. However, because the determination at any time of whether we are a USRPHC will depend on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and other trade or business assets, there can be no assurance that we will not be or become a USRPHC in the future. Even if we were to be or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Shareholder of BrightSphere US Shares will not be subject to U.S. federal income tax if BrightSphere US Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Shareholder did not own, actually or constructively, more than 5% of the BrightSphere US Shares at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of the BrightSphere US Shares or the Non-U.S. Shareholder’s holding period for the BrightSphere US Shares.
Non-U.S. Shareholders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on BrightSphere US Shares will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either properly certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information reporting will apply in connection with any dividends on BrightSphere US Shares paid to a Non-U.S. Shareholder, regardless of whether any tax was actually withheld.
Proceeds of a sale or other taxable disposition of BrightSphere US Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of BrightSphere US Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Shareholder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on BrightSphere US Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Such certification or exemption must typically be evidenced by a Non-U.S. Shareholder’s delivery of a properly executed IRS Form W-8BEN-E. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States relating to FATCA may be subject to different rules.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in BrightSphere US Shares.
THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF BRIGHTSPHERE SHARES AND, AFTER CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PROPOSALS, BRIGHTSPHERE US SHARES SHOULD CONSULT THAT HOLDER’S TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER.

PART VII SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE
BUSINESS AND PROPERTY COURTS
OF ENGLAND AND WALES
COMPANIES COURT (ChD)
CR-2019-001130
IN THE MATTER OF BRIGHTSPHERE INVESTMENT GROUP PLC

- and -
IN THE MATTER OF THE COMPANIES ACT 2006
SCHEME OF ARRANGEMENT
(under Part 26 of the Companies Act 2006)
BETWEEN
BRIGHTSPHERE INVESTMENT GROUP PLC
AND
ITS SCHEME SHAREHOLDERS
(as hereinafter defined)

1.	PRELIMINARY

In this Scheme, references to Clauses are references to clauses of this Scheme and the following expressions shall have the following meanings, unless the context requires otherwise:

BrightSphere or Company
BrightSphere Investment Group plc, incorporated and registered in England and Wales with registered number 9062478 and its registered office address at C/O BrightSphere International Ltd., Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG;

BrightSphere Shareholders	Holders of BrightSphere Shares;
BrightSphere Shares	ordinary shares of US$0.001 each in the capital of BrightSphere;
BrightSphere US	BrightSphere Investment Group Inc., a company incorporated under the laws of the state of Delaware, which is currently a subsidiary of BrightSphere;
BrightSphere US Shares	shares of common stock of par value $0.001 per share in the capital of BrightSphere US;
Business Day	any day on which banks are generally open in England and Wales for the transaction of business, other than a Saturday or Sunday or a public holiday;
CDRNL	Computershare DR Nominees Limited, a company incorporated under the laws of Jersey, acting in its capacity as nominee for the Depositary;
Circular	the document dated 3 June 2019 sent by BrightSphere to each Scheme Shareholder, of which this Scheme forms a part;
Court	the High Court of Justice of England and Wales;
Court Meeting
the meeting of BrightSphere Shareholders convened by order of the Court pursuant to Part 26 of the UK Companies Act, to consider and, if thought fit, approve the Scheme, notice of which is set out at the end of this document, including any adjournment thereof;

Court Order	the order of the Court sanctioning this Scheme under Part 26 of the UK Companies Act;

Depositary	Computershare Trustees (Jersey) Limited, a company incorporated under the laws of Jersey, acting as depositary;
Depositary Receipts	depositary receipts to be issued by the Depositary and representing BrightSphere Shares;
Effective Date	the date on which this Scheme becomes effective in accordance with Clause 2.7;
General Meeting
the general meeting of BrightSphere Shareholders to be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting shall have concluded or been adjourned), notice of which is set out at the end of this document, and any adjournment of such meeting;

Holder	a registered holder of shares, including any person entitled by transmission;
Redomiciliation
the establishment, by way of the Scheme, of BrightSphere US as the ultimate parent company of the group of companies of which BrightSphere is, at the date of the Circular, the ultimate parent company and all matters ancillary thereto;

Registered Shareholder Voting Record Time	6.00 p.m. (US Eastern Time) on 26 June 2019 or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is four Business Days before such adjournment meeting;
Scheme
this scheme of arrangement in its present form or with any modification thereof or addition thereto or condition approved or imposed by the Court and agreed to by the Company and, if applicable, BrightSphere US;

Scheme Record Time	6.00 p.m. (US Eastern time) on the Effective Date, which is expected to be 12 July 2019;
Scheme Shareholder	a Holder of Scheme Shares at any relevant time;
Scheme Shares	BrightSphere Shares which are:
(a)in issue at the date of the Circular and which remain in issue at the Scheme Record Time;
(b)(if any) issued after the date of the Circular and before the Registered Shareholder Voting Record Time in respect of the Court Meeting and which remain in issue at the Scheme Record Time; and

(c)(if any) issued at or after the Registered Shareholder Voting Record Time in respect of the Court Meeting and at or prior to the Scheme Record Time, on terms that the Holder thereof shall be bound by this Scheme, or in respect of which the original or any subsequent Holder thereof agrees in writing by such time to be bound by this Scheme and which remain in issue at the Scheme Record Time;

Trading Day	any day on which the New York Stock Exchange is open for trading; and
UK Companies Act	the Companies Act 2006 of the United Kingdom (as amended).

(a)
The issued share capital of BrightSphere as at 28 May 2019 (being the last practicable date prior to the date of this Scheme) is US$91,869.338, divided into 91,869,338 BrightSphere Shares of US$0.001 each, all of which are credited as fully paid. No BrightSphere Shares are held by BrightSphere in treasury, all of which will be cancelled immediately upon the passing of all resolutions at the Court Meeting and the General Meeting.

(b)
BrightSphere US was incorporated and registered in Delaware on 29 May 2014 under the name BrightSphere US Inc. On the date of this Scheme, all of the issued share capital of BrightSphere US is held by BrightSphere.

(c)	At the date of this Scheme, no BrightSphere Shares are registered in the name of or beneficially owned by BrightSphere US.

(d)
BrightSphere US has agreed to appear by Counsel on the hearing of the claim form to sanction the Scheme and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by them (respectively) for the purpose of giving effect to the Scheme.

(e)	In this Scheme, unless the context otherwise requires:

(i)
the expressions "subsidiary", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the UK Companies Act insofar as it relates to BrightSphere and BrightSphere US;

(ii)	references to time are to US Eastern time;

(iii)	words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender;

(iv)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative only and does not limit the sense of the words preceding those terms;

(v)	any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof; and

(vi)	all references to “US$”, “$”, “USD” and “US Dollars” are to the lawful currency of the United States of America.

2.	THE SCHEME

2.1    New BrightSphere US Shares

(a)
On the Effective Date, BrightSphere US shall (subject to the provisions of Clause 2.1(b) in each case) issue (credited as fully paid) BrightSphere US Shares to the Scheme Shareholders as appear in the register of members of BrightSphere at the Scheme Record Time, on the basis of one new BrightSphere US Share for each BrightSphere Share held by such BrightSphere Shareholder at the Scheme Record Time.

(b)
The provisions of Clause 2.1(a) shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if BrightSphere US is advised that the issue of BrightSphere US Shares pursuant to this Clause 2.1 to any Scheme Shareholder would or might infringe the laws of any jurisdiction outside the United Kingdom or the United States or would or might require BrightSphere US to obtain any governmental or other consent or effect any registration, filing or other formality (and any such Scheme Shareholder shall be referred to as a "Restricted Shareholder" for the remainder of this Clause 2.1) then BrightSphere US may in its sole discretion determine that no new BrightSphere US Shares shall be issued to such Restricted Shareholder but instead those BrightSphere US Shares shall be issued to a nominee appointed by BrightSphere US as trustee for such

Restricted Shareholder, on terms that they shall be sold (at the best price which can reasonably be obtained at the time of sale) on behalf of such Restricted Shareholder as soon as reasonably practicable after the Scheme becomes effective, with the net proceeds of sale (after the deduction of all expenses and commissions incurred in connection with such sale, including any tax payable on the proceeds of sale) being remitted to the Restricted Shareholder concerned at the risk of such Restricted Shareholder, by sending a cheque in accordance with the provisions of Clause 2.3. None of BrightSphere, BrightSphere US, any nominee referred to in this Clause 2.1(b) or any broker or agent of any of them shall have any liability (save in the case of fraud) for any loss arising as a result of the timing or terms of any such sale. To give effect to any such sale, the person so appointed shall be authorised on behalf of such holder to execute and deliver a form of transfer and to give instructions and do all such things which he may consider necessary or expedient in connection with such sale.

2.2    Transfer of Scheme Shares

(a)
On the Effective Date, immediately following, and in consideration of, the issue of the BrightSphere US Shares to the Scheme Shareholders pursuant to Clause 2.1, CDRNL (acting as nominee for the Depositary) shall acquire all of the Scheme Shares fully paid up, with full title guarantee, free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the Effective Date or thereafter, including voting rights and entitlement to receive and retain all dividends and other distributions declared, paid or made by BrightSphere by reference to a record date falling on or after the Effective Date. For the avoidance of doubt, BrightSphere US shall acquire no interest in Scheme Shares prior to the issue of the new BrightSphere US Shares to the Scheme Shareholders in accordance with Clause 2.1.

(b)
The Scheme Shares shall be transferred to CDRNL by means of a form of transfer or other instrument or instruction of transfer and to give effect to such transfer (i) each Scheme Shareholder irrevocably appoints each and any one of BrightSphere US and CDRNL as its attorney and/or agent and/or otherwise (with the power of delegation), and (ii) any person may be appointed by either or both of BrightSphere US and CDRNL as attorney and/or agent and/or otherwise and shall be authorised as such attorney and/or agent and/or otherwise, in each case, on behalf of the relevant holder of Scheme Shares to execute and deliver, as transferor, a form of transfer or other instrument or instruction of transfer (whether as a deed or otherwise) of such Scheme Shares and every form, instrument or instruction of transfer so executed shall be effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred. Such form of transfer shall be the principal instrument of transfer.

(c)
Subject to the issue of the new BrightSphere US Shares to the Scheme Shareholders in accordance with Clause 2.1, pending the transfer of the Scheme Shares pursuant to Clause 2.2(b), each Scheme Shareholder irrevocably appoints each and any one of BrightSphere US and CDRNL as its attorney and/or agent and/or otherwise (with the power of delegation) to exercise (in place of and to the exclusion of the relevant Scheme Shareholder) any voting rights attached to the Scheme Shares and any or all rights and privileges attaching to the Scheme Shares, to sign any consent to short notice of a general or separate class meeting and on its behalf to execute a form of proxy in respect of such shares appointing any person nominated by BrightSphere US and/or CDRNL (as applicable) to attend general and separate class meetings of the Company and authorises the Company to send to BrightSphere US and CDRNL any notice, circular, warrant or other document or communication which may be required to be sent to it as a member of the Company, such that from the Effective Date, no Scheme Shareholder shall be entitled to exercise any voting rights attached to the Scheme Shares or any other rights or privileges attaching to the Scheme Shares.

(d)
Forthwith upon the transfer of Scheme Shares to CDRNL pursuant to Clause 2.2(a), the Depositary shall issue to BrightSphere US a number of Depositary Receipts equivalent to the number of Scheme Shares transferred to CDRNL pursuant to this Clause 2.2.

2.3    Certificates and payment

(a)
On the Effective Date, BrightSphere US shall issue all the BrightSphere US Shares which it is required to issue pursuant to Clause 2.1 to such persons as are the Scheme Shareholders at the Scheme Record Time.

(b)
Following the issue of the new BrightSphere US Shares, but on the Effective Date, subject to the completion of such transfers, forms, instruments or instructions as may be required in accordance with Clause 2.2, (to the extent applicable) and to payment of any United Kingdom stamp duty or stamp duty reserve tax thereon by BrightSphere US, as regards all of the Scheme Shares:

(i)
appropriate entries will be made in the Company’s register of members to reflect their transfer to CDRNL, and BrightSphere shall arrange for the delivery to CDRNL of one or more share certificates in respect of its holding of such Scheme Shares; and

(ii)	the Depositary will issue to BrightSphere US the Depositary Receipts pursuant to Clause 2.2(d).

(c)
Not later than five Business Days following the sale of any relevant BrightSphere US Shares pursuant to Clause 2.1(b), BrightSphere US shall procure that the nominee or appointee, as the case may be, shall account for the cash payable by despatching to the persons respectively entitled thereto cheques by post. All such cheques shall be sent through the post in pre-paid envelopes addressed to the person respectively entitled thereto at their respective addresses appearing in the register of members of BrightSphere at the Scheme Record Time (or, in the case of joint Holders, to the address of that one of the joint Holders whose name stands first in the register in respect of the joint holding) or in accordance with any special instructions regarding communications received at the registered office of BrightSphere prior to the Scheme Record Time.

(d)	None of BrightSphere, BrightSphere US, any nominee referred to in Clause 2.1(b) or any agent of them shall be responsible for any loss or delay in transmission of cheques or condition imposed by law.

(e)	The preceding sub-clauses of this Clause shall take effect subject to any prohibition or condition imposed by law.

(f)
All cheques shall be made payable to the Holder or, in the case of joint Holders, to all such Holders of the Scheme Shares concerned and the payment of any such cheque shall be a complete discharge of BrightSphere US for the moneys represented thereby.

(g)	The preceding paragraphs of this Clause 2.3 shall take effect subject to any prohibition or condition imposed by law.

2.4    Certificates representing Scheme Shares

With effect from and including the Effective Date, all certificates and other documents or entries representing holdings of Scheme Shares shall cease to be valid in respect of such holdings and the Holders of such shares shall be bound at the request of BrightSphere to deliver such certificates for cancellation to BrightSphere or to any person appointed by BrightSphere to receive the same.
2.5    Mandates

To the extent practicable, and with such variations as the Directors of BrightSphere may reasonably consider appropriate, in each case given that BrightSphere US is incorporated in Delaware, whereas BrightSphere is incorporated in England and Wales, each mandate in force at the Scheme Record Time relating to the payment of dividends on Scheme Shares and each instruction then in force as to notices and other communications from BrightSphere shall, unless and until varied or revoked, be deemed from and including the Effective Date to be a valid and effective mandate or instruction to BrightSphere US in relation to the corresponding BrightSphere US Shares to be issued pursuant to the Scheme.
2.6    Guarantees, security and costs

Pursuant to the Scheme:

(a)
all deliveries of share certificates or cheques pursuant to this Scheme shall be effected by sending the same in prepaid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register or, in the case of joint Holders, at the address of that one of the joint Holders whose name stands first in the Register in respect of such joint holding at the Scheme Record Time, and none of the Company, BrightSphere US or any person appointed by the Company or BrightSphere US or their respective agents shall be responsible for any loss or delay in the transmission or delivery of any share certificates or cheques sent in accordance with this Clause 2.6 which shall be sent at the risk of the persons entitled thereto; and

(b)	BrightSphere is authorised and permitted to pay all the costs and expenses incurred by it and BrightSphere US relating to the negotiation, preparation and implementation of the Redomiciliation.

2.7    Effective Date

(a)
The Scheme shall become effective as soon as a copy of the Court Order shall have been delivered to the Registrar of Companies and shall be implemented on the Trading Date next following the date on which a copy of the Court Order shall have been so delivered (or on such later date as BrightSphere shall, subject to clause 2.7(b), in its discretion determine).

(b)
Unless the Scheme shall have become effective on or before midnight (US Eastern time) on 12 July 2019 (or such later date, if any, as BrightSphere and BrightSphere US may agree and the Court may allow), it shall lapse and shall never become effective.

2.8    Modification

BrightSphere and BrightSphere US may jointly consent on behalf of all persons concerned to any modification of or addition to the Scheme or to any condition which the Court may think fit to approve or impose.
2.9    Governing law

This Scheme is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English Courts.
3 June 2019

PART VIII ADDITIONAL INFORMATION

1.	DESCRIPTION OF BRIGHTSPHERE US SHARES

Set out below is a summary of the principal rights which will attach to BrightSphere US Shares on the Effective Date.
General
The BrightSphere US Certificate of Incorporation will authorize 230 million shares of common stock, par value $0.001 per share (i.e. BrightSphere US Shares), and 10 million shares of preferred stock, par value $0.001 per share.
BrightSphere US Shares
Voting Rights
Each holder of BrightSphere US Shares will be entitled to one vote for each share on all matters submitted to a vote of the BrightSphere US Stockholders, including the election of directors. BrightSphere US Stockholders will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, BrightSphere US Stockholders will be entitled to receive dividends, if any, as may be declared from time to time by BrightSphere US board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of the BrightSphere US board of directors. The time and amount of dividends will depend upon BrightSphere US’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in BrightSphere US’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the BrightSphere US board of directors may consider relevant.
Liquidation
In the event of BrightSphere US’s liquidation, dissolution or winding up, BrightSphere US Stockholders will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of BrightSphere US’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences

BrightSphere US Stockholders will have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to BrightSphere US Shares. The rights, preferences and privileges of the BrightSphere US Stockholders will be subject to and may be adversely affected by the rights of the holders of shares of any series of BrightSphere US preferred stock that BrightSphere US may designate in the future. Certain BrightSphere Shareholders may be required to recognise gain on the exchange if they do not elect to include certain amounts as a deemed dividend.
Fully Paid and Non-assessable
All outstanding BrightSphere US Shares are, and the BrightSphere US Shares to be issued upon the Effective Date will be, fully paid and non-assessable.
Preferred Stock
BrightSphere US’s Certificate of Incorporation will authorize the board of directors of BrightSphere US to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the BrightSphere US Stockholders.
Annual Stockholder Meetings
The BrightSphere US Charter and Bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the BrightSphere US board of directors. To the extent permitted under applicable law, BrightSphere US may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of the BrightSphere US Charter and Bylaws and Delaware Law
Some provisions of Delaware law and the BrightSphere US Charter and Bylaws could make the following transactions difficult: acquisition of BrightSphere US by means of a tender offer, acquisition of BrightSphere US by means of a proxy contest or otherwise, or removal of incumbent officers and directors of BrightSphere US. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that Shareholders may otherwise consider to be in their best interest or in the best interests of BrightSphere US, including transactions that might result in a premium over the market price for BrightSphere US shares. These provisions will replace and substitute applicable provisions of the laws of England and Wales and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of BrightSphere US to first negotiate with the BrightSphere US board of directors. BrightSphere US believes that the benefits of protection to BrightSphere US’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure BrightSphere US outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for the BrightSphere US board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of BrightSphere US. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of BrightSphere US.
Special Stockholder Meetings
The BrightSphere US Bylaws will provide that a special meeting of BrightSphere US Stockholders may be called only by the BrightSphere US board of directors or by one or more BrightSphere US Stockholders holding at least 10% of the total number of issued and outstanding BrightSphere US Shares.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The Bylaws of BrightSphere US will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Composition of the Board of Directors; Election and Removal of Directors
The BrightSphere US board of directors will consist of not less than five nor more than seven directors. In any uncontested elections of directors, a director nominee for the board of directors of BrightSphere US will be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. The directors of BrightSphere US are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.
The directors of BrightSphere US may be removed by the affirmative vote of at least a majority of the holders of our then-outstanding BrightSphere US Shares. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of BrightSphere US, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Pursuant to the stockholder agreement dated 17 May 2019 between Paulson and BrightSphere US (as described in more detail in paragraph 6 of Part III of this document), following the consummation of the Redomestication, Paulson shall have the right to nominate two directors to the board of directors of BrightSphere US, which is consistent with the appointment rights afforded to Paulson pursuant to the Shareholder Agreement with BrightSphere.
Choice of Forum
The BrightSphere US Charter and Bylaws will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, the BrightSphere US Charter and Bylaws; or any action asserting a claim against BrightSphere US that is governed by the internal affairs doctrine. The BrightSphere US Certificate of Incorporation provides that the exclusive forum provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the US Securities Exchange Act of 1934, as amended, or the US Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder. Although the BrightSphere US Charter and Bylaws will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Amendment of the BrightSphere US Charter and Bylaws
The amendment of any of the provisions in the BrightSphere US Certificate of Incorporation would require approval by a stockholder vote by the holders of at least 75% of the voting power of the then outstanding voting stock. The Bylaws of BrightSphere US may be amended by the board of directors or by the holders of at least a majority of the voting power of the then outstanding voting stock.
The provisions of the Delaware General Corporation Law or the BrightSphere US Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of BrightSphere US Shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of BrightSphere US. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification Matters
The BrightSphere US Charter and Bylaws will contain provisions that limit the liability of the directors and officers of BrightSphere US for monetary damages to the fullest extent permitted by Delaware law. Consequently, BrightSphere US directors and officers will not be personally liable to BrightSphere US or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s or officer’s duty of loyalty to BrightSphere US or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director or officer derived an improper personal benefit.

Each of the BrightSphere US Charter and Bylaws will provide that BrightSphere US is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The BrightSphere US Bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit BrightSphere US to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether BrightSphere US would otherwise be permitted to indemnify him or her under Delaware law. BrightSphere has entered into agreements with the BrightSphere directors and it is expected that BrightSphere US will enter into agreements to indemnify the BrightSphere US directors and executive officers. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. BrightSphere US believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Also, BrightSphere US will maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the BrightSphere US Charter and Bylaws may discourage stockholders from bringing a lawsuit against BrightSphere US directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against BrightSphere US directors and officers, even though an action, if successful, might benefit BrightSphere US and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that BrightSphere US pays the costs of settlement or damages.
Uncertificated Shares
BrightSphere US Stockholders will not have the right to require BrightSphere US to issue certificates for their BrightSphere US Shares. BrightSphere US will only issue uncertificated BrightSphere US Shares.
Stock Exchange Listing
BrightSphere will submit an application to the NYSE regarding the Redomestication. BrightSphere US expects that, upon the consummation of the Redomestication, the BrightSphere US Shares will be listed on the NYSE under the symbol “BSIG,” the same symbol under which BrightSphere Shares are currently listed.
No Sinking Fund
The BrightSphere US Shares have no sinking fund provisions.
Transfer Agent and Registrar
The transfer agent and registrar for the BrightSphere US Shares will be Computershare Trust Company N.A. The transfer agent and registrar’s address is Computershare Trust Company, N.A., P.O. BOX 30170, College Station, TX, 77842.
For further information, Shareholders are referred to the documents attached as Appendix E and Appendix F to the Registration Statement. The BrightSphere US Charter and Bylaws which will be in place on the Effective Date will be substantially in the forms of those documents.

2.	SUMMARY OF APPLICABLE LAW AND REGULATION

Set out below is a summary of certain differences between the provisions of the Delaware General Corporation Law and the UK Companies Act which will be applicable to BrightSphere US and relating to shareholders’ rights and protections. This summary is intended to be illustrative only and does not purport to be exhaustive or to constitute legal advice. Any BrightSphere Shareholder wishing to obtain further information regarding its rights as a BrightSphere US Stockholder under Delaware law as compared with its rights as a BrightSphere Shareholder under English law should consult his Delaware and/or English legal advisers.

Delaware	England and Wales
Number of Directors

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors. The BrightSphere US certificate of incorporation will provide that BrightSphere US will have no less than five nor more than seven directors.

Under the UK Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association. The BrightSphere Articles provide that the minimum number of directors is two and the maximum number of directors is nine.

Removal of Directors
Under Delaware law, unless otherwise provided in the Certificate of Incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except:
(i) in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and
(ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

The BrightSphere US Certificate of Incorporation will provide that directors may be removed with or without cause.

Under the UK Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the UK Companies Act are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing). In addition to this statutory right, the BrightSphere Articles provide that shareholders may remove a director without cause by ordinary resolution

Vacancies on the Board of Directors
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. The Certificate of Incorporation of BrightSphere US will also permit vacancies to be filled by a vote of a majority of stockholders.

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually. The BrightSphere Articles provide that the board or shareholders may appoint a new director to fill a vacancy.

Stockholder Action by Written Consent
Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

The organisational documents of BrightSphere US will permit stockholder action by written consent.

A public company can only pass a shareholders’ resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting. BrightSphere shareholders may not act by written consent except in the case of unanimity.

Annual General Meeting of Stockholders
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.

Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may order a meeting to be held upon the application of any stockholder or director.
Under the UK Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.
General Meeting of Stockholders
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The BrightSphere US Bylaws will allow stockholders holding at least 10% of the outstanding common stock to call a special meeting of stockholders.

Under the UK Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting. BrightSphere shareholders holding 5% of the voting rights attached to the share capital can require the board to call a special meeting.

Notice of General Meetings

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Under the UK Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

The notice must include the time, date and place of the meeting, and (unless the company’s articles of association provide otherwise) the general nature of the business to be dealt with, and) if a special resolution is to be proposed at the meeting) the full text of that special resolution. If the meeting is to be an annual general meeting the notice must also state this.

Unless the company’s articles of association provide otherwise, notices must be sent to all shareholders registered in the company’s register of members, the company’s directors and the auditors of the company.

Proxy
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Under the UK Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Issues of New Shares
Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation.

Under the UK Companies Act, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company’s articles of association, or (ii) a resolution of the company’s shareholders.

Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable.

Reduction of Share Capital

Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the Certificate of Incorporation otherwise provides. Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.

Under the UK Companies Act, a public company may reduce or cancel its issued share capital in accordance with the provisions of the UK Companies Act if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.

The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the UK Companies Act (i.e. £50,000, of which at least one quarter must be fully paid up).

Preemptive Rights
Under Delaware law, unless otherwise provided in a corporation’s Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its Certificate of Incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation’s capital stock.

Under the UK Companies Act, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the UK Companies Act. BrightSphere shareholders have statutory preemptive rights on the new issuances of shares for cash, except where these rights have been disapplied either in the BrightSphere Articles or by shareholder resolution. The BrightSphere Articles currently contain a limited disapplication of such pre-emption rights which applies until 1 May 2020.

Bonus Issue of Shares
Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation’s capital stock.
Under the UK Companies Act, if a company’s articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the UK Companies Act.

Distributions and Dividends

Under Delaware law, unless otherwise provided in a corporation’s Certificate of Incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.

Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganisation of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.

In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself, at the time it is made, does not reduce the amount of net assets to less than that total.

Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company’s unrealized uncapitalised profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.

The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the “relevant accounts” of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company’s most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company’s profits, losses, assets and liabilities, include appropriate provisions, and include details of the company’s share capital and reserves (including undistributable reserves).

The process for declaring and paying dividends is usually set out in a company’s articles of association. Typically, these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company’s annual general meeting), and (b) interim dividends can be decided solely by the board of directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

Repurchases and Redemptions of Shares

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.

Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its Certificate of Incorporation.

Under English law, a company is free to purchase its own shares, unless its articles of association expressly prohibit or limit share buybacks. A company’s articles may also provide that repurchased shares are either cancelled or held as treasury shares.

A share repurchase can be funded either out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.

Any repurchase of a company’s shares will require shareholder approval. For an “off-market” purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of a special resolution). For a “market” purchase, the repurchase must be approved by an ordinary resolution of the shareholders (unless the company’s articles require a higher percentage), and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting.

A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association (and the articles can be amended by way of special resolution if necessary for these purposes). Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the UK Companies Act, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.

Liability of Directors and Officers

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.

In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person’s conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

Under the UK Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the UK Companies Act, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Voting Rights

Delaware law provides that, unless otherwise provided in the Certificate of Incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the UK Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Stockholder Vote on Certain Transactions

Generally, under Delaware law, unless the Certificate of Incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the Certificate of Incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

The UK Companies Act only permits mergers in specified limited circumstances. However, the UK Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganisations or takeovers.
These arrangements require:
• the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and
• the approval of the court.
Certain other types of extraordinary transactions such as certain capital reorganisations also require approval by shareholders (either by a majority or at least 75% of the votes cast, depending on the type of transaction), while other types of transactions, including asset sales and tender offers, often do not require shareholder approval.

Business Combinations Involving Interested Stockholders

Under Delaware law, a corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder” for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction that results in the person’s becoming an interested stockholder or the business combination is approved by the board of directors before the person becomes an interested stockholder, (ii) upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

An “interested stockholder” means any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 does not apply to a corporation that elects to opt out of such section in its original certification of incorporation, or if the corporation’s stockholders, by the affirmative vote of a majority of shares entitled to vote, adopt an amendment to its certificate of incorporation or bylaws. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment.

BrightSphere US will not opt out of Section 203.
The UK Companies Act does not contain an equivalent provision.
Standard of Conduct for Directors

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Under English law, a director owes various statutory and fiduciary duties to the company, including:
• to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;
• to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
• to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;
• to exercise independent judgment;
• to exercise reasonable care, skill and diligence;
• not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and
• a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Stockholder Suits
Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
• state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and
• allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
• state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.

Notwithstanding this general position, the UK Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Inspection of Books and Records

Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary’s books and records, to the extent that:
(a) the corporation has actual possession and control of such records of such subsidiary; or
(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
(1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
(2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

Under the UK Companies Act, shareholders have rights including the right to:
• inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;
• inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;
• receive copies of the company’s annual report and accounts for each financial year;
• receive notices of general meetings of the company.
A company’s articles of association must be registered at Companies House and are therefore open to public inspection.
Shareholders do not have any right to inspect board minutes of the company.

Amendments of Constituent Documents

Under Delaware law, a corporation may amend its Certificate of Incorporation, from time to time, in any and as many respects as may be desired, so long as its Certificate of Incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original Certificate of Incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.
The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Under the BrightSphere US Certificate of Incorporation, at least 75% of the outstanding shares entitled to vote thereon and at least 75% of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.
The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Under the UK Companies Act, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting. A special resolution under English law requires the approval of not less than 75% of the votes cast at a general meeting at which a quorum is present.
Where a proposed amendment to the articles of association would involve a variation of the class rights attaching to a specific class of shares, the consent of that class of shareholders will also be required, unless the company’s articles of association provide otherwise. Under both the UK Companies Act and the BrightSphere Articles, a class consent requires either the written consent of holders of at least 75% in nominal value of the issued shares of that class (excluding any shares held in treasury) or the approval of a special resolution passed at a separate general meeting of holders of that class of shares. Under the BrightSphere Articles, the quorum requirement for a class meeting (including any adjourned meeting) is two persons present (in person or by proxy) holding at least a majority of the voting rights of the issued shares of that class entitled to vote.

3.	EQUITY PLANS

3.1    Assumption and restatement of current Equity Plans by BrightSphere US

BrightSphere currently sponsors the BrightSphere Investment Group plc 2017 Equity Incentive Plan and the BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan. Prior to, but conditional on, the Scheme becoming effective, and subject to the passing of the Special Resolution at the General Meeting, BrightSphere US will adopt and assume the sponsorship of the Equity Plans, to become effective as of the Effective Date. As so assumed, the Equity Plans will be amended and restated as necessary to give effect to the Scheme, including to provide:

•	that BrightSphere US Shares will be issued, held, available or used to measure benefits as appropriate under the Restated Equity Plans in lieu of BrightSphere Shares on a one-for-one basis;

•	for the appropriate substitution of BrightSphere US for BrightSphere in the Restated Equity Plans;

•
for the assumption by BrightSphere US of awards that are outstanding under the Equity Plans and under the 2014 Employee Plan immediately prior to the Effective Date, together with BrightSphere’s existing rights and obligations thereunder; and

•	for the removal of terms specific to the laws of England and Wales.

Shareholder approval of the Special Resolution will also constitute Shareholder approval of the adoption and assumption by BrightSphere US of the Equity Plans, the amendment and restatement of the Equity Plans and the substitution of BrightSphere US for BrightSphere as the granting corporation under the Restated Equity Plans.
The full text of the Restated Equity Plans is attached to the Registration Statement. In addition, copies of the proposed Restated Equity Plans, showing the changes proposed to be made to the existing Equity Plans when such plans are adopted and assumed by BrightSphere US, are available for inspection at the offices of the Company's solicitors, Morgan Lewis & Bockius UK LLP, Condor House, 5-10 St Paul's Churchyard, London EC4M 8AL, United Kingdom, or at the offices of the Company's US counsel, Morgan Lewis & Bockius LLP, 101 Park Avenue, 39th Floor, New York, NY 10178 USA, from the date of this document until the General Meeting and will be available for inspection at the General Meeting for at least 15 minutes prior to and during the General Meeting.
3.2    BrightSphere Investment Group Inc. Equity Incentive Plan

On March 14, 2017, the BrightSphere Board adopted the 2017 Employee Plan. It was approved by shareholders of BrightSphere at the annual general meeting of BrightSphere held on April 26, 2017 and became effective as of April 26, 2017. A summary of the 2017 Employee Plan was set out in the Proxy Statement issued by BrightSphere on April 3, 2017, and may be accessed here: http://d18rn0p25nwr6d.cloudfront.net/CIK-0001611702/3cff2daf-1005-4a7c-bccb-ab40b582c813.pdf.
A copy of the Restated Employee Plan is available for inspection as set out in paragraph 3.1 of this Part VIII.
Number of available shares
BrightSphere US is not requesting an increase in the number of shares available for issuance of awards under the Restated Employee Plan. Under the 2017 Employee Plan, a total of 4,805,623 BrightSphere Shares remain available for issuance as of the Latest Practicable Date. If BrightSphere Shareholders approve the Special Resolution (and the Scheme becomes effective), a number of BrightSphere US Shares equal to the number of BrightSphere Shares that then remain available for grant under the 2017 Employee Plan immediately prior to the Effective Date will become available under the Restated Employee Plan.
As is the case under the 2017 Employee Plan, any additional BrightSphere US Shares that again become available for grant in accordance with the share recycling provisions of the Restated Employee Plan pursuant to the forfeiture, expiration or settlement for cash of any Assumed Awards will again be available for issuance under the Restated Employee Plan.
Because no additional shares are being requested to be made available in connection with the assumption of the Restated Employee Plan, shareholder dilution will not increase. As of the Latest Practicable Date, the fully diluted overhang was 9.12%. For more information, please refer to “Key data relating to outstanding equity awards, shares available and run rate,” below.
Term

The term of the Restated Employee Plan is the same as the 2017 Employee Plan; it will terminate immediately prior to March 14, 2027.
Key data relating to outstanding equity awards, shares available and run rate
The following table includes information regarding outstanding equity awards and BrightSphere Shares available for future awards under the 2017 Employee Plan as of the Latest Practicable Date.

Total shares underlying outstanding stock options and stock appreciation rights	2,070,000
Total shares underlying outstanding full value awards *	355,231
Total shares currently available for grant	6,789,389
* Includes the number of shares issuable upon conversion of performance awards assuming target achievement of all performance goals.
The following table sets forth information regarding awards granted and the run rate for each of the last three fiscal years and the average run rate over the last three years.

Form of Award	2016	2017	2018	Three Year Average
Stock options and stock appreciation rights granted	0	0	2,070,000	690,000
Service-based restricted stock units granted	13,143	7,596	11,252	10,664
Service-based shares of restricted stock granted	506,640	342,637	304,389	384,555
Performance-based restricted stock units granted (at target performance)	189,335	0	0	63,112
Performance-based shares of restricted stock granted	0	117,057	55,395	57,484
Basic common shares outstanding at fiscal year-end	114,157,765	109,720,358	105,160,021	109,679,381
Run rate *	0.62%	0.43%	2.32%	1.12%
* Run rate was calculated as (i) all option and stock appreciation right awards plus, (ii) all non-performance restricted stock unit and restricted share awards, plus (iii) all performance-based restricted stock unit and restricted share awards, in each case granted in a fiscal year, divided by the number of basic common shares outstanding at the end of that fiscal year.
Summary of differences between the Restated Employee Plan and the 2017 Employee Plan
The Restated Employee Plan does not materially modify the terms of the 2017 Employee Plan, a summary of which may be found in the Proxy Statement issued by BrightSphere on April 3 2017,

which may be accessed here: http://d18rn0p25nwr6d.cloudfront.net/CIK-0001611702/3cff2daf-1005-4a7c-bccb-ab40b582c813.pdf.
The following is a summary of the primary differences between the 2017 Employee Plan and the Restated Employee Plan. This summary is qualified in its entirety by the full text of the Restated Employee Plan, which is attached to the Registration Statement, and is also available as set out in paragraph 3.1 of this Part VIII.

•	BrightSphere US is substituted for BrightSphere as sponsor of the Restated Employee Plan.

•	BrightSphere US is substituted for BrightSphere as the granting corporation under the Restated Employee Plan.

•	References to the UK Companies Act, which will not apply to BrightSphere US, a Delaware corporation, are being removed.

•
The UK Companies Act prohibits an English company from issuing shares for consideration less than the nominal value of the shares, including shares issued pursuant to the exercise of stock options. A provision conforming option exercise prices to this requirement is being removed.

•	References to the employee benefit trust, which was established to facilitate administration of the 2017 Employee Plan in compliance with English law, are being removed.

•	References to Old Mutual plc, BrightSphere’s prior parent company, are being removed.

•
New provisions address the assumption under the Restated Employee Plan of all awards outstanding immediately prior to the Effective Date under the 2014 Employee Plan and the 2017 Employee Plan, substituting BrightSphere US Shares for BrightSphere Shares on a one-for-one basis.

•
Provisions in relation to performance-based awards are being modified to remove language in relation to “qualified performance-based awards” under Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, a public company may not deduct compensation paid to a “covered employee” in a taxable year that is in excess of $1,000,000. For taxable years beginning prior to January 1, 2018, an exception was available for amounts constituting “qualified performance-based compensation.” US tax legislation signed into law in December 2017 removed the exception for qualified performance-based compensation, although awards in place on November 2, 2017 that are not thereafter materially modified may continue to be excepted. The Restated Employee Plan modifies the provisions relating to qualified performance-based compensation accordingly.

•
Under the Restated Employee Plan, the limitation on the maximum aggregate number of BrightSphere Shares that may be subject to full value awards (restricted stock, restricted stock units and stock grants) granted to any one participant in any single calendar year is 4,000,000 shares. This limit previously applied only to awards intended to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code.

•
Under the Restated Employee Plan, the maximum dollar amount payable under all cash-denominated awards, other than options and stock appreciation rights, that are granted to any one participant in any single calendar year is $20,000,000. This limit previously applied only to awards intended to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code.

3.3    BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan

On March 14, 2017, the BrightSphere Board adopted the NED Plan. The NED Plan, as amended and restated with effect from April 26, 2017, was approved by shareholders of BrightSphere at the annual general meeting of BrightSphere held on April 26, 2017. A summary of the NED Plan, as amended and restated with effect from April 26, 2017, was set out in the Proxy Statement issued by BrightSphere on April 3, 2017, and may be accessed here: http://d18rn0p25nwr6d.cloudfront.net/CIK-0001611702/3cff2daf-1005-4a7c-bccb-ab40b582c813.pdf.
A copy of the Restated NED Plan is available for inspection as set out in paragraph 3.1 of this Part VIII.
Number of available shares
BrightSphere US is not requesting an increase in the number of shares available for issuance for awards under the Restated NED Plan. The aggregate number of BrightSphere Shares that may be issued under the NED Plan is 2,400,000 shares, of which a total of 2,251,228 BrightSphere Shares remain available for issuance as of the Latest Practicable Date. If BrightSphere Shareholders approve the Special Resolution (and the Scheme becomes effective), a number of BrightSphere US Shares equal to the number of BrightSphere Shares that then remain available for grant under the NED Plan immediately prior to the Effective Date will become available under the Restated NED Plan. As is the case under the NED Plan, any additional BrightSphere US Shares that again become available for grant in accordance with the share recycling provisions of the Restated NED Plan pursuant to the forfeiture, expiration or settlement for cash of any Assumed Awards will again be available for issuance under the Restated NED Plan.
Term
The term of the Restated NED Plan is the same as the NED Plan; it will terminate immediately prior to September 18, 2024.
Summary of differences between Restated NED Plan and NED Plan
The Restated NED Plan does not materially modify the terms of the NED Plan, a summary of which may be found in the Proxy Statement issued by BrightSphere on April 3, 2017, which may be accessed here: http://d18rn0p25nwr6d.cloudfront.net/CIK-0001611702/3cff2daf-1005-4a7c-bccb-ab40b582c813.pdf.
The following is a summary of the primary differences between the NED Plan and the Restated NED Plan. This summary is qualified in its entirety by the full text of the Restated NED Plan, which is attached to the Registration Statement, and is also available as set out in paragraph 3.1 of this Part VIII.

•	BrightSphere US is substituted for BrightSphere as sponsor of the Restated NED Plan.

•	BrightSphere US is substituted for BrightSphere as the granting corporation under the Restated NED Plan.

•	References to the UK Companies Act, which will not apply to BrightSphere US, a Delaware corporation, are being removed.

•	The UK Companies Act prohibits an English company from issuing shares for consideration less than the nominal value of the shares, including shares issued pursuant to the exercise of stock options. Provisions conforming option exercise prices to this requirement and requiring payment by participants of the nominal value of restricted stock are being removed.

•	References to the employee benefit trust, which was established to facilitate administration of the Equity Plans in compliance with English law, are being removed.

•	References to Old Mutual plc, BrightSphere’s prior parent company, are being removed.

•
New provisions address the assumption under the Restated NED Plan of all awards outstanding immediately prior to the Effective Date under the NED Plan, substituting BrightSphere US Shares for BrightSphere Shares on a one-for-one basis.

4.	ASSUMPTION OF OUTSTANDING AWARDS UNDER THE BRIGHTSPHERE EQUITY PLANS

If the Special Resolution is approved at the General Meeting (and the Scheme becomes effective), on the Effective Date, all awards of options, restricted stock and restricted stock units and any other rights to purchase, acquire or receive BrightSphere Shares outstanding under the Equity Plans and the 2014 Employee Plan will not vest or become exercisable as a consequence of the Scheme but will instead be assumed by BrightSphere US and exchanged for equivalent awards under the Restated Equity Plans with respect to BrightSphere US Shares, on a one-for-one basis.
Communications will be sent to participants in the Equity Plans and the 2014 Employee Plan shortly, explaining the effect of the Scheme on their outstanding awards, and informing them of the proposals which are being made to them in more detail.
A brief summary of the treatment of outstanding awards under each of the Equity Plans and the 2014 Employee Plan (assuming the Special Resolution is approved and the Scheme becomes effective) is set out below.

•
On the Effective Date, each option outstanding under the 2017 Employee Plan immediately prior to the Effective Date (an “Option”) shall, without any further action on the part of the holder, be assumed by BrightSphere US and converted into an option under the Restated Employee Plan to purchase that number of BrightSphere US Shares that is equal to the number of BrightSphere Shares underlying the Option immediately prior to the Effective Date (an “Assumed Option”). Subject to applicable law, each Assumed Option shall continue to have the same exercise price, and shall be subject to the same terms and conditions, including any applicable time vesting, performance vesting and change in control provisions (provided that in no event shall the implementation of the Proposals constitute a change in control for the purposes of such provisions), that applied to the Option immediately prior to the Effective Date.

•
On the Effective Date, each restricted stock unit award outstanding under the 2017 Employee Plan, the 2014 Employee Plan or the NED Plan immediately prior to the Effective Date (an “RSU Award”) shall, without any further action on the part of the holder, be assumed by BrightSphere US and converted into an award of restricted stock units under the Restated Employee Plan or the Restated NED Plan, as applicable, with respect to that number of BrightSphere US Shares that is equal to the number of BrightSphere Shares underlying the RSU Award immediately prior to the Effective Date (an “Assumed RSU Award”). Subject to applicable law, each Assumed RSU Award shall continue to have, and shall be subject to, the same terms and conditions, including any applicable time vesting, performance vesting and change in control provisions (provided that in no event shall the implementation of the Proposals constitute a change in control for the purposes of such provisions), that applied to the RSU Award immediately prior to the Effective Date.

•
On the Effective Date, each restricted stock award outstanding under the 2017 Employee Plan or the 2014 Employee Plan immediately prior to the Effective Date (a “Restricted Stock Award”) shall, without any further action on the part of the holder, be assumed by BrightSphere US and converted into an award of that number of restricted BrightSphere US Shares under the Restated Employee Plan that is equal to the number of BrightSphere Shares underlying the Restricted Stock Award immediately prior to the Effective Date (an “Assumed Restricted Stock Award”). Subject to applicable law, each Assumed Restricted Stock Award shall continue to have, and shall be subject to, the same terms and conditions, including any applicable time vesting, performance vesting and change in control provisions (provided that in no event shall the implementation of the Proposals constitute a change in control for the purposes of such provisions), that applied to the Restricted Stock Award immediately prior to the Effective Date.

•
Prior to the Effective Date, BrightSphere and BrightSphere US shall take all actions necessary to implement the measures set out in this paragraph 4, provided, however, that no action taken by BrightSphere or BrightSphere US shall be required to be irrevocable until the Effective Date. BrightSphere and BrightSphere US may, to the extent necessary to minimize the tax impact to holders of Options, RSU Awards and Restricted Stock Awards, cooperate in good faith prior to the Effective Date to develop an alternate mechanism for the conversion of such Options, RSU Awards and Restricted Stock Awards held by individuals subject to taxes imposed by the laws of a country other than the United States. In addition, the holders of awards in countries other than the United States may be asked to provide certain consents to the assumption and conversion of their awards by BrightSphere US in order to implement the proposals in a tax efficient manner.

In addition, if the Scheme is approved and becomes effective, BrightSphere US will assume BrightSphere’s existing rights and obligations in connection with the inducement option award granted outside the Equity Plans in December 2018 to BrightSphere’s chief executive officer. Subject to applicable law, the assumed option shall continue to have the same exercise price, and shall be subject to the same terms and conditions, including any applicable time vesting and change in control provisions (provided that in no event shall the implementation of the Proposals constitute a change in control for the purposes of such provisions), that applied to the option immediately prior to the Effective Date.

5.	DIRECTORS' AND SENIOR MANAGERS' INTERESTS

(a)
On the Scheme becoming effective, assuming that no further BrightSphere Shares have been purchased or issued after the Latest Practicable Date, the following Directors will have the following beneficial interests in BrightSphere US Shares by virtue of the application of the Scheme to their BrightSphere Shares.

*Denotes beneficial ownership representing less than 1 per cent

	No. of BrightSphere	No. of BrightSphere US	% of issued
Director	Shares	Shares	share capital
Guang Yang	-	-	-
Robert Chersi	22,273	22,273	*
Maliz Beams	-	-	-
Reginald Love	-	-	-
John Paulson	20,000,552	20,000,552	21.79
Barbara Trebbi	-	-	-
Total	20,022,825	20,022,825	21.79

The interests of the Directors together represent approximately 21.79 per cent, of the issued share capital of BrightSphere in issue as at the Latest Practicable Date.
In addition to their having an interest in 20,022,825 BrightSphere Shares as detailed above, certain of the Directors also have interests in BrightSphere Shares as a result of their participation in the NED Plan. Details of these interests (as at the Latest Practicable Date) are set out in paragraph 5(b) below.

(b)	The interests of the Directors in BrightSphere resulting from their participation in the NED Plan as at the Latest Practicable Date are as follows:

Director	Plan	Award date	Number of shares as at the Latest Practicable Date	Vesting Date*
Robert J. Chersi	NED	6/20/18	6,390	6/20/19
Mary Elizabeth Beams	NED	11/26/18	4,968	6/20/19
Reginald Love	NED	8/7/18	7,149	6/20/19
John Paulson	NED
Barbara Trebbi	NED	6/20/18	7,988	6/20/19
*Vesting date is earlier of June 20, 2019 or the 2019 annual meeting of shareholders

PART IX DEFINITIONS AND GLOSSARY OF TECHNICAL TERMS

In this document (with the exception of Part X and Part XI of this document) and the Forms of Proxy, the following words and expressions have the following meanings, unless the context requires otherwise:

2014 Employee Plan	The BrightSphere Investment Group plc 2014 Equity Incentive Plan.
2017 Employee Plan	The BrightSphere Investment Group plc 2017 Equity Incentive Plan, as in effect immediately prior to the Effective Date.
Affiliate	The boutique asset management firms in which BrightSphere has a direct or indirect ownership interest.
Amended BrightSphere Articles	The Articles of Association as proposed to be amended pursuant to the Special Resolution at the General Meeting.
Assumed Award	An Assumed Option, Assumed RSU Award or Assumed Restricted Stock Award.
Assumed Option	An option to purchase BrightSphere US Shares issued under the Restated Employee Plan in exchange for an Option outstanding immediately prior to the Effective Date.
Assumed Restricted Stock Award	An award of restricted BrightSphere US Shares issued under the Restated Employee Plan in exchange for a Restricted Stock Award outstanding immediately prior to the Effective Date.
Assumed RSU Award
An award of restricted stock units with respect to BrightSphere US Shares issued under the Restated Employee Plan or the Restated NED Plan in exchange for an RSU Award outstanding immediately prior to the Effective Date.

Bank Loan
The Revolving Credit Agreement dated 15 October 2014 by and among BrightSphere, certain lenders and Citibank N.A., as administration agent, as amended by the first amendment, second amendment and third amendment thereto, as such Revolving Credit Agreement may be further amended after the date of this document, or any other credit agreement which may be entered into in place of such Revolving Credit Agreement before the Effective Date.

Board or Directors	The board of directors of BrightSphere and "Director" means any member of the Board, as the context so requires.
BrightSphere or Company
BrightSphere Investment Group plc, incorporated and registered in England and Wales with registered number 9062478 and its registered office address at C/O BrightSphere International Ltd., Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG.

BrightSphere Articles	The articles of association of BrightSphere from time to time and "Article" shall mean any article of those articles.
BrightSphere Shareholders	Holders of BrightSphere Shares.
BrightSphere Shares	Ordinary shares of US$0.001 each in the capital of BrightSphere.

BrightSphere US	BrightSphere Investment Group Inc., a company incorporated under the laws of the state of Delaware, which is currently a subsidiary of BrightSphere.
BrightSphere US Charter and Bylaws	The Certificate of Incorporation and Bylaws of BrightSphere US from time to time.
BrightSphere US Stockholder	Holders of BrightSphere US Shares.
BrightSphere US Shares	Shares of common stock of par value $0.001 per share in the capital of BrightSphere US.
Business Day	any day on which banks are generally open in England and Wales for the transaction of business, other than a Saturday, Sunday or a public holiday.
CDRNL	Computershare DR Nominees Limited, a company incorporated under the laws of Jersey, acting in its capacity as nominee for the Depositary.
Computershare	Computershare Trust Company, N.A.
Court	The High Court of Justice of England and Wales.
Court Hearing	The hearing by the Court to sanction the Scheme.
Court Meeting
The meeting of BrightSphere Shareholders convened by order of the Court pursuant to Part 26 of the UK Companies Act, to consider and, if thought fit, approve the Scheme, notice of which is set out at the end of this document, including any adjournment thereof.

Depositary	Computershare Trustees (Jersey) Limited, a company incorporated under the laws of Jersey, acting as depositary.
Depositary Receipts	Depositary receipts to be issued by the Depositary and representing BrightSphere Shares.
DTC	The Depository Trust Company.
DTC Nominee	Cede & Co.
Effective Date	The date on which the Scheme becomes effective pursuant to its terms.
Equity Plans	The 2017 Employee Plan and the NED Plan.
Explanatory Statement	The explanatory statement relating to the Scheme, as set out in Part III of this document.
Form of Proxy or Forms of Proxy
As the context may require, either or all of: (i) the blue form of proxy for use at the Court Meeting; and (ii) the white form of proxy for use at the General Meeting, each of which accompanies this document.

General Meeting
The general meeting of BrightSphere Shareholders to be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting shall have concluded or been adjourned), notice of which is set out at the end of this document, for the purposes of considering and, if thought fit, approving the Resolution and any adjournment of such meeting.

Group or BrightSphere Group
BrightSphere and its subsidiaries and subsidiary undertakings from time to time, or, following the Scheme becoming effective, BrightSphere US and its subsidiaries and subsidiary undertakings from time to time.

HMRC	HM Revenue & Customs.
Holder	A registered holder of shares, including any person entitled by transmission.
Internal Revenue Code	The United States Internal Revenue Code of 1986, as amended.
IRS	The United States Internal Revenue Service.
Latest Practicable Date	28 May 2019, being the latest date on which it was practicable to provide the relevant information for the purposes of this document prior to its publication.
Meeting	The Court Meeting and/or the General Meeting (as applicable)
members	Unless the context otherwise requires, members of BrightSphere whose names are registered on the Register at any relevant date.
NED Plan	The BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan, as in effect immediately prior to the Effective Date.
Notice of Court Meeting	The notice of the Court Meeting set out in Part X of this document.
Notice of General Meeting	The notice of the General Meeting set out in Part XI of this document.
NYSE	The New York Stock Exchange.
Option	An option to purchase BrightSphere Shares issued under the 2017 Employee Plan and outstanding immediately prior to the Effective Date.
Overseas Shareholders
BrightSphere Shareholders with a registered address in, or who are citizens, residents or nationals of, jurisdictions outside the United Kingdom or the United States or whom BrightSphere or BrightSphere US reasonably believes to be citizens, residents or nationals of jurisdictions outside the United Kingdom or the United States.

Paulson	Paulson & Co. Inc.

Pre-Scheme Reorganisation
The internal reorganisation of the Group proposed to be implemented by BrightSphere, conditional on the sanction of the Scheme by the Court, as summarized in paragraph 2.2 of Part III of this document.

Proposals
The proposals, recommended by the Board, to implement the Scheme so that BrightSphere US becomes the new holding company of the Group, together with the other matters proposed to be implemented by BrightSphere set out in this document.

Public Debt	The 5.125% Notes due 2031 and the 4.800% Notes due 2026 issued by BrightSphere, which are listed on the NYSE.
Redomestication
The proposal to change the jurisdiction of incorporation of the holding company of the BrightSphere Group from England and Wales to Delaware by the insertion of BrightSphere US as the new holding company of the Group.

Register	The register of members of BrightSphere.
Registered Shareholder Voting Record Time	6.00 p.m. (US Eastern Time) on 26 June 2019, or, if the Court Meeting or the General Meeting is adjourned, 6.00 p.m. on the day which is four Business Days before such adjourned meeting.
Registrar	BrightSphere’s registrar, Computershare.
Registrar of Companies	The Registrar of Companies in England and Wales.
Registration Statement
The registration statement on Form S-4 filed with the Securities and Exchange Commission on 28 May 2019, under the Securities Act of 1933, as amended, relating to the issuance of the BrightSphere US Shares.

Registration Rights Agreement
The registration rights agreement dated 8 October 2014 between BrightSphere, Old Mutual plc and Old Mutual Group (UK) Limited, pursuant to which BrightSphere granted certain registration rights (the benefit of certain of which such rights have subsequently been the subject of assignment to Paulson), as amended, updated and assigned from time to time.

Restated Employee Plan	The BrightSphere Investment Group Inc. Equity Incentive Plan, as amended and restated and effective as of the Effective Date.
Restated Equity Plans	The Restated Employee Plan and the Restated NED Plan.
Restated NED Plan	The BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan, as amended and restated and effective as of the Effective Date.
Restricted Stock Award	An award of restricted BrightSphere Shares issued under the 2017 Employee Plan or the 2014 Employee Plan and outstanding immediately prior to the Effective Date.
RSU Award
An award of restricted stock units with respect to BrightSphere Shares issued under the 2017 Employee Plan, the 2014 Employee Plan or the NED Plan and outstanding immediately prior to the Effective Date.

Scheme
The scheme of arrangement pursuant to sections 895 to 899 of the UK Companies Act set out in Part VII of this document in its present form or with any modification thereof or addition thereto or condition approved or imposed by the Court and agreed to by the Company and, if applicable, BrightSphere US.

Scheme Court Order	The order of the Court sanctioning the Scheme.
Scheme Record Time	6.00 p.m. (US Eastern time) on the Effective Date, which is expected to be 12 July 2019.
Scheme Shareholder	A Holder of Scheme Shares at any relevant time.
Scheme Shares
BrightSphere Shares which are:
(a) in issue at the date of this document and which remain in issue at the Scheme Record Time;
(b) (if any) issued after the date of this document and before the Registered Shareholder Voting Record Time in respect of the Court Meeting and which remain in issue at the Scheme Record Time; and
(c) (if any) issued at or after the Registered Shareholder Voting Record Time in respect of the Court Meeting and at or prior to the Scheme Record Time, on terms that the Holder thereof shall be bound by the Scheme, or in respect of which the original or any subsequent Holder thereof agrees in writing by such time to be bound by the Scheme and which remain in issue at the Scheme Record Time.

SDRT	Stamp duty reserve tax in the UK.
Seed Capital Contribution
The contribution by BrightSphere of interests in certain entities and certain other co-investment assets to BrightSphere US which took place with effect from 31 December 2018, in contemplation of the completion of the Redomestication.

Shareholder	A BrightSphere Shareholder or BrightSphere US Stockholder, as the context requires.
Shareholder Agreement
The agreement dated 29 September 2014 between Old Mutual plc, Old Mutual Group (UK) Limited and BrightSphere, pursuant to which BrightSphere granted certain rights to Old Mutual plc and Old Mutual Group (UK) Limited (the benefit of certain of which such rights have subsequently been the subject of assignment to Paulson), as amended, updated and assigned from time to time.

Special Resolution or Resolution	The special resolution of BrightSphere, as set out in the Notice of General Meeting in Part XI of this document, to be proposed at the General Meeting.
Trading Day	Any day on which the New York Stock Exchange is open for trading.
UK Companies Act	The Companies Act 2006 of the United Kingdom (as amended).

UK or United Kingdom	The United Kingdom of Great Britain and Northern Ireland.
Underlying Shareholder Voting Record Time	6.00 p.m. (US Eastern time) on 28 May 2019.
Underlying Shareholders
Persons who have beneficial ownership within the meaning of Section 13 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including the power to vote or direct the voting, of the BrightSphere Shares which are registered in the name of the DTC Nominee.

US or United States	The United States of America, including its territories and possessions, any state of the United States and the District of Columbia.
US GAAP	Accounting principles generally accepted in the United States.
Voting Agreement	The voting agreement between Paulson and BrightSphere dated 17 May 2019.
In this document and the Forms of Proxy, unless the context otherwise requires:

(a)
the expressions "subsidiary", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the UK Companies Act insofar as it relates to BrightSphere and BrightSphere US;

(b)    references to time are to US Eastern time;

(c)	words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender;

(d)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative only and does not limit the sense of the words preceding those terms;

(e)	any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof; and

(f)	all references to “US$”, “$”, “USD” and “US Dollars” are to the lawful currency of the United States of America.

This document is dated 3 June 2019.

PART X NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE                         CR-2019-001130
BUSINESS AND PROPERTY COURTS
OF ENGLAND AND WALES
COMPANIES COURT (ChD)

MR JUSTICE SCHAFFER
IN THE MATTER OF BRIGHTSPHERE INVESTMENTS GROUP PLC
- and -
IN THE MATTER OF THE COMPANIES ACT 2006
NOTICE IS HEREBY GIVEN that by an Order dated 30 May 2019 made in the above matter the Court has given permission for a meeting (the " Court Meeting ") to be convened of the Scheme Shareholders (as defined in the scheme of arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the " Scheme of Arrangement ") proposed to be made between BrightSphere Investment Group plc (the " Company ") and the Scheme Shareholders, and that such meeting shall be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10.00 a.m. (US Eastern time) on 2 July 2019, at which place and time all Scheme Shareholders are requested to attend.
A copy of the Scheme of Arrangement and a copy of the Explanatory Statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this Notice forms part.
Capitalised terms not otherwise defined in this Notice have the meanings given to them in the document of which this Notice forms part.
Scheme Shareholders entitled to attend and vote at the Court Meeting may vote in person or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead.
Only Scheme Shareholders on the Register (or their duly appointed representatives), rather than holders of a beneficial entitlement to Scheme Shares, are entitled to attend and to speak and to vote at the Court Meeting. In the case of Scheme Shares held in DTC, such Scheme Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, the Company’s registrar, and therefore the DTC Nominee is the registered holder of such Scheme Shares for the purposes of the Court Meeting. Underlying Shareholders of such Scheme Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such Scheme Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the Court Meeting in person in respect of the Scheme Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed as a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the Scheme Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any Scheme Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

Scheme Shareholders can only appoint a proxy using the procedures set out in the blue Form of Proxy. A Scheme Shareholder may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different Scheme Shares. A Scheme Shareholder may not appoint more than one proxy to exercise rights attached to any one Scheme Share.

A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.
A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing Scheme Shareholder's rights to attend and to speak and vote at a meeting of the Company. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the Court Meeting as well as for the Court Meeting.
In the case of joint Holders of Scheme Shares, where more than one of the joint Holders completes a blue Form of Proxy, only the appointment submitted by the most senior Holder will be accepted. Seniority is determined by the order in which the names of the joint Holders appear in the Register in respect of the joint holding (the first-named being the most senior).
Appointment of a proxy does not preclude a Scheme Shareholder from attending the Court Meeting and voting in person. Attending the Court Meeting in person will not in and of itself revoke a previously submitted proxy. To terminate a proxy appointment the Scheme Shareholder must deliver a notice of termination to us at least 24 hours before the start of the Court Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) received in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Company Secretary.”
Whether or not a Scheme Shareholder intends to be present in person at the Court Meeting, Scheme Shareholders are requested to complete the blue Form of Proxy and return it in accordance with the instructions printed on it and as set out in this Notice.
As an alternative to completing and returning the Forms of Proxy in hard copy, Scheme Shareholders may submit their blue Forms of Proxy electronically at www.investorvote.com/BSIG-Special . For security purposes, such BrightSphere Shareholders will need their Control Number which is given on their blue Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on 2 July 2019, the day of the Court Meeting (or, if the Court Meeting is adjourned, 2.00 a.m. on the date fixed for the adjourned Court Meeting). Scheme Shareholders entitled to attend the Court Meeting who wish to appoint more than one proxy in respect of their shareholding should write to BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or email info@bsig.com with a subject title “Additional Proxy Cards—Attention: Company Secretary” or (ii) photocopy the blue Form of Proxy as required. Such Scheme Shareholders should also read the information regarding the appointment of multiple proxies set out in Part II of the document of which this Notice forms part and in the blue Form of Proxy.
A corporation that is a Scheme Shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a Scheme Shareholder, provided that no more than one corporate representative exercises powers over the same Scheme Share. Only one corporate representative is to be counted in determining whether under section 899(1) of the Companies Act 2006 a majority in number of the Scheme Shareholders approved the Scheme of Arrangement. The Chairman of the Court Meeting may require a corporate representative to produce to the Company’s Registrar his or her written authority to attend and vote at the Court Meeting at any time before the start of the Court Meeting. The representative shall not be entitled to exercise the powers conferred on them by the Scheme Shareholder until any such demand has been satisfied.
Telephone and Internet proxy appointment facilities for Scheme Shareholders will be available 24 hours a day. If a Scheme Shareholder gives instructions as to its proxy appointment by telephone or through the Internet, such instructions must be received by 2.00 a.m. (U.S. Eastern Time) on 2 July 2019, the day of the Court Meeting. If a Scheme Shareholder mails its signed blue Form of Proxy, such blue Form of Proxy must be received by 1 July 2019 (or, if the Court Meeting is adjourned, the day immediately prior to the date fixed for the adjourned Court Meeting). If a Scheme Shareholder properly give instructions as to its proxy appointment by telephone, through the Internet or by executing and returning a physical blue Form of Proxy, and its proxy appointment is not subsequently revoked, its Scheme Shares will be voted in accordance with such Scheme Shareholder’s instructions. If a Scheme Shareholder executes and returns a blue Form of Proxy but does not give instructions, its proxy will be voted in accordance with the Board’s recommendations set out in Part I of the document of which this Notice forms part.
The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the Scheme Shareholder by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.
It is requested that blue Forms of Proxy, and any power of attorney or other authority under which they are executed (or a duly certified copy of any such power or authority), be lodged with the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom by no later than 1 July 2019, the day before the Court Meeting (if the Forms of Proxy are being returned in hard copy), or 2.00 a.m. (US Eastern time) on 2 July 2019, the day of the Court Meeting (if the Forms of Proxy are being submitted electronically) (or, if the Court Meeting is adjourned, the day before the date fixed for the adjourned Court Meeting (if the blue Forms of Proxy are being returned in hard copy) or 2.00 a.m. on the date fixed for the adjourned Court Meeting (if the blue Forms of Proxy are being submitted electronically)), but if blue Forms of Proxy are not so lodged or submitted, they may be handed to the Chairman of the Court Meeting or the Registrar at the Court Meeting before the start of the Court Meeting.
Voting on the resolution to approve the Scheme of Arrangement will be by poll, which shall be conducted as the Chairman of the Court Meeting may determine.
In the case of joint Holders of Scheme Shares, the vote of the senior Holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint Holder(s) and for this purpose, seniority shall be determined by the order in which the names stand in the Register of the Company in respect of the joint holding.
Entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat shall be determined by reference to the Register of the Company as at [6.00] p.m. (US Eastern time) on 26 June 2019, or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is four Business Days before such adjourned meeting. In each case, changes to the Register of the Company after such time shall be disregarded.
By the said Order, the Court has appointed Guang Yang or, failing him, Robert Chersi or, failing him, any other director of the Company, to act as chairman of the Court Meeting and has directed the chairman to report the result thereof to the Court.
The Scheme of Arrangement shall be subject to the subsequent sanction of the Court.
Dated 3 June 2019
MORGAN LEWIS & BOCKIUS UK LLP
Condor House
5-10 St Paul's Churchyard
London EC4M 8AL
Solicitors for the Company

PART XI NOTICE OF GENERAL MEETING

BRIGHTSPHERE INVESTMENT GROUP PLC
(incorporated in England and Wales with registered number 9062478)
NOTICE IS HEREBY GIVEN that a GENERAL MEETING of the BrightSphere Investment Group plc (the " Company ") shall be held at 101 Park Avenue, 39th Floor, New York, NY 10178, USA at 10.15 a.m. (US Eastern time) on 2 July 2019 (or as soon thereafter as the Court Meeting (as defined in the document of which this Notice forms part) has concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which shall be proposed as a special resolution:
SPECIAL RESOLUTION

1.
That for the purpose of giving effect to the scheme of arrangement dated 3 June 2019 between the Company and the holders of the Company's shares expressed to be subject to that scheme of arrangement in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (the " Scheme ");

(a)	the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(b)	the articles of association of the Company be hereby amended by the adoption and inclusion of the following new Article 296:

"SHARES NOT OTHERWISE SUBJECT TO THE SCHEME

296(a)
In this article 296 only (i) the "Scheme" means the Scheme of Arrangement dated 3 June 2019 proposed between the Company and its members subject to that scheme of arrangement each under Part 26 of the Companies Act 2006, in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and BrightSphere US, and (ii) “BrightSphere US” means BrightSphere Investment Group Inc, a company incorporated under the laws of the state of Delaware.

296(b)
Notwithstanding any other provision of the articles, if the Company issues any ordinary shares after the time at which this article becomes effective and on or prior to the Scheme Record Time (as defined in the Scheme), such ordinary shares shall be allotted and issued subject to the terms of the Scheme and the holders of such ordinary shares shall be bound by the Scheme accordingly.

296(c)
Subject to the Scheme becoming effective, if any ordinary shares are issued to any person (a "new member") (other than to BrightSphere US or any person nominated by BrightSphere US (including Computershare DR Nominees Limited, acting in its capacity as nominee for Computershare Trustees (Jersey) Limited, acting as depositary) (a ”BrightSphere US Nominee”)) at or after the Scheme Record Time they will, provided that the Scheme has become effective and that BrightSphere US or a BrightSphere US Nominee is a member of the Company, be immediately transferred to BrightSphere US and/or (if BrightSphere US shall so elect) a BrightSphere US Nominee (which shall be obliged to buy such shares) in consideration of and conditional upon the issue to the new member of the same number (subject to any adjustment pursuant to article 296(e)) of shares of common stock in BrightSphere US (“BrightSphere US Common Stock”), provided that if, in respect of any new member with a registered address in a jurisdiction outside the United Kingdom or the United States or whom the Company reasonably believes to be a citizen, resident or national of a jurisdiction outside the United Kingdom or United States, the Company is advised that the allotment and/or issue or transfer of BrightSphere US Common Stock pursuant to this article would or may infringe the laws of such jurisdiction or would or may require the Company and/or BrightSphere US to comply with governmental or other consent or any registration, filing or other formality, the Company and/or BrightSphere US may, in their sole discretion, determine that the BrightSphere US Common Stock shall be sold and a cash amount equal to the value of such BrightSphere US Common Stock be delivered to the new member. In the event that the BrightSphere US Common Stock is to be sold the Company shall appoint a person to act as agent for the new member pursuant to this article and such person shall be authorised on behalf of such new member to procure that any BrightSphere US Common Stock in respect of which the Company and/or BrightSphere US have made such determination shall, as soon as practicable following the allotment, issue or transfer of such BrightSphere US Common Stock, be sold at the best price which can be reasonably be obtained in the market at the time of sale, including being authorised to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the new member and the net proceeds of sale (after the deduction of all expenses and commissions, including any value added tax thereon incurred in connection with such sale) shall be paid to the persons entitled thereto in due proportions as soon as practicable, save that fractional cash entitlements shall be rounded down to the nearest whole cent.

296(d)
The BrightSphere US Common Stock issued pursuant to paragraph 296(c) of this article shall be credited as fully paid and shall rank pari passu in all respects with all other shares of common stock in BrightSphere US of the same class in issue at the time (other than as regards any dividend or other distribution payable, or return of capital made, by reference to a record time preceding the date of exchange) and be subject to the amended and restated certificate of incorporation and bylaws of BrightSphere US from time to time.

296(e)
The number of shares of common stock in BrightSphere US to be issued under article 296(c) may be adjusted by the board following any variation in the share capital of either the Company or BrightSphere US or such other event as the board considers fair and reasonable on such adjusted terms as the board may determine provided that no such adjustment may be made unless the auditors have confirmed in writing to the board that, in their opinion, such adjustment is fair and reasonable. Fractions of new shares of common stock of BrightSphere US will not be allotted, issued or transferred to new members pursuant to this article. Instead, new members shall receive in lieu of such fractional entitlements, cash in an amount in US dollars (rounded down to the nearest cent) equal to such fractional amount multiplied by the last reported sale price of BrightSphere US Shares on New York Stock Exchange (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by BrightSphere US) on the last trading day prior to the date on which the transfer of the ordinary shares in the Company is transferred to BrightSphere US or a BrightSphere US Nominee pursuant to this article.

296(f)
To give effect to any transfer of shares pursuant to this article, the Company may appoint any person as attorney and agent for the new member (the “agent”) to transfer such shares to BrightSphere US and/or a BrightSphere US Nominee as BrightSphere US may direct and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest such shares in BrightSphere US and/or a BrightSphere US Nominee, and pending such vesting to exercise all such rights attaching to such shares as BrightSphere US may direct. If an agent is so appointed, the new member shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of BrightSphere US) be entitled to exercise any rights attaching to such shares unless so agreed by BrightSphere US. The agent shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the new member (or any subsequent holder) in favour of BrightSphere US and/or a BrightSphere US Nominee and the Company may give a good receipt for the consideration for such shares and may register BrightSphere US and/or a BrightSphere US Nominee as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the new member for such shares. BrightSphere US shall, subject to article 296(e) above, settle the consideration due to the new member within 14 days of the issue of such shares to the new member.

296(g)	If the Scheme shall not have become effective by the date referred to in paragraph 2.7(b) of the Scheme, this article 296 shall be of no effect.”; and

(c)
there be approved: (i) the adoption and assumption of the sponsorship of the BrightSphere Investment Group plc 2017 Equity Incentive Plan and the BrightSphere Investment Group plc Non-Employee Directors’ Equity Incentive Plan (together, the “Equity Plans”) by BrightSphere US, effective as of the effective date of the Scheme; (ii) the amendment and restatement of the Equity Plans, as so assumed, by BrightSphere US in the forms attached as Appendix B and Appendix C, respectively, to the registration statement on Form S-4 filed with the United States Securities and Exchange Commission on 28 May 2019 (the “Restated Equity Plans”), effective as of the effective date of the Scheme; and (iii) the substitution of BrightSphere US for the Company as the granting corporation under the Restated Equity Plans.

Registered Office:	By Order of the Board
Millennium Bridge House 2 Lambeth Hill London EC4V 4GG	Richard J Hart Company Secretary 3 June 2019

Notes:

1.	Capitalised terms not otherwise defined in this Notice have the meanings given to them in the document of which this Notice forms part.

2.
BrightSphere Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and to vote on their behalf at the General Meeting. A BrightSphere Shareholder may appoint more than one proxy in relation to the General Meeting, provided that each proxy is appointed to exercise the rights attached to a different BrightSphere Share or BrightSphere Shares held by that BrightSphere Shareholder. A proxy need not be a member of the Company. If a BrightSphere Share is held by joint Holders, any one BrightSphere Shareholder may vote. If more than one joint Holder is present at the General Meeting, or purports to appoint a proxy, the only vote that will be accepted is the vote of the senior Holder of the BrightSphere Share (seniority being determined by the order in which the names appear on the relevant Register). If you are a BrightSphere Shareholder, a white Form of Proxy, which may be used to appoint a proxy and give proxy instructions, accompanies this document. Alternatively, BrightSphere Shareholders may obtain such a form by contacting the Company Secretary, at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or by email at info@bsig.com with a subject title “Additional Proxy Cards—Attention: Company Secretary.

3.
Only BrightSphere Shareholders on the Register (or their duly appointed representatives), rather than holders of a beneficial entitlement to BrightSphere Shares, are entitled to attend and to speak and to vote at the General Meeting. In the case of BrightSphere Shares held in DTC, such BrightSphere Shares are currently registered in the name of the DTC Nominee on the share register maintained by Computershare, BrightSphere's registrar, and therefore the DTC Nominee is the registered holder of such BrightSphere Shares for the purposes of the General Meeting. Underlying Shareholders of such BrightSphere Shares may provide the DTC Nominee with voting instructions or either directly or, if any such Underlying Shareholder's interest in such BrightSphere Shares is held in "street name" (i.e. held in the name of a bank, broker or other holder of record), indirectly (via such bank, broker or other holder) may apply for a letter of representation from, or to be appointed a proxy by, the DTC Nominee to enable them to attend the General Meeting in person in respect of the BrightSphere Shares in which such Underlying Shareholder is interested. In order to have the right to give such voting instructions (or to apply for such a letter of representation or to be so appointed as a proxy) in respect of any BrightSphere Shares registered in the name of the DTC Nominee, an Underlying Shareholder must have held the relevant interest in BrightSphere Shares at the Underlying Shareholder Voting Record Time. If you are such an Underlying Shareholder and wish to submit voting instructions or wish to be appointed as a corporate representative or proxy in respect of the BrightSphere Shares in which you are interested, it is recommended that you contact the DTC Nominee or (if your interest in any BrightSphere Shares is held within DTC in the name of a bank, broker or other holder of record) the bank, broker or other holder of record in whose name your interest is held within DTC for further information.

4.
The white Form of Proxy: (i) in the case of an individual must either be signed by the appointor or his/her attorney or authenticated in accordance with the Company’s articles of association; and (ii) in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with the Company’s articles of association. Any signature on or authentication of such appointment need not be witnessed. With respect to the white Form of Proxy, where such appointment is signed on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the directors must (unless previously registered with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

5.
To be valid, the white Form of Proxy and any power of attorney or other authority under which it is executed (or duly certified copy of any such power of authority) must either be: (i) sent (or delivered by hand during normal business hours) to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom, so as to arrive no later than 1 July] 2019 (or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting); or (ii) submitted electronically, so as to arrive no later than 2.00 a.m. (US Eastern time) on 2 July 2019 (or, if the General Meeting is adjourned, 2.00 a.m. on the date fixed for the adjourned General Meeting).

6.
The return of a completed white Form of Proxy will not prevent a BrightSphere Shareholder from attending the General Meeting and voting in person if he or she wishes to do so and is so entitled. If a BrightSphere Shareholder appoints a proxy or proxies and then decides to attend the General Meeting in person and vote on a poll using his/her poll card, then the vote in person will override the proxy vote(s). If the vote in person is in respect of the BrightSphere Shareholder’s entire holding of BrightSphere Shares, then all proxy votes will be disregarded. If, however, the BrightSphere Shareholder votes at the General Meeting in respect of less than the BrightSphere Shareholder’s entire holding of BrightSphere Shares, and the BrightSphere Shareholder indicates on his/her polling card that all proxies are to be disregarded, that shall be the case; but if the BrightSphere Shareholder does not specifically revoke proxies, then the vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding the BrightSphere Shareholder’s entire holding of BrightSphere Shares.

7.
Telephone and Internet proxy appointment facilities for BrightSphere Shareholders will be available 24 hours a day. If a BrightSphere Shareholder gives instructions as to its proxy appointment by telephone or through the Internet, such instructions must be received by 2.00 a.m. (U.S. Eastern Time) on 2 July 2019, the day of the General Meeting (or, if the General Meeting is adjourned, 2.00 a.m. on the date fixed for the adjourned General Meeting). If a BrightSphere Shareholder mails its signed white Form of Proxy, such Form of Proxy must be received by 1 July 2019 (or, if the General Meeting is adjourned, the day immediately prior to the date fixed for the adjourned General Meeting). If a BrightSphere Shareholder properly give instructions as to its proxy appointment by telephone, through the Internet or by executing and returning a paper white Form of Proxy, and its proxy appointment is not subsequently revoked, its BrightSphere Shares will be voted in accordance with such BrightSphere Shareholder’s instructions. If a BrightSphere Shareholder executes and returns a white Form of Proxy but does not give instructions, its proxy will be voted in accordance with the Board’s recommendations set out in Part I of the document of which this Notice forms part.

8.
White Forms of Proxy being returned in hard copy form should be sent to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom. As an alternative to completing and returning the white Form of Proxy in hard copy, BrightSphere Shareholders may submit their Forms of Proxy electronically at www.investorvote.com/BSIG-Special . For security purposes, such BrightSphere Shareholders will need their Control Number, which is given on their Forms of Proxy. Electronic proxies must be received no later than 2.00 a.m. (US Eastern time) on 2 July 2019 (or, if the General Meeting is adjourned, the date fixed for the adjourned General Meeting).

9.	Any corporation which is a Holder of BrightSphere Shares may appoint one or more representatives who may exercise on its behalf all of its powers as an BrightSphere Shareholder at the General

Meeting in accordance with the Companies Act 2006. Each such representative may exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual BrightSphere Shareholder, provided that it does not do so in relation to the same BrightSphere Shares. BrightSphere Shareholders considering the appointment of a representative should check their own legal position, the Company’s articles of association and the relevant provision of the Companies Act 2006.

10.
Neither the death nor the insanity of a BrightSphere Shareholder who has appointed a proxy, nor the revocation or termination by a BrightSphere Shareholder of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination has been received not less than 24 hours before the commencement of the General Meeting (or any adjournment thereof). if delivered by post or by hand in hard copy form at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary or (ii) if delivered in electronic form at info@bsig.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Company Secretary.

11.
To be entitled to attend and vote at the General Meeting or any adjournment thereof (and for the purpose of determination by the Company of the votes they may cast), BrightSphere Shareholders must be registered in the Register as at 6.00 p.m. (US Eastern time) on 26 June 2019, or, if the General Meeting is adjourned, 6.00 p.m. on the day which is four Business Days before such adjourned meeting. In each case, changes to the Register after this deadline will be disregarded in determining the rights of any person to attend and vote at the General Meeting.

12.
The white Form of Proxy includes a vote "Withheld" option against each resolution to be proposed at the General Meeting, which enables a BrightSphere Shareholder to abstain on any such resolution. However, it should be noted that a vote "Withheld" is not a vote in law and will not be counted in the calculation of the proportion of the votes "For" and "Against" the relevant resolution.

13.
Any BrightSphere Shareholder attending the General Meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the General Meeting, but no such answer need be given if: (a) to do so would interfere unduly with the preparation for the General Meeting or involve the disclosure of confidential information; (b) the answer has already been given on a website in the form of an answer to a question; or (c) it is undesirable in the interests of the Company or the good order of the General Meeting that the question be answered.

14.
BrightSphere Shareholders may not use any electronic address provided in either this Notice of General Meeting or any related documents (including the white Form of Proxy) to communicate with the Company for any purposes other than those stated.

15.
If a BrightSphere Shareholder on the Register wishes to attend the General Meeting in person, such BrightSphere Shareholder on the Register should request a poll card from the Registrar, Computershare, upon arrival.

16.	A BrightSphere Shareholder present in person or by proxy shall on a poll have one vote for every BrightSphere Share of which he or she is the holder.

17.
A BrightSphere Shareholder wishing to exercise the right to appoint more than one proxy should read the information regarding the appointment of multiple proxies set out in Part II of the document of which this Notice of General Meeting forms part and contact the Company Secretary, either at BrightSphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, Attention: Company Secretary, or by email at info@bsig.com with a subject title “Additional Proxy Cards—Attention: Company Secretary”.

18.
A proxy must vote in accordance with the instructions (as indicated on the white Form of Proxy) given by the BrightSphere Shareholder by whom the proxy is appointed on the resolutions to be proposed at the General Meeting. Unless otherwise instructed by the BrightSphere Shareholder who appointed the proxy, the person appointed as proxy will exercise his/her discretion as to how he/she votes or whether he/she abstains from voting on the resolutions to be proposed at the General Meeting and on any other business (including amendments to any resolution(s) and procedural business, including any resolution to adjourn) which may come before the General Meeting.

19.
If you are a BrightSphere Shareholder, a white Form of Proxy is enclosed. The explanatory notes to the white Form of Proxy include instructions on how to appoint each of Guang Yang, Robert Chersi and Jonathan R. Urbon or another person (each with full power of substitution) as a proxy or appointee (as applicable). You can only appoint a proxy or appointee (as applicable) using the procedures set out in these notes and in the explanatory notes to the white Form of Proxy.

Appendix B

BrightSphere Investment Group Inc.
Equity Incentive Plan
An Amendment and Restatement of
the BrightSphere Investment Group plc
2017 Equity Incentive Plan
Effective July 12, 2019

BRIGHTSPHERE INVESTMENT GROUP INC.
Equity Incentive Plan

1.	Purpose

This BrightSphere Investment Group Inc. Equity Incentive Plan (the “Plan”) is intended to encourage ownership of Stock by employees of BrightSphere Investment Group Inc. (the “Company”) and its Subsidiaries and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.
BrightSphere Investment Group plc (“BrightSphere”), formerly known as OM Asset Management plc, adopted the BrightSphere Investment Group plc 2017 Equity Plan (the “BrightSphere 2017 Plan”), formerly known as the OM Asset Management plc 2017 Equity Incentive Plan, effective April 26, 2017. BrightSphere was redomesticated to the United States pursuant to a Scheme of Arrangement effective July 12, 2019 (the “Effective Date”), as a result of which the jurisdiction of incorporation of the holding company of the BrightSphere group of companies was changed from England to Delaware, and the Company became the holding company of the group. In connection with the redomestication, the Company has adopted and assumed the sponsorship of the BrightSphere 2017 Plan, as hereby amended and restated, effective as of the Effective Date. This Plan also governs the terms of awards that were originally issued under the OM Asset Management plc 2014 Equity Incentive Plan and the BrightSphere 2017 Plan and were outstanding immediately prior to the Effective Date, which awards the Company has assumed under the terms of this Plan, effective as of the Effective Date.
The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Awards subject to the attainment of Performance Goals or other business objectives, that the applicable Performance Goals or other business objectives shall be deemed to have been met with respect to all or a portion of the Award.

2.2Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3Assumed Award means each award with respect to common stock of BrightSphere that was issued under a Prior Plan and was outstanding immediately prior to the Effective Date, and which has been assumed by the Company under this Plan as of the Effective Date.

2.4Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, or awards denominated in cash. “Award” shall also refer to part of an Award where the context so admits. “Award” shall include any Assumed Award.

2.5Award Agreement means a written or electronic agreement between the Company and the recipient of an Award, or other written or electronic notice of grant of an Award, setting forth the terms and conditions of the Award. “Award Agreement” shall include any award agreement under a Prior Plan setting forth the terms and conditions of an Assumed Award.

2.6Board means the Company’s Board of Directors.

2.7BrightSphere means BrightSphere Investment Group plc, formerly known as OM Asset Management plc, the holding company of the BrightSphere group of companies prior to the Effective Date.

2.8BrightSphere 2014 Plan means the OM Asset Management plc 2014 Equity Incentive Plan, which was adopted as of September 18, 2014 in connection with the initial public offering of BrightSphere.

2.9BrightSphere 2017 Plan means the BrightSphere Investment Group plc 2017 Equity Incentive Plan, formerly known as the OM Asset Management plc 2017 Equity Incentive Plan.
2.10Cause, with respect to a Participant, has the meaning set forth in the employment or similar agreement between the Participant and the Company or any of its Subsidiaries. In the absence of any such agreement, or in the absence of a definition of “cause” in any such agreement, “Cause” means any of the following events:
(a)the Participant’s willful or reckless misconduct, or gross, continuing or repeated negligence in the performance of the Participant’s duties and responsibilities with respect to the Company or any of its Affiliates, or his or her material failure to carry out directions which are reasonable in light of the Participant’s primary duties and responsibilities, or any other conduct that results in substantial injury (monetary or otherwise) to the Company or any of its Affiliates, officers, directors, employees or other agents;
(b)the Participant’s conviction of a felony which has or could have a material adverse effect (monetary or otherwise) on the Company or any of its Affiliates, officers, directors, employees or other agents;
(c)the Participant’s embezzlement or misappropriation of funds, commission of any material act of dishonesty, fraud or deceit, or violation of any federal or state law applicable to the securities industry;
(d)the Participant’s material breach of a legal or fiduciary duty owed to the Company or any of its Affiliates, officers, directors, employees or other agents; or
(e)the Participant’s material breach of any provision of any agreement between the Participant and the Company, any Company policy or practice, or any applicable law.
2.11Change of Control means the occurrence of either of the following after the date of the approval of the Plan by the Board:
(a)a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held immediately after the Transaction by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that Transaction; or
(b)any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities, that, together with securities held by such person or group of persons, possess more than 50% of the total combined voting power of the Company’s outstanding securities, unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities.
2.12Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.13Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
2.14Company means BrightSphere Investment Group Inc., a Delaware corporation.
2.15 Effective Date means July 12, 2019, the effective date of the Scheme of Arrangement, and the date as of which the BrightSphere 2017 Plan, as hereby amended and restated, was adopted and assumed by the Company.
2.16Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
2.17Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.18Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Where the Stock of the Company is publicly traded, unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported.
2.19Nonstatutory Option means any Option that is not an Incentive Option.
2.20Option means an option to purchase shares of Stock.
2.21Optionee means an eligible individual to whom an Option shall have been granted under the Plan.
2.22Participant means any holder of an outstanding Award under the Plan.
2.23Performance Criteria and Performance Goals have the meanings given such terms in Section 7.6(f).
2.24Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.
2.25Plan means this Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.26Prior Plan means each of the BrightSphere 2014 Plan and the BrightSphere 2017 Plan.
2.27Qualified Performance-Based Award means an Assumed Award issued under a Prior Plan that is intended to qualify as “performance-based compensation” under Section 162(m)(4)(6) of the Code, as in effect with respect to taxable years beginning prior to January 1, 2018.
2.28Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.
2.29Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.30Restriction Period means the period of time, established by the Committee in connection with an Award, during which the Award is subject to a Risk of Forfeiture described in the applicable Award Agreement.
2.31Risk of Forfeiture means a limitation on the right of the Participant to retain an Award arising because of the occurrence or non-occurrence of specified events or conditions.
2.32 Scheme of Arrangement means the Scheme of Arrangement sanctioned by order of the High Court of Justice of England and Wales effective July 12, 2019, pursuant to which shares of BrightSphere were exchanged for shares of the Company on a one-for-one basis.
2.33Stock means Common Stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.
2.34Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.
2.35Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.
2.36Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.37Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending immediately prior to March 14, 2027, the tenth anniversary of the earlier of the adoption of the BrightSphere 2017 Plan by the Board and approval of the BrightSphere 2017 Plan by the stockholders of BrightSphere. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options with respect to Stock of the Company granted after the Effective Date are expressly conditioned upon approval of the Plan by stockholders pursuant to their approval of the Scheme of Arrangement. In the event of the failure of the stockholders to approve the Plan pursuant to the Scheme of Arrangement or otherwise, Awards of Incentive Options made under the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.	Stock Subject to the Plan

4.1Shares Issued Pursuant to the Plan. Shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or authorized and issued shares of Stock held in the Company’s treasury.
4.2Plan Share Reserve. Subject to adjustment as provided in Section 8, the shares of Stock authorized for Awards granted under the Plan shall be 4,805,623, being the number of authorized shares of stock of BrightSphere remaining available for grant under the BrightSphere 2017 Plan as of the Effective Date, and any additional shares that again become available for grant in accordance with Section 4.3 pursuant to the forfeiture, expiration or settlement for cash of any Assumed Awards. Solely for the purpose of determining the number of shares of Stock available for grant of Incentive Options under the Plan, the total number of shares of Stock shall be 4,805,623 shares without regard to the share counting provisions contained in Section 4.3.
4.3Share Counting.
(a)If any shares of Stock subject to an Award (including an Assumed Award) are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Stock available under the Plan.
(b)In the event that tax liabilities arising from an Award (including an Assumed Award) other than an Option or Stock Appreciation Right or are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, the shares so tendered or withheld shall be added to the shares of Stock available under the Plan.
(c)Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock available under the Plan: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares tendered by a Participant or withheld by the Company to satisfy any tax obligation with respect to Options or Stock Appreciation Rights, (iii) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
(d)Shares of Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company shall not reduce the shares available under the Plan.
(e)Subject to the applicable listing standards of the New York Stock Exchange or of any other national securities exchange or association on which the Stock is then listed, available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock that may be issued or transferred to Participants pursuant to Awards under the Plan.
4.4Per Person Limitations. The maximum aggregate number of shares of Stock that may be subject to Options or Stock Appreciation Rights or any combination thereof granted to any one Participant during any single calendar year shall be 4,000,000 shares. The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock, Restricted Stock Units that are denominated in shares of Stock, or Stock Grants, and that are granted to any one Participant during any single calendar year shall be 4,000,000 shares. The maximum dollar amount payable under all cash-denominated

Awards (other than Options or Stock Appreciation Rights) that are granted to any one Participant during any single calendar year shall be $20,000,000. With respect only to Awards that are intended to be Qualified Performance-Based Awards, the per Participant limits described in this Section 4.4 shall be construed and applied in a manner consistent with Section 162(m) of the Code, as in effect with respect to taxable years beginning prior to January 1, 2018.
4.5Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan.

5.	Administration
The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers up to such maximum number and in accordance with such other guidelines as the Committee shall specify by resolution at any time or from time to time. The Committee may delegate ministerial, non-discretionary functions with respect to the administration of the Plan to any officers or employees of the Company or its Affiliates, or to one or more third-party stock plan administrators. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the employee, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants
6.1Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of the Company and its Subsidiaries. However, only employees of the Company, and of any subsidiary corporations of the Company, as defined in Section 424(f) of the Code, shall be eligible for the grant of an Incentive Option.
6.2General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as determined by the Committee. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award.
6.3Assumed Awards.
(a)Each award of options made under a Prior Plan and outstanding immediately prior to the Effective Date became an Award of Options under the Plan upon the Effective Date, substituting shares of Stock for shares of BrightSphere on a one-for-one basis. Each such Assumed Award of Options shall be subject to the same terms and conditions, including exercise price and the attainment of any performance goals, on and after the Effective Date as the terms and conditions applicable to the award immediately prior to the Effective Date.
(b)Each award of restricted stock made under a Prior Plan and outstanding immediately prior to the Effective Date became an Award of Restricted Stock under the Plan upon the Effective Date, substituting shares of Stock for shares of BrightSphere on a one-for-one basis. Each such Assumed Award of Restricted Stock shall be subject to the same terms and conditions, including attainment of any performance goals, on and after the Effective Date as the terms and conditions applicable to the award immediately prior to the Effective Date.
(c)Each award of restricted stock units made under a Prior Plan and outstanding immediately prior to the Effective Date became an Award of Restricted Stock Units under the Plan upon the Effective Date, substituting shares of Stock for shares of BrightSphere on a one-for-one basis. Each such Assumed Award of Restricted Stock Units shall be subject to the same terms and conditions, including attainment of any performance goals, on and after the Effective Date as the terms and conditions applicable to the award immediately prior to the Effective Date.
6.4Effect of Termination of Employment. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, (b) with respect to any Award of Restricted Stock, the Participant shall forfeit his or her beneficial interest in the underlying shares, and (c) any other outstanding Award of the Participant shall be forfeited and cancelled on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a non-employee director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.
6.5Non-Transferability of Awards. Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

7.	Specific Terms of Awards
7.1Options.
(a)Grant Date. The granting of an Option shall take place at the time specified in the Award Agreement.
(b)Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Stock on the Grant Date. Notwithstanding anything to the contrary in this Section 7.1(b), any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Section 424(a) of the Code is applicable, or, in the case of a Nonstatutory Option, in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such applicable Code section and the regulations thereunder.
(c)Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date; provided, however, that, in the event a Nonstatutory Option would expire when trading in Company Stock is prohibited by law or by the Company’s insider trading policy, the period in which such Nonstatutory Option may be exercised shall be extended to the thirtieth (30th) day after expiration of the prohibition.
(d)Exercisability. An Option may be immediately exercisable or become exercisable in such instalments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.
(e)Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 18, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, electronic funds transfer or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject to the Committee’s approval and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved. If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the direct registration system of the Company’s transfer agent for the number of shares then being purchased.
(f)Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.
(g)Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
7.2Stock Appreciation Rights.
(a)Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b)Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option. Notwithstanding anything to the contrary in this Section 7.2(b), any Stock Appreciation Right issued in substitution for a stock appreciation right previously issued by another entity, which substitution occurs in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder.
(c)Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.
7.3Restricted Stock.
(a)Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b)Issuance of Stock. A Participant’s Shares of Restricted Stock shall be held in book-entry position through the direct registration system of the Company’s transfer agent, in the manner set forth in the Award Agreement, provided however that the Committee may determine that a stock certificate shall be issued in respect of such shares of Restricted Stock. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The shares evidenced by this certificate are subject to the terms and conditions of the BrightSphere Investment Group Inc. Equity Incentive Plan and an Award Agreement entered into by the registered owner and BrightSphere Investment Group Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.
If the Stock is held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.

(c)Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d)Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries or Affiliates or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e)Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock; provided, however, that any dividends declared with respect to performance-based Restricted Stock shall only be paid following the close of the applicable Restriction Period and then only if the underlying Restricted Stock shall have become earned and vested.
(f)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
(g)Forfeiture of Restricted Stock. Upon forfeiture of an Award of Restricted Stock, the Participant’s beneficial ownership of the shares of Restricted Stock shall be transferred to and reacquired by the Company, and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock that shall have been so forfeited, other than, if applicable, any vested right to dividends whose record date precedes the date of forfeiture.
7.4Restricted Stock Units.
(a)Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries or Affiliates or otherwise as the Committee may determine and provide for in the applicable Award Agreement. The Committee may in its discretion provide for an Award of Restricted Stock Units that entitles the holder to a number of shares of Stock at the close of a Performance Period that varies as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved. Any Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b)Form and Timing of Payment. Payment of earned and vested Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period. If so provided in the Award Agreement in the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have become earned and vested. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.
7.5Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment,

in lieu of compensation otherwise already due, and in such other limited circumstances as the Committee deems appropriate.
7.6Performance Awards.
(a)General. The terms of any Award, other than a Stock Grant, may provide that the number of shares of Stock that may be issued upon the settlement of the Award, the number of shares of Stock that vest under the Award, and/or the amount of cash payable upon settlement of the Award is subject to the attainment of one or more Performance Goals over a Performance Period. In addition, certain Assumed Awards originally issued under a Prior Plan are Qualified Performance-Based Awards, intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, as in effect with respect to taxable years commencing prior to January 1, 2018.
(b)Composition of Committee with Respect to Qualified Performance-Based Awards. Actions to be taken pursuant to the Plan with respect to Qualified Performance-Based Awards shall be taken by the Committee; provided, however, that, if not all of the members thereof qualify as “outside directors” within the meaning of Section 162(m)(4)(C) of the Code, as in effect for taxable years beginning prior to January 1, 2018, all actions with respect to Qualified Performance-Based Awards shall be taken by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify.
(c)Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a change of control (within the meaning of Section 162(m) of the Code as in effect for taxable years beginning prior to January 1, 2018) if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code, as in effect for taxable years beginning prior to January 1, 2018, following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
(d)Limitation on Adjustments of Qualified Performance-Based Awards. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, as in effect for taxable years beginning prior to January 1, 2018.
(e)Certain Assumed Awards. Notwithstanding any other provisions of the Plan, nothing in this Plan (i) is intended to or shall modify the terms of any Assumed Award that is a Qualified Performance-Based Award in such manner as would prevent the Assumed Award from qualifying as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code as in effect with respect to taxable years commencing prior to January 1, 2018; or (ii) is intended to be or shall constitute a material modification of any Assumed Award intended to be exempt from the deduction limitation of Section 162(m) of the Code pursuant to Treas. Reg. Section 1.162(m)-27(f)(1). In the event that any change made to any such Assumed Award by this Plan would have such effect on the terms of any such Assumed Award, it shall be deemed null and void ab initio.
(f)Definitions. For purposes of the Plan:
(i)Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a

Performance Period. The Performance Criteria used to establish Performance Goals are: (A) cash flow (before or after dividends), (B) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (C) stock price, (D) return on equity, (E) shareholder return or total shareholder return, (F) return on capital (including, without limitation, return on total capital or return on invested capital), (G) return on investment, (H) return on assets or net assets, (I) market capitalization, (J) economic value added, (K) debt leverage (debt to capital), (L) revenue, (M) sales or net sales, (N) backlog, (O) income, pre-tax income or net income, (P) operating income or pre-tax profit, (Q) operating profit, net operating profit or economic profit, (R) gross margin, operating margin or profit margin, (S) return on operating revenue or return on operating assets, (T) cash from operations, (U) operating ratio, (V) operating revenue, (W) market share improvement, (X) general and administrative expenses, (Y) customer service and (Z) such other performance metrics as the Committee deems appropriate.
(ii)Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, Subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from, GAAP, and may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for each Participant. In measuring the achievement of a Performance Goal, the Committee may provide for the inclusion or exclusion of the impact of an event or occurrence which the Committee determines should appropriately be included or excluded, including: (A) asset write-downs, (B) litigation, claims, judgments or settlements, (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs, (E) foreign exchange gains and losses, (F) a change in the fiscal year of the Company, (G) acquisitions or dispositions, (H) business interruption events, (I) unbudgeted capital expenditures, (J) unrealized investment gains and losses, (K) impairments, and (L) any unusual, non-recurring, infrequently recurring, or non-comparable items (1) as described in Accounting Standard Codification Section 225-20, (2) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year, or (3) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period. The foregoing sentence shall not be applied to Awards that are intended to be Qualified Performance-Based Awards if and to the extent that the inclusion or exclusion of any such events or occurrences would cause them to lose their status as Qualified Performance-Based Awards.
7.7Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award, and may enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries to facilitate the administration of Awards under the Plan or any such sub-plan, amendment, restatement or alternative version of the Plan. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limits of Section 4.
7.8Downward Adjustments of Performance Awards. Notwithstanding anything in this Plan to the contrary, in exceptional circumstances, acting fairly and reasonably, the Committee may apply a downward adjustment to the level of vesting and settlement of any Award that is subject to a Risk of Forfeiture that requires the attainment of Performance Goals or other business objectives of the Company or any of its Subsidiaries and Affiliates if, in its opinion, the metric(s) produce a vesting outcome that is materially misaligned with the underlying performance of the Company. In particular, if there has been a downturn in financial performance or a reduction in the value of the Company either of which is considered by the Committee to be both significant and inconsistent with the calculated vesting outcome, then the Committee may reduce the number of shares of Stock vesting on such basis as it shall deem reasonable.

8.	Adjustment Provisions
8.1Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, or in the event of an extraordinary cash distribution on Stock, the Committee shall make an appropriate and proportionate adjustment in (a) the maximum numbers and kinds of shares provided in Section 4, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (d) the amount, if any, payable on forfeiture for each share of Restricted Stock then subject to a Risk of Forfeiture.
8.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to a corporate separation or other reorganization or a liquidation, dissolution or winding up of the Company, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
8.3Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, amounts, if any, payable upon forfeiture of Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The

Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares.
8.4Transactions.
(a)Definition of Transaction. In this Section 8.4, “Transaction” means (i) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) any liquidation, dissolution or winding up of the Company.
(b)Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).
(i)Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).
(ii)Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.
(iii)Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.
(iv)Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.
(v)Provide that, in connection with a liquidation, dissolution or winding up of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.
(vi)Any combination of the foregoing.
For purposes of paragraph (i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction, the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based solely on common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.
(c)Treatment of Other Awards. As to outstanding Awards other than Options or Share Appreciation Rights, upon the occurrence of a Transaction other than a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, the rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.
(d)Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.	Change of Control
The Committee may determine, at the time of grant of an Award or thereafter, that, upon the occurrence of a Change of Control, or upon the occurrence of a Change of Control in combination with another event, including but not limited to the Participant’s involuntary termination of employment with the Company and its Affiliates without Cause:
(a)Options and Stock Appreciation Rights subject to the Award that are not already exercisable in full shall Accelerate with respect to all or a specified portion of the shares for which such Options or Stock Appreciation Rights are not then exercisable;
(b)any Risk of Forfeiture applicable to the Restricted Stock or Restricted Stock Units subject to the Award which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to all or a specified portion of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and
(c)all or a specified portion of the outstanding Award of Restricted Stock or Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives (i) shall be deemed to have been satisfied as to all shares covered by the Award or specified portion of the Award based on the assumed achievement of all relevant Performance Goals or other business objectives (at target level performance, if relevant), (ii) shall be deemed to have been satisfied as to all shares covered by the Award or specified portion of the Award based on the actual achievement of all relevant Performance Goals or other business objectives as of the date of the Change of Control; or (iii) shall be deemed to have been satisfied as to a pro rata number of shares based on the assumed or actual achievement of all relevant Performance Goals or other business objectives, as described in clauses (i) and (ii), and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Change of Control.

10.	Settlement of Awards
10.1In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.
10.2Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or
(b)the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.
10.3Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
10.4Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
10.5Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
10.6Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, to the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.
10.7Tax Withholding. Whenever shares of Stock are issued or vested or to be issued or vested pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares, or prior to the vesting of such shares, as applicable. The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by (a) tendering previously acquired shares (either actually or by attestation); (b) directing the Company to withhold shares of Stock (up to the minimum statutory rate or such higher rate as is permitted under applicable tax withholding rules) otherwise deliverable in connection with the Award or (c) selling shares of Stock into the market. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time.
10.8Bylaws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the bylaws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.	Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Claw-back Policy
Notwithstanding anything in this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or shares of Stock) and, in the case of Stock received pursuant to an Award, to retain any profit or gain realized by the Participant in connection with such an Award, are subject to forfeiture, cancellation, recoupment, rescission, payback, setoff or other similar action in accordance with the Company’s claw-back policy, as it may be amended pursuant to the rules and regulations of the Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other claw-back policy that the Company may adopt as in force from time to time (collectively, the “Claw-back Policy”). A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of the Claw-back Policy and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, without further consideration or action. Any recoupment pursuant to the Claw-back Policy shall be in addition to any other remedies that may be available to the Company under applicable law, including disciplinary action up to and including termination of employment or other services. In addition, the Committee may impose such other claw-back, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate with respect to any breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant.

13.	Limitation of Rights in Stock; No Special Employment Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the direct registration system of the Company’s transfer agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or provision of law or articles of association or by-laws to the contrary, at any time to terminate such employment or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment with the Company and its Affiliates.

14.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security

Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that, except to the extent provided in any employee benefit trust established by the Company or a Subsidiary of the Company, the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	No Guarantee of Tax Consequences

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

17.	Termination and Amendment of the Plan

17.1Termination or Amendment of the Plan. Subject to the limitations contained in Section 17.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.
17.2Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 17.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:
(a)amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;
(b)provide for the Acceleration of all or any portion of an Award;
(c)within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(d)provide for settlement of a previously granted Award in cash or cash equivalents or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
17.3Limitations on Amendments, Etc.
(a)Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) except as provided in Sections 8.1, 8.2 and 8.3, increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange, or for which stockholder approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Code.
(b)No action by the Board or the Committee pursuant to this Section 17 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, (i)  determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code.
(c)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, ordinary shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of ordinary shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

18.	Notices and Other Communications
Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time.
If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Head of Human Resources, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to deliver and require Participants to deliver documentation in connection with current or future participation in the Plan by electronic means. Acceptance by a Participant of an Award shall constitute consent to receive documents in connection with the Plan by electronic delivery and/or to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.

19.	Governing Law
The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of Delaware, without regard to the conflict of laws principles thereof.

Appendix C
BrightSphere Investment Group INC.
Non-Employee Directors’ Equity Incentive Plan

Effective July 12, 2019

An Amendment and Restatement of
the BrightSphere Investment Group plc
Non-Employee Directors’ Equity Incentive Plan

Table of Contents

BRIGHTSPHERE INVESTMENT GROUP INC.
Non-Employee Directors’ Equity Incentive Plan

1.	Purpose

This BrightSphere Investment Group Inc. Non-Employee Directors’ Plan is intended to encourage ownership of Stock by Non-Employee Directors of BrightSphere Investment Group Inc. (the “Company”) and its Subsidiaries, thereby providing them with an added incentive to further the objectives of the business of the Company and its Subsidiaries, and rendering the Company better able to compete for the services of individuals needed for the continued growth and success of the Company and its Subsidiaries.
BrightSphere Investment Group plc (“BrightSphere”), formerly known as OM Asset Management plc, adopted the OM Asset Management plc Non-Employee Directors’ Plan on September 18, 2014, which plan was amended and restated effective April 26, 2017 (the “Prior Plan”). BrightSphere was redomesticated to the United States pursuant to a Scheme of Arrangement effective July 12, 2019 (the “Effective Date”), as a result of which the jurisdiction of incorporation of the holding company of the BrightSphere group of companies was changed from England to Delaware, and the Company became the holding company of the group. The Company has adopted and assumed the sponsorship of the Prior Plan, as hereby amended and restated, effective as of the Effective Date. This Plan also governs the terms of awards that were originally issued under the Prior Plan and were outstanding immediately prior to the Effective Date, which awards the Company has assumed under the terms of this Plan, effective as of the Effective Date.

2.	Definitions

As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; and (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Restricted Stock Units then still otherwise subject to the Risk of Forfeiture.
2.2Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.
2.3Assumed Award means each award with respect to common stock of BrightSphere that was issued under the Prior Plan and was outstanding immediately prior to the Effective Date, and which has been assumed by the Company under this Plan as of the Effective Date.
2.4Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Grants. “Award” shall also refer to part of an Award where the context so admits. “Award” shall include any Assumed Award.
2.5Award Agreement means a written or electronic agreement between the Company and the recipient of an Award, or other written or electronic notice of grant of an Award, setting forth the terms and conditions of the Award. “Award Agreement” shall include any award agreement under the Prior Plan setting forth the terms and conditions of an Assumed Award.
2.6Board means the Company’s Board of Directors.

2.7BrightSphere means BrightSphere Investment Group plc, formerly known as OM Asset Management plc, the holding company of the BrightSphere group of companies prior to the Effective Date.
2.8Cause, with respect to a Participant, means any of the following events:
(a)the Participant’s willful or reckless misconduct, or gross, continuing or repeated negligence in the performance of the Participant’s duties and responsibilities with respect to the Company or any of its Affiliates, or any other conduct that results in substantial injury (monetary or otherwise) to the Company or any of its Affiliates, officers, directors, employees or other agents;
(b)the Participant’s conviction of a felony which has or could have a material adverse effect (monetary or otherwise) on the Company or any of its Affiliates, officers, directors, employees or other agents;
(c)the Participant’s embezzlement or misappropriation of funds, commission of any material act of dishonesty, fraud or deceit, or violation of any federal or state law applicable to the securities industry; or
(d)the Participant’s material breach of a legal or fiduciary duty owed to the Company or any of its Affiliates, officers, directors, employees or other agents.
2.9Change of Control means the occurrence of either of the following after the date of the approval of the Plan by the Board:
(a)a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held immediately after the Transaction by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that Transaction; or
(b)any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities, that, together with securities held by such person or group of persons, possess more than 50% of the total combined voting power of the Company’s outstanding securities, unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities.
2.10Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.11Committee means the Nominating and Corporate Governance Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
2.12Company means BrightSphere Investment Group Inc., a Delaware corporation.

2.13 Effective Date means July 12, 2019, the effective date of the Scheme of Arrangement, and the date as of which the Prior Plan, as hereby amended and restated, was adopted and assumed by the Company.
2.14Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
2.15Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Where the Stock of the Company is publicly traded, unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported.
2.16Non-Employee Director means a director of the Company or any of its Subsidiaries who is not an employee of the Company or any Subsidiary or Affiliate of the Company.
2.17Option means an option to purchase shares of Stock.
2.18Optionee means an eligible individual to whom an Option shall have been granted under the Plan.
2.19Participant means any current or former Non-Employee Director who is a holder of an outstanding Award under the Plan.
2.20Plan means this Non-Employee Directors’ Equity Incentive Plan of the Company, as hereby amended and restated, and as it may be subsequently amended from time to time, and including any attachments or addenda hereto.
2.21Prior Plan means the BrightSphere Investment Group plc Non-Employee Directors’ Plan, formerly known as the OM Asset Management plc Non-Employee Directors’ Plan, originally adopted on September 18, 2014 and amended and restated effective April 26, 2017.
2.22Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.
2.23Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.24Restriction Period means the period of time, established by the Committee in connection with an Award, during which the Award is subject to a Risk of Forfeiture described in the applicable Award Agreement.
2.25Risk of Forfeiture means a limitation on the right of the Participant to retain an Award arising because of the occurrence or non-occurrence of specified events or conditions.
2.26 Scheme of Arrangement means the Scheme of Arrangement sanctioned by order of the High Court of Justice of England and Wales effective July 12, 2019, pursuant to which shares of BrightSphere were exchanged for shares of the Company on a one-for-one basis.
2.27Stock means Common Stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.28Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(b)) over a specified exercise price.
2.29Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.
2.30Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	Term of the Plan
Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending immediately prior to March 14, 2027, the tenth anniversary of the earlier of the adoption of the Prior Plan and the approval of the Prior Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4.	Stock Subject to the Plan
4.1Shares Issued Pursuant to the Plan. Shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or authorized and issued shares of Stock held in the Company’s treasury,
4.2Plan Share Limitations. At no time shall the number of shares of Stock to be issued to participants pursuant to Awards granted under the Plan exceed 2,251,228 shares of Stock, being the number of authorized shares of stock of BrightSphere remaining available for grant under the Prior Plan as of the Effective Date, and any additional shares that again become available for grant in accordance with Section 4. 3 pursuant to the forfeiture, expiration or settlement for cash of any Assumed Awards.
4.3Share Counting. For purposes of applying the limitations of Section 4.2, if any shares of Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Stock available under the Plan. Notwithstanding anything to the contrary contained herein, shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or tendered by a Participant or withheld by the Company to satisfy federal, state, local, foreign or other tax requirements with respect to any Award shall not be added to the shares of Stock available under the Plan.
4.4Per Person Limitations. The maximum total value of Awards, based on their grant date fair value for financial reporting purposes, that are granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $600,000. The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Committee may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
4.5Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan.

5.	Administration
The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee may delegate ministerial, non-discretionary functions with respect to the administration of the Plan to any officers or employees of the Company or its Affiliates, or to one or more third-party stock plan administrators. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan, including the Non-Employee Director to receive the Award and the form of Award, and in making such determinations, the Committee may take into account such factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants
6.1Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any Non-Employee Director. Notwithstanding the foregoing, no member of the Committee shall vote or act upon any matter relating solely to himself or herself. Grants of Awards to members of the Committee must be ratified by the Board.
6.2General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as determined by the Committee. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award.
6.3Assumed Awards.
(a)Each award of restricted stock made under the Prior Plan and outstanding immediately prior to the Effective Date became an Award of Restricted Stock under the Plan upon the Effective Date, substituting shares of Stock for shares of BrightSphere on a one-for-one basis. Each such Assumed Award of Restricted Stock shall be subject to the same terms and conditions on and after the Effective Date as the terms and conditions applicable to the award immediately prior to the Effective Date.
(b)Each award of restricted stock units made under the Prior Plan and outstanding immediately prior to the Effective Date became an Award of Restricted Stock Units under the Plan upon the Effective Date, substituting shares of Stock for shares of BrightSphere on a one-for-one basis. Each such Assumed Award of Restricted Stock Units shall be subject to the same terms and conditions on and after the Effective Date as the terms and conditions applicable to the award immediately prior to the Effective Date.
6.4Effect of Termination of Service. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s service with the Company and its Affiliates ends for any reason, including because the Subsidiary of which the Non-Employee Director is a director ceasing to be an Affiliate, (a) any outstanding Option or

Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, (b) with respect to any Award of Restricted Stock, the Participant shall forfeit his or her beneficial interest in the underlying shares, and (c) any other outstanding Award of the Participant shall be forfeited and cancelled on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as a non-employee director, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as an employee. Military or sick leave or other bona fide leave shall not be deemed a termination of services, provided that it does not exceed a period of ninety (90) days. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.
6.5Non-Transferability of Awards. Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

7.	Specific Terms of Awards
7.1Options.
(a)Grant Date. The granting of an Option shall take place at the time specified in the Award Agreement.
(b)Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date. Notwithstanding anything to the contrary in this Section 7.1(b), any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder.
(c)Exercisability. An Option may be immediately exercisable or become exercisable in such instalments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.
(d)Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, electronic funds transfer or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased.
If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the direct registration system of the Company’s transfer agent for the number of shares then being purchased.

(e)Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date; provided, however, that, in the event an Option would expire when trading in Company Stock is prohibited by law or by the Company’s insider trading policy, the period in which such Option may be exercised shall be extended to the thirtieth (30th) day after expiration of the prohibition.
(f)Nonqualified Option Characterization. Options under the Plan are not intended to be treated as “incentive stock options” within the meaning of Section 422 of the Code.
7.2Stock Appreciation Rights.
(a)Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option or after the award of an Option, or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b)Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option. Notwithstanding anything to the contrary in this Section 7.2(b), any Stock Appreciation Right issued in substitution for a stock appreciation right previously issued by another entity, which substitution occurs in connection with a transaction described in applicable regulations pursuant to Section 409A of the Code, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder.
(c)Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to an Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.
7.3Restricted Stock.
(a)Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b)Issuance of Stock. A Participant’s shares of Restricted Stock shall be held in book-entry position through the direct registration system of the Company’s transfer agent, in the manner set forth in the Award Agreement, provided, however that the Committee may determine that a stock certificate shall be issued in respect of such shares of Restricted Stock. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
The shares evidenced by this certificate are subject to the terms and conditions of the BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan and an Award Agreement entered into by the registered owner and BrightSphere Investment Group Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.
(c)Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d)Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e)Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock.
(f)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
(g)Forfeiture of Restricted Stock. Upon forfeiture of an Award of Restricted Stock, the Participant’s beneficial ownership of the shares of Restricted Stock and the legal ownership thereof shall be transferred to and reacquired by the Company, and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock that shall have been so forfeited, other than, if applicable, any vested right to dividends whose record date precedes the date of forfeiture.
7.4Restricted Stock Units.
(a)Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of conditions relating to the performance of services as the Committee may determine and provide for in the applicable Award Agreement. Any Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b)Form and Timing of Payment. Payment of vested Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period. A Participant shall be responsible for payment in cash of the nominal value of any shares of Stock issued to the Participant in settlement of Restricted Stock Units. If so provided in the Award Agreement in the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have become vested. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.
7.5Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to continued service to the Company and its Subsidiaries, in lieu of compensation otherwise already due, and in such other limited circumstances as the Committee deems appropriate. A Participant shall be responsible for payment in cash of the nominal value of any shares of Stock issued to the Participant pursuant to a Stock Grant.
7.6Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily providing services outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or services provided abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily providing services in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limits of Section 4.

8.	Adjustment Provisions
8.1Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, or in the event of an extraordinary cash distribution on Stock, the Committee shall make an appropriate and proportionate adjustment in (a) the maximum numbers and kinds of shares provided in Section 4, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (d) the amount, if any, payable on forfeiture for each share of Restricted Stock then subject to a Risk of Forfeiture.
8.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to a corporate separation or other reorganization or a liquidation, dissolution or winding up of the Company, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
8.3Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, and amounts, if any, payable upon forfeiture of Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares.
8.4Transactions.
(a)Definition of Transaction. In this Section 8.4, “Transaction” means (i) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) any liquidation, dissolution or winding up of the Company.
(b)Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”).
(i)Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).
(ii)Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.
(iii)Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.
(iv)Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.
(v)Provide that, in connection with a liquidation, dissolution or winding up of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.
(vi)Any combination of the foregoing.
For purposes of paragraph (i) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefor, if following consummation of the Transaction, the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Right to consist of or be based solely on common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.
(c)Treatment of Other Awards. As to outstanding Awards other than Options or Share Appreciation Rights, upon the occurrence of a Transaction other than a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, the rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation, dissolution or winding up of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture shall automatically be deemed terminated.
(d)Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.	Change of Control
The Committee may determine, at the time of grant of an Award or thereafter, that, upon the occurrence of a Change of Control, or upon the occurrence of a Change of Control in combination with another event, including but not limited to the Participant’s involuntary termination of his or her service relationship with the Company and its Affiliates without Cause:
(a)Options and Stock Appreciation Rights subject to the Award that are not already exercisable in full shall Accelerate with respect to all or a specified portion of the shares for which such Options or Stock Appreciation Rights are not then exercisable; and
(b)any Risk of Forfeiture applicable to the Restricted Stock or Restricted Stock Units subject to the Award shall lapse with respect to all or a specified portion of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control.

10.	Settlement of Awards
10.1In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.
10.2Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and

Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a)the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or
(b)the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.
10.3Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.
10.4Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
10.5Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
10.6Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, to the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.
10.7Tax Withholding. Whenever shares of Stock are issued or vested or to be issued or vested pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares, or prior to the vesting of such shares, as applicable. The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by (a) tendering previously acquired shares (either actually or by attestation); (b) directing the Company to withhold shares of Stock (up to the minimum statutory rate or such higher rate as is permitted under applicable tax withholding rules) otherwise deliverable in connection with the Award or (c) selling shares of Stock into the market. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time.
10.8Bylaws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the bylaws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee and other service provider conduct, and other similar events.

11.	Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights
A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the direct registration system of the Company’s transfer agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate or articles of incorporation and the by-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her service relationship with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate agreement or provision of law or articles of association or by-laws to the contrary, at any time to terminate such service relationship or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s service relationship with the Company and its Affiliates.

13.	Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	No Guarantee of Tax Consequences
It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code pertaining to non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.

16.	Termination and Amendment of the Plan
16.1Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:
(a)amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;
(b)provide for the Acceleration of all or any portion of an Award;
(c)within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and
(d)provide for settlement of a previously granted Award in cash or cash equivalents or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
16.3Limitations on Amendments, Etc.
(a)Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) except as provided in Sections 8.1, 8.2 and 8.3, increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.
(b)No action by the Board or the Committee pursuant to this Section 16 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, (i)  determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code.
(c)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, ordinary shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of ordinary shares or other securities, or similar transaction(s)), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

17.	Notices and Other Communications
Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time.
If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Head of Human Resources, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
Notwithstanding the foregoing, the Committee may, in its sole discretion, determine to deliver and require Participants to deliver documentation in connection with current or future participation in the Plan by electronic means. Acceptance by a Participant of an Award shall constitute consent to receive documents in connection with the Plan by electronic delivery and/or to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.

18.	Governing Law
The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of Delaware, without regard to the conflict of laws principles thereof.

Appendix D

EXPLANATORY STATEMENT

See Part III of Appendix A to this Registration Statement on Form S-4.

D-1

Appendix E

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BRIGHTSPHERE INVESTMENT GROUP INC.
ARTICLE I

NAME

The name of the corporation is BrightSphere Investment Group Inc.
ARTICLE II

REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III

PURPOSE
The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Delaware General Corporation Law (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
A. The total number of shares of stock which the Corporation shall have authority to issue is [240,000,000], divided into two classes: shares of Preferred Stock, par value $.001 per share (hereinafter referred to as “Preferred Stock”); and shares of Common Stock, par value $0.001 per share (hereinafter referred to as “Common Stock”).
B. The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(i) the designation of the series, which may be by distinguishing number, letter or title;
(ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(iii) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) dates on which dividends, if any, shall be payable in respect of shares of the series;
(v) the redemption rights and price or prices, if any, for shares of the series;
(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
(vii) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation;
(ix) restrictions on the issuance of shares of the same series or of any other class or series;
(x) the voting powers, full or limited, or no voting powers, of the holders of shares of the series; and
(xi) the manner in which any facts ascertainable outside of this Certificate or the resolution or resolutions providing for the issuance of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.
C. The shares of Common Stock shall be subject to the express terms of the shares of Preferred Stock and any series thereof.
D. Except as may otherwise be provided in this Certificate or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.
E. Except as may otherwise be provided by law, in this Certificate or in a Preferred Stock Designation, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock and any series thereof shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.
F. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.
ARTICLE V

RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
A. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to any rights, powers and preferences of any outstanding shares of Preferred Stock and any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

B. Subject to applicable law, and any rights, powers and preferences of any outstanding shares of Preferred Stock and any series thereof, the holders of shares of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds lawfully available therefor.
ARTICLE VI
DIRECTORS
A. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation, as they may be amended and/or restated from time to time (the “Bylaws”). Election of directors need not be by written ballot unless the Bylaws so provide. A director shall hold office until his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
B. In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:
(i) to adopt, amend or repeal the Bylaws of the Corporation; and
(ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.
ARTICLE VII
STOCKHOLDER MEETINGS
A. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairperson of the Board of Directors, or by the holder or holders of not less than 10% of the voting power of the then outstanding Common Stock.
B. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting shall be given in such manner as shall be provided in the Bylaws of the Corporation.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
A. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the

DGCL, subject only to the limits created by the DGCL and applicable case law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.
C. Any amendment, repeal or modification of any of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
ARTICLE IX
AMENDMENT
Except as may be expressly provided in this Certificate, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding anything to the contrary contained in this Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Certificate may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Certificate or otherwise required by law, such amendment, alteration, repeal or adoption is approved by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Common Stock.
ARTICLE X
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or other acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article X. The provisions of this Article X shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities and Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the undersigned incorporator has executed this Amended and Restated Certificate of Incorporation on this 12th day of July, 2019.

By:
Name:
Title:

Appendix F

AMENDED AND RESTATED BYLAWS

OF BRIGHTSPHERE INVESTMENT GROUP INC.
ARTICLE 1

OFFICES; BOOKS

Section 1.1Registered Office. The registered office of BrightSphere Investment Group Inc. (the “Corporation”) in the State of Delaware shall be 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, and the registered agent in charge thereof shall be Corporation Service Company.
Section 1.2Other Offices. The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.
Section 1.3Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETING OF STOCKHOLDERS; STOCKHOLDERS’
CONSENT IN LIEU OF MEETING
Section 2.1 Annual Meetings. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, date and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof. In lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.
Section 2.2 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called as set forth in the Certificate of Incorporation of the Corporation (the “Charter”), to be held at such place, if any, date and hour as shall be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than 90 days after the request to call the special meeting. Business transacted at any special meeting of stockholders shall be limited to the matters stated in the notice. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:
(a)the Board has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;
(b)the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(c)an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within ninety (90) days prior to the receipt by the Secretary of the Corporation of the request for the special meeting (and, for purposes of this Section 2.2(d), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or
(d)the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).
Section 2.3 Notice of Meetings. Except as otherwise required by statute, the Charter, or these Bylaws (the “Bylaws”), notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to each stockholder personally, or by mailing a copy of such notice, postage prepaid, directly to each stockholder at the stockholder’s address as it appears in the records of the Corporation, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission in the manner permitted by applicable law. Every such notice shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and to vote at such meeting), the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, unless such stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. A stockholder so waiving notice shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.
Section 2.4 Notice of Stockholder Business and Nominations.
(a)Annual Meeting of Stockholders.
(i)Nominations of persons for election to the Board and the proposal of any other business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting or any supplement thereto, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial holder was a beneficial owner of shares of the Corporation) both at the time that the notice provided for in paragraph (a)(ii) of this Section 2.4 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in paragraph (a)(ii) of this Section 2.4.
(ii)For any nominations by a stockholder of persons for election to the Board and the proposal of any other business to be considered by the stockholders to be properly brought before an annual meeting of stockholders by a stockholder, in each case pursuant to clauses (A) or (C) of paragraph (a)(i) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders of the Corporation held after [________], 2019, the notice required by this Section 2.4 shall be considered to be timely with respect to such first annual meeting if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of the date of such first annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. For purposes of this Section 2.4, the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting, the beneficial owner, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), are collectively referred to as the “Proposing Person.” Such stockholder’s notice shall set forth (A) as to each person whom the Proposing Person proposes to nominate for election as a director (each, a “Proposed Nominee”) (1) all information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a representation and warranty that the Proposed Nominee does not have, and will not have, any undisclosed voting commitments or other arrangements with respect to the Proposed Nominee’s actions as a director (if elected), and (4) a director questionnaire completed by the Proposed Nominee, in a form that will be provided by the Corporation upon request (which shall address, among other things, the Proposed Nominee’s independence), (B) as to any business other than nominations for election of directors that the Proposing Person proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any material interest in such business of each Proposing Person, and (5) a description of any agreements between the Proposing Person and any other person or entity relating to such business, and (C) as to each Proposing Person, (1) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of such other Proposing Person, (2) the class and number of shares of capital stock of the Corporation that are owned of record or beneficially by such Proposing Person, (3) a description in reasonable detail of any hedging, derivative, swap or other transactions or series of transactions engaged in by such Proposing Person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such Proposing Person is a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, manage the risk or increase or reduce the benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock of the Corporation, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of the Corporation to such Proposing Person (including where the value of any agreement, arrangement or understanding to which such Proposing Person is a party is determined by reference to the price or value of shares of the Corporation), (4) a representation that the Proposing Person (considered collectively) is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation as to whether the Proposing Person intends or is part of a group that (a) has delivered or intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or approve or adopt the proposal or (b) otherwise has solicited or intends to solicit proxies or votes from stockholders in support of such nomination or proposal. As promptly as practical (and, in any event, no later than two business days after the Proposing Person becomes aware thereof), the Proposing Person providing notice under this Section 2.4(a)(ii) shall notify the Corporation in writing of any change in the information provided or required to be provided under this Section 2.4(a)(ii) as to each such Proposing Person. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(iii)Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for any of the additional directorships at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 2.4 shall also be considered timely, but only with respect to nominees for the additional directorships for which no nominee was named, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.2. Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time that the notice provided for in this Section 2.4 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedure set forth in Section 2.4(a)(ii) with respect to nominations for election of directors at a regular meeting of stockholders. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder otherwise permitted by this Section 2.4 to nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting may nominate such person(s) for election to such position(s) if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.
(c)General.
(i)Only such persons who are nominated for election to the Board in accordance with the procedures set forth in this Section 2.4 or the mandatory provisions of SEC rules shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors, and only such other business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4 or the mandatory provisions of SEC rules shall be conducted at an annual or special meeting of stockholders. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4, including whether the Proposing Person (x) failed to notify the Corporation of any change in the information previously provided as required by clause (a)(ii) of this

Section 2.4 or (y) solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(5) of this Section 2.4 and (B) if any nomination or proposed business was not made or proposed in compliance with this Section 2.4, to declare that such nomination or proposal shall be disregarded and declared to be out of order. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(ii)For purposes of this Section 2.4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(iii)Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. This Section 2.4 is expressly intended to apply to any business proposed to be considered by the stockholders at a meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act. This Section 2.4 shall not be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to such Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Charter. In the event of any conflict between this Section 2.4 and the provisions of Rule 14a-8 under the Exchange Act in the circumstances of a stockholder proposal made pursuant to Rule 14a-8, the provisions of Rule 14a-8 shall control.
Section 2.5 Quorum. At each meeting of the stockholders, except where otherwise required by law, the Charter or these Bylaws, the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting, or a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. A quorum once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.
Section 2.6 Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, this Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition to such other powers as are conferred upon the person acting as chairperson of the meeting in these Bylaws or by the Board, such person shall have the authority to adjourn the meeting at any time.

Section 2.7 Organization. Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:
(a)the Chairperson, if any; or
(b)any director, officer or stockholder of the Corporation designated by the Board to act as chairperson of such meeting and to preside thereat if the Chairperson shall be absent from such meeting.
The Secretary, or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairperson of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 2.8	Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairperson of such meeting.
Section 2.9 Voting. Except as otherwise provided by law, the Charter or these Bylaws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of capital stock of the Corporation held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 6.7 of Article VI as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent such stock and vote thereon. Shares of Common Stock standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or other entity or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or other entity or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary of the Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a)if only one votes, such vote binds all;
(b)if more than one votes, the act of the majority so voting binds all; and
(c)if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.
If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.9 shall be a majority or even-split in interest. Any vote of stock may be given by the stockholder entitled thereto in person or by a proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.
Except as otherwise provided by law, the Charter or these Bylaws, at all meetings of the stockholders, all matters (other than the election of directors) shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at such meeting and entitled to vote thereon. Unless otherwise required by law, the Charter, or these Bylaws, the election of directors shall be decided by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, that if the Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. The vote on any question need not be by written ballot.
Section 2.10 Inspection. The chairperson of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other matter in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of the inspector’s ability.
Section 2.11 List of Stockholders. The Corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, in the manner required by applicable law. Such list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
ARTICLE 3

BOARD OF DIRECTORS
Section 3.1 General Powers. Except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or the Charter, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Charter directed or required to be exercised or done by the stockholders.
Section 3.2 Number and Term of Office. The Board shall consist of such number of directors as may be set by the Board from time to time. The Board shall initially consist of five (5) to seven (7) members. Each director shall hold office until a successor is duly elected and qualified or under the director’s earlier death, resignation, disqualification or removal.
Section 3.3 Vacancies. Unless otherwise required by law or the Certificate, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders, and in any event the directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.4 Election of Directors. Subject to the Charter, directors shall be elected by a majority of the shares present in person or represented by proxy at a meeting of its stockholders and entitled to vote on the election of directors; provided, however, that, if the number of persons proposed to be elected as directors at a meeting of stockholders exceeds the number of vacancies, then the directors shall be elected by a plurality of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, regardless of whether such plurality constituted less than a majority of total votes cast. For purposes of the election of directors, no stockholder shall be allowed to cumulate such stockholder’s votes. Election of directors may be conducted in any manner approved at such meeting.
Section 3.5 Meetings.
(a)Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6 of this Article III.
(b)Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairperson, the Chief Executive Officer or the President shall from time to time determine.
(c)Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director by overnight courier, addressed to him or her at his or her residence or usual place of business, at least two days (2) before the date on which such meeting is to be held, or shall be sent to him or her at such place by facsimile transmission or email (to the facsimile number or email address, as the case may be, of such director set forth in the records of the Corporation), or be delivered personally or electronically not later than twenty-four (24) hours before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting, unless such director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
(d)Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
(e)Quorum and Manner of Acting. A majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Charter or these Bylaws. In the case of a tie vote, the Chairperson shall cast the deciding vote. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.
(f)Organization. At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:
(i)the Chairperson, if any;
(ii)any director previously designated by the Board;
(iii)the Chief Executive Officer (if a director);
(iv)the President (if a director);

(v)any Vice President (if a director), in the order of seniority if there is more than one; or
(vi)any director designated by a majority of the directors present.
The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairperson of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
Section 3.6 Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting, without prior notice and without a vote, if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.7 Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 3.8 Committees. The Board may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors), or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified director. Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.5(c) of this Article III with respect to notices of meetings of the Board.
Section 3.9 Compensation. Unless otherwise restricted by the Charter or these Bylaws, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for their service on such committees.
Section 3.10 Resignation and Removal. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairperson of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.
ARTICLE 4
OFFICERS
Section 4.1 Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and, if the Board so elects, a Chairperson, a Treasurer and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Charter provides otherwise. Except for Chairperson, if any, no officer need be a director.
Section 4.2 Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent so provided, by the Board.
Section 4.3 Removal and Vacancies. Any officer may be removed, either with or without cause, by the Board at any meeting thereof, or to the extent delegated to the Chief Executive Officer, by the Chief Executive Officer. Subject to the provisions of the Charter, any vacancy occurring in any office of the Corporation may be filled by the Board.
Section 4.4 Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chairperson of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.5 Salaries. The salaries of all officers of the Corporation shall be fixed as determined by the Board or a committee thereof from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.
Section 4.6 The Chairperson. If elected, the Chairperson shall preside at all meetings of the stockholders and of the Board; and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. The Chairperson may be a non-executive Chairperson.
Section 4.7 Chief Executive Officer. The Chief Executive Officer shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board, these Bylaws and the Charter. All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these Bylaws or as otherwise determined by the Board. Unless the Board otherwise determines, the Chief Executive Officer shall, in the absence of the Chairperson (or if there be no Chairperson), preside at all meetings of the stockholders and (should he or she be a director) of the Board.

Section 4.8 The President. Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board otherwise determines, he or she shall, in the absence of the Chairperson (or if there be no Chairperson) and the Chief Executive Officer, preside at all meetings of the stockholders and (should he or she be a director) of the Board; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board.
Section 4.9 Chief Financial Officer. The Chief Financial Officer shall be responsible for supervising the Corporation’s overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation’s books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these Bylaws. All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board, as the Board shall determine.
Section 4.10 Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of a Vice President to perform the duties of the President, or in the event of the President’s absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.
Section 4.11 The Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.
Section 4.12 Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.
Section 4.13 The Treasurer. Unless such responsibility shall be designated to the Chief Financial Officer, the Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board; and he or she shall, if required by the Board, give such bond for the faithful discharge of his or her duties in such form as the Board may require.
Section 4.14 Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. The Assistant Treasurers shall exercise the power of the Treasurer during that officer’s absence or inability or refusal to act.

ARTICLE 5
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
Section 5.1 Execution of Documents. The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.
Section 5.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.
Section 5.3 Proxies with Respect to Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to exercise, or to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. In the absence of any express designation by the Board, the Chief Executive Officer shall have such authority, unless otherwise determined by the Board. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.
ARTICLE 6
SHARES AND THEIR TRANSFER; FIXING RECORD DATE
Section 6.1 Certificates for Shares. The shares of capital stock of the Corporation shall be represented by certificates, unless the Charter otherwise provides or unless the Board provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Any such resolution shall not apply to shares previously represented by a certificate until such certificate is surrendered to the Corporation. Certificates, if any, for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate, if any, shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the Chief Executive Officer or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.
Section 6.2 Record. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.
Section 6.3 Transfer and Registration of Stock. The transfer of stock and certificates, if any, that represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.
Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a stock power duly executed.
Section 6.4 Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to designate such address, corporate notices may be served upon any such stockholder by mail directed to such stockholder at the post-office address, if any, as appears on the share record books of the Corporation or at such stockholder’s last known post-office address.
Section 6.5 Lost, Destroyed and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to any such stockholder a new certificate or certificates for such shares, or shares in uncertificated form, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or such owner’s legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.
Section 6.6 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates, if any, for stock of the Corporation.
Section 6.7 Fixing Date for Determination of Stockholders of Record.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
ARTICLE 7
GENERAL PROVISIONS
Section 7.1 Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting, or any action by written consent in lieu of such meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock of the Corporation, subject to the provisions of the Charter.
Section 7.2 Reserve Fund Before Payment of Dividend. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation. The directors may reduce or abolish any such reserve at any time.
Section 7.3 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board from time to time by resolution may determine.
ARTICLE 8
INDEMNIFICATION AND INSURANCE
Section 8.1 Indemnification.
(a)Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (general or limited), limited liability company, joint venture, trust or other enterprise (collectively, “another enterprise” or an “other enterprise”), including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; and such right shall include the right to be paid by the Corporation the expenses reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 or otherwise. The rights to indemnification and advancement of expenses conferred upon officers and directors of this Corporation in this Article VIII shall be a contract right, shall vest when such person becomes a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.
(b)If (X) a claim under Section 8.1(a) of this Article VIII with respect to any right to indemnification is not paid in full (following the final disposition of the proceeding) by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or (Y) a claim under Section 8.1(a) of this Article VIII with respect to any right to advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid the reasonable expense (including attorneys’ fees) of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses (whether hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise), the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not a suit brought by an indemnitee seeking to enforce a right to an advancement of expenses), it shall be a defense by the Corporation that the indemnitee has not met any applicable standard required for indemnification under applicable law. With respect to any suit brought by an indemnitee to enforce a right to indemnification or a right to advancement of expenses or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such indemnitee is proper in the circumstances because such indemnitee has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such indemnitee has not met such applicable standards of conduct, shall create a presumption that such indemnitee has not met the applicable standards of conduct or, in a case brought by such indemnitee seeking to enforce a right to indemnification, be a defense to such suit.
(c)Anything in this Article VIII to the contrary notwithstanding, except for proceedings initiated by an indemnitee to enforce a right to indemnification or advancement of expenses, whether as provided in Section 8.1(b) of this Article VIII or otherwise, with respect to a proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such proceeding unless such proceeding was authorized by the Board. For the avoidance of doubt, no compulsory counterclaim against the Corporation in a proceeding initiated by or on behalf of the Corporation against or involving the indemnitee and, to the extent reasonably related to the defense of any such proceeding, no other counterclaim, cross-claim, affirmative defense, or like claim of an indemnitee asserted against the Corporation in an proceeding initiated by or on behalf of the Corporation against the indemnitee, shall be considered a proceeding or claim initiated or prosecuted by the indemnitee for purposes of this subsection (c).
(d)Anything in this Article VIII to the contrary notwithstanding, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL (whether such director or officer was a party to such proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
(e)For purposes of this Article VIII: (i) references to serving at the request of the Corporation as a director or officer of another enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (ii) references to serving at the request of the Corporation as an employee or agent of another enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; and (iii) references to a director of another enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.
(f)The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 8.2 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 8.3 Amendment or Repeal. Any amendment or repeal of the provisions of this Article VIII, or the adoption of any provision inconsistent with the provisions of this Article VIII, shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such amendment or repeal (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.
Section 8.4 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE 9

AMENDMENT

Any bylaw (including these Bylaws) may be adopted, amended or repealed by the affirmative vote of the holders of at least 75% of the voting power of the shares of the then outstanding Common Stock or by the vote of the Board or by the directors’ written consent pursuant to Section 3.6 of Article III.

Appendix G

AMENDMENT TO ARTICLES OF ASSOCIATION OF BRIGHTSPHERE INVESTMENT GROUP PLC

See the Notice of General Meeting attached to this Registration Statement on Form S-4.

G-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers
Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The BrightSphere-Delaware Certificate of Incorporation will provide that its directors and officers will be indemnified by BrightSphere-Delaware to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.
As permitted by Section 102(b)(7) of the DGCL, the BrightSphere-Delaware Certificate of Incorporation will provide that a director of BrightSphere-Delaware shall not be personally liable to BrightSphere-Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.
BrightSphere-Delaware will also enter into certain indemnification agreements with its directors and officers. The indemnification agreements provide the registrant’s directors and officers with further indemnification, to the maximum extent permitted by the DGCL.
As permitted by Section 145(g) of the DGCL, BrightSphere-Delaware will also maintain a directors’ and officers’ insurance policy which insures the directors and officers of BrightSphere-Delaware against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the BrightSphere-Delaware Certificate of Incorporation, bylaws or otherwise.

Item 21. Exhibits and Financial Statement Schedules
The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings
The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(2)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

◦	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

◦	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

◦
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

◦	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f)
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(h)
That every prospectus (1) that is filed pursuant to paragraph (g) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(j)
To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(k)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Form of Scheme of Arrangement (attached as Appendix A to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference)

3.1
Form of Amended and Restated Certificate of Incorporation of BrightSphere Investment Group Inc. (attached as Appendix E to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference)

3.2
Form of Amended and Restated Bylaws of BrightSphere Investment Group Inc. (attached as Appendix F to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference)

5.1*	Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities being registered by BrightSphere-Delaware

8.1*	Opinion of Morgan, Lewis & Bockius LLP as to certain U.S. federal income tax matters

10.1
Form of BrightSphere Investment Group Inc. Equity Incentive Plan (attached as Appendix B to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference)

10.2
Form of BrightSphere Investment Group Inc. Non-Employee Directors’ Equity Incentive Plan (attached as Appendix C to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference)

10.3*	Stockholder Agreement, dated May 17, 2019, between BrightSphere Investment Group Inc. and Paulson & Co. Inc.

10.4*	Registration Rights Agreement, dated May 17, 2019, between BrightSphere Investment Group Inc. and Paulson & Co. Inc.

10.5*	Voting Agreement, dated May 17, 2019, between BrightSphere Investment Group plc and Paulson & Co. Inc.

23.1	Consent of KPMG LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibits 5.1 and 8.1)

24.1*	Power of Attorney (included on the signature page of the Original Filing)

*	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on May 31, 2019.

BrightSphere Investment Group Inc.
By:	/s/ Guang Yang
Name: Guang Yang Title: President and Chief Executive Officer

Signature	Title
/s/ Guang Yang Name: Guang Yang	President, Chief Executive Officer and Executive Chair (Principal Executive Officer)
/s/ Suren Rana Name: Suren Rana	Chief Financial Officer (Principal Financial Officer)
/s/ Daniel K. Mahoney Name: Daniel K. Mahoney	Head of Finance (Principal Accounting Officer)
/s/ Mary Elizabeth Beams Name: Mary Elizabeth Beams	Director
/s/ Robert J. Chersi Name: Robert J. Chersi	Director
/s/ Reginald Love Name: Reginald Love	Director
/s/ John Paulson Name: John Paulson	Director
/s/ Barbara Trebbi Name: Barbara Trebbi	Director
By: /s/ Guang Yang
Name: Guang Yang
Attorney-in-fact

BRIGHTSPHERE
Investment Group

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
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Your vote matters – here's how to appoint your proxy

Hard copies

Complete and return this Form of Proxy by post or, during normal business hours, by hand to the Registrar (at the applicable address specified in Explanatory Note 12) so as to be received by no later than 1 July 2019 (or, in the case of an adjournment, no later than the day before the date fixed for the adjourned meeting), or hand this Form of Proxy to a representative of the Registrar at the venue of the Court Meeting, or to the chairman of the Court Meeting, in each case before the start of the Court Meeting (or any adjournment thereof).

You may appoint your proxy online or by phone instead of mailing this card or submitting it by hand.

Forms of Proxy submitted electronically must be received by 2.00 am (US Eastern time) on 2 July 2019 (or in the case of adjournment, no later than 2.00 am (US Eastern time) on the date fixed for the adjourned meeting).

Online

Go to **www.investorvote.com/OMAM-CM** or scan the QR code – login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Form of Proxy - Court Meeting to be held on 2 July 2019 Control Number 1234 5678 9012 345

▼ IF APPOINTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

IMPORTANT COURT MEETING INFORMATION

For use in relation to the meeting of Scheme Shareholders (as defined in the scheme circular dated 3 June 2019 (the "Scheme Circular")) convened by the Court (the "Court Meeting") in respect of the proposed scheme of arrangement under Part 26 of the UK Companies Act 2006 among BrightSphere Investment Group plc (the "Company" or "BrightSphere") and the Scheme Shareholders, to be held at 10:00 am (US Eastern time) on 2 July 2019 at 101 Park Avenue, 39th Floor, New York, NY 10178, USA.

Please give instructions to your proxy by marking the appropriate box below. If you do not mark one of the boxes or if you mark both boxes then your proxy will vote in accordance with the Board's recommendations set out in Part I of the Scheme Circular (see Explanatory Note 5).

Please read the Explanatory Notes overleaf before completing this Form of Proxy.

I/We wish my/our proxy to vote as indicated below in respect of the Scheme at the Court Meeting.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against
1. Approval of the Scheme (with or without modification)	☐	☐

B Authorised Signatures — This section must be completed for this Form of Proxy to be valid. Please date and sign below.

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below. / /

Signature – Please keep signature within the box.

C 1234567890 JNT

1 U P X 4 1 4 5 0 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 030EAJ

Court Meeting of BrightSphere Investment Group plc
10:00 am on 2 July 2019
101 Park Avenue, 39th Floor, New York, NY 10178, USA

Explanatory Notes:

1. Full details of the resolution to be proposed at the Court Meeting, with explanatory notes, are set out in the Notice of Court Meeting, which is set out in Part X of the Scheme Circular. Before completing this Form of Proxy or otherwise appointing a proxy, please also read the "Action to be Taken" section in Part II of the Scheme Circular.
2. Every Scheme Shareholder who is entitled to attend and vote at the Court Meeting has the right to appoint some other person(s) of his, her or its choice, who need not be a BrightSphere shareholder, as his, her or its proxy to exercise all or any of his, her or its rights and/or to attend, speak at and vote on a poll on his, her or its behalf at the Court Meeting (and at any adjournments thereof). If you wish to appoint a person other than the individuals named below, please insert the name of your chosen proxy holder in the space provided (see below). In addition, please enter in the relevant box (see below) the number of shares in relation to which such person is authorised to act as your proxy. If that box is left blank, your proxy appointment will be deemed invalid. Please also indicate, by marking the box provided, if the proxy instruction is one of multiple instructions being given.
3. To appoint more than one proxy, (an) additional Form(s) of Proxy may be obtained by contacting the Company Secretary, at Brightsphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (or by email at info@bsig.com with a subject title "Additional Proxy Cards - Attention: Company Secretary") or by photocopying this form. All forms must be signed and should be returned together in the same envelope. No proxy may be authorised to exercise votes attached to any one share which any other proxy has been authorised to exercise. If two or more Forms of Proxy are sent in respect of the same share, the one which was sent last in accordance with the Scheme Circular will be valid.
4. Only those Scheme Shareholders registered in the register of members of the Company as at 6.00 pm (US Eastern time) on 28 June 2019 (or, if the meeting is adjourned, 6.00 pm (US Eastern Time) on the day which is two Business Days before such adjourned meeting) shall be entitled to attend and vote at the meeting (or adjourned meeting) in respect of the number of Scheme Shares registered in their names at the relevant time. Changes to entries on the register of members of the Company after such time will be disregarded.
5. Please indicate by marking and signing in the boxes overleaf to show how you wish your vote to be cast. Your proxy will vote as you indicate. If you mark more than one box in respect of a proposal, or if this Form of Proxy is returned without an indication as to how the proxy shall vote on any particular matter, your proxy will vote in accordance with the Board's recommendations set out in Part I of the Scheme Circular. For any other business arising at the Court Meeting (including any procedural resolution not listed in the Notice of Court Meeting and any resolution to adjourn the meeting) your proxy will vote at his or her discretion.
6. The address provided overleaf is how your address appears on the register of members. If this information is incorrect please contact the Registrar's helpline on +1 732 491 0654 to request a change of address form or go to www.investorvote.com/OMAM-CM.
7. This Form of Proxy must be signed in order to be valid. All powers of attorney or other authorities (if any) under which it is signed (or notarially certified copies thereof) must be provided with this form for it to be valid. Any alterations made to this form should be initialled.
8. Appointment of a proxy (whether by completion and return of this form or electronically) will not preclude a Scheme Shareholder from attending and voting in person at the Court Meeting or any adjournment thereof.
9. In the case of joint holders of a Scheme Share, the vote of the senior holder who renders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.
10. A corporation which is a Scheme Shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a Scheme Shareholder, provided that they do not do so in relation to the same shares. If the appointer is a corporation, this Form of Proxy must be appropriately signed by someone authorised to sign on behalf of the corporation, stating their capacity, or be executed under its common seal.
11. Terms defined in the Scheme Circular shall have the same meanings when used in this Form of Proxy, unless the context otherwise requires.
12. If you wish to return this Form of Proxy by post or by hand, please complete and sign this Form of Proxy and return it to the Registrar at the Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom. It is also possible to hand this Form of Proxy to the chairman of the Court Meeting or a representative of the Registrar at the Court Meeting before the start of the Court Meeting.
13. If you have any questions relating to this Form of Proxy, please ring the Registrar's helpline on +1 732 491 0654. This helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or taxation advice.
14. This Form of Proxy is issued only to the addressee(s) printed hereon. This personalised form is not transferable. The Company does not accept liability for any instruction that does not comply with these conditions.

▼ IF APPOINTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BRIGHTSPHERE
Investment Group

Proxy Form - Court Meeting to be held on 2 July 2019

This proxy is solicited on behalf of the Board of Directors for the Court Meeting to be held on 2 July 2019

The undersigned hereby appoints each of Guang Yang, Robert Chersi, and Jonathan R. Urbon OR the person indicated in the box below (each with full power of substitution) as proxies for the undersigned to attend the Court Meeting of BrightSphere to be held at 10:00 am (US Eastern time) on 2 July 2019 at 101 Park Avenue, 39th Floor, New York, NY 10178, USA, and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the Court Meeting or any adjournment or postponement thereof, in respect of the number of Scheme Shares specified in the relevant box below*, with all powers the shareholder would possess in relation to those Scheme Shares if personally present. The undersigned acknowledges receipt of the notice of the Court Meeting of BrightSphere and the related Scheme Circular. The undersigned revokes any proxy or proxies previously given for the Scheme Shares covered by this Form of Proxy. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder.

***For the appointment of more than one proxy, or for the appointment of a proxy in respect of some shares only, please refer to Explanatory Notes 2 and 3.**

Name:

No. of Shares (this box must be completed for your proxy to be valid):

Please mark here to indicate that this proxy appointment is one of multiple proxy appointments being made by the same Scheme Shareholder. ☐

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF APPOINTING YOUR PROXY BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD.

BRIGHTSPHERE
Investment Group

C123456789

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to appoint your proxy

Hard copies

Complete and return this Form of Proxy by post or, during normal business hours, by hand to the Registrar (at the applicable address specified in Explanatory Note 12) so as to be received by no later than 1 July 2019 (or, in the case of an adjournment, no later than the day before the date fixed for the adjourned meeting).

You may appoint your proxy online or by phone instead of mailing this card or submitting it by hand.

Forms of Proxy submitted electronically must be received by 2.00 am (US Eastern time) on 2 July 2019 (or in the case of adjournment, no later than 2.00 am (US Eastern time) on the date fixed for the adjourned meeting).

Online

Go to **www.investorvote.com/OMAM-SGM** or scan the QR code — login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Form of Proxy - General Meeting to be held on 2 July 2019 Control Number 1234 5678 9012 345

▼ IF APPOINTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

IMPORTANT GENERAL MEETING INFORMATION

Please give instructions to your proxy by marking the appropriate box below. If you do not mark one of the boxes or if you mark two or more boxes then your proxy will vote in accordance with the Board's recommendations set out in Part I of the Scheme Circular (see Explanatory Note 5).

Please read the Explanatory Notes overleaf before completing this Form of Proxy.

I/We wish my/our proxy to vote as indicated below in respect of the Proposals at the General Meeting.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against	Withheld
1. Special Resolution:	☐	☐	☐

(b) the articles of association of the Company be amended on the terms described in the Notice of General Meeting set out in the Scheme Circular

B Authorised Signatures — This section must be completed for this Form of Proxy to be valid. Please date and sign below.

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature — Please keep signature within the box.

C 1234567890 J N T

1 U P X 4 1 4 5 0 2

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

030ITJ

General Meeting of BrightSphere Investment Group plc
10:15 am on 2 July 2019
101 Park Avenue, 39th Floor, New York, NY 10178, USA

Explanatory Notes:

1. Full details of the resolution to be proposed at the General Meeting, with explanatory notes, are set out in the Notice of General Meeting, which is set out in Part XI of the Scheme Circular. Before completing this Form of Proxy or otherwise appointing a proxy, please also read the "Action to be Taken" section in Part II of the Scheme Circular.
2. Every shareholder who is entitled to attend and vote at the General Meeting has the right to appoint some other person(s) of his, her or its choice, who need not be a BrightSphere shareholder, as his, her or its proxy to exercise all or any of his, her or its rights and/or to attend, speak at and vote on a poll on his, her or its behalf at the General Meeting (and at any adjournments thereof). If you wish to appoint a person other than the individuals named below, please insert the name of your chosen proxy holder in the space provided (see below). In addition, please enter in the relevant box (see below) the number of shares in relation to which such person is authorised to act as your proxy. If that box is left blank, your proxy appointment will be deemed to be invalid. Please also indicate, by marking the box provided, if the proxy instruction is one of multiple instructions being given.
3. To appoint more than one proxy, (an) additional Form(s) of Proxy may be obtained by contacting the Company Secretary, at Brightsphere, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (or by email at info@bsig.com with a subject title "Additional Proxy Cards - Attention: Company Secretary") or by photocopying this form. All forms must be signed and should be returned together in the same envelope. No proxy may be authorised to exercise votes attached to any one share which any other proxy has been authorised to exercise. If two or more Forms of Proxy are sent in respect of the same share, the one which was sent last in accordance with the Scheme Circular will be valid.
4. Only those shareholders registered in the register of members of the Company as at 6.00 pm (US Eastern time) on 28 June 2019 (or, if the meeting is adjourned, 6.00 pm (US Eastern time) on the day which is two Business Days before such adjourned meeting) shall be entitled to attend and vote at the meeting (or adjourned meeting) in respect of the number of ordinary shares registered in their names at the relevant time. Changes to entries on the register of members of the Company after such time will be disregarded.
5. Please indicate by marking and signing in the boxes overleaf to show how you wish your vote to be cast. Your proxy will vote as you indicate. If you mark more than one box in respect of a proposal, or if this Form of Proxy is returned without an indication as to how the proxy shall vote on any particular matter, your proxy will vote in accordance with the Board's recommendations set out in Part I of the Scheme Circular. For any other business arising at the General Meeting (including any procedural resolution not listed in the Notice of General Meeting and any resolution to adjourn the meeting) your proxy will vote at his or her discretion.
6. The address provided overleaf is how your address appears on the register of members. If this information is incorrect please contact the Registrar's helpline on +1 732 491 0654 to request a change of address form or go to www.investorvote.com/OMAM-SGM.
7. This Form of Proxy must be signed in order to be valid. All powers of attorney or other authorities (if any) under which it is signed (or notarially certified copies thereof) must be provided with this form for it to be valid. Any alterations made to this form should be initialled.
8. Appointment of a proxy (whether by completion and return of this form or electronically) will not preclude a shareholder from attending and voting in person at the General Meeting or any adjournment thereof.
9. In the case of joint holders of an ordinary share, the vote of the senior holder who renders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.
10. A corporation which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a shareholder, provided that they do not do so in relation to the same shares. If the appointer is a corporation, this Form of Proxy must be appropriately signed by someone authorised to sign on behalf of the corporation, stating their capacity, or be executed under its common seal.
11. Terms defined in the Scheme Circular shall have the same meanings when used in this Form of Proxy, unless the context otherwise requires.
12. If you wish to return this Form of Proxy by post or by hand, please complete and sign this Form of Proxy and return it to the Registrar at The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom.
13. If you have any questions relating to this Form of Proxy, please ring the Registrar's helpline on +1 732 491 0654. This helpline cannot provide advice on the merits of the Scheme nor give any financial, legal or taxation advice.
14. This Form of Proxy is issued only to the addressee(s) printed hereon. This personalised form is not transferable. The Company does not accept liability for any instruction that does not comply with these conditions.

▼ IF APPOINTING A PROXY BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BRIGHTSPHERE
Investment Group

+

Proxy Form - General Meeting to be held on 2 July 2019

This proxy is solicited on behalf of the Board of Directors for the General Meeting to be held on 2 July 2019

The undersigned hereby appoints each of Guang Yang, Robert Chersi, and Jonathan R. Urbon OR the person indicated in the box below (each with full power of substitution) as proxies for the undersigned to attend the General Meeting of BrightSphere to be held at 10:15 am (US Eastern time) on 2 July 2019 at 101 Park Avenue, 39th Floor, New York, NY 10178, USA, and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the General Meeting or any adjournment or postponement thereof, in respect of the number of shares specified in the relevant box below*, with all powers the shareholder would possess in relation to those shares if personally present. The undersigned acknowledges receipt of the notice of the General Meeting of BrightSphere and the related Scheme Circular. The undersigned revokes any proxy or proxies previously given for the shares covered by this Form of Proxy. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder.

***For the appointment of more than one proxy, or for the appointment of a proxy in respect of some shares only, please refer to Explanatory Notes 2 and 3.**

Name:

No. of Shares (this box must be completed for your proxy to be valid):

Please mark here to indicate that this proxy appointment is one of multiple proxy appointments being made by the same BrightSphere shareholder. ☐

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF APPOINTING YOUR PROXY BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD.

+